As filed with the Securities and Exchange Commission on November 12, 2019
Registration No. 333-233160

United States
Securities and Exchange Commission
Washington, D.C. 20549
________________________________________
AMENDMENT NO. 1 TO
FORM F-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Takeda Yakuhin Kogyo Kabushiki Kaisha
(Exact name of Registrant as specified in its charter)

Takeda Pharmaceutical Company Limited
(Translation of registrant’s name into English)

Japan	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Costa Saroukos
1-1, Nihonbashi-Honcho 2-Chome
Chuo-ku, Tokyo 103-8668, Japan
Tel: +81-3-3278-2306
Fax: +81-3-3278-2268
(Address and telephone number of Registrant’s principal executive offices)

Takeda Pharmaceuticals U.S.A., Inc.
1 Takeda Parkway, Deerfield, IL 60015 U.S.A.
1-224-554-6500
(Name, address and telephone number of agent for service)

Copies of communications to:
Keiji Hatano, Esq.,
Sullivan & Cromwell LLP,
Otemachi First Square, 5-1, Otemachi 1-Chome,
Chiyoda-ku, Tokyo 100-0004, Japan
+81-3-3213-6171
+81-3-3213-6470

Approximate date of commencement of proposed sale to the public:
Upon the consummation of the exchange offer described herein.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated November 12, 2019
Prospectus
Takeda Pharmaceutical Company Limited
US$4,500,000,000
Offer to Exchange Any and All Outstanding

$1,250,000,000 4.000% Senior Notes due 2021
(CUSIP: J8129EAW8 / 874060AN6, ISIN: USJ8129EAW87 / US874060AN65)
$1,500,000,000 4.400% Senior Notes due 2023
(CUSIP: J8129EAX6 / 874060AR7, ISIN: USJ8129EAX60 / US874060AR79)
$1,750,000,000 5.000% Senior Notes due 2028
(CUSIP: J8129EAY4 / 874060AU0, ISIN: USJ8129EAY44 / US874060AU09)
For an Equal Principal Amount of
$1,250,000,000 4.000% Senior Notes due 2021
$1,500,000,000 4.400% Senior Notes due 2023
$1,750,000,000 5.000% Senior Notes due 2028
Which Have Been Registered Under the Securities Act of 1933

We will exchange any and all of our outstanding $1,250,000,000 4.000% Senior Notes due 2021, outstanding $1,500,000,000 4.400% Senior Notes due 2023 and outstanding $1,750,000,000 5.000% Senior Notes due 2028 that are validly tendered and not validly withdrawn for an equal principal amount of 4.000% Senior Notes due 2021, 4.400% Senior Notes due 2023 and 5.000% Senior Notes due 2028, respectively, that are freely tradable. The outstanding $1,250,000,000 4.000% Senior Notes due 2021, outstanding $1,500,000,000 4.400% Senior Notes due 2023 and outstanding $1,750,000,000 5.000% Senior Notes due 2028 are collectively referred to hereinafter as the Outstanding Notes. The $1,250,000,000 4.000% Senior Notes due 2021, $1,500,000,000 4.400% Senior Notes due 2023 and $1,750,000,000 5.000% Senior Notes due 2028 to be offered hereby are collectively referred to herein as the Exchange Notes. The Outstanding Notes and the Exchange Notes are collectively referred to herein as the Notes.
The Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on ●, 2019, unless extended. We do not currently intend to extend the expiration date.

•	You may withdraw tenders of Outstanding Notes at any time prior to the expiration of the exchange offer.

•	The exchange of Outstanding Notes for Exchange Notes in the exchange offer will not be a taxable event for United States federal income tax.

•	We will not receive any proceeds from the exchange offer.
The Exchange Notes

•	The Exchange Notes are being offered in order to satisfy our obligations under the registration rights agreement entered into in connection with the placement of the Outstanding Notes.

•	The terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the Outstanding Notes, except that the Exchange Notes will be freely tradable.
Resales and Listing of Exchange Notes

•
The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. Approval in-principle has been received from the Singapore Exchange Securities Trading Limited, or the Singapore Exchange, for the listing of the Exchange Notes.

If you are a broker-dealer and you receive Exchange Notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes. By making such acknowledgment, you will not be deemed to admit that you are an underwriter under the U.S. Securities Act of 1933, as amended, or the Securities Act. Broker-dealers must use this prospectus in connection with any resale of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We have agreed that, for a period of up to 180 days after the date of acceptance of Outstanding Notes exchanged pursuant hereto, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. A broker dealer may not participate in the exchange offer with respect to Outstanding Notes acquired other than as a result of market-making activities or trading activities. See “Plan of Distribution.”
If you are an affiliate of ours or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the Exchange Notes, you cannot rely on the applicable interpretations of the U.S. Securities and Exchange Commission (the "SEC”), and you must comply with the registration requirements of the Securities Act in connection with any resale transaction.
The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the Financial Instruments and Exchange Act) and are subject to the Act on Special Taxation Measures of Japan (Act No. 26 of 1957, as amended, the Act on Special Taxation Measures). The Exchange Notes have been offered and will be offered only to persons (i) who are beneficial owners that are, for Japanese tax purposes, neither individual residents of Japan or Japanese corporations, nor individual non-residents of Japan or non-Japanese corporations that in either case are specially related persons of the Company as described in Article 6, Paragraph (4) of the Act on Special Taxation Measures; and (ii) who are not residents in Japan for Japanese securities law purposes (including a natural person having his/her place of domicile or residence in Japan, a legal person having its main office in Japan or any branch, agency or other office in Japan of a non-resident (irrespective of whether it is legally authorized to represent its principal or not and even if its main office is located in a country other than Japan)).
You should consider carefully the risk factors beginning on page 9 of this prospectus before participating in the exchange offer.
Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ●, 2019.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Exchange Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

The communication of this prospectus and any other document or materials relating to the issue of the Exchange Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the FSMA). Accordingly, such documents and materials are not being distributed to, and must not be directed at, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the Order)), or who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). In the United Kingdom, this prospectus and the Exchange Notes offered hereby are only available to, and any investment or investment activity to which this prospectus and any other document or materials relating to the issue of the Exchange Notes offered hereby relates, will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.
This prospectus and any other document or materials relating to the issue of the Exchange Notes offered hereby is not a prospectus for the purposes of the Prospectus Regulation. The expression Prospectus Regulation means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS - The Exchange Notes are not intended to be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65/EU (as amended, MiFID II), or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution

Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the PRIIPs Regulation) for offering or selling the Exchange Notes and otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to a retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.
Interest payments on the Exchange Notes generally will be subject to Japanese withholding tax unless it is established that the Exchange Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer, or (ii) a Japanese financial institution or a Japanese financial instruments business operator designated in Article 3-2-2, Paragraph (28) of the Cabinet Order which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Taxation Measures or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Taxation Measures which has received such payments through a payment handling agent in Japan as described in Paragraph (1) of said article and complies with the requirement for tax exemption under that paragraph.
Interest payments on the Exchange Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer will be subject to Japanese income tax at the time of such interest payments.
Section 309B(1) Notification - The Exchange Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

NOTICE REGARDING PRESENTATION OF FINANCIAL INFORMATION
In this prospectus, terms such as “we,” the “Company,” “our,” “us” or “Takeda” refer to Takeda Pharmaceutical Company Limited and its consolidated subsidiaries, as the context requires. “Shire” refers to Shire plc (or, following its re-registration as a private company under the law of Jersey on May 31, 2019, Shire Limited) and its consolidated subsidiaries, as the context requires.
Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and references to “fiscal years” are to our fiscal years ending March 31; references to “U.S. dollars,” “dollars”, "USD" and “$” are to United States dollars, references to “euros”, "EUR" and “€” are to Euros, references to “£” and “pounds sterling” are to Pounds Sterling and references to “yen”, "JPY" and “¥” are to Japanese yen. This prospectus contains certain amounts translated into Japanese yen solely for your convenience. However, these translations should not be construed as representations that the yen amounts have been, could have been or could be converted into dollars at that or any other rate.
In this prospectus, unless otherwise indicated, where information is presented in thousands, millions, billions or trillions of yen or thousands or millions of dollars, amounts of less than one thousand, one million, one billion or one trillion, as the case may be, have been rounded. Amounts presented as percentages have been rounded to the nearest tenth of a percent or one hundredth of a percent. Accordingly, the total of each column of figures may not be equal to the total of the individual items.
Except as otherwise indicated, all of the respective financial information with respect to us and with respect to Shire presented in this prospectus is presented on a consolidated basis.
In this prospectus, we include our audited consolidated financial statements as of March 31, 2018 and 2019 and for the fiscal years ended March 31, 2017, 2018 and 2019.
On January 8, 2019, we acquired all of the issued and to-be-issued capital of Shire. We are not seeking to exchange the Exchange Notes for any securities of Shire or its subsidiaries. Pursuant to Article 3-05 of Regulation S-X, we separately include in this prospectus the audited consolidated financial statements of Shire as of December 31, 2017 and 2018 and for the years ended December 31, 2016, 2017 and 2018. We also present an unaudited pro forma condensed combined statement of income for the fiscal year ended March 31, 2019. On November 12, 2019, we published our unaudited interim condensed consolidated financial statements as of September 30, 2019 and for the six months ended September 30, 2018 and 2019, which were prepared in accordance with IAS 34 and the Financial Instruments Exchange Act of Japan. An English translation of such unaudited interim condensed consolidated financial statements is included in this prospectus.
Our consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The term IFRS also includes IAS and the related interpretations of the committees (Standard Interpretations Committee and International Financial Reporting Interpretations Committee). The consolidated financial statements of Shire are prepared in accordance with accounting principles generally accepted in the United States. Therefore, our results of operations are not directly comparable with those of Shire.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief, or current and future expectations of our management with respect to our business, financial condition and results of operations. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “intend,” “project,” “plan,” “aim,” “seek,” “target,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other similar terminology. These statements are not guarantees of future performance and are subject to various risks and uncertainties. Actual results, performance or achievements, or those of our industry, may differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, these forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise and involve known and unknown risks and uncertainties. These forward-looking statements involve statements regarding:

•	our ability to achieve the expected benefits of our acquisition of Shire;

•	our goals and strategies;

•	our ability to develop and bring to market new products;

•	expected changes in our revenue, costs, expenditures, operating income or other components of our results;

•	expected changes in the pharmaceutical industry or in government policies and regulations relating to it;

•	developments regarding or the outcome of any litigation or other legal, administrative, regulatory or governmental proceedings;

•	information regarding competition within our industry; or

•	the effect of economic, political, legislative or other developments on our business or results of operations.
Forward-looking statements regarding operating income and operating results are particularly subject to a variety of assumptions, some or all of which may not be realized. Accordingly, the forward-looking statements included in this prospectus should not be interpreted as predictions or representations of future events or circumstances.
Potential risks and uncertainties include those identified and discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We disclaim any obligation to update or announce publicly any revision to any of the forward-looking statements contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, file reports and other information with the SEC. We file annual reports on Form 20-F, which commencing with our annual report on Form 20-F for the fiscal year ended March 31, 2019, included annual audited consolidated financial statements prepared in accordance with IFRS. We also furnish to the SEC current reports under cover of Form 6-K containing our quarterly unaudited consolidated financial statements prepared in accordance with IAS 34 and certain other information in accordance with Financial Instruments and Exchange Act. These reports and other information can be inspected and copied at the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549 and at the regional office of the SEC located at 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549, and its public reference facility in Chicago, Illinois. Such material may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).
We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to the Exchange Notes offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement. We have omitted certain items from the prospectus as permitted by the rules and regulations of the SEC. For more information with respect to us and the Exchange Notes, refer to the registration statement, including the accompanying exhibits, financial statements, schedules and notes. You may inspect the registration statement without charge at the principal office of the SEC in Washington, D.C. and copies of all or part of it may be obtained from the SEC upon payment of the prescribed fee. Statements made in this prospectus concerning the contents of any document referred to herein are not necessarily complete. The exhibits accompanying any document referred to in this prospectus are essential for a more complete description of the matter involved.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Japanese joint stock corporation incorporated under the laws of Japan. The majority of our directors reside in Japan and a substantial portion of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for holders or beneficial owners of the Exchange Notes to effect service of process within the United States or elsewhere outside Japan upon us or our directors or to enforce against us or our directors judgments obtained in U.S. courts or elsewhere, whether or not predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States or any state thereof. Nishimura & Asahi, our Japanese counsel, has advised us that, in original actions or in actions for enforcement of judgments of U.S. federal or state courts brought before Japanese courts, there is in general doubt as to the enforceability of liabilities based solely on U.S. federal and state securities laws.

PROSPECTUS SUMMARY
This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider. You should carefully read the entire prospectus, including “Risk Factors” and the financial statements and other financial information included herein, before making an investment decision in respect of the Exchange Notes.
Our Business
We are a global, values-based, research and development driven biopharmaceutical company with operations in approximately 80 countries. We bring highly innovative, life changing medicines to patients across the globe, with prescription drugs marketed directly or through our partners in approximately 100 countries worldwide. Our global workforce is committed to bringing better health and a brighter future to patients. We develop and market pharmaceutical products to treat a broad range of medical conditions including GI diseases, cancer, neurological and psychiatric diseases, and rare diseases including immunology and hematology, as well as plasma-derived therapies and vaccines. We are also committed to our corporate social responsibility program, which is dedicated to global health, and our access to medicine strategy, which aims to increase access to innovative and potentially lifesaving medicines for patients with some of the highest unmet medical needs across the world.
Our Corporate Information
The address of our registered head office is 1-1, Doshomachi 4-Chome, Chuo-ku, Osaka, 540-8645, Japan, and the address of our global head office is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo, 103-8668, Japan; telephone number: 81-3-3278-2306. Our corporate website is www.Takeda.com; the information on our website does not constitute a part of this prospectus.

Summary of the Terms of the Exchange Offer
On November 19, 2018, we completed the private offering of the Outstanding Notes. This prospectus is part of a registration statement covering the exchange of the Outstanding Notes for the Exchange Notes.
We entered into a registration rights agreement with the initial purchasers in the private offering in which, among other things, we agreed to use reasonable best efforts to file with the SEC no more than 270 days after the date of issuance of Outstanding Notes and to cause to become effective a registration statement relating to an offer to exchange the Outstanding Notes for Exchange Notes. In the exchange offer, you are entitled to exchange your Outstanding Notes for Exchange Notes that are identical in all material respects to the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act. In addition, the Exchange Notes will not be entitled to registration rights that are applicable to the Outstanding Notes under the registration rights agreement.

The Exchange Offer	We are offering to exchange newly issued notes in the following respective series in up to the following aggregate principal amounts:

• US$1,250,000,000 aggregate principal amount of senior notes due 2021 (the “2021 Exchange Notes”);

• US$1,500,000,000 aggregate principal amount of senior notes due 2023 (the “2023 Exchange Notes”); and

• US$1,750,000,000 aggregate principal amount of senior notes due 2028 (the “2028 Exchange Notes”),

which we collectively refer to in this prospectus as the Exchange Notes, for a like aggregate principal amount of the following respective series of outstanding notes:

• US$1,250,000,000 aggregate principal amount of senior notes due 2021 (CUSIP: J8129EAW8 / 874060AN6, ISIN: USJ8129EAW87 / US874060AN65) (the “Outstanding 2021 Notes”);

• US$1,500,000,000 aggregate principal amount of senior notes due 2023 (CUSIP: J8129EAX6 / 874060AR7, ISIN: USJ8129EAX60 / US874060AR79) (the “Outstanding 2023 Notes”); and

• US$1,750,000,000 aggregate principal amount of senior notes due 2028 (CUSIP: J8129EAY4 / 874060AU0, ISIN: USJ8129EAY44 / US874060AU09) (the “Outstanding 2028 Notes”), respectively,

which we collectively refer to in this prospectus as the Outstanding Notes. The exchange offer is being made with respect to all of the Outstanding Notes. Outstanding Notes may only be exchanged in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount.

Resales of the Exchange Notes
Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer Exchange Notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:
•    are not a broker-dealer that acquired the Outstanding Notes from us or in market-making transactions or other trading activities;
•    acquire the Exchange Notes issued in the exchange offer in the ordinary course of your business;
•    are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes issued in the exchange offer; and
•    are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act.
By tendering Outstanding Notes as described in “The Exchange Offer—Procedures for Tendering Outstanding Notes”, you will be making written representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.
If you are a broker-dealer that acquired Outstanding Notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes as described in this summary under “—Restrictions on Sale by Broker-Dealers” below.
We base our belief on interpretations by the SEC staff in interpretive letters issued to other issuers in exchange offer like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.
We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute those Exchange Notes following completion of the exchange offer. We are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes.

Restrictions on Sale by Broker-Dealers
Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

Expiration Date; Withdrawal of Tender
The exchange offer will expire at 5:00 p.m., New York City time, on  ●, 2019, unless we extend it. We do not currently intend to extend the expiration date. We refer to this date (as it may be extended) as the expiration date. Tenders of Outstanding Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer. See “The Exchange Offer — Expiration Date; Extensions; Amendments” and “The Exchange Offer — Withdrawal of Tenders.”

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive in our sole discretion. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Accrued and Unpaid Interest
The Exchange Notes will bear interest from the most recent date on which interest has been paid on the corresponding Outstanding Notes. If your Outstanding Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer and for a holder to validly tender Outstanding Notes pursuant to the exchange offer a properly completed and duly executed letter of transmittal (or a manually executed facsimile thereof), with any required signature guarantee, or (in the case of book-entry) transfer) an agent’s message (as defined below) in lieu of the letter of transmittal, and any other required documents, must be received by the Information and Exchange Agent at its address set forth on the back cover of this prospectus at or prior to the expiration date if such holder wants to receive the Exchange Notes.
A LETTER OF TRANSMITTAL NEED NOT ACCOMPANY TENDERS EFFECTED THROUGH ATOP; HOWEVER, YOU WILL BE BOUND BY ITS TERMS JUST AS IF YOU HAD SIGNED IT.

Holders desiring to tender Outstanding Notes pursuant to ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of The Depository Trust Company ("DTC"). Except as otherwise provided herein, delivery of Outstanding Notes will be deemed made only when (a) the agent’s message or (b) the letter of transmittal and certificates of the tendered old notes are actually received by the Information and Exchange Agent.
These actions must be completed before the expiration date.
You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.
If you are a beneficial owner of Outstanding Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Outstanding Notes in order to participate in the exchange offer, you should contact your intermediary entity promptly and instruct it to tender the Outstanding Notes on your behalf. You should keep in mind that your intermediary may require you to take action with respect to the exchange offer a number of days before the expiration date in order for such entity to tender Outstanding Notes on your behalf at or prior to the expiration date in accordance with the terms of the exchange offer. See “The Exchange offer—Procedures for Tendering.”
If you are a beneficial owner of Outstanding Notes through Euroclear or Clearstream Luxembourg (each as defined herein) and wish to tender your Outstanding Notes, you must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered Outstanding Notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. You are encouraged to contact Euroclear or Clearstream Luxembourg directly to ascertain their procedures for tendering Outstanding Notes.

See “The Exchange Offer—Procedures for Tendering.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offer. You must tender your Outstanding Notes by the expiration date in order to participate in the exchange offer.

Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered Outstanding Notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the Outstanding Notes under the circumstances described in the registration rights agreement. If you are a holder of Outstanding Notes and you do not tender your Outstanding Notes in the exchange offer, you will continue to hold the Outstanding Notes, and you will be entitled to all the rights and limitations applicable to the Outstanding Notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

To the extent Outstanding Notes are tendered and accepted in the exchange offer, the trading market for Outstanding Notes could be adversely affected.

Consequence of Failure to Exchange
All untendered Outstanding Notes will continue to be subject to the restrictions on transfer provided for in the Outstanding Notes and in the indenture. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange.”

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the exchange offer. See “The Exchange Offer—Absence of Dissenters’ Rights of Appraisal.”

Taxation	The exchange of the Outstanding Notes for the Exchange Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax or Cayman tax law purposes. See “Taxation.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer.

Information and Exchange Agent	D.F. King

No Recommendation
None of Takeda, the Information and Exchange Agent or the Trustee under the indenture makes any recommendation in connection with the exchange offer as to whether any holder of Outstanding Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Outstanding Notes, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For a detailed description of the risks related to the exchange offer, the Exchange Notes and the risks relating to our business, see “Risk Factors,” beginning on page 9.

Exchange Website	https://sites.dfkingltd.com/takeda, the website operated by the Information and Exchange Agent for the purpose of the exchange offer.

Summary of the Terms of the Exchange Notes
The following summary contains basic information about the Exchange Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Exchange Notes, see “Description of the Exchange Notes” in this prospectus.

Issuer	Takeda Pharmaceutical Company Limited
Exchange Notes Offered	• 2021 Exchange Notes • 2023 Exchange Notes • 2028 Exchange Notes

The 2021 Exchange Notes, 2023 Exchange Notes and 2028 Exchange Notes are collectively referred to in this prospectus as the “Exchange Notes.”

Maturity Dates	• 2021 Exchange Notes: November 26, 2021 • 2023 Exchange Notes: November 26, 2023 • 2028 Exchange Notes: November 26, 2028

Status of the Exchange Notes/Ranking	Each series of the Exchange Notes will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

Minimum Denomination	The Exchange Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount.
Payments of Principal and Interest on the Exchange Notes
The 2021 notes will bear interest at an annual rate of 4.000%, the 2023 notes will bear interest at an annual rate of 4.400% and the 2028 notes will bear interest at an annual rate of 5.000%.
See “—Summary of the Terms of the Exchange Offer—Accrued and Unpaid Interest” for a description of the treatment of accrued and unpaid interest on the Outstanding Notes and on the Exchange Notes.

Optional Redemption
We have the option to redeem the 2021 Exchange Notes, the 2023 Exchange Notes and the 2028 Exchange Notes, in whole or in part, at any time prior to October 26, 2021 (the “2021 par call date”) with respect to the 2021 Exchange Notes, October 26, 2023 (the “2023 par call date”) with respect to the 2023 Exchange Notes and August 26, 2028 (the “2028 par call date”) with respect to the 2028 Exchange Notes, in each case upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders.
The redemption price for the Exchange Notes to be redeemed will be equal to the greater of:
(i) 100% of the principal amount of the Exchange Notes being redeemed; or
(ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Exchange Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Exchange Notes were redeemed on the applicable par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Exchange Notes—Redemption—Optional Redemption”) plus 20.0 basis points in the case of the 2021 Exchange Notes, 25.0 basis points in the case of the 2023 Exchange Notes and 30.0 basis points in the case of the 2028 Exchange Notes, plus, in each case, accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed up to, but excluding, the date of redemption.
We also have the option to redeem the 2021 Exchange Notes, the 2023 Exchange Notes or the 2028 Exchange Notes, in whole or in part, at any time on or after the 2021 par call date with respect to the 2021 Exchange Notes, the 2023 par call date with respect to the 2023 Exchange Notes and the 2028 par call date with respect to the 2028 Exchange Notes, in each case upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to, but excluding, the date of redemption. See “Description of the Exchange Notes—Redemption—Optional Redemption.”

Optional Tax Redemption
Each series of the Exchange Notes may be redeemed at any time, at our option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Exchange Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if we have been or will be obliged to pay any additional amounts with respect to such Exchange Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after November 26, 2018, which was the date of the issuance of the Outstanding Notes, or (b) after the completion of any Succession Event (as defined in “Description of the Exchange Notes—Merger, Consolidation, Sale or Disposition”), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be. See “Description of the Exchange Notes—Redemption—Optional Tax Redemption.”

Additional Amounts
All payments of principal and interest in respect of the Exchange Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by the authority. In such event, we shall pay, subject to certain exceptions, such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required.

Global Notes
The Exchange Notes will be initially represented by one or more global notes in definitive, fully registered form without interest coupons. The global notes will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global notes may be held only through DTC (or any successor clearing system that holds global notes) and its participants, including Euroclear and Clearstream.
Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the Exchange Notes represented by a global notes will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the Exchange Notes will be exercisable by beneficial owners of the Exchange Notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global notes may not be exchanged for definitive notes except in the limited circumstances described under “Description of the Exchange Notes—Book Entry, Delivery and Form—Exchange of Global Exchange Notes for Definitive Exchange Notes.”

Governing Law	The Exchange Notes and the indenture are governed by New York law.

Listing
The Outstanding Notes are listed on the Singapore Exchange and are listed in a minimum board lot size of $200,000. Approval in-principle has been received from the Singapore Exchange for the listing of the Exchange Notes. The Singapore Exchange takes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Approval in-principle for the listing and quotation of the Exchange Notes on the Singapore Exchange is not to be taken as an indication of the merits of us or the Exchange Notes. The
Exchange Notes will be traded on the Singapore Exchange in a minimum board lot size of $200,000 for so long as any of the Exchange Notes are listed on the Singapore Exchange. No assurance is made that the application will be approved. The offering and settlement of the Exchange Notes are not conditional on obtaining such listing.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of factors that should be carefully considered before deciding to invest in the Exchange Notes.

Trustee, Paying Agent, Transfer Agent and Registrar	MUFG Union Bank, N.A.

RISK FACTORS
Any investment in the Exchange Notes involves risk. Prospective investors should carefully consider, in light of their own financial circumstances and investment objectives, the following risks before making an investment decision with respect to the Exchange Notes. If any of the following risks actually occurs, it could have a material adverse effect on our business, financial condition, results of operations and future prospects, and the market value of the Exchange Notes may be adversely affected.
The risks discussed below are those that we believe are material, but these risks and uncertainties may not be the only risks that we face. Additional risks that are not known to us at this time, or that are currently believed to be not material, could also have a material adverse effect on our business, financial condition, results of operations, future prospects and the value of the Exchange Notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Relating to the Exchange Offer
Our board of directors has not made a recommendation as to whether you should tender your Outstanding Notes in exchange for Exchange Notes in the exchange offer, and we have not obtained a third-party determination that the exchange offer is fair to holders of the Outstanding Notes.
Our board of directors has not made, and will not make, any recommendation as to whether holders of Outstanding Notes should tender their Outstanding Notes in exchange for Exchange Notes pursuant to the exchange offer. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Outstanding Notes for purposes of negotiating the terms of this exchange offer, or preparing a report or making any recommendation concerning the fairness of this exchange offer. Therefore, if you tender your Outstanding Notes, you may not receive more value than or as much value as if you chose to keep them. Holders of Outstanding Notes must make their own independent decisions regarding their participation in the exchange offer.
Late deliveries of Outstanding Notes and other required documents could prevent you from exchanging your Outstanding Notes.
Holders are responsible for complying with all procedures of the exchange offer. The issuance of Exchange Notes in exchange for Outstanding Notes will occur only upon completion of the procedures described in “The Exchange offer—Procedures For Tendering Outstanding Notes”. Therefore, holders of Outstanding Notes who wish to exchange them for Exchange Notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the Information and Exchange Agent is obligated to extend the exchange offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.
If you do not properly tender your Outstanding Notes, you will continue to hold unregistered Outstanding Notes and your ability to transfer Outstanding Notes will continue to be subject to transfer restrictions, which may adversely affect their market price.
If you do not properly tender your Outstanding Notes for Exchange Notes in the exchange offer, you will continue to be subject to restrictions on the transfer of your Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are registered under the Securities Act, as well as applicable state securities laws, or exempt from registration thereunder. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. You should refer to “The Exchange offer—Procedures For Tendering Outstanding Notes” for information about how to tender your Outstanding Notes. The tender of Outstanding Notes under the exchange offer will reduce the outstanding amount of each series of the Outstanding Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Outstanding Notes due to a reduction in liquidity.
The exchange offer will result in reduced liquidity for any Outstanding Notes that are not exchanged.
To the extent the exchange offer is successful, the trading market for the Outstanding Notes that are not tendered and exchanged will become very limited or cease to exist altogether due to the reduction in the principal amount of Outstanding Notes outstanding after the consummation of the exchange offer, which might adversely affect the liquidity and market price of such Outstanding Notes. The Outstanding Notes may trade at a significant discount depending on prevailing interest rates, the market for Outstanding Notes with similar credit features, our performance and other factors. Furthermore, the prices at which any such trading occurs in the Outstanding Notes could be extremely volatile. Holders of Outstanding Notes not tendered and exchanged may attempt to obtain quotations for their Outstanding Notes from their brokers; however, there can be no assurance that an active market in the Outstanding Notes will exist or be maintained following consummation of the exchange offer and no assurance can be given as to the prices at which the Outstanding Notes may trade.
If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that purchased Outstanding Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.
The unaudited pro forma condensed combined statement of income presented herein is not necessarily representative of our actual or future financial performance.
The unaudited pro forma condensed combined statement of income for the fiscal year ended March 31, 2019 included in this prospectus has been prepared in accordance with the relevant requirements of Article 11 of Regulation S-X and Form F-4 for illustrative purposes only, and show the effect of:

•	our acquisition of the entire issued and to be issued share capital of Shire (the “Shire Acquisition”);

•	the financing obtained by us to fund the cash portion of the consideration for the Shire Acquisition; and

•	the issuance of shares of our common stock to shareholders of Shire, including shares represented by our American Depositary Shares ("ADSs").
The unaudited pro forma condensed combined statement of income gives effect to these transactions as if they had occurred on April 1, 2018.
The unaudited pro forma condensed combined financial information has been derived from the audited historical financial statements of Takeda and Shire, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Shire Acquisition. The unaudited pro forma condensed combined statement of income does not include, among other things, adjustments relating to costs expected to be incurred in relation to restructuring or integration activities, estimated synergies, the effect of any refinancing of borrowings incurred in connection with the Shire Acquisition or existing indebtedness of either of Takeda or Shire or other potential items that are currently not factually supportable and expected to have a continued impact on our results. The unaudited pro forma condensed combined statement of income excludes ¥55,591 million of non-recurring costs incurred in connection with the acquisition and the impact of any incremental cost of sales related to the recognition of Shire’s inventory at fair value of ¥472,754 million, a significant portion of which is expected to be recorded within the first year after the completion of the Shire Acquisition. In addition, the assumptions used in preparing the unaudited pro forma condensed combined statement of income may not prove to be accurate. Such assumptions can be adversely affected by known or unknown facts, risks and uncertainties, many of which are beyond our control. Other factors may also affect our financial condition or results of operations following the closing of the Shire Acquisition.
Risks Relating to the Shire Acquisition
We may fail to realize the anticipated benefits of the Shire Acquisition and expect to continue to record significant expenses related to it.
On January 8, 2019, we completed the Shire Acquisition, in which we acquired the entire issued and to-be-issued share capital of Shire pursuant to a Scheme of Arrangement under the laws of Jersey. The success of the Shire Acquisition depends on our ability to realize the anticipated growth opportunities and synergies leading to cost savings we expect from combining the companies' businesses. We will need to continue to devote significant time and resources to the reorganization of our personnel structure, enhancement of cost-efficiency and the strengthening of management and operational functions in order to realize the anticipated synergies of the Shire Acquisition. We expect to incur non-recurring cash costs totaling approximately $3.0 billion in connection with the integration of Shire in the first three fiscal years following the completion of the Shire Acquisition.
Furthermore, in connection with the Shire Acquisition and the application of our inventory policies to the acquired businesses, we recognized significant non-cash expenses relating to the unwinding of fair value adjustments to inventory as a component of cost of sales in the fiscal year ended March 31, 2019 and expect that such expenses will increase in future fiscal years. We also recorded significant intangible assets in connection with the Shire Acquisition and, as a result, amortization and impairment losses increased significantly in the fiscal year ended March 31, 2019, and are expected to continue to increase in the fiscal year ending March 31, 2020.
As a result of the non-recurring cash costs in connection with the integration of Shire, the continued expenses relating to the unwinding of fair value adjustments to inventory, the increase in amortization and impairment losses on certain intangible assets and ongoing financial expenses (such as interest expenses) related to the Shire Acquisition, we expect to record a net loss in the fiscal year ending March 31, 2020. We expect certain of these expenses to continue into the fiscal year ending March 31, 2021.

We recorded significant amounts of goodwill in connection with the Shire Acquisition, and, if we are unable to achieve the anticipated benefits of this acquisition, we could be required to recognize significant impairment losses related to such goodwill and to intangible assets recorded in connection with the acquisition, potentially up to their full value.
The expected synergies of the Shire Acquisition and the projected cash costs necessary to achieve the synergies may be affected by changes in the overall economic, political and regulatory environment, including applicable tax regimes and fluctuations in foreign exchange rates, and the realization of the other risks relating to our business described herein. Furthermore, the integration process may divert management’s attention from other strategic opportunities and the day-to-day operation of our business. If we are not able to successfully manage the integration process and create a unified business culture, the anticipated benefits of the acquisition and subsequent integration may not be realized fully or at all or may take longer or prove more costly to realize than expected.
Although integration activities are underway, we may face significant challenges in integrating the organizations, business cultures, procedures and operations of Takeda and Shire, including:

•
integrating personnel, operations and systems, such as research and development, manufacturing, distribution, marketing and promotional activities and information technology systems, while maintaining focus on selling and promoting existing and newly acquired or produced products;

•	inability to realize expected benefits from newly acquired or produced products, including pipeline products under development;

•	coordinating and integrating geographically dispersed organizations;

•	changes or conflicts in the standards, controls, procedures and accounting and other policies, as well as business cultures and compensation structures;

•
the need to manage, train and integrate Shire’s personnel, who may have limited experience with the respective companies’ business lines and products, and to retain existing employees, particularly high-skilled or other key employees and senior members of the management team;

•	maintaining and growing Shire’s customer base;

•
incremental tax exposure based on the differences in our corporate structure and Shire’s, including the exposure of each of the legacy Takeda businesses and the legacy Shire businesses to new tax regimes, particularly, in the case of Shire, to Japanese tax rules;

•	maintaining business relationships with suppliers, third-party alliance partners and other key counterparties; and

•	inefficiencies associated with the integration of the operations of the two companies.
Additionally, because we issued a significant number of additional shares of our common stock as part of the consideration for the Shire Acquisition, a failure to achieve the anticipated benefits of the Shire Acquisition could negatively affect our earnings per share.
We are subject to additional risks arising from the acquired businesses of Shire, particularly its plasma-derived and rare disease therapies, and from the legal, regulatory and tax regimes that Shire operated under.
We have assumed the risks related to Shire’s businesses, which differ from, or will amplify, certain risks we faced prior to the Shire Acquisition. For example, markets outside Japan, particularly the United States, represent a larger portion of the legacy Shire business than ours, and our overall exposure to these markets has increased following the completion of the Shire Acquisition. Additionally, the acquired Shire businesses include new areas for us, such as rare diseases and plasma-derived therapies. Plasma-derived therapies, in particular, present significant challenges relating to the sourcing and transportation of plasma, and production and distribution of plasma-derived products, all of which are complex and subject to extensive regulation, in addition to being capital intensive. If we are unable to manage this new business effectively, we may lose market share or customer confidence, be required to record charges related to idle capacity or impairment on facilities or take other actions which could materially and adversely affect the plasma-derived therapies business. Moreover, sales for the rare disease portfolio we acquired as part of the Shire Acquisition are particularly concentrated among small groups of customers, and we may be disproportionately affected by changes in their purchasing patterns, including if we are unable to appropriately manage this business.
Furthermore, we have become subject to additional legal, regulatory and tax regimes applicable to the acquired businesses of Shire, many of which are complex and could subject us to additional risks or liabilities. For example, the legacy Shire business is subject to evolving and complex tax laws in various jurisdictions and Shire routinely obtained advice on tax matters, including the tax treatment of the break fee of $1.635 billion it received in connection with the terminated offer to acquire Shire made by AbbVie, Inc. in 2014. In this respect, the Irish Revenue issued an assessment received by Shire on November 28, 2018 for €398 million on the basis that the break fee was a taxable capital gain. Based on continued advice that no tax liability should arise from the break fee, Shire has appealed this assessment and the appeals process is continuing. However, the appeal may not be successful and at this time the outcome is unknown. In addition, in connection with its acquisition of Baxalta Incorporated (“Baxalta”) in 2016, Shire agreed to indemnify Baxter International Inc., its affiliates and each of their respective officers, directors and employees against certain tax-related losses if the merger of Baxalta and Shire causes the prior spin-off of Baxalta by Baxter and related transactions to fail to qualify as tax-free. Although Shire received an opinion of tax counsel that the merger will not cause such prior transactions to fail to qualify as tax-free, such opinion is not binding on the tax authorities and the potential tax indemnification obligations are not limited in amount.
If we are unable to effectively manage these additional risks, our business, results of operations or financial conditions could be materially and adversely affected.
We have substantial debt, including a significant amount incurred in connection with the Shire Acquisition, which may limit our ability to execute our business strategy, refinance existing debt or incur new debt, and if we are unable to meet our goals for deleveraging, we could be at a greater risk of a downgrade of our credit ratings.
Our consolidated bonds and loans were ¥5,751.0 billion as of March 31, 2019, the majority of which was incurred in connection with the Shire Acquisition or represents indebtedness of Shire now included on our consolidated balance sheet. This significant amount of aggregate debt and the substantial amount of cash required for payments of interest and principal could adversely affect our liquidity. In particular, if we are unable to realize the anticipated benefits of the Shire Acquisition, we may not be able to service our indebtedness. We are also required to comply with certain covenants within various financing arrangements and violations of such covenants may require the acceleration and immediate repayment of the indebtedness, which may in turn have a material adverse effect on our financial condition. In particular, under the Loan Agreement with Japan Bank for International Cooperation (“JBIC”) that we entered into in December 2018 (the "JBIC Loan") for an aggregate principal amount of $3.7 billion, our profit before tax must not be negative for two consecutive years. As discussed above, we expect to continue to record significant expenses related to the Shire Acquisition and we expect certain of these costs to continue in the fiscal years ending March 31, 2020 and 2021. We may fail to realize the anticipated benefits of the Shire Acquisition, and expect to continue to record significant expenses related to it. If we record a net loss before tax in both of the fiscal years ending March 31, 2020 and 2021, and are unable to negotiate a waiver or otherwise prevent the acceleration of amounts due under the JBIC Loan, the amounts due thereunder and under our other financing arrangements containing cross-default provisions may become immediately due and payable, thus requiring us to refinance such debt which may result in increased interest costs. Furthermore, we may desire to or be required from time to time to incur additional borrowings, including in relation to the repayment or refinancing any of the Term Loan Credit Agreement that we entered into on June 8, 2018 (the “Term Loan Credit Agreement”) for an aggregate principal amount of $7.5 billion, the JBIC Loan, or any other indebtedness incurred in connection with the Shire Acquisition, such as the U.S. dollar and Euro-denominated bonds issued in November 2018 or the subordinated hybrid bonds issued in June 2019, or Shire’s previously existing indebtedness. Our ability to arrange a re-financing will depend on our financial position and performance, prevailing market conditions and other factors beyond our control. Moreover, if we decide to refinance indebtedness as it comes due, our overall leverage may not necessarily decrease.
We aim to decrease our leverage, with a target ratio of net debt to Adjusted EBITDA(1) of 2x or less within three to five years following the January 2019 completion of the Shire Acquisition and we have begun the process of disposal of certain non-core assets to generate cash in order to increase the pace of deleveraging. However, we may not be able to meet these goals if we are unable to sufficiently decrease our overall indebtedness, or if we are unable to achieve sufficient increases in earnings to offset our increased levels of debt. We may also not be successful in selecting non-core assets for disposal, and disposals may affect our business, financial condition or results of operations adversely, leading to larger-than-expected decreases in earnings. We may also not be able to dispose of such assets successfully in a manner that allows us to meet our goals or at all.
If we are unable to decrease our leverage, we may be unable to improve our credit ratings or be subject to ratings downgrades or other adverse actions by third-party ratings agencies. In May 2018, Moody’s (Japan) K.K. lowered our credit rating to A2 from A1, reflecting its expectations for our overall levels of leverage in the future, even in the absence of the Shire Acquisition, and in December 2018 Moody’s (Japan) K.K. further lowered our credit rating to Baa2, reflecting the increase in our ratio of net debt to Adjusted EBITDA after giving effect to the Shire Acquisition. In February 2019, S&P Global Ratings downgraded our ratings to BBB

+, also in light of our aggregate debt and earnings profile following the Shire Acquisition. If we are unable to improve our credit ratings or if our credit ratings are further downgraded, it may negatively influence the terms for the refinancing of our existing debt or new borrowings on terms that we would consider to be commercially reasonable.
______________
(1) We define EBITDA as net profit before income tax expenses, depreciation and amortization and net interest expense. We define Adjusted EBITDA as EBITDA further adjusted to exclude impairment losses, other operating expenses and income (excluding depreciation and amortization), finance expenses and income (excluding net interest expense), our share of loss from investments accounted for under the equity method and other items that management believes are unrelated to our core operations such as purchase accounting effects and transaction related costs.
Risks Relating to Our Business
Research and development of pharmaceutical products are expensive and subject to significant uncertainties, and we may be unsuccessful in bringing commercially successful products to market or recouping development costs.
Our ability to continue to grow our business depends significantly on the success of our research and development activities in identifying, developing and successfully commercializing new products in a timely and cost-effective manner. To accomplish this, we commit substantial efforts, funds and other resources to research and development, both in-house and through collaborations with third parties. However, these research and development programs are expensive and involve intensive preclinical evaluation and clinical trials in connection with a highly complex and lengthy regulatory approval process. See “—If we fail to comply with government regulations over product development, regulatory approvals and reimbursement requirements, our business could be adversely affected.” The research and development process for a new pharmaceutical product also requires us to attract and retain sufficient numbers of highly-skilled employees and can take up to 10 years to 15 years or longer from discovery to commercial launch. Moreover, even if we successfully develop and bring to market new products, there is only a limited available patent life in which to recoup these development costs.
During each stage of the approval process and post-approval life cycle of our products, there is a substantial risk that we will encounter serious obstacles, including the following:

•	unfavorable results from preclinical testing of a new compound;

•	difficulty in enrolling patients in clinical trials, or delays or clinical trial holds at clinical trial sites;

•	delays in completing formulation and other testing and work necessary to support an application for regulatory approval;

•	adverse reactions to the product candidate or indications of other safety concerns;

•	insufficient clinical trial data to support the safety or efficacy of the product candidate;

•	difficulty or delays in obtaining all necessary regulatory approvals in each jurisdiction where we propose to market such products;

•	failure to bring a product to market prior to a competitor, or to develop a product sufficiently differentiated from a competing product to achieve significant market share;

•	difficulty in obtaining reimbursement at satisfactory rates for our approved products from governments and insurers;

•	difficulty in obtaining regulatory approval for additional indications;

•	failure to enter into or implement successful alliances for the development and/or commercialization of products;

•	inability to manufacture sufficient quantities of a product candidate for development or commercialization activities in a timely or cost-efficient manner; and

•
the degree of market acceptance of any approved product candidate by the medical community, including physicians, healthcare professionals and patients, will depend on a number of factors, including relative convenience and ease of administration, the prevalence and severity of any adverse reactions, availability of alternative treatments, pricing and our sales and marketing strategy.

In addition, to the extent that new regulations raise the costs of obtaining and maintaining product authorizations or limit the economic value of a new product to its originator, our profitability and growth prospects could be diminished. Development of new and innovative products can also require the use of emerging platforms and technologies for which regulations either do not yet exist or are under development or modification. This may lead to greater uncertainty and risk in establishing the necessary data for approvals to conduct clinical trials and/or receiving marketing approvals.
As a result of the foregoing or other factors, we may decide to abandon the development of potential pipeline products in which we have invested significant resources, even where the product is in the late stages of development. Moreover, there can also be no assurance that we will be successful in bringing new products to market, marketing them, achieving sufficient acceptance thereof and recouping our investments in their development. For example, our pipeline compounds may not receive regulatory approval, become commercially successful or achieve satisfactory rates of reimbursement. Additionally, products approved for use and successfully marketed in one market may be unable to obtain regulatory approval, become commercially successful or achieve satisfactory rates of reimbursement in other markets. As a result, we may be unable to earn returns on investments that we originally anticipated or at all, or may be forced to revise our research and development strategy, and our business, financial condition and results of operations could be materially and adversely affected.
If we fail to comply with government regulations over product development, regulatory approvals and reimbursement requirements, our business could be adversely affected.
Obtaining marketing approval for pharmaceutical products is a lengthy, complex and highly regulated process that requires intensive preclinical and clinical data, and the approval process can vary significantly depending on the regulatory authority. Relevant health authorities may, at the time of the filing of the application for a marketing authorization, or later during their review, impose requirements that can evolve over time, including requiring additional clinical trials, and such authorities may delay or refuse to grant approval. Even where we have obtained marketing approval for a product in one or more major markets, we may need to invest significant time and resources in applying for approval in other markets, and there is no assurance that we will be able to obtain such approval. In recent years, health authorities have become increasingly focused on product safety and on the risk/benefit profile of pharmaceutical products, which could lead to more burdensome and costly approval processes and negatively affect our ability to obtain regulatory approval for products under development. For example, the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), and the Pharmaceuticals and Medical Devices Agency (the “PMDA”) in Japan have been implementing strict requirements for approval, particularly in terms of the volume of data needed to demonstrate a product’s efficacy and safety.
Even after regulatory approval is obtained, marketed products are subject to various post-approval requirements, including continual review, risk evaluations, comparative effectiveness studies and, in some cases, requirements to conduct post-approval clinical trials to gather additional safety and other data. Regulatory authorities in many countries have worked to enhance post-approval monitoring in recent years, which has increased post-approval regulatory burdens. Post-regulatory approval reviews and data analyses can lead to the issuance of recommendations by government agencies, health professional and patients or other specialized organizations regarding the use of products; for example, a recommendation to limit the patient population of a drug’s indication, the imposition of marketing restrictions, including changes in product labeling, or the suspension or withdrawal of the product. Any such action can result in reductions in sales volume and/or new or increased concerns about the adverse reactions or efficacy of a product. These substantial regulatory requirements have, over time, increased the costs associated with maintaining regulatory approvals and achieving reimbursement for our products.
If the regulatory approval process or post-approval, reimbursement, monitoring or other requirements become significantly more burdensome in any of our major markets, we could become subject to increased costs and may be unable to obtain or maintain approval to market our products. Any such adverse changes could materially and adversely affect our business, results of operations or financial condition.
If we fail to comply with laws and regulations governing the sales and marketing of our products, our business could be adversely affected.
We engage in various marketing, promotional and educational activities pertaining to, as well as the sale of, pharmaceutical products in a number of jurisdictions around the world. The promotion, marketing and sale of pharmaceutical products and medical devices is highly regulated and the sales and marketing practices of market participants such as us have been subject to increasing supervision by governmental authorities, and we believe that this trend will continue.
For example, in the United States, our sales and marketing activities are monitored by a number of regulatory authorities and law enforcement agencies, including the U.S. Department of Health and Human Services (the “HHS”), the FDA, the U.S. Department of Justice, the U.S. Securities and Exchange Commission (the "SEC") and the Drug Enforcement Administration (the “DEA”). These authorities and agencies and their equivalents in other countries have broad authority to investigate market participants for potential violations of laws relating to the sale, marketing and promotion of pharmaceutical products and medical devices, including the False Claims Act, the Anti-Kickback Statute, the United Kingdom (the “UK”) Bribery Act of 2010 and the Foreign Corrupt Practices Act, among others, for alleged improper conduct, including corrupt payments to government officials, improper payments to medical professionals, off-label marketing of pharmaceutical products and medical devices, and the submission of false claims for reimbursement by the federal government. Healthcare companies may also be subject to enforcement actions or prosecution for such improper conduct. Any inquiries or investigations into the operations of, or enforcement or other regulatory action against, us by such authorities could result in significant defense costs, fines, penalties and injunctive or administrative remedies, distract management to the detriment of the business, result in the exclusion of certain products, or us as a whole, from government reimbursement programs or subject us to regulatory controls or government monitoring of its activities in the future. We are also subject to certain ongoing investigations by governmental agencies.
Government policies and other pressures to reduce medical costs could have an adverse effect on sales of our pharmaceutical products.
We are subject to governmental regulations mandating price controls in various countries in which we operate. The growth of overall healthcare costs as a percentage of gross domestic product in many countries means that governments and payers are under intense pressure to control spending even more tightly. See “Business—Regulation—Third Party Reimbursement and Pricing.”
In the United States, there has been increasing pricing pressure from managed care groups and institutional and governmental purchasers. In particular, as managed care groups have grown in size due to market consolidation, pharmaceutical companies have faced increased pressure in pricing and usage negotiations, and there is fierce competition among pharmaceutical companies to have their products included in the care providers’ formularies. Moreover, as a result of the changing legislative and regulatory environment in the United States we have experienced heightened pricing pressure on, and limitations on access to, our branded pharmaceutical products sold in the United States. There has been increasing attention paid to the level of pricing of pharmaceutical products by policymakers and stakeholders, which could lead to political pressure or legislative, regulatory or other efforts to introduce lower prices, and change how the pharmaceutical supply chain could operate. In addition, there are efforts by the federal government to reduce spending on the Medicare and Medicaid programs, including proposals by the Congressional Budget Office to require pharmaceutical companies to pay a minimum rebate on drug products covered under Medicare Part D for low-income beneficiaries and to cap federal Medicaid payments to the states. Congressional proposals to convert the Medicare fee-for-service program into a premium support program could also lead to significant reductions in Medicare spending. The future of the U.S. healthcare legislation, as well as the potential impact of any new legislation, is uncertain, but we expect the health care industry in the United States will continue to be subject to increasing pricing and spending pressure, including from regulation and political and legal action.
In Japan, manufacturers of pharmaceutical products must have new products listed on the National Health Insurance (the “NHI”) price list published by the MHLW for the coverage under the public medical care insurance systems. The NHI price list provides rates for calculating the price of pharmaceutical products used in medical services provided under various public medical care insurance systems. Prices on the NHI price list have been subject to revision generally once every two years on the basis of the actual prices at which the pharmaceutical products are purchased by medical institutions in Japan after discounts and rebates are deducted from listed price. The average price of previously listed products generally decreases as a result of these price revisions. The Japanese government is currently undertaking healthcare reform initiatives with a goal of sustaining the universal coverage of the NHI program, and is addressing the efficient use of drugs, including promotion of generic use with a target of 80% penetration by volume by September 2020 with respect to products for which market exclusivity has expired. As part of these initiatives, the NHI price list is expected to be revised annually from April 1, 2021, which could lead to more frequent downward price revisions. In addition, cost-effectiveness analysis was officially introduced by the MHLW in April 2019. Products on the NHI price list nominated based on pre-defined criteria, such as the innovativeness and the financial impact, will be subject to review, and subject to price adjustments depending on outcome of this review.
In Europe, as in the United States, drug prices have been subject to downward pressure due to measures implemented in each country to control drug costs, and prices continue to come under pressure due to parallel imports, generic competition, increasing use of health technology assessment based upon cost-effectiveness and other factors. European pricing and reimbursement authorities have also intensified efforts to increase transparency of prices as well as exchange of information among the various European pricing authorities in order to raise pressure towards the industry. This pricing debate has impacted the overall political climate in Europe and has triggered a European policy initiative to review the pharmaceutical industry’s intellectual property incentives with a particular emphasis on orphan drugs. Any new legislation in this area would take at least two to three years to be adopted but could have significant impact on our business model. We are also facing similar pricing pressures in other regions, such as various emerging countries.
We expect these efforts to control costs to continue as healthcare payers around the globe, in particular government-controlled health authorities, publicly funded or subsidized health programs, insurance companies and managed care organizations (the “MCOs”), increasingly pursue initiatives to reduce the overall cost of healthcare, restrict access to higher-priced new medicines, increase the use of generics and impose overall price revisions. Such further implementation of these policies could have a material adverse effect on our business, financial condition and results of operations.
The expiration or loss of patent or regulatory data protection over our products or patent infringement by generic manufacturers could lead to significant competition from generic versions of the relevant product and lead to declines in market share and price levels of our products.
Our pharmaceutical products are generally protected for a defined period by various patents (including those covering drug substance, drug product, approved indications, methods of administration, methods of manufacturing, formulations and dosages) and/or regulatory exclusivity, which are intended to provide us with exclusive rights to market the products for the life of the patent or duration of the regulatory data protection period. The loss of market exclusivity for pharmaceutical products opens such products to competition from generic substitutes that are typically priced significantly lower than the original products, which typically adversely affects the market share and prices of the original products.
Generic substitutes have high market shares in a number of key markets, including the United States, Europe and many emerging countries, and the adverse effects of the launch of generic products are particularly significant in such markets. The introduction of generic versions of a pharmaceutical product typically leads to a swift and substantial decline in the sales of the original product. Our active life cycle management efforts cannot fully mitigate the impact of competition from generics. In the United States and the European Union (“EU”), for example, political pressure to reduce spending on prescription drugs has led to legislation and other measures that encourage the use of generic products. In Japan, the government is implementing various measures to control drug costs, including by encouraging medical practitioners to use and prescribe generic drugs, and in June 2017 announced its intention to raise generic drug penetration with respect to products for which market exclusivity has expired to 80% by volume by September 2020. Legislation has also been passed in the United States and Europe encouraging the use of biosimilar products. Similar to generics, biosimilars aim to provide less expensive versions of innovative biologic products. New legislation has provided abbreviated pathways for the approval and marketing of biosimilar products, which may affect the profitability and commercial viability of our biologic products.
Certain of our products have begun to, or are expected over the next several years to, face declining sales due to the loss of market exclusivity. For example, following the expiration of patent protection over bortezomib, the active ingredient in VELCADE, one of our largest selling products in the United States, a competing bortezomib-containing product has been introduced. This has led to a decrease in sales of VELCADE, and further entry of competing products could result in substantial additional declines. Such decreases may accelerate following the scheduled expiration of patent protection over the formulation of VELCADE in 2022, or earlier if a competitor is able to develop a way to formulate VELCADE in a manner that does not infringe the relevant patent or succeed in getting the formulation patent invalidated. Patent protections over VYVANSE, which we acquired as part of the Shire Acquisition and which was Shire’s largest selling product, are scheduled to expire in 2023, which we anticipate will lead to declines in sales. In addition, as patent protection has expired for PANTOPRAZOLE in many major markets including the United States and the EU, sales of PANTOPRAZOLE have continued to decline in those markets.
We may also be subject to competition from generic drug manufacturers prior to the expiration of patents if a manufacturer successfully challenges the validity of our patents, or if the manufacturer believes that the benefits of launching the generic drug “at risk” (prior to the expiration of our patent) outweigh the costs of defending infringement litigation. If such a competitor launches a generic product “at risk” before the initiation or completion of court proceedings, a court may decline to grant us a preliminary injunction to halt further “at risk” sales and remove the infringing product from the market. While we may be entitled to obtain damages subsequently, the amount we may ultimately be awarded and able to collect may be insufficient to compensate for the loss of sales and other harm caused to us. Furthermore, if we lose patent protection as a result of an adverse court decision or a settlement, in certain jurisdictions, we may face the risk that government and private third-party payers and purchasers of pharmaceutical products may claim damages alleging they have over-reimbursed or overpaid for a drug.
If our patent and other intellectual property rights are infringed by generic drug manufacturers or other third parties, we may not be able to take full advantage of the potential or existing demand for our products. The protection that we are able to obtain for our prescription drugs varies from product to product and country to country and may not always be sufficient because of local variations in issued patents, or differences in national law or legal systems, including inconsistency in the enforcement or application of law and limitations on the availability of meaningful legal remedies. In particular, patent protection in emerging markets is often less certain than in developed markets. Certain countries may also engage in compulsory licensing of pharmaceutical intellectual property to other manufacturers as a result of local political pressure. Furthermore, the attention of our management and other personnel could be diverted from their normal business activities if we decide to litigate against such infringement. The realization of any such risks could adversely and materially affect our business, financial condition and results of operations.
We are subject to the risk of intellectual property infringement claims directed at us by third parties.
We are subject to the risk of infringement claims directed at us by third parties, even if we do not knowingly infringe on any valid third-party intellectual property rights. Although we monitor our operations to prevent infringement on the intellectual property rights of third parties, if we are found to have infringed the intellectual property rights of others or if we agree to settle infringement claims, we may be required to recall the relevant products, terminate manufacturing and sales of such products, pay significant damages or pay significant royalties.
We evaluate any such infringement claims to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, and in keeping with applicable accounting and disclosure standards, we establish reserves and/or disclose the relevant litigation claims or decide not to establish reserves or disclose litigation claims. These assessments and estimates are based on the information available to our management at such time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Although the parties to such patent and intellectual property disputes in the pharmaceutical industry have often settled through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include the payment of ongoing royalties. Furthermore, the necessary licenses may not be available on acceptable terms or at all. Therefore, if we are unable to successfully defend against infringement claims by third parties, our financial results could be materially and adversely affected.
The illegal distribution and sale by third parties of counterfeit versions of our products or products stolen from us could have an adverse effect on our reputation and business.
Third parties may illegally distribute and sell counterfeit versions of our products, which do not meet the rigorous manufacturing and testing standards to which our products are subject. A patient who receives a counterfeit drug may be at risk for a number of dangerous health consequences. Reports of adverse reactions to counterfeit drugs or increased levels of counterfeiting could materially affect patient confidence in our products, which could have a material adverse effect on our reputation and financial results. In addition, thefts at warehouses, at plants, or in transit of inventory that is not properly stored or that is sold through unauthorized channels could materially and adversely affect patient safety, our reputation and our results of operations.
We may not be able to adequately expand our product portfolio through third-party alliance arrangements.
We expect that we will continue to rely on third parties for key aspects of our business, including the discovery and development of new products, in-licensing products, and the marketing and distribution of approved products. A major part of our research and development strategy is to initiate alliances with third parties in the biotechnology industry, academia and the public sector, and we believe that the overall strength of our research and development program and product pipeline depends on our ability to identify and initiate partnerships, in-licensing arrangements and other collaborations with third parties. However, there can be no assurance that any of our third-party alliances will lead to the successful development and marketing of new products. Moreover, reliance on third-party alliances subjects us to a number of risks, including:

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We may be unable to identify suitable opportunities at a reasonable cost and on terms that are acceptable to us due to active and intense competition among pharmaceutical groups for alliance opportunities or other factors;

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Entering into in-licensing or partnership agreements may require the payment of significant “milestones” well before the relevant products are placed in the market, without any assurance that such investments will ultimately become profitable in the long term. To the extent such milestone payments are recorded as assets on our balance sheet, any termination of the relevant partnership could require us to recognize an impairment loss up to the full value of such asset;

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When we research and market our products through collaboration arrangements, the performance of certain key tasks or functions are the responsibility of our collaboration partners, who may not perform effectively or otherwise meet our expectations; and

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Decisions may be under the control of or subject to the approval of our collaboration partners, and we may have differing views or be unable to agree upon an appropriate course of action. Any conflicts or difficulties that we may have with our partners during the course of these agreements or at the time of their renewal or renegotiation or any disruption in the relationships with our partners may affect the development, launch and/or marketing of certain of our products or product candidates.

In addition, a licensor may attempt to terminate its license agreement with us or elect not to renew it to pursue other marketing opportunities. Our licensors could also merge with or be acquired by another company or experience financial or other setbacks unrelated to our licensing arrangements. Any of these events may force us to abandon a development project and adversely affect our ability to adequately expand or maintain our product portfolio.
Our operating results and financial condition may fluctuate due to a number of factors and may not be comparable across periods.
Our operating results and financial condition may fluctuate from quarter to quarter and year to year for a number of reasons, including acquisitions, divestitures, major product launches, patent expiration or expiration of regulatory data protection for key products and other reasons. In particular, as part of our efforts to refocus our business portfolio, we have recently entered into a number of significant transactions that are expected to affect our results of operations, including:

•	the Shire Acquisition;

•	the acquisition of TiGenix NV in July 2018;

•	the divestment of Wako Pure Chemical Industries, Ltd. (“Wako Pure Chemical”), one of our consolidated subsidiaries, to FUJIFILM Corporation in April 2017;

•	the acquisition of ARIAD Pharmaceuticals, Inc. (“ARIAD”) in February 2017; and

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the transfer of certain long-listed products, consisting of products for which patent protection and regulatory data protection have expired, to Teva Takeda Yakuhin Ltd., a wholly-owned subsidiary of Teva Takeda Pharma Ltd., a joint venture we formed with Teva Pharmaceutical Industries Ltd., in April 2016, and the subsequent sale of seven additional long-listed products in May 2017.

We intend to continue to pursue both acquisitions of new businesses and dispositions of existing businesses in the future. As a result, period-to-period comparisons of our results of operations may not always be directly comparable, and these comparisons should not be relied upon as an indication of future performance. Our operating results and financial condition are also subject to fluctuations from the risks described throughout this section.
We have significant global operations, which expose us to additional risks.
Our global operations, which encompass approximately 80 countries and regions across the world, are subject to a number of risks, including the following:

•	difficulties in monitoring and coordinating research and development, marketing, supply-chain and other operations in a large number of jurisdictions;

•	risks related to various laws, regulations and policies, including those implemented following changes in political leadership and trade, capital and exchange controls;

•	changes with respect to taxation, including impositions or increases of withholding and other taxes on remittances and other payments by our overseas subsidiaries;

•	varying standards and practices in the legal, regulatory and business cultures in which we operate, including potential inability to enforce contracts or intellectual property rights;

•	trade restrictions and changes in tariffs;

•	complex sanctions regimes in various countries such as the United States, the EU and other jurisdictions, violations of which could lead to fines or other penalties;

•	risks related to political instability and uncertain business environments;

•	changes in the political, economic or social climate, including inter-country relationships;

•	acts of terrorism, war, epidemics and other sources of social disruption; and

•	difficulties associated with managing local personnel and preventing misconduct by local third-party alliance partners.
Any one or more of these or other factors could increase our costs, reduce our revenues, or disrupt our operations, with possible material adverse effects on our business, financial condition and results of operations. Further expansion overseas has been one of our key strategies, and, in the fiscal year ended March 31, 2019, regions outside of Japan accounted for 72.8% of our consolidated revenue, with the United States in particular contributing 39.5% of consolidated revenue, and we anticipate that these proportions will further increase once Shire’s businesses have been included in our consolidated results of operations for a full fiscal year. We expect that markets outside Japan, particularly the United States and also Europe, Canada and emerging markets, will continue to be increasingly important to our business and results of operations, increasing the likelihood that any of these risks is realized.
We may not be able to realize the expected benefits of our investments in emerging markets.
We have been taking steps to grow our business in emerging markets, which we define to include Russia/Commonwealth of Independent States (“CIS”), Latin America, Asia (excluding Japan) and Other (including the Middle East, Oceania and Africa). Our revenue from emerging markets was ¥291.6 billion (or 13.9% of our total revenue) for the fiscal year ended March 31, 2019, and we intend to pursue further growth in such emerging markets.
However, there is no guarantee that our efforts to expand sales in emerging markets will succeed. Some countries may be especially vulnerable to periods of global financial instability or may have very limited resources to spend on healthcare. Emerging markets present particular challenges in obtaining funding, achieving market access for our products and successfully ensuring that we receive appropriate levels of reimbursement. Emerging markets also tend to require substantial efforts in patient support and other programs. All of these factors may adversely affect the profitability of our businesses in these emerging markets.
In order to successfully implement our emerging markets strategy, we must also attract and retain qualified personnel, despite the possibility that some emerging markets may have a relatively limited number of persons with the required skills and training. We may also be required to increase our reliance on third-party agents within less-developed markets, which may put us at increased risk of liability. In addition, many emerging markets have currencies that fluctuate substantially, and if such currencies are devalued and we cannot offset the devaluations, our financial performance in such countries may be adversely affected. Further, many emerging markets have relatively weak intellectual property protection and inadequate protection against crime, including counterfeiting, corruption and fraud. Operations in certain emerging countries, where corruption may be more prevalent than in more developed countries and where internal compliance practices may not be well established, may also pose challenges from a legal and regulatory compliance perspective.
For reasons including but not limited to the above, sales within emerging markets carry significant risks, and the realization of such risks could have a material adverse effect on our business, financial condition and results of operations.
We face risks relating to the expected exit of the United Kingdom from the European Union.
On June 23, 2016, the United Kingdom held a remain-or-leave referendum on the United Kingdom’s membership within the European Union, the result of which favored the exit of the United Kingdom from the EU (commonly known as “Brexit”). A process of negotiation will likely determine the future terms of the United Kingdom’s relationship with the EU, as well as whether the United Kingdom will be able to continue to benefit from the EU’s free trade and similar agreements. Additionally, Brexit has impacted the EMA, which is the primary regulator of the pharmaceutical industry in the EU and which has stated that it expects to lose about 25% of its 900 staff members due to the EMA’s relocation from London to Amsterdam as a result of Brexit. The EMA has developed a business continuity plan that allows EMA to temporarily scale back or temporarily suspend lower priority activities during the relocation and as it prepares for Brexit. For example, the EMA noted in its annual report for 2018 that, in order to be able to concentrate on Brexit and the EMA’s relocation to Amsterdam, it had to delay updating its guidelines on the development of new medicines to treat hemophilia A and B. Delays in EMA processes such as this caused by Brexit may adversely affect or delay our business, including our ability to develop and market new or existing products in the EU.
The timing of Brexit and potential impact of Brexit on our market share, sales, profitability and results of operations is unclear. Depending on the terms of Brexit and any continuing impact on the EMA, economic conditions in the United Kingdom, the European Union and global markets may be adversely affected by reduced growth and volatility. The uncertainty before, during and after the period of negotiation is also expected to have a negative economic impact and increase volatility in the markets, particularly in the Eurozone. Such volatility and negative economic impact could, in turn, adversely affect our revenues, financial condition or results of operations.
Our results of operations and financial condition may be adversely affected by foreign currency exchange rate fluctuations.
We manufacture and sell products to customers in numerous countries, and we have entered and will enter into acquisition, licensing, borrowings or other financial transactions that give rise to translation and transaction risks related to foreign currency exposure. Fluctuations in currency exchange rates in the markets where we are active could negatively affect our results of operations, financial position and cash flows. For the fiscal year ended March 31, 2019, 72.8% of our sales were in markets outside Japan, and we expect this proportion to be even higher for subsequent fiscal periods, due to anticipated increases in overseas sales of growth driver products and the contribution of Shire’s results to our results of operations, particularly in the U.S. market. Our consolidated financial statements are presented in Japanese yen, and by translating the foreign currency financial statements of our foreign subsidiaries into yen, the amounts of our revenue, operating profit, assets and equity, on a consolidated basis, are affected by prevailing rates of exchange.
We utilize certain hedging measures with respect to some of our foreign currency transactions. However, such hedging measures do not cover all of our exposures and, even to the extent they do, they may only delay, or may otherwise be unable to completely eliminate, the impact of fluctuations in foreign currency exchange rates.
Our reliance on third parties for the performance of certain key business functions, particularly product manufacture and commercialization, heightens the risks faced by our business.
We rely on suppliers, vendors and partners, including alliances with other pharmaceutical companies, for certain key aspects of our business, including manufacture and commercialization of products, support for information technology systems and certain human resource functions. We do not control these partners, but we depend on them in ways that may be significant to us. If these parties fail to meet our expectations or fulfill their obligations to us, we may fail to receive the expected benefits. In addition, if any of these third parties fails to comply with applicable laws and regulations in the course of its performance of services for us, there is a risk that we may be held responsible for such violations as well. This risk is particularly serious in emerging markets, where corruption is often prevalent and where many of the third parties on which we rely do not have internal compliance resources comparable to our own. Any such failures by third parties, in emerging markets or elsewhere, could adversely affect our business, reputation, financial condition or results of operations.
Our dependence on third parties for the inputs for our products subjects us to various risks, and changes in the costs of materials may adversely affect our profitability.
Although we develop and manufacture the active ingredients used in some of our products at our own facilities, we are dependent on third-party suppliers for a substantial portion of the raw materials and compounds used in the products we produce. The price and availability of the raw materials for our products, including chemical compounds and biologics, are subject to the effects of weather, natural disasters, market forces, the economic environment, fuel costs and foreign exchange rates. If our cost for such materials increases, we may not be able to make corresponding increases in the prices of our products due to market conditions or our relationships with our customers, and as a result, our profitability could be materially and adversely affected.
In particular, we rely on third-party suppliers of key manufacturing inputs of certain drug products, including, but not limited to, ADCETRIS, ADVATE, ADYNOVATE, ALUNBRIG, CINRYZE, CUVITRU, ENTYVIO, FEIBA, FIRAZYR, GATTEX/REVESTIVE, HYQVIA, LEUPRON, MEPACT, NINLARO, TAKHZYRO, and VELCADE. Furthermore, certain active ingredients for these products are sourced from a single supplier. We also rely in part on third-party sources to provide the donated plasma necessary for our plasma-derived therapies. In addition, although we dual-source certain key products and/or active ingredients, we currently rely on a single source for production of the final drug product for certain of our products, including, but not limited to, ADDERALL XR, ADYNOVATE, ALOFISEL, ALUNBRIG, CINRYZE, CUVITRU, FIRAZYR, HYQVIA, LIALDA, MEPACT, NINLARO, PENTASA and TAKHZYRO. Sources of some materials may be limited to a single supplier, and if such supplier faces any difficulty in supplying the materials, we may not be able to find an alternative supplier in a timely manner or at all. If materials become unavailable or if quality problems related to the materials arise, we may be forced to halt production and sales of products that use them. In the event that any of our third-party suppliers is delayed in its delivery of such raw materials or compounds, is unable to deliver the full quantity ordered by us at the appropriate level of quality, or is unable to deliver any raw materials or compounds at all, our ability to sell our products in the quantities demanded by the market may be impaired, which could damage our reputation and relationships with customers and patients. In such a case, our business and results of operations could be adversely affected.
The manufacture of our products is technically complex and highly regulated, and supply interruptions, product recalls or other production problems caused by unforeseen events may reduce sales, adversely affect our operating results and financial condition and delay the launch of new products.
The manufacture of our products is technically complex and highly regulated, and as a result we may experience difficulties or delays including but not limited to the following:

•	seizure or recalls of products or shut-downs of manufacturing plants;

•	problems with business continuity, including as a result of a natural or man-made disaster, at one of our facilities or at a critical supplier or vendor;

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failure by us or by any of our vendors or suppliers to comply with Good Manufacturing Practice and other applicable regulations and quality assurance guidelines, which could lead to manufacturing shutdowns, product shortages and delays in product manufacturing;

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problems with manufacturing, quality assurance/quality control or supply, or governmental approval delays, due to our consolidation and rationalization of manufacturing facilities and the sale or closure of certain sites;

•	failure of a sole source or single source supplier to provide us with necessary raw materials, supplies or finished goods for an extended period of time, which could impact continuous supply;

•	failure of a third-party manufacturer to supply us with semi-finished or finished products on time;

•	construction or regulatory approval delays related to new facilities or the expansion of existing facilities;

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additional costs related to deficiencies identified by regulatory agencies in connection with inspections of our facilities, and enforcement, remedial or punitive actions by regulatory authorities if we fail to remedy any deficiencies; and

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other manufacturing or distribution problems including limits to manufacturing capacity due to regulatory requirements (e.g. Registration, Evaluation, Authorisation and Restriction of Chemicals (“REACH”) regulation in the EU), changes in the types of products produced, physical limitations or other business interruptions that could impact continuous supply.

The development and manufacture of biologics including products added to our portfolio following the completion of the Shire Acquisition and stem cell therapies resulting from our acquisition of Tigenix NV in July 2018, present heightened or additional risks. The manufacture of biologics, including stem cell products, is highly complex and is characterized by inherent risks and challenges, such as raw material inconsistencies, logistical and sourcing challenges, significant quality control and assurance requirements, manufacturing complexity (including heightened regulatory requirements) and significant manual processing. Unlike products that rely on chemicals for efficacy, such as most pharmaceuticals, biologics are difficult to characterize due to the inherent variability of biological input materials. As a result, assays of the finished product may not be sufficient to ensure that the product will perform in the intended manner. Problems with the manufacturing process, even minor deviations from the normal process, could result in product defects or manufacturing failures that result in, among other things, lot failures, product recalls, product liability claims or insufficient inventory, which could be costly to us or result in reputational damage.
Any of the above may reduce sales, delay the launch of new products, and adversely affect our business, financial condition and results of operations.
We are involved in litigation relating to our operations on an ongoing basis, and such litigation could result in financial losses or harm our business.

We are involved in various litigation relating to our operations on an ongoing basis, including claims related to product liability and intellectual property as well as to antitrust, sales and marketing and other regulatory regimes. Given the inherent unpredictability of litigation, it is possible that an adverse outcome in one or more pending or future litigation matters could have a material adverse effect on our operating results or cash flows. For a description of certain ongoing litigation, see Note 32 to our audited consolidated financial statements included in this prospectus.
Economic and financial conditions may have a material adverse effect on our business, financial condition and results of operations.
Growth of the global pharmaceutical market has become increasingly tied to global economic growth. In this context, a substantial and lasting slowdown of the global economy or major national economies could negatively affect growth in the global pharmaceutical market and, as a result, adversely affect our business. In particular, weak economic conditions can have a particularly adverse impact on pharmaceutical demand in markets having significant co-pays or lacking a developed third-party payer system, as individual patients may delay or decrease out-of-pocket healthcare expenditures. Negative economic developments could also reduce the sources of funding for national social security systems, leading to heightened pressure on drug prices, increased substitution of generic drugs, and the exclusion of certain products from formularies.
Following the global financial crisis in 2008, economic growth continues to be stagnant in major developed countries while the pace of growth in many emerging economies has declined. The Brexit referendum in the U.K, political volatility in the United States following recent mid-term elections, continued instability in the Middle East and North Korea and global developments in trade and security policy have increased political and economic uncertainty. To the extent that economic or financial conditions weaken in any of our major operating markets, demand for our products or product pricing could be negatively affected. In addition, to the extent that economic and financial conditions negatively affect the global business environment, we could experience a disruption or delay in the performance of third parties on which we rely for parts of our business, including collaboration partners and suppliers. Such disruptions or delays could have a material and adverse effect on our business, financial condition and results of operations.
We may have difficulty maintaining the competitiveness of our products.
The pharmaceutical industry is highly competitive, and in order to maintain the competitiveness of our product portfolio, we are required to maintain ongoing, extensive research for technological innovations, including new compounds, to develop and commercialize existing pipeline products, to expand our product portfolio through acquisitions and in-licensing, and to market our products effectively, including by communicating the efficacy, safety and value of our products to healthcare professionals. However, healthcare professionals and consumers may choose competitors’ products over ours nonetheless, if they perceive these products to be safer, more reliable, more effective, easier to administer or less expensive. The success of any product depends on our ability to effectively communicate with and educate the healthcare professionals and patients and convince them of the advantage of our products over those of our competitors. We often carry out costly clinical trials even after our products have been launched to produce data to be utilized for these purposes, but such trials do not always produce the desired outcomes. Furthermore, many of our competitors have greater financial and other resources to conduct such trials in more detail and with larger patient populations, which may ultimately enable them to promote their products more effectively than we do. Moreover, if relevant regulators increase their approvals of new therapies developed by competitors for the conditions treated by our products, such as in order to increase the number of treatment options available for rare or orphan diseases, our business and results of operations could be materially and adversely affected.
For example, in recent years, competitors have introduced additional plasma-based hemophilia products, or such products have been approved for additional uses, which may affect (and in certain cases has affected) sales of our plasma-based hemophilia products, such as FEIBA. Moreover, certain competitors are developing other hemophilia therapies, including gene-based therapies, which, if successfully introduced, could also harm sales of our plasma-based therapies. Increased competition from new products or therapies could similarly affect our other products.
In Japan, reduced approval times for drugs already marketed outside Japan have led to increased competition through the introduction of such drugs into the Japanese market by foreign competitors. In addition, new competing products or the development of superior medical technologies and other treatment options could make our products or technologies lose their competitiveness or become obsolete. As discussed above, our products are also subject to competition from inexpensive generic versions of our products, as well as generic versions of our competitors’ products, upon the expiration or loss of related patent protection and regulatory data protection, which may result in loss of market share. If we are unable to maintain the competitiveness of our products, our business, financial position and results of operations could be materially and adversely affected.
Our products may have unanticipated adverse effects or possible adverse effects, which may restrict use of the product or give rise to product liability claims.

As a pharmaceutical company, we are subject to significant risks related to product liability. Unanticipated adverse reactions or unfavorable publicity from complaints concerning any of our products, or those of our competitors, could have an adverse effect on our ability to obtain or maintain regulatory approvals or successfully market our products, and may even result in recalls, withdrawal of regulatory approval or adverse labeling of the product.
While our products are subject to comprehensive clinical trials and rigorous statistical analysis during the development process prior to approval, there are inherent limitations with regard to the design of such trials, including the limited number of patients enrolled in such trials, the limited time used to measure the efficacy of the product and the limited ability to perform long-term monitoring. In the event that such unanticipated adverse reactions are discovered, we may be required to add descriptions of the adverse reactions as “precautions” to the packaging of our products, recall and terminate sales of products or conduct costly post-launch clinical trials. Furthermore, concerns relating to potential adverse reactions could arise among consumers or medical professionals, and such concerns, whether justified or not, could have an adverse effect on sales of our products and our reputation. We could also be subject to product liability litigation by patients who have suffered or claim to have suffered such adverse reactions resulting in harm to their health.
Although we maintain product liability insurance at coverage levels that we believe are appropriate, we could be subject to product liability that significantly exceeds such levels. Product liability coverage is also increasingly difficult and costly to obtain, and may not be available in the future on acceptable terms. Therefore, in the future, it is possible that we may need to rely increasingly on self-insurance for the management of product liability risk. In cases where we self-insure, the legal costs that we would bear for handling such claims and potential indemnifications to be paid to claimants could materially and adversely affect our financial condition. In addition, the negative publicity from product liability claims, whether or not justified, may damage our reputation and may negatively impact the number of prescriptions of the product in question or our other products. As a result, our business, financial condition and results of operations could be materially and adversely affected.
We may not be able to attract and retain key management and other personnel.
In order to produce, develop, support and market our products, we depend on the expertise and leadership of our senior management team and other key members of our organization. The loss of key members of our organization, including senior members of our scientific and management teams, high-quality researchers and development specialists, could delay or prevent the achievement of major business objectives. The market for such talents has become increasingly competitive, including in specific geographic regions and in specialized fields such as clinical development and biosciences, and we are required to invest heavily in the recruitment, training and retention of qualified individuals, including salary and other compensation to reward performance and incentivize employees. Despite our efforts to retain them, key employees could terminate their employment with us for any reason or for no reason, and there is no assurance that we will be able to attract or retain key employees and successfully manage them. Our inability to attract, integrate and retain highly skilled personnel, particularly those in leadership positions, may weaken our succession plans and may materially adversely affect our ability to implement our strategy and meet our strategic objectives, which could ultimately adversely affect our business and results of operations.
We are increasingly dependent on information technology systems and our systems and infrastructure face the risk of theft, exposure, tampering or other intrusions.
A variety of important processes relating to the research and development, production and sale of our products depend heavily on our information systems, including cloud-based computing, or those of third party providers to whom we outsource certain business functions, including the storage and transfer of critical, confidential, sensitive or personal information regarding our patients, clinical trial subjects, vendors, customers, employees and others. The size and complexity of these computer systems make them potentially vulnerable to service interruptions, malicious intrusions and random attacks. Cyber-attacks are increasing in frequency, sophistication and intensity. Such attacks are made by groups and individuals with a wide range of motives (including, but not limited to, industrial espionage) and expertise, including organized criminal groups, “hacktivists,” nation-states and others. Cyber-attacks could include the deployment of harmful malware, denial of service attacks, worms, social engineering and other means to affect service reliability and threaten data confidentiality, integrity and availability. The development and maintenance of systems to safeguard against such attacks is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly more sophisticated. Moreover, the costs related to these security measures are expected to continue to increase. Despite our efforts, the possibility of a future data compromise cannot be eliminated entirely, and risks associated with intrusion, exposure, tampering, and theft remain. For “zero-day threats,” or new vectors of attack which are currently unknown, the risk that our defenses will be inadequate are particularly pronounced.
If our data systems are compromised, our business operations may be impaired, we may lose profitable opportunities, or the value of those opportunities may be diminished, and we may lose revenue because of unlicensed use of our intellectual property or confidential or proprietary information. Cyber-attacks could significantly impact the availability of data systems that are essential to conducting routine business operations across the company, including product manufacturing or clinical development, and the recovery efforts could be both time consuming and costly. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be injured resulting in loss of business and/or morale, and we may incur costs to remediate possible injury to our customers and employees or be required to pay fines or take other action with respect to judicial or regulatory actions arising out of such incidents. Data privacy or security breaches by employees and others with permitted access to our systems, including in some cases third-party service providers to which we may outsource certain business functions, may also pose a risk that sensitive data, including intellectual property or personal information, will be exposed to unauthorized persons or to the public.
Changes in data privacy and protection laws and regulations, particularly in Europe, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.
We are subject to laws and regulations globally regarding privacy, data protection, and data security, including those related to the collection, storage, handling, use, disclosure, transfer, and security of personal data. Significant uncertainty exists as privacy and data protection laws may be interpreted and applied differently from country to country and may create inconsistent or conflicting requirements. For example, the EU’s General Data Protection Regulation (the “GDPR”), which imposes additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is processed, became effective on May 25, 2018. Moreover, significant regulatory fines may be imposed on us for violation of these requirements, particularly in the case of the GDPR, which are set at a maximum of the higher of €20 million or 4% of annual global turnover for the most serious breaches, or the higher of €10 million or 2% of annual global turnover for certain others. There is also significant uncertainty as to how the various EU member states or individual regulators will implement and interpret the GDPR, and we are still in the process of identifying and unifying differences between our and Shire’s historical GPDR compliance practices. Furthermore, legislators and regulators in the United States are proposing new and more robust cybersecurity rules in light of the recent broad-based cyberattacks at a number of companies. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject us to legal and reputational risks. Misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against us by governmental entities or others or damage to our reputation and credibility and could also have a negative impact on revenues and profits.
Social media platforms and new technologies present risks and challenges for our reputation and business.
Consumers, the media, pharmaceutical companies and other parties increasingly use social media and other new technologies to communicate about pharmaceutical products and the diseases they are intended to treat. For pharmaceutical companies, the use of these technologies requires specific attention, monitoring programs and moderation of comments. For example, negative or inaccurate posts or comments about us or our products on any social media networking platforms could damage our reputation and business. Social media could also be used to bring negative attention to us or to the pharmaceutical industry as a whole, which could in turn cause reputational harm to us and negatively impact our business. The nature of evidence-based health care, however, may prevent us from rapidly and adequately defending our interests against such comments. In addition, our employees and partners may use social media and mobile technologies inappropriately, which may expose us to liability, or which could lead to breaches of data security, loss of trade secrets or other intellectual property or public disclosure of sensitive information, including information about our employees, clinical trial subjects or customers.
Sales to wholesalers are concentrated, which exposes us to credit risks and pricing pressures.
A significant portion of our global sales are made to a relatively small number of wholesale distributors, retail chains and other purchasing groups. In the fiscal year ended March 31, 2019, our largest wholesale distributor accounted for 10.8% of our total revenue. If one of our significant wholesale distributors encounters financial or other difficulties, such distributor may decrease the amount of business that it does with us, and we may be unable to collect the amounts that the distributor owes us on a timely basis or at all. Furthermore, the concentration of wholesale distributors has been increasing through mergers and acquisitions. In addition to increased credit risks, this has resulted in such distributors gaining additional purchasing leverage, which may increase pricing pressure on our products. Such credit concentration risks and pricing pressure could adversely affect our business, financial condition and results of operations.
We face risks from the pursuit of acquisitions, and the anticipated benefits and synergies resulting from acquisitions may not be realized.
We regularly pursue acquisitions for a number of reasons, including strengthening our pipeline, complementing existing lines of business, adding research and development capabilities or pursuing other synergies. The pursuit of these acquisitions requires the commitment of significant management and capital resources in various stages, from the exploration of potential acquisition targets to the negotiation and execution of an acquisition to the integration of an acquired business into our own. The required commitment of time and resources may divert the attention of management or capital or other resources away from our day-to-day business. Moreover, we may not be able to recoup the investment of capital or other resources through the successful integration of acquired businesses, including the realization of any expected cost or other synergies. Specifically, we may encounter the following difficulties:

•
We may face significant challenges in combining the infrastructure, management and information systems of acquired companies with ours, including integrating research and development, manufacturing, distribution, marketing and promotion activities and information technology systems;

•	There may be difficulties in conforming standards, controls, procedures and accounting and other policies, as well as business cultures and compensation structures;

•	We may not be able to retain key personnel at acquired companies, or our own employees may be motivated to leave due to acquisitions;

•	We may not be successful in identifying and eliminating redundancies and achieving other cost savings as expected; and

•	We may not be able to successfully realize benefits from acquired products, including pipeline products under development.
Integrating the operations of multiple new businesses with that of our own is a complex process that requires significant management attention and resources. The integration process may disrupt our existing and other newly acquired businesses and, if implemented ineffectively, could have an adverse impact not only on our ability to realize the benefits of a given acquisition but also on the results of our existing operations. Integration-related risks may be heightened in cases where acquired businesses’ operations, employees or customers are located outside our major markets and we incur higher costs than anticipated due to regulatory changes, environmental factors or foreign exchange fluctuations. We continue to pursue strategic business acquisitions globally as a key part of our continuous growth strategy. If we are not able to achieve the anticipated benefits of any future acquisitions in full or in a timely manner, we could be required to recognize impairment losses, we may not be able to recoup our investment, and our business, financial position and results of operations could be materially and adversely affected. Particularly, we may be unable to achieve the expected revenues pursuant to licensing, co-promotion or co-development agreements or collaborations. We may also assume unexpected contingent or other liabilities, or be required to mark up the fair value of liabilities (or mark down the fair value of assets) acquired upon the close of an acquisition.
We may incur substantial costs due to our environmental compliance efforts or claims relating to our use, manufacture, handling, storage or disposal of hazardous materials.
Our research and development and manufacturing processes use hazardous materials, including chemicals and radioactive and biological materials, and produce hazardous waste. National and local laws and regulations in many of the jurisdictions in which we operate impose substantial potential liability for the improper use, manufacture, handling, storage and disposal of hazardous materials as well as for land contamination, and, in some cases, this liability may continue over long periods of time. Despite our compliance efforts, we cannot completely eliminate the risk of accidental contamination and any resultant injury from these materials. For example, real properties that we owned or used in the past or that we own or use now or in the future may contain detected or undetected contamination resulting from our manufacturing operations at those sites or the activities of prior owners or occupants. We may suffer from expenses, claims or liability which may fall outside of or exceed our insurance coverage. Furthermore, changes to current environmental laws and regulations may impose further compliance requirements on us that may impair our research, development and production efforts as well as our other business activities.
We may suffer large losses in the event of a natural or other disaster, such as an earthquake, terrorist attack or other catastrophic event, in any of the markets in which we operate.
Japan and other regions in the world in which we operate are subject to the risk of earthquakes and other natural disasters, including volcanic eruptions, tidal waves, typhoons, floods and hurricanes. For example, the Great East Japan Earthquake and subsequent tsunami that occurred in March 2011 caused unprecedented property and other damage, although we did not incur any significant damage to our facilities. In addition, other events outside our control, such as war, civil or political unrest, deliberate acts of sabotage, or industrial accidents such as fire and explosion, whether due to human or equipment error, could damage, cause operational interruptions, or otherwise adversely affect certain of our manufacturing or other facilities as well as potentially cause injury or death to our personnel. In the event of a major natural disaster or other uncontrollable event or accident, our facilities, particularly our production plants, may experience catastrophic loss, operations at such facilities may be halted, shipments of products may be suspended or delayed and large losses and expenses to repair or replace facilities may be incurred. Such negative consequences could cause product shortages, significant losses of sales or require significant unexpected expenditures, and materially adversely affect our business, financial condition and results of operations. In addition, our business may also be adversely affected if our suppliers or business partners were to experience a catastrophic loss due to natural disasters, accidents or other uncontrollable events.
Although we purchase comprehensive global insurance to cover property damage and consequent business interruption for certain potential losses at sites owned by us and at certain critical supplier sites, we do not maintain earthquake insurance in Japan, and our insurance policies may not be adequate to cover all possible losses and expenses.
We may have to recognize additional charges on our statements of income due to impairment of goodwill, other intangible assets and equity method investments.
We carry significant amounts of goodwill and intangible assets on our balance sheet as a result of past acquisitions, including the Shire Acquisition. As of March 31, 2019, we had goodwill of ¥4,161.4 billion and intangible assets of ¥4,860.4 billion. Goodwill and intangible assets recorded in relation to acquisitions are recognized on our balance sheet on the acquisition date. Under IFRS, we are required to examine such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Impairment of Goodwill and Intangible Assets.”
We occasionally enter into business ventures with third-party entities where we have significant influence over the decisions on financial and operating policies, but do not have control or joint control (referred to as “investments in associates”). We also enter into joint arrangements whereby we and the other parties that have joint control of the arrangement have rights to the net assets of the arrangement (referred to as “joint venture”). We account for these investments using the equity method of accounting. As of March 31, 2019, the carrying amount of investments accounted for using the equity method was ¥114.7 billion. Under IFRS, at each reporting period, we are required to determine whether there is objective evidence that the investment in each associate or joint venture is impaired.
The recognition of such impairment charges may adversely affect our business, financial condition and results of operations.
If we fail to maintain effective internal control over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected, which could cause investors to lose confidence in our reported financial information and may lead to a decline in the trading price of our ADSs or other securities, including the Notes.
Our common stock is currently listed on the Tokyo Stock Exchange and other local Japanese stock exchanges, and we have established internal control over financial reporting pursuant to the requirements applicable to companies listed only in Japan. In addition, our ADSs are listed on the New York Stock Exchange (the “NYSE”), making us subject to, among other things, the requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The standards for internal control over financial reporting under the Sarbanes-Oxley Act are significantly more extensive than those applicable to companies listed only in Japan. For example, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting. Pursuant to the instructions to Form 20-F, we expect to include this report in our next annual report filed with the SEC, which we currently expect will be filed by no later than July 31, 2020. We are still in the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404.
Neither our management nor independent registered public accounting firm has ever performed a comprehensive evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation has been required, and we cannot be certain that material weaknesses in our internal control over financial reporting will not develop or be identified. Any failure to achieve and maintain adequate internal control over financial reporting or to implement required, new or improved controls, or difficulties encountered in their implementation could cause material weaknesses or other deficiencies in our internal control over financial reporting in the future. If we are unable to successfully remediate any material weaknesses or other deficiencies in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, and investors may lose confidence in our financial reporting, and the price of our ADSs or other securities, including the Notes, may decline as a result. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE.
We are subject to additional risk due to uncertainty relating to the calculation of LIBOR, EURIBOR and other reference rates and their potential discontinuance.
The JBIC Loan and the Term Loan Credit Agreement are subject to a floating interest rate calculated in reference to LIBOR, while the floating rate Euro-denominated senior notes we issued in connection with the Shire Acquisition are subject to floating rate interest calculated in reference to EURIBOR. LIBOR, EURIBOR and other interest rate, equity, commodity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of ongoing national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than they have performed in the past or to be discontinued entirely or may have other consequences that cannot be predicted, which could have a material adverse effect on our financial condition or results of operations or require us to seek to amend the terms of the relevant indebtedness, which may require significant additional time, effort or money in the form of consent payments or otherwise, and may not be possible on cost-efficient terms or at all.
In particular, regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Banker Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA members banks have entered into settlements with their regulators and law enforcement agencies, as well as the ICE Benchmark Administration (the current administrator of LIBOR), which may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. In a subsequent announcement on July 12, 2018, the FCA emphasized the need for market participants to transition away from LIBOR before the end of 2021. Such announcements indicate that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2021. A number of alternatives to LIBOR have been proposed or are being developed, but it is not clear which, if any, will be adopted. Any of these alternative methods may result in interest payments that are higher than expected or that do not otherwise correlate over time with the payments that would have been made on such indebtedness for the interest periods if the applicable LIBOR rate was available in its current form. More generally, any of the foregoing changes, any other changes to LIBOR as a result of national, international and other regulatory guidance and proposals for reform or other initiatives or investigations, or any further uncertainty surrounding the implementation of such changes, could have a material adverse effect on affected indebtedness.
At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR, EURIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, EURIBOR, other benchmarks or floating rate indebtedness.
Risks Related to the Exchange Notes
The Exchange Notes are unsecured obligations.
The Exchange Notes are unsecured obligations and repayment of the Exchange Notes may be compromised if:

•	we enter into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	we default in payment of our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.
If any of these events occurs, then our assets may be insufficient to pay amounts due on the Exchange Notes.
The Exchange Notes will be structurally subordinated to the liabilities of our subsidiaries.
The Exchange Notes will be our direct, unsecured and unsubordinated liabilities. The Exchange Notes will be structurally subordinated to the liabilities of our subsidiaries. Holders of the Exchange Notes will only be entitled to assert a claim as a creditor of Takeda Pharmaceutical Company Limited that is to be paid out of Takeda Pharmaceutical Company Limited’s assets. Moreover, to the extent that Takeda Pharmaceutical Company Limited now or in the future provides guarantees over the liabilities of our current or future subsidiaries, such claims may rank pari passu with the Exchange Notes, depending on the terms of such guarantees.
The indenture and the Exchange Notes contain only very limited restrictions on our ability to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities and provide holders with limited protection in the event of a change in control.
The indenture and the Exchange Notes do not contain any financial covenants and contain only very limited restrictions on our ability to pledge assets to secure other indebtedness, to securitize our loan assets, or sell or otherwise dispose of substantially all of our assets, our ability to pay dividends on our shares of common stock, our ability to incur unsecured indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the Exchange Notes.
In addition, the indenture and the Exchange Notes do not contain any covenants or other provisions that afford more than limited protection to holders of the Exchange Notes in the event of a change in control. As discussed in a separate risk factor above, the pharmaceutical industry is one of the most active industries for mergers and acquisitions and global industrial reorganizations, and there can be no assurance that we will not be subject to a transaction that results in such a change of control.
We may redeem certain series of the Exchange Notes prior to maturity.
We may redeem certain series of the Exchange Notes, in whole but not in part, at our option prior to the final maturity date, subject to the conditions described under “Description of the Exchange Notes—Redemption—Optional Redemption.” In the case of such discretionary optional redemptions, if made after the par call date for the relevant series of Exchange Notes, we will not be required to pay any premium or other make-whole payments on the Exchange Notes being redeemed. Moreover, upon the occurrence of certain adverse tax events, we will be permitted to redeem the Exchange Notes at par. See “Description of the Exchange Notes—Redemption—Optional Tax Redemption.” If the Exchange Notes were redeemed prior to the final maturity date, holders may not be able to reinvest the money received upon such redemption at the same rate of return as the Exchange Notes.
The ratings of the Exchange Notes could be lowered.
Any ratings assigned to the Exchange Notes by third party ratings agencies are limited in scope, and do not address all material risks relating to an investment in the Exchange Notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. A downgrade or potential downgrade in our credit ratings or the assignment of new ratings that are lower than existing ratings could reduce the population of potential investors in the Exchange Notes and adversely affect the price and liquidity of the Exchange Notes. A rating is based upon information furnished by us or obtained by the rating agency from its own sources and is subject to revision, suspension or withdrawal by the rating agency at any time. See “—Risks Relating to the Shire Acquisition—We have substantial debt, including a significant amount incurred in connection with the Shire Acquisition, which may limit our ability to execute our business strategy, refinance existing debt or incur new debt, and if we are unable to meet our goals for deleveraging, we could be at a greater risk of a downgrade of our credit ratings.”
The market for the Exchange Notes may have limited liquidity.
Although approval in-principle has been received for the listing and quotation of the Exchange Notes on the Singapore Exchange, there can be no assurance that any liquid markets for the Exchange Notes will ever develop or be maintained. Furthermore, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or the prices at which you will be able to sell your Exchange Notes, if at all. Future trading prices of the Exchange Notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the Exchange Notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the outstanding amount of the Exchange Notes and the level, direction and volatility of market interest rates generally.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Outstanding Notes, the terms of which are identical in all material respects to the Exchange Notes. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization or result in any increase in our indebtedness.

CAPITALIZATION
The following table shows our capitalization and indebtedness as of March 31, 2019. There will be no changes to our capitalization as a result of the exchange offer.
The capitalization table should be read in conjunction with the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements included in this prospectus.

As of March 31, 2019
(billions of yen)
Debt:
Bonds	¥3,196.4
Loans	2,554.6
Total debt	¥5,751.0

Equity:
Share capital	¥1,643.6
Authorized—3,500,000,000 shares
Issued—1,565,005,908 shares
Share premium	1,650.2
Treasury shares	(57.1)
Retained earnings	1,569.4
Other components of equity	353.5
Equity attributable to owners of the Company	5,159.6
Non-controlling interests	4.0
Total equity	¥5,163.6
Total capitalization and indebtedness	¥10,914.5

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
The following table presents selected financial information as of and for the years ended March 31, 2015, 2016, 2017, 2018 and 2019, which is derived from our consolidated financial statements. These financial statements are prepared in accordance with IFRS.
The information below should also be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with IFRS, which differ in certain significant respects from accounting principles generally accepted in other countries, including Japan and the United States.

		As of and for the fiscal years ended,
	2015	2016	2017	2018	2019
	(billions of yen, except share and per share data and where designated as U.S. dollars)
Selected Statements of Operations Data:
Revenue	¥1,777.8	¥1,807.4	¥1,732.1	¥1,770.5	¥2,097.2
Operating (loss) profit	(129.3)	130.8	155.9	241.8	205.0
Share of profit (loss) of investments accounted for using the equity method	1.3	0.0	(1.5)	(32.2)	(43.6)
(Loss) profit before tax	(145.4)	120.5	143.3	217.2	94.9
Net (loss) profit for the year	(143.0)	83.5	115.5	186.7	109.0
Net (loss) profit attributable to owners of the Company	(145.8)	80.2	114.9	186.9	109.1
Per share amounts
Basic (losses) earnings	¥(185.37)	¥102.26	¥147.15	¥239.35	¥113.50
Diluted (losses) earnings	(185.37)	101.71	146.26	237.56	112.86
Annual cash dividends	180.00	180.00	180.00	180.00	180.00
Cash dividends in U.S. dollars(1)	$1.50	$1.60	$1.62	$1.69	$1.63

Selected Statements of Financial Position Data:
Cash and cash equivalents	¥652.1	¥451.4	¥319.5	¥294.5	¥702.1
Total assets	4,296.2	3,824.1	4,346.8	4,106.5	13,872.3
Total bonds and loans	729.4	768.2	1,144.9	985.7	5,751.0
Total liabilities	2,090.0	1,812.9	2,397.8	2,089.1	8,708.7
Total equity	2,206.2	2,011.2	1,949.0	2,017.4	5,163.6

Other Data:
Number of shares outstanding at end of period (in thousands)	789,924	790,284	790,521	794,688	1,565,006
___________
Note:

(1)
Calculated using the Japanese yen—U.S. dollar exchange rate as of March 31 of each year, based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
You should read the following discussion of our operating and financial review and prospects together with our consolidated financial statements included in this prospectus. Our consolidated financial statements are prepared in accordance with IFRS, as issued by the International Accounting Standard Boards (“IASB”). IFRS includes International Accounting Standard (“IAS”) and related interpretations of the committees (SIC and IFRIC).
The following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of factors, including, but not limited to, those under the caption“Risk Factors” and elsewhere in this prospectus.
Overview
We have grown both organically and through acquisitions, completing a series of major transactions that have resulted in growth in our areas of therapeutic, geographic and pipeline focus. In particular, our acquisition of Shire in January 2019 strengthened our presence in GI and neuroscience, while providing us with a leading position in rare disease and plasma driven therapies. It also enhanced our research and development pipeline and created a highly complementary, robust, modality-diverse pipeline. Commercially, the Shire Acquisition significantly strengthened our presence in the United States. As a result of the acquisition of Shire, we incurred significant indebtedness to finance the cash portion of the consideration. We plan to de-lever following the Shire Acquisition using cash flows from operations and we are initiating disposals of non-core assets to accelerate the pace of deleveraging and to refocus our business on our key business areas of GI, rare diseases, plasma-derived therapies, oncology, and neuroscience.
We organize our business as a single operating segment, reflecting the presentation of information to our management for the purposes of allocating resources, measuring performance and forecasting future periods. In the fiscal year ended March 31, 2019, our revenue was ¥2,097.2 billion, our operating profit was ¥205.0 billion.
Factors Affecting Our Results of Operations
Our results are affected by the global industry trends and operating environment as described under the caption “Business” and other factors described below.
Acquisitions
We may acquire new businesses to expand our research and development capabilities (including expanding into new methodologies) and to acquire new products (whether in the development pipeline or at the marketing stage) or other strategic regions. Similarly, we regularly divest businesses and product lines to maintain our focus on our key growth drivers and to manage our portfolio.
We account for these acquisitions as business combinations and record the assets and liabilities acquired at fair value. Our results are impacted due to the impacts of purchase accounting, which typically includes fair value step-ups of inventory and property, plant and equipment and recognized material intangible assets which result in costs related to unwind of the step up and amortization expense, respectively, in future periods. Our results are also impacted due to additional interest expenses when an acquisition is financed with incremental borrowings.
On January 8, 2019, we acquired Shire for an aggregate consideration of ¥6.21 trillion, of which ¥3,029.4 billion was paid in cash and the remainder mainly in shares of our common stock. We incurred ¥3,295.9 billion in indebtedness in order to finance the cash portion of the consideration, and as a result of the Shire Acquisition assumed ¥1,603.2 billion of indebtedness of Shire which is included in our consolidated statement of financial position. We recorded goodwill of ¥3,087.4 billion and intangible assets of ¥3,899.3 billion in relation to the Shire Acquisition. The acquisition of Shire has significantly changed our business through, among other things, the significant expansion of our product portfolio and geographic presence. Our results will be significantly impacted by the Shire Acquisition with an increase to our revenues, and associated costs, and the impact of the acquisition including incremental amortization expenses related to the acquired intangible assets, incremental cost of sales resulting from the unwinding of the inventory fair value step up, the interest expense associated with the borrowings used to fund the acquisition, and the costs incurred to integrate the business. We are actively engaged in integrating Shire and expect to be able to achieve significant, recurring pre-tax synergies of approximately $2.0 billion annually by the end of the third fiscal year after the completion of the Shire Acquisition, originating from efficiencies in the combined company’s sales, marketing and administrative functions, research and development rationalization efforts and product manufacturing and supply. We estimate that the realization of these synergies will require non-recurring costs of approximately $3.0 billion in the first three fiscal years following the completion of the Shire Acquisition. We believe that the substantial cash flow generation expected to result from the Shire Acquisition will enable us to maintain our well-established dividend policy, and de-lever following completion. We have begun initiating the disposal of certain non-core assets and businesses to increase the pace of de-leveraging our debt.
On February 16, 2017, we acquired ARIAD Pharmaceuticals, Inc. for a net consideration of ¥583.1 billion. Headquartered in Cambridge, Massachusetts in the United States, ARIAD was a commercial-stage biotechnology company focusing on discovering, developing and commercializing precision therapies for patients with rare forms of chronic and acute leukemia, lung cancer and other rare cancers.
As a result of our acquisitions, and the impacts described above, our results year over year may not be comparable.
Divestitures
In addition to acquisitions, we divest businesses and product lines to maintain our focus on our key growth drivers and to manage our portfolio and to provide additional cash flow to accelerate the repayment of long-term borrowings.
In April 2017, we completed the sale of our shares in Wako Pure Chemical to FUJIFILM Corporation for a sale price of ¥198.5 billion, for which we recognized a gain of ¥106.3 billion in the fiscal year ended March 31, 2018. Wako Pure Chemical generated revenue of ¥76.6 billion and ¥79.1 billion for the fiscal years ended March 31, 2016 and 2017, respectively. There was no revenue recognized related to Wako Pure Chemical for the fiscal year ended March 31, 2018.
In April 2016, we transferred certain long-listed products in Japan to Teva Takeda Yakuhin Ltd., a wholly-owned subsidiary of Teva Takeda Pharma Ltd., a joint venture we formed with Teva Pharmaceutical Industries Ltd. in which we hold a 49% interest, representing shares of Teva Takeda Pharma Ltd. received as consideration for the transfer. At the time of the transfer, we recognized a gain for the difference between the fair value consideration received (shares of Teva Takeda Pharma Ltd.) and the carrying value of the business to the extent we disposed of the business. The remainder of the gain was deferred and will be amortized over a period of 15 years from the date of the transfer, representing the estimated useful life of the intangible assets associated with the products transferred. In the fiscal year ended March 31, 2017, we recognized a gain related to this transfer of ¥115.4 billion. ¥102.9 billion of such amount was the amount of the gain recognized at the time of disposal. The remainder represents the amount of the deferred gain amortized during such fiscal year. We receive income from the joint venture in the form of a supply and distribution fee, in addition to a 49% share of the joint venture’s income or losses.
We have communicated our intention to continue to divest businesses that are not core to our operations and to reduce our borrowings with the proceeds. In May 2019, we announced the sale of Xiidra® (lifitegrast ophthalmic solution), which we obtained as part of the Shire Acquisition and the sale of Tachosil™, as described further in Note 33 to our audited consolidated financial statements included in this prospectus. We completed the sale of Xiidra (lifitegrast ophthalmic solution) in July 2019.
Patent Protection and Generic Competition
For pharmaceutical products in particular, patent protection and/or regulatory exclusivity benefit our results of operations by restricting competition. Newly introduced products, particularly those which treat conditions for which alternative treatments may not be readily available, in particular may significantly contribute to sales. However, even protected products must compete with products of other manufacturers based on efficacy, lack of adverse reactions and price. On the other hand, the loss or expiration of patent protection or regulatory exclusivity with respect to any of our principal products could have a material adverse effect on our results of operations, as generic products, which tend to be quickly adopted once introduced, may enter the market. Some of our principal products face, or are expected to face, considerable competition due to the expiration of patent or other intellectual property protection. For example, following the expiration of patent protection over bortezomib, the active ingredient in VELCADE, one of our largest selling products in the United States, a competing bortezomib-containing product has been introduced. This has led to a decrease in sales of VELCADE, and further entry of competing products could result in substantial additional declines. In certain cases, generic competitors may successfully challenge the validity of patents, or the manufacturer may decide that the benefits of prematurely launching “at risk” the generic drug outweigh the costs of defending infringement litigation. In situations where the validity of patents or the value of the protection is challenged, we may record impairment losses with respect to the relevant intangible property.
Impact of the Availability of Raw Materials
Our results of operations may be impacted if we are not able to internally or externally source critical raw materials. For example, human plasma is a critical raw material in our plasma derived therapies. Efforts to increase the collection of plasma may include the contracting and regulatory approval of additional plasma collection facilities and plasma fractionation facilitates.  During the year ended March 31, 2019, our results of operations were impacted by the fact that the demand to produce plasma derived therapies was greater than the supply of critical raw material needed.

Foreign Exchange Fluctuations
In the fiscal year ended March 31, 2019, 72.8% of our revenue was from outside of Japan, and we expect this ratio to further increase when we consolidate a full year of Shire results. Changes in foreign exchange rates, particularly for the U.S. dollar and the euro, relative to the yen, which is our reporting currency, will impact our revenues and expenses. When the yen weakens against other currencies, our revenues attributable to such other currencies increase, having a positive impact on our results of operations, which may be offset by increased expenses denominated in such currencies. Conversely, when the yen strengthens against other currencies, our revenues attributable to such currencies decrease, having a negative impact on our results of operations, which may be offset by decreased expenses denominated in such currencies. To mitigate the risk exposed by foreign exchange fluctuations, we utilize certain hedging measures with respect to some of our significant foreign currency transactions, primarily forward exchange contracts, currency swaps and currency options for individually significant foreign currency transactions.
Periodic Trends
Our revenues, operating profit and net income were lower in the fourth quarter of each of the fiscal years ended March 31, 2017, 2018 and 2019, due mainly to fluctuations in sales in Japan. Japanese pharmaceutical product wholesalers generally control their inventory more tightly towards their fiscal year ends, typically March 31, which causes decreased revenue in the fourth fiscal quarter. Japanese pharmaceutical product wholesalers also tend to increase purchases ahead of the New Year holidays, causing a concentration of sales in our third fiscal quarter, from October 1 to December 31.
Critical Accounting Policies
Our consolidated financial statements have been prepared in accordance with IFRS. The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. On an ongoing basis, management evaluates its estimates and assumptions. Management bases its estimates and assumptions on historical experience and on various other factors that it believes to be reasonable at the time the estimates and assumptions are made. Actual outcomes may differ from those estimates and assumptions.
We believe the following critical accounting policies are affected by management’s estimates and assumptions, changes to which could have a significant impact on our consolidated financial statements.
Revenue Recognition
Our revenue is primarily related to the sale of pharmaceutical products and is generally recognized when control of the products is passed to the customer in an amount that reflects the consideration to which we expect to be entitled in exchange for those products. Our gross sales are subject to various deductions, which are primarily composed of rebates and discounts to retail customers, government agencies, wholesalers, health insurance companies and managed healthcare organizations. These deductions represent estimates of the related obligations, requiring the use of judgement when estimating the effect of these sales deductions on gross sales for a reporting period. These adjustments are deducted from gross sales to arrive at net sales. The U.S. market has the most complex arrangements related to revenue deductions.
The following summarizes the nature of the most significant adjustments to revenue:

•
U.S. Medicaid and Medicare: The U.S. Medicaid Drug Rebate Program is administered by state governments using state and federal funds to provide assistance to certain vulnerable and needy individuals and families. Calculating the rebates to be paid related to this program involves interpreting relevant regulations, which are subject to challenge or change in interpretative guidance by government authorities. Provisions for Medicaid rebates are calculated using a combination of historical experience, product and population growth, product pricing and the mix of contracts and specific terms in the individual state agreements. The U.S. Federal Medicare Program, which funds healthcare benefits to individuals age 65 or older and certain disabilities, provides prescription drug benefits under Part D section of the program. This benefit is provided and administrated through private prescription drug plans. Provisions for Medicare Part D rebates are calculated based on the terms of individual plan agreements, product sales and population growth, product pricing and the mix of contracts. There is often a time lag of several months between us recording the revenue deductions and our final accounting for Medicare and Medicaid rebates.

•
Customer rebates: Customer rebates are offered to purchasing organizations, health insurance companies, managed healthcare organizations, and other direct and indirect customers to sustain and increase market share, and to ensure patient access to our products. Since rebates are contractually agreed upon, the related provisions are estimated based on the terms of the individual agreements, historical experience, and projected product growth rates.

•
Wholesaler chargebacks: We have arrangements with certain indirect customers whereby the customer is able to buy products from wholesalers at reduced prices. A chargeback represents the difference between the invoice price to the wholesaler and the indirect customer’s contractual discounted price. Provisions for estimating chargebacks are calculated based on the terms of each agreement, historical experience and product growth rates.

•
Return reserves: When we sell a product providing a customer the right to return it, we record a provision for estimated sales returns based on our sales return policy and historical return rates. We estimate the proportion of recorded revenue that will result in a return by considering relevant factors, including past product returns activity, the estimated level of inventory in the distribution channel and the shelf life of products.

Because the amounts are estimated, they may not fully reflect the final outcome, and the amounts are subject to change dependent upon, amongst other things, the type of purchasing organization, end consumer, and product sales mix.
Historically, our adjustments of estimates, to reflect actual results or updated expectations, have not been material to our overall business. Product-specific rebates, however, can have a significant impact on year- over-year individual product growth trends. If any of our ratios, factors, assessments, experiences or judgments are not indicative or accurate predictors of our future experience, our results could be materially affected. The sensitivity of our estimates can vary by program, type of customer and geographic location.
Impairment of Goodwill and Intangible Assets
We review long-lived intangible assets for impairment whenever events or changes in circumstance indicate that the asset’s balance sheet carrying amount may not be recoverable. Goodwill and other currently not amortized intangible assets are reviewed for impairment at least annually. As of March 31, 2019, we have ¥4,161.4 billion of goodwill and ¥4,860.4 billion of intangible assets which in aggregate represent 65.0% of our total assets.
Intangible assets related to commercially marketed products are amortized using the straight-line method over the estimated useful life, which is based on expected exclusivity period, ranging from three to 20 years. Intangible assets related to in-process research and development (“IPR&D”) product rights are not amortized until the product is approved for sale by regulatory authorities in specified markets. At that time, we will determine the useful life of the asset and begin amortization.
Assets are generally considered impaired when their balance sheet carrying amount exceeds their estimated recoverable amount. The recoverable amount is estimated for each individual asset or at the larger cash generating unit level when cash is generated in combination with other assets. Goodwill is allocated to cash generating units, or groups of cash generating units based on expected synergies as determined and the recoverable amount is estimated at the cash generating unit level. Our cash generating units are identified base on the smallest identifiable group of assets that generate independent cash inflows and are represented by the countries where we sell our products. The estimation of recoverable value requires us to make a number of assumptions including:

•	amount and timing of projected future cash flows;

•	behavior of competitors (launch of competing products, marketing initiatives, etc.);

•	probability of obtaining regulatory approvals;

•	future tax rates;

•	terminal growth rate; and

•	discount rate.
Events that may result in the change in cash flows include IPR&D projects which are not successfully developed, and/or commercially marketed products whose value becomes impaired, fail during development, are abandoned or subject to significant delay or do not receive the relevant regulatory approvals. If these events were to occur, we may not realize the future cash flows that we have estimated nor recover the value of the initial or subsequent R&D investments made subsequent to acquisition of the asset project.
Due to changes in these assumptions in subsequent periods, we have recognized impairments and reversal of impairments related to intangible assets during the periods presented. See Notes 11 and 12 to our audited consolidated financial statements.

Retirement and Other Post-Employment Benefit Plans
We sponsor pension and other post-employment benefit plans that cover a significant portion of our employees. We are required to make significant assumptions and estimates about future events in calculating the expense and the present value of the liability related to these plans. These include assumptions about the interest rates we apply to estimate future defined benefit obligations and net periodic pension expense, as well as rates of future pension increases. In addition, our actuarial consultants provide our management with historical statistical information such as withdrawal and mortality rates in connection with these estimates. Assumptions and estimates used by us may differ materially from the actual results we experience due to changing market and economic conditions, higher or lower withdrawal rates, and longer or shorter life spans of participants among other factors. See Note 22 to our audited consolidated financial statements for sensitivity information related to the most significant assumptions. A significant change in the assumptions in future periods could have a material impact on our consolidated financial statements. As of March 31, 2019, we have net defined benefit liabilities of ¥156.5 billion.
Business Combination – Fair value
Accounting for a business combination requires us to estimate the fair value of the assets acquired and liabilities assumed and the value of any contingent consideration. The estimate of fair value requires us to make a number of assumptions including estimated future cash flows, discount rates, development and approval milestones, expected market performance and for contingent consideration the likelihood of payment.
Contingent consideration is recorded at fair value at the end of each period. The changes in the fair value based on time value of money are recognized in Finance expenses while other changes are recognized in Other operating income or Other operating expenses on the consolidated statement of income. During the year ended March 31, 2019, the change in fair value of contingent consideration reduced the amount to be paid to us by ¥2.2 billion.
Our estimates are based on our prior experiences and industry knowledge. We believe that our estimates are reasonable, but actual outcomes could differ significantly from our estimates. A significant change in our estimates used to value acquired asset groups or business combinations could result in future write-downs of tangible or intangible assets acquired by us and could, therefore, materially impact our financial position and profitability. If the value of the liabilities assumed by us, including contingent liabilities, is determined to be significantly different from the amounts previously recorded in purchase accounting, we may need to record additional expenses, which could materially impact our financial position and profitability.
Legal Contingencies
We are involved in various legal proceedings primarily related to product liability and commercial liability arising in the normal course of our business. These contingencies are described in detail in Note 32 to our consolidated financial statements.
These and other contingencies are, by their nature, uncertain and based upon complex judgments and probabilities. The factors we consider in developing our provision for litigation and other contingent liability amounts include the merits and jurisdiction of the litigation, the nature and the number of other similar current and past litigation cases, the nature of the product and the current assessment of the science subject to the litigation, and the likelihood of settlement and current state of settlement discussions, if any. In addition, we record a provision for product liability claims incurred, but not filed, to the extent we can formulate a reasonable estimate of their costs based primarily on historical claims experience and data regarding product usage. We also consider the insurance coverage we have to diminish the exposure for periods covered by insurance. In assessing our insurance coverage, we consider the policy coverage limits and exclusions, the potential for denial of coverage by the insurance company, the financial condition of the insurers, and the possibility of and length of time for collection. Any provision and the related estimated insurance recoverable have been reflected on a gross basis as liabilities and assets, respectively, on our consolidated balance sheets. As of March 31, 2019, we have a provision of ¥46.8 billion for outstanding legal cases and other disputes.
Income Taxes
We prepare and file our tax returns based on an interpretation of tax laws and regulations, and we record estimates based on these judgments and interpretations. In the normal course of business, our tax returns are subject to examination by various taxing authorities, which may result in additional tax, interest or penalty assessment by these authorities. Inherent uncertainties exist in estimates of many tax positions due to changes in tax law resulting from legislation, regulation, and/or as concluded through the various jurisdictions’ tax court systems. When we conclude that it is not probable that a taxing authority will accept an uncertain tax position, we recognize the best estimate of the expenditure required to settle a tax uncertainty. The amount of unrecognized tax benefits is adjusted for changes in facts and circumstances. For example, adjustments could result from significant amendments to existing tax law, the issuance of regulations or interpretations by the taxing authorities, new information obtained during a tax examination, or resolution of a tax examination. We believe our estimates for uncertain tax positions are appropriate and sufficient based on currently known facts and circumstances.

We also assess our deferred tax assets to determine the realizable amount at the end of each period. In assessing the recoverability of deferred tax assets, we consider the scheduled reversal of taxable temporary differences, projected future taxable profits, and tax planning strategies. Based on the level of historical taxable profits and projected future taxable profits during the periods in which the temporary differences become deductible, we determine the amount the tax benefits we believe are realizable. As of March 31, 2019, we had unrecognized deferred tax benefits of ¥259.4 billion. A change in our assumptions in future periods could have a significant impact on our income tax provision.
Restructuring Costs
We incur restructuring costs associated with planned initiatives to reduce our costs and in connection with the integration of our acquisitions. Our most significant restructuring costs are severance payments and lease termination costs. We establish a provision for restructuring costs when the plan has been approved, the cost can be estimated and the amount is probable of payment. The recognition of restructuring provision requires a number of estimates including timing of payments and the number of individuals that will ultimately remain with the company to receive severance. As a result of these estimates, the actual restructuring costs could differ from our estimates.
We expect to incur additional restructuring costs in the future related to the integration efforts associated with our acquisitions and divestitures. As of March 31, 2019, we have a provision of ¥49.7 billion for restructuring costs. See Note 23 to our audited consolidated financial statements included in this prospectus for a further description of our restructuring provisions and the change between periods.
Results of Operations
The following table provides selected consolidated statements of income information for the years ended March 31, 2017, 2018 and 2019.

	For the fiscal year ended March 31,
	2017	2018	2019
	(billions of yen)
Revenue	¥1,732.1	¥1,770.5	¥2,097.2
Cost of Sales	(558.8)	(495.5)	(659.7)
Selling, general and administrative expenses	(619.1)	(628.1)	(717.6)
Research and development expenses	(312.3)	(325.4)	(368.3)
Amortization and impairment losses on intangible assets associated with products	(156.7)	(122.1)	(203.4)
Other operating income	143.5	169.4	159.9
Other operating expenses	(72.9)	(126.6)	(103.2)
Operating profit	155.9	241.8	205.0
Finance income	12.3	39.5	16.8
Finance expenses	(23.2)	(31.9)	(83.3)
Share of loss of investments accounted for using the equity method	(1.5)	(32.2)	(43.6)
Profit before tax	143.3	217.2	94.9
Income tax (expense) benefit	(27.8)	(30.5)	14.1
Net profit for the year	¥115.5	¥186.7	¥109.0

Fiscal Year Ended March 31, 2019 compared with the Fiscal Year Ended March 31, 2018
Our results of operations for the fiscal year ended March 31, 2019 have been significantly impacted by the Shire Acquisition. The following summarizes the impact on our results of operations in the year end March 31, 2019 and on the change in our results between years.

	For the fiscal year ended March 31,
	Consolidated financial results			Impact from the Shire Acquisition				Remaining change
	2018	2019	Change versus previous year	Shire operations	Purchase accounting	Acquisition/ integration costs	Total impact from Shire Acquisition	Change versus previous year
				(billions of yen)
Revenue	¥1,770.5	¥2,097.2	¥326.7	¥309.2	¥—	¥—	¥309.2	¥17.5
Cost of sales	(495.9)	(659.7)	(163.8)	(101.6)	(81.7)	—	(183.3)	19.6
Selling, general and administrative expenses	(628.1)	(717.6)	(89.5)	(98.5)	(0.6)	(23.8)	(122.9)	33.4
Research and development expenses	(325.4)	(368.3)	(42.9)	(43)	—	(1.6)	(44.6)	1.7
Amortization and impairment losses on intangibles assets associated with products	(122.1)	(203.4)	(81.3)	—	(99.2)	—	(99.2)	18.0
Other operating income	169.4	159.9	(9.5)	(1.4)	—	—	(1.4)	(8.2)
Other operating expenses	(126.6)	(103.2)	23.4	(4.9)	—	(59.6)	(64.5)	88.0
Operating profit	241.8	205.0	(36.8)	59.8	(181.6)	(85)	(206.8)	170.0
Finance income	39.5	16.8	(22.7)	0.0	0.2	—	0.2	(22.9)
Finance expense	(31.9)	(83.3)	(51.4)	(10.6)	(4.2)	(41.3)	(56.1)	4.8
Share of (loss) profit of investments accounted for using the equity method	(32.2)	(43.6)	(11.4)	0.3	—	—	0.3	(11.7)
Profit before income tax	217.2	94.9	(122.3)	49.4	(185.6)	(126.3)	(262.5)	140.2
Income tax (expense) benefit	(30.5)	14.1	44.6	(11.3)	44.0	26.1	58.8	(14.1)
Net profit for the year	¥186.7	¥109.0	¥(77.7)	¥38.1	¥(141.7)	¥(100.2)	¥(203.8)	¥126.1
Revenue. Revenue increased ¥326.7 billion, or 18.5%, to ¥2,097.2 billion for the fiscal year ended March 31, 2019, including ¥309.2 billion resulting from the Shire Acquisition.
The remaining increase of ¥17.5 billion, or 1.0%, resulted from the continued expansion from three business areas (GI, oncology, and neuroscience), which was partially offset by the divestitures and the unfavorable impact of foreign currency movements.

The following shows revenue by geographic region:

	For the fiscal year ended March 31,
	2018		2019
	(billions of yen, except percentages)
Revenue:
Japan	¥580.3	32.8%	¥571.0	27.2%
United States	598.3	33.8	829.0	39.5
Europe and Canada	313.7	17.7	405.6	19.3
Russia/CIS	68.2	3.9	59.7	2.8
Latin America	75.7	4.3	88.1	4.2
Asia (excluding Japan)	104.0	5.9	105.4	5.0
Other(1)	30.2	1.7	38.3	1.8
Total	¥1,770.5	100.0%	¥2,097.2	100.0%
_____________
Note:
(1)    Other region includes Middle East, Oceania and Africa.
We rely on our key prescription drug products to generate a significant portion of our revenue. The following products had the most significant impact on our results of operations.

	For the fiscal year ended March 31,
	2018	2019	Change versus the previous year
	(billions of yen, except for percentages)
GI:
ENTYVIO	¥201.4	¥269.2	¥67.8	33.7%
DEXILANT	65.7	69.2	3.5	5.3
PANTOPROZOLE	65.8	61.6	(4.2)	(6.4)
TAKECAB	48.5	58.2	9.8	20.0
AMITIZA	33.8	33.0	(0.9)	(1.9)
Oncology:
VELCADE	137.3	127.9	(9.4)	(6.9)
LEUPRORELIN	108.1	110.1	2.0	1.9
NINLARO	46.4	62.2	15.8	34.1
ADCETRIS	38.5	42.9	4.4	11.4
ICLUSIG	23.1	28.7	5.6	24.1
ALUNBRIG	2.8	5.2	2.4	84.0
Neuroscience:
TRINTRELLIX	48.4	57.6	9.2	19.0
Others:
AZILVA	64.0	70.8	6.8	10.6
ALOGLIPTIN	50.2	54.8	4.6	9.1
ULORIC	46.8	51.1	4.3	9.1
COLCRYS	40.3	30.0	(10.3)	(25.4)
Products acquired from Shire:
IMMUNOGLOBULIN	—	62.2	62.2	N/A
VYVANSE	—	49.4	49.4	N/A
ADVATE	—	32.1	32.1	N/A
ALBUMIN	—	15.8	15.8	N/A
GATTEX/REVESTIVE	—	12.8	12.8	N/A
ADYNOVATE	—	10.7	10.7	N/A
TAKHZYRO	—	9.7	9.7	N/A
NATPARA	—	7.1	7.1	N/A

Change in revenue was primarily attributable to the following products:

•
GI. In GI, revenue was driven by Takeda's top-selling product ENTYVIO (for ulcerative colitis and Crohn’s disease) with sales of ¥269.2 billion in the fiscal year ended March 31, 2019, an increase of ¥67.8 billion, or 33.7%. This increase was mainly attributable to ENTYVIO's steady expansion of patient share in the bio-naïve segment. Takeda obtained an NDA approval in July 2018 in Japan for the treatment of patients with moderately to severely active ulcerative colitis and launched the product in November 2018. Sales of TAKECAB (for acid-related diseases) were ¥58.2 billion in the fiscal year ended March 31, 2019, an increase of ¥9.8 billion, or 20.1%, versus the previous year. The increase was driven by the expansion of new prescriptions in the Japanese market due to TAKECAB's efficacy in reflux esophagitis and the prevention of recurrence of gastric ulcers during low-dose aspirin administration.

•
Oncology. In oncology, sales of NINLARO (for multiple myeloma) were ¥62.2 billion, an increase of ¥15.7 billion, or 33.9%, versus the previous year. Strong performance in several regions, particularly in the United States continued to contribute to the growth. NINLARO is a once-weekly oral proteasome inhibitor with a profile of efficacy, safety, and convenience. Additionally, sales of ADCETRIS (for malignant lymphomas) increased by ¥4.4 billion, or 11.4%, reflecting strong performance particularly in Japan and Brazil. Sales of ICLUSIG (for leukemia) and ALUNBRIG (for lung cancer), obtained through the acquisition of ARIAD in February 2017, grew by ¥5.6 billion, or 24.1% and ¥2.4 billion, or 84.0%, respectively. Sales of VELCADE (for multiple myeloma), which lost market exclusivity in the United States in previous year, decreased by ¥9.4 billion, or 6.9%.

•
Neuroscience. In neuroscience, sales of TRINTELLIX (for major depressive disorder) were ¥57.6 billion in the fiscal year ended March 31, 2019, an increase of ¥9.2 billion, or 19.0%, versus the previous year. Prescribers and patients increasingly made TRINTELLIX part of their comprehensive approach to treat major depressive disorder.

The decrease in revenue resulting from divestitures was primarily due to the sale of seven long-listed products in Japan to Teva Takeda Yakuhin Ltd. in May 2017, the disposition of Guangdong Techpool Bio-Pharma Co., Ltd. in May 2018, and the termination of Takeda’s co-promotion and distribution of XELJANZ in Japan in March 2018.
Shire contributed ¥309.2 billion to our revenue from the date of acquisition. As part of the integration, Takeda's distribution channel policies were applied to the products acquired from Shire. This resulted in a one-time destocking at wholesalers as they lowered their days-on-hand of inventory of commercial products, which resulted in lower revenue for products acquired from Shire. The sales were primarily from the following products:

•	GI. In GI, revenue was ¥21.5 billion primarily from the sales of GATTEX/REVESTIVE (for the treatment of short bowel syndrome) that were ¥12.8 billion.

•
Rare diseases. In rare diseases, revenue was ¥111.2 billion including sales of ADVATE and ADYNOVATE (both for the treatment of hemophilia A), TAKHZYRO (for the preventive treatment of hereditary angioedema), and NATPARA (for the treatment of hypoparathyroidism) of ¥32.1 billion, ¥10.7 billion, ¥9.7 billion, and ¥7.1 billion, respectively.

•
Plasma derived therapies. In plasma derived therapies, revenue was ¥96.3 billion including sales of IMMUNOGLOBULIN (mainly for the treatment of primary immunodeficiency and multifocal motor neuropathy) and ALBUMIN (primarily used for the hypovolemia and hypoalbuminemia) of ¥62.2 billion and ¥15.8 billion, respectively.

•	Neuroscience. In neuroscience, revenue was ¥60.1 billion including sales of VYVANSE (for the treatment of ADHD and moderate to severe binge eating disorder) of ¥49.4 billion.
Cost of sales. Cost of sales increased ¥163.8 billion, or 33.0%, to ¥659.7 billion for the fiscal year ended March 31, 2019. This includes ¥101.6 billion related to sales of products acquired as part of the Shire Acquisition and the impact of ¥81.7 billion mainly due to non-cash charge from the unwinding of the fair value step up on the inventory from the Shire Acquisition. This increase was offset by a decrease in remaining cost of sales of ¥19.6 billion, or 3.9%, primarily due to a more favorable product mix.
Selling, general and administrative (“SG&A”) expenses. SG&A expenses increased ¥89.5 billion, or 14.2%, to ¥717.6 billion for the fiscal year ended March 31, 2019, primarily due to inclusion of Shire’s operations in our results of ¥98.5 billion and related acquisition costs of ¥23.8 billion. This increase was partially offset by a decrease of remaining SG&A expenses of ¥33.4 billion due to a favorable impact of our global operating expense reduction initiative as well as lower long-term share-based incentive payments to management.

Research and development expenses. Research and development expenses increased ¥42.9 billion, or 13.2%, to ¥368.3 billion, primarily resulting from the acquisition of Shire. The remainder of our research and development expenses remained steady compared to the previous year.
Amortization and impairment losses on intangible assets associated with products. Amortization and impairment losses on intangible assets associated with products increased by ¥81.2 billion, or 66.5%, to ¥203.4 billion for the fiscal year ended March 31, 2019. This represents an increase of ¥99.2 billion related to amortization of intangible assets recorded in the Shire Acquisition and a ¥22.6 billion reversal of the COLCRYS impairment recorded in the previous year. This increase was offset by lower amortization expense of ¥36.7 billion, which related to the VELCADE intangible asset being fully amortized within the previous year.
Other operating income. Other operating income decreased ¥9.5 billion, or 5.6%, to ¥159.9 billion for the fiscal year ended March 31, 2019. The decrease was primarily due to the net impact of ¥106.3 billion gain on the sale of Wako Pure Chemical Industries, Ltd. recorded in the previous year, whereas we recorded a ¥50.3 billion gain on sale of property, plant and equipment and investment property including Takeda’s old headquarter building in Tokyo as well as a ¥38.2 billion gain on sale of shares of the subsidiary, to which respective real estate businesses were transferred in the current year.
Other operating expenses. Other operating expenses decreased ¥23.4 billion, or 18.5%, to ¥103.2 billion for the fiscal year ended March 31, 2019 which was a decrease of ¥88.0 billion partially offset by ¥59.6 billion of Shire integration costs. The decrease was primarily due to a decrease of ¥22.8 billion in restructuring expense and other costs incurred in the prior year that did not reoccur in the current fiscal year such as a ¥41.5 billion loss on the liquidation of a foreign subsidiary.
Net financial income / (expense). Net financial expense was a ¥66.4 billion in the current year, an increase of ¥74.1 billion compared to the previous year, which includes ¥41.3 billion mainly related to interest on borrowings used to partially fund the Shire Acquisition. The remaining increase is primarily due to a gain on an investment of ¥30.4 billion that was included in financial income in the prior year and is no longer be included in financial income upon adoption of a new accounting standard.
Shares of loss of associates accounted for using the equity method. Shares of loss of associates accounted for using the equity method were ¥43.6 billion, an increase of ¥11.4 billion from the previous year. This primarily relates to Takeda’s share of an impairment charge recognized by Teva Takeda Pharma Ltd. Teva Takeda Pharma Ltd. operates a business of long-listed products and generics and conducted a revaluation of its assets in response to changes in the business environment.
Income tax expenses. Income tax expenses decreased ¥44.6 billion, or 146.3% from ¥30.5 billion for the fiscal year ended March 31, 2018 to tax benefit of ¥14.1 billion for the fiscal year ended March 31, 2019. This decrease was mainly due to tax benefit of ¥58.7 billion resulting from the Shire Acquisition. Excluding the Shire Acquisition impact, the remaining income tax expenses increased ¥14.1 billion mainly due to an increase in profit before tax, as well as the impact from the enactment of the Tax Cuts and Jobs Act (Tax Reform) in the U.S. in the previous year. These factors were partially offset by capital loss related to restructuring of subsidiaries in the current year.
Fiscal Year Ended March 31, 2018 compared with the Fiscal Year Ended March 31, 2017
Revenue. Revenue increased ¥38.5 billion, or 2.2%, from ¥1,732.1 billion for the fiscal year ended March 31, 2017 to ¥1,770.5 billion for the fiscal year ended March 31, 2018. During the fiscal year ended March 31, 2018, our revenue decreased by ¥94.3 billion as a result of divestitures, which primarily consisted of ¥79.1 billion attributable to the divestiture of Wako Pure Chemical in April 2017 and ¥11.1 billion attributable to the termination of the commercialization agreement for CONTRAVE in the U.S. in August 2016. Excluding the impact of divestitures, our revenues increased by ¥132.8 billion primarily due to growth in our core therapeutic areas of GI, oncology and neuroscience, which includes the favorable impact of the strengthening of the U.S. dollar and Euro against the yen as compared to the prior year.

The following shows revenue by geographic region:

	For the fiscal year ended March 31,
	2017		2018
	(billions of yen, except for percentages)
Revenue:
Japan	¥655.3	37.8%	¥580.3	32.8%
United States	520.2	30.0	598.3	33.8
Europe and Canada	279.7	16.1	313.7	17.7
Russia/CIS	57.5	3.3	68.2	3.9
Latin America	72.5	4.2	75.7	4.3
Asia (excluding Japan)	112.8	6.5	104.0	5.9
Other(1)	34	2.0	30.2	1.7
Total	¥1,732.1	100.0%	¥1,770.5	100.0%
_____________
Note:
(1)    Other region includes Middle East, Oceania and Africa.

The following table shows revenue, including royalty income and service income, for our key prescription drug products by geographic region:

	For the fiscal year ended March 31,
	2017	2018	Change versus previous year
	(billions of yen, except for percentages)
ENTYVIO
United States	¥99.6	¥133.6	¥34.0	34.1%
Europe and Canada	39.5	60.2	20.7	52.4
Emerging Markets	4.0	7.5	3.5	87.5
Total	¥143.2	¥201.4	¥58.2	40.6%
NINLARO
Japan	¥—	¥2.5	¥2.5	N/A
United States	29.1	39.4	10.3	35.4%
Europe and Canada	0.2	4.0	3.8	1,900.0
Emerging Markets	0.1	0.6	0.5	500.0
Total	¥29.4	¥46.4	¥17.0	57.8%
VELCADE
United States	¥112.9	¥113.7	¥0.8	0.7%
Other than United States	24.7	23.6	¥(1.1)	(4.5)
Total	¥137.6	¥137.3	¥(0.3)	(0.2)%
ADCETRIS
Japan	¥3.3	¥3.8	¥0.5	15.2%
Europe	17.5	20.1	2.6	14.9
Emerging Markets	9.3	14.3	5.0	53.8
Total	¥30.1	¥38.5	¥8.4	27.9%
TAKECAB
Japan(1)	¥34.1	¥48.5	N/A	N/A
Total	¥34.1	¥48.5	N/A	N/A
TRINTELLIX(2)
United States	¥31.9	¥48.4	¥16.5	51.7%
Total	¥31.9	¥48.4	¥16.5	51.7%
LEUPRORELIN
Japan (product name: LEUPLIN)(1)	¥48.6	¥41.2	N/A	N/A
United States	18.3	19.7	1.4	7.7%
Europe and Canada	31.1	34.5	3.4	10.9
Emerging Markets	16.3	12.7	(3.6)	(22.1)%
Total	¥114.2	¥108.1	N/A	N/A
DEXILANT
United States	¥49.7	¥49.5	¥(0.2)	(0.4)%
Europe and Canada	5.7	6.4	0.7	12.3
Emerging Markets	7.3	9.9	2.6	35.6
Total	¥62.6	¥65.7	¥3.1	5.0%
AZILVA
Japan(1)	¥66.9	¥64.0	N/A	N/A
Total	¥66.9	¥64.0	N/A	N/A
ALOGLIPTIN
Japan (product name: NESINA)(1)	¥32.9	¥26.6	N/A	N/A
United States	5.2	6.0	0.8	15.4%
Europe and Canada	6.1	9.0	2.9	47.5
Emerging Markets	4.9	8.6	3.7	75.5
Total	¥49.1	¥50.2	N/A	N/A
ULORIC
United States	¥41.4	¥45.8	¥4.4	10.6%
Europe and Canada	0.7	0.8	0.1	14.3
Emerging Markets	0.1	0.3	0.2	200.0
Total	¥42.2	¥46.8	¥4.6	10.9%

	For the fiscal year ended March 31,
	2017	2018	Change versus previous year
	(billions of yen, except for percentages)
COLCRYS
United States	¥38.9	¥40.3	¥1.4	3.6%
Total	¥38.9	¥40.3	¥1.4	3.6%
AMITIZA
United States	¥33.7	¥33.7	¥—	0.0%
Europe and Canada	0.1	0.1	—	—
Total	¥33.8	¥33.8	¥—	0.0%
PANTOPRAZOLE
United States	¥10.1	¥7.2	¥(2.9)	(28.7)%
Europe and Canada	30.5	30.6	0.1	0.3
Emerging Markets	33.7	28.0	(5.7)	(16.9)
Total	¥74.2	¥65.8	¥(8.4)	(11.3)%
LANSOPRAZOLE
Japan(1)(3)	¥8.1	¥4.6	N/A	N/A
United States	20.0	15.2	(4.8)	(24.0)%
Europe and Canada	7.1	7.2	0.1	1.4
Emerging Markets	9.2	9.7	0.5	5.4
Total	¥44.4	¥36.8	N/A	N/A
CANDESARTAN
Japan(1)	¥14.8	¥2.6	N/A	N/A
United States	0.6	0.7	0.1	16.7%
Europe and Canada	9.3	9.5	0.2	2.2
Emerging Markets	9.5	9.2	(0.3)	(3.2)
Total	¥34.2	¥22.0	N/A	N/A
_____________
Notes:
(1)    Beginning from the fiscal year ended March 31, 2019, sales of certain products in Japan are disclosed on a net basis, deducting items such as discounts and rebates, in alignment with the global managerial approach applied to individual product sales for the fiscal year ended March 31, 2018. Sales of individual products have been revised retroactively on a net basis to enable year-on-year comparisons. This reclassification has no impact on Takeda’s financial statements and does not represent a correction of figures from the prior fiscal periods. Figures for the fiscal year ended March 31, 2017 have not been reclassified retroactively.
(2)    TRINTELLIX is the brand name used since June 2016 for the product previously marketed as BRINTELLIX in the United States. The formulations, indication and dosages of TRINTELLIX remain the same as that of BRINTELLIX.
(3)    Products excluding fixed dose combinations were transferred to Teva Takeda Yakuhin Ltd., a wholly-owned subsidiary of Teva Takeda Pharma Ltd., a joint venture in Japan we formed with Teva Pharmaceutical Industries Ltd., in April 2016. Fixed dose combinations were sold to Teva Takeda Yakuhin Ltd. in May 2017. Amounts presented above represent supply sales to Teva Takeda Yakuhin Ltd., following such transfers.
Change in revenue in our three key therapeutic areas of GI, oncology and neuroscience was primarily attributable to the following products:

•
GI. In the therapeutic area of GI, revenue grew 23.5% compared to the previous fiscal year. Revenue attributable to ENTYVIO was ¥201.4 billion in the fiscal year ended March 31, 2018, an increase of ¥58.2 billion, or 40.6%, compared to the previous fiscal year as a result of increase in sales volume, making ENTYVIO our top-selling product. Revenue attributable to TAKECAB was ¥48.5 billion (or ¥55.1 billion on a gross basis) in the fiscal year ended March 31, 2018, compared to ¥34.1 billion on a gross basis in the previous fiscal year, with prescriptions in Japan as a result of a higher overall volume due to TAKECAB’s efficacy in reflux esophagitis and the prevention of recurrence of gastric ulcers during low-dose aspirin administration.

•
Oncology. In the therapeutic area of oncology, revenue grew 14.6% compared to the previous fiscal year. Revenue attributable to NINLARO was ¥46.4 billion, an increase of ¥17.1 billion, or 58.1% compared to the previous fiscal year, reflecting market penetration across several regions, particularly in the United States. Revenue attributable to ICLUSIG, which was obtained through the acquisition of ARIAD in February 2017, was ¥23.1 billion, its first full-year contribution to our revenue growth in this key therapeutic area. ALUNBRIG, also obtained through the acquisition of ARIAD, was launched in the United States in May 2017, and revenue attributable to it in the fiscal year ended March 31, 2018 was ¥2.8 billion. Revenue attributable to VELCADE decreased slightly to ¥137.3 billion in the fiscal year ended March 31, 2018 from ¥137.6 billion in the previous fiscal year.

•
Neuroscience. In the therapeutic area of neuroscience, revenue grew 24.5% compared to the previous fiscal year. Revenue attributable to TRINTELLIX was ¥48.4 billion, an increase of ¥16.5 billion, or 51.6%, versus the previous year, reflecting higher volumes as a result of expansion of market share in the U.S. branded antidepressant market, driven by our patient engagement initiatives.

Cost of sales. Cost of sales decreased ¥62.8 billion, or 11.2%, from ¥558.8 billion for the fiscal year ended March 31, 2017 to ¥495.9 billion for the fiscal year ended March 31, 2018. Cost of sales as a percentage of revenue decreased from 32.3% in the fiscal year ended March 31, 2017 to 28.0% in the fiscal year ended March 31, 2018. The decreases in cost of sales, both overall and relative to revenues, was primarily due to the disposition of Wako Pure Chemical in April 2017, which generally had lower-margin products, as well as the effect of other changes to our product mix due to the faster growth of higher margin products, such as ENTYVIO and NINLARO, relative to other products.
Selling, general and administrative expenses. Selling, general and administrative expenses increased ¥9.0 billion, or 1.5%, from ¥619.1 billion for the fiscal year ended March 31, 2017 to ¥628.1 billion for the fiscal year ended March 31, 2018, mainly due to increased long-term incentive payments to management, higher co-promotion expenses related to increased sales of TAKECAB in Japan and higher compensation costs, which contributed ¥2.6 billion, ¥4.8 billion and ¥3.8 billion, respectively. However, selling, general and administrative expenses increased at a lower rate than revenue, reflecting our overall cost reduction efforts.
Research and development expenses. Research and development expenses increased ¥13.1 billion, or 4.2%, from ¥312.3 billion for the fiscal year ended March 31, 2017 to ¥325.4 billion for the fiscal year ended March 31, 2018, mainly due to our pursuit of increased research and development projects and the effect of a weaker Japanese yen.
Amortization and impairment losses on intangible assets associated with products. Amortization and impairment losses on intangible assets associated with products decreased ¥34.6 billion, or 22.1%, from ¥156.7 billion for the fiscal year ended March 31, 2017 to ¥122.1 billion for the fiscal year ended March 31, 2018. This was primarily driven by a decrease of impairment losses on intangible assets of ¥48.2 billion, including a ¥22.6 billion reversal of the previous impairment related to COLCRYS, reflecting updated estimates about the amount of impairment due to better-than-expected sales performance. This was offset in part by increased amortization of intangible assets of ¥13.6 billion, resulting from the inclusion of amortization of intangible assets acquired in the ARIAD acquisition.
Other operating income. Other operating income increased by ¥25.9 billion, or 18.0%, from ¥143.5 billion for the fiscal year ended March 31, 2017 to ¥169.4 billion for the fiscal year ended March 31, 2018, driven mainly by ¥106.3 billion representing a gain on the sale of Wako Pure Chemical in April 2017, ¥27.5 billion representing a gain on divestments to Teva Takeda Yakuhin Ltd. and ¥18.8 billion representing a gain on sales of property, plant and equipment and investment property. Other operating income in the previous fiscal year was primarily driven by a ¥115.4 billion gain on divestments to Teva Takeda Yakuhin Ltd and a ¥12.0 billion gain from the reversal of contingent consideration liability reflecting decreased expected sales of COLCRYS.
Other operating expenses. Other operating expenses increased ¥53.7 billion, or 73.6%, to ¥126.6 billion for the fiscal year ended March 31, 2018, as compared to ¥72.9 billion for the fiscal year ended March 31, 2017. This was driven by a loss on liquidation of a foreign subsidiary of ¥41.5 billion primarily reflecting the recognition of cumulative translation losses and an increase in fair value of contingent consideration of ¥10.5 billion driven by an increase in projected sales primarily for COLCRYS.
Income tax (expenses). Income tax expenses increased ¥2.7 billion, or 9.6%, from ¥27.8 billion for the fiscal year ended March 31, 2017 to ¥30.5 billion for the fiscal year ended March 31, 2018. This increase was mainly due to the tax impact of ¥22.8 billion resulting from the increase in profit before tax compared to the previous fiscal year, as well as the effect of additional tax benefits recognized for the year ended March 31, 2017, resulting from reduction of share capital of a subsidiary, which was responsible for an increase of ¥8.9 billion. These increases were offset in part by the positive impact of the enactment of U.S. tax reforms, principally related to the revaluation of net deferred tax liability at a lower enacted tax rate and improved recoverability of deferred tax assets, which resulted in a decrease of ¥27.5 billion.

Liquidity and Capital Resources.
Sources and Uses of Liquidity
Our liquidity requirements mainly relate to operating cash, capital expenditures, contractual obligations, repayment of indebtedness and payment of interest and dividends. Our operating cash requirements include cash outlays for research and development expenses, milestone payments, sales and marketing expenses, personnel and other general and administrative costs and raw material costs. Income tax payments also require significant cash outlays as well as working capital financing.
Our capital expenditures for tangible assets consist primarily of enhancing and streamlining our production facilities, replacing fully depreciated items, and promoting efficiency of our operations. Our capital expenditures for intangible assets represent mainly milestone payments related to licensed products, where such assets have been acquired from third-party partners, as well as software development expenditures. Our capital expenditures, which consist of additions to property, plant and equipment and intangible assets recorded on our consolidated balance sheets, were ¥148.1 billion, ¥124.1 billion and ¥244.6 billion for the fiscal years ended March 31, 2017, 2018, and 2019, respectively. As of March 31, 2019, we had contractual commitments for the acquisition of property, plant and equipment of ¥34.0 billion.
Our capital resource management is based on the following:

•	investments in our internal research and development pipeline, foundational technology and ability to develop and bring to market new products;

•	dividends as an important tool for returning capital to shareholders, while emphasizing capital gains for shareholders through increased corporate value;

•	the maintenance of an investment-grade credit rating; and

•	disciplined alliances and acquisitions in order to strengthen our business around our key therapeutic areas.
As noted above, the return of capital to shareholders is one focus area for our management, and we believe our dividend policy is an important tool for accomplishing our goals.
Our dividend payments for the fiscal years ended March 31, 2017, 2018 and 2019 were ¥141.7 billion, ¥141.9 billion and ¥143.0 billion, respectively. It is our intention to continue to return capital to shareholders using dividends at an annual level of ¥180 per share, consisting of interim and fiscal year-end dividends of ¥90 per share.
We are required to make interest and principal payments on our outstanding borrowings. As of March 31, 2019, we have ¥122.7 billion of interest due within one year and ¥988.1 billion of principal payments on our borrowings due within one year. See “-Borrowings and Financial Obligations.”
Our sources of liquidity include cash and cash equivalents on hand, short-term commercial paper, committed borrowing lines from financial institutions and long-term debt financing from global capital markets. We monitor and adjust the amount of foreign cash based on projected cash flow requirements. As the majority of our business is conducted outside Japan, we hold a significant portion of cash outside of Japan. Our ability to use foreign cash to fund cash flow requirements in Japan may be impacted by local regulations and, to a lesser extent, income taxes associated with transferring cash to Japan.
As of March 31, 2019, we held ¥702.1 billion in cash and cash equivalents on hand and ¥300.0 billion in undrawn commitment line. We believe that working capital is sufficient for our current business requirements. Furthermore, we continually seek to ensure that our level of liquidity and access to capital market funding continues to be maintained to successfully support our business operations.

Consolidated Cash Flows
The following table shows information about our consolidated cash flows during the fiscal years ended March 31, 2017, 2018 and 2019:

	For the fiscal year ended March 31,
	2017	2018	2019
	(billions of yen)
Net cash from operating activities	¥261.4	¥377.9	¥328.5
Net cash used in investing activities	(655.7)	(93.3)	(2,835.7)
Net cash from (used in) financing activities	289.9	(326.2)	2,946.2
Net increase (decrease) in cash and cash equivalents	¥(104.4)	¥(41.7)	¥439.0
Cash and cash equivalents at the beginning of the year	451.4	319.5	294.5
Effects of exchange rate changes on cash and cash equivalents	(5.7)	(4.6)	(31.3)
Net increase (decrease) in cash and cash equivalents resulting from a transfer to assets held for sale	(21.8)	21.3	(0.1)
Cash and cash equivalents at the end of the year	¥319.5	¥294.5	¥702.1
Fiscal Year Ended March 31, 2019 compared with the Fiscal Year Ended March 31, 2018
Net cash from operating activities was ¥328.5 billion for the fiscal year ended March 31, 2019 compared to ¥377.9 billion for the fiscal year ended March 31, 2018. The decrease of ¥49.4 billion was driven by a decrease in net profit of ¥77.7 billion and the impacts of certain unfavorable adjustments including the lower income tax expenses of ¥44.6 billion primarily attributable to non-cash tax benefit on the impact of purchase accounting of the Shire acquisition, the loss on liquidation of foreign operations of ¥41.5 billion recorded in the previous fiscal year, as well as the effect of changes in assets and liabilities such as higher employee bonus payments in the fiscal year ended March 31, 2019.
These were partially offset by certain favorable non-cash adjustments such as the increase in depreciation and amortization of ¥90.3 billion mainly attributable to intangible assets recorded upon the acquisition of Shire and the decrease in inventories by ¥45.0 billion primarily attributable to unwinding of the fair value step up recorded in relation to the Shire Acquisition. This also includes other favorable adjustments such as the increase in net financial income and expenses by ¥74.1 billion primarily due to the financial expense recorded in connection with the acquisition of Shire.
Net cash used in investing activities was ¥2,835.7 billion for the fiscal year ended March 31, 2019, compared to ¥93.3 billion for the fiscal year ended March 31, 2018. This significant increase was primarily attributable to ¥2,891.9 billion of net consideration paid for the acquisition of Shire. This was offset by ¥50.7 billion proceeds from the sale of real estate primarily attributable to the sale of our former headquarters building in the current fiscal year.
Net cash used in financing activities was ¥2,946.2 billion for the fiscal year ended March 31, 2019, compared to net cash used in financing activities of ¥326.2 billion for the fiscal year ended March 31, 2018. The current fiscal year mainly includes an increase of short-term loans of ¥367.3 billion and ¥2,795.9 billion proceeds from bonds and long-term loans of mainly for the acquisition of Shire.
Fiscal Year Ended March 31, 2018 compared with the Fiscal Year Ended March 31, 2017
Net cash from operating activities increased by ¥116.5 billion from ¥261.4 billion in the fiscal year ended March 31, 2017 to ¥377.9 billion in the fiscal year ended March 31, 2018, primarily due to the impact of a higher net profit of ¥71.2 billion and the effect of certain favorable non-cash expenses and other adjustments, including a gain on divestment of a business of ¥87.9 billion, a loss on liquidation of foreign operations of ¥41.5 billion as well as a ¥30.7 billion loss relating to the share of loss of associates. Additional sources of operating cash flow were a ¥9.8 billion decrease in inventories as a result of management effort to reduce inventory levels during the fiscal year ended March 31, 2018. These sources of cash were partially offset by a higher impairment loss of ¥37.8 billion in fiscal year ended March 31, 2017 and a gain on sale of a business of ¥106.6 billion during the fiscal year ended March 31, 2018.
Net cash used in investing activities was ¥93.3 billion for the fiscal year ended March 31, 2018, compared to ¥655.7 billion for the fiscal year ended March 31, 2017. This decrease was primarily attributable to ¥583.1 billion of net consideration paid for the acquisition of ARIAD in the fiscal year ended March 31, 2017. The decrease also reflects the effect of a payment of ¥71.8 billion into a restricted cash account in the fiscal year ended March 31, 2018 in preparation for the acquisition of TiGenix NV. This was offset by ¥84.5 billion proceeds from the divestment of Wako Pure Chemical in the same fiscal year.
Net cash used in financing activities was ¥326.2 billion for the fiscal year ended March 31, 2018, compared to net cash from financing activities of ¥289.9 billion for the fiscal year ended March 31, 2017. This was primarily the result of repayments of ¥403.9 billion of short-term bridge loans, ¥337.2 billion of proceeds from long-term loans related mainly to the refinancing of the bridge loan for the ARIAD acquisition, and repayments of other long-term loans of ¥80.0 billion in the fiscal year ended March 31, 2018, compared to ¥407.0 billion of proceeds primarily from such short-term bridge loans in the previous fiscal year.
Borrowings and Financial Obligations
Our total bonds and loans are ¥985.7 billion and ¥5,751.0 billion as of March 31, 2018 and 2019, respectively. These borrowings include unsecured bonds and senior notes issued by Takeda in prior years, syndicated loans entered into by Takeda in prior years, borrowings obtained to fund a portion of the Shire acquisition, and debt assumed in connection with the Shire acquisition and included in our consolidated statement of financial position. Our borrowings are mainly linked to acquisitions and therefore are not exposed to seasonality.
The increase in bonds and loans relates to financing obtained to fund a portion of the Shire Acquisition and the debt assumed from Shire. In connection with the Shire Acquisition, we entered into various borrowing arrangements as described in further detail below, including bridge financing that was subsequently repaid. The borrowings entered into during the fiscal year ended March 31, 2019 that remain outstanding at the end of the fiscal year are as follows:

•
Term Loan Credit Agreement with a total aggregate principal amount of $7.5 billion denominated in U.S. dollar and Euro was entered into on June 8, 2018 and fully drawn in early January 2019. The proceeds drawn were used to fund a portion of the cash consideration payable in connection with the Shire Acquisition. The borrowings under the Term Loan Credit Agreement are unsecured and accrue interest based on floating rates, and will mature on January 3, 2024.

•
Euro denominated senior notes with a total aggregate principal amount of €7.5 billion were issued in November 2018 together with U.S. dollar denominated senior notes with a total aggregate principal amount of $5.5 billion (collectively, the “2018 Notes”). The 2018 Notes were issued in the following series:

•
€1,250.0 million aggregate principal amount of 0.375% Senior Notes due November 21, 2020, €1,000.0 million aggregate principal amount of the Senior Floating Rate Notes due November 21, 2020, €1,500.0 million aggregate principal amount of 1.125% Senior Notes due November 21, 2022, €750.0 million aggregate principal amount of the Senior Floating Rate Notes due November 21, 2022, €1,500.0 million aggregate principal amount of 2.250% Senior Notes due November 21, 2026, and €1,500.0 million aggregate principal amount of 3.000% Senior Notes due November 21, 2030.

•
$1,000.0 million aggregate principal amount of 3.800% Senior Notes due November 26, 2020, $1,250.0 million aggregate principal amount of 4.000% Senior Notes due November 26, 2021, $1,500.0 million aggregate principal amount of 4.400% Senior Notes due November 26, 2023, and $1,750.0 million aggregate principal amount of 5.000% Senior Notes due November 26, 2028. On August 29, 2019, we redeemed all of the outstanding $1,000.0 million 3.8% Senior Notes due 2020.

The 2018 Notes were issued in private placements in reliance on exemptions from registration under the U.S. Securities Act of 1933 (the “Securities Act”). Interest on the series of 2018 Notes, which are subject to fixed rates, is payable annually (in the case of the Euro-denominated 2018 Notes) or semi-annually (in the case of the dollar-denominated 2018 Notes) in arrears. Interest on the series of 2018 Notes which are subject to floating rates is determined by reference to three-month EURIBOR plus an applicable spread, reset quarterly, and is payable quarterly in arrears.

•
An unsecured JBIC Loan Agreement for an aggregate principal amount $3.7 billion was entered into December 2018. The JBIC Loan was fully drawn down in early January 2019 and will mature on December 11, 2025. The borrowings under the Term Loan Credit Agreement are unsecured and accrue interest based on floating rates.

•
A ¥500 billion Senior Short-Term Loan ("SSTL") Facility Agreement entered into in October 2018. The SSTL was fully drawn in early January 2019 and the proceeds were used to fund a portion of the cash consideration payable in connection with the Shire Acquisition. The SSTL has a maturity of up to six months from the date of draw down at our option. In October 2018, we entered into a Subordinated Loan Agreement providing for borrowings up to the same principal amount of the SSTL in order to allow for the refinancing of any borrowings under the SSTL. However, the SSTL was repaid in June 2019 using the proceeds from the offering of our Hybrid Bonds, described below, and no borrowings were made under the Subordinated Loan Agreement. Both the SSTL and Subordinated Loan Agreement were cancelled in June 2019.

In connection with the Shire Acquisition, various borrowing arrangements previously held by Shire as described in further detail below were assumed and are included in our consolidated statement of financial position. Such borrowings that remain outstanding at the end of the fiscal year are as follows:

•
USD denominated senior notes (the “SAIIDAC Notes”) issued by Shire Acquisitions Investments Ireland Designated Activity Company (“SAIIDAC”), a wholly-owned subsidiary of Shire, and guaranteed by us. The SAIIDAC Notes have a total aggregate principal amount of $12.1 billion as of March 31, 2019. Interest is payable semi-annually in arrears. The following series of SAIIDAC Notes were outstanding as of March 31, 2019: $3,300.0 million aggregate principal amount of 1.900% notes due September 23, 2019, $3,300.0 million aggregate principal amount of 2.400% notes due September 23, 2021, $2,500.0 million aggregate principal amount of 2.875% notes due September 23, 2023 and $3,000.0 million aggregate principal amount of 3.200% notes due 2026.

•
USD denominated senior notes (the "Baxalta Notes") issued by Baxalta and guaranteed by us. The Baxalta Notes have a total aggregate principal amount of $1.925 billion as of March 31, 2019. Interest on the Baxalta Notes is payable semi-annually in arrears. The following series of Baxalta Notes were outstanding as of March 31, 2019: $404.5 million aggregate principal amount of 2.875% senior notes due June 23, 2020, $219.4 million aggregate principal amount of 3.600% senior notes due June 23, 2022, $800.5 million aggregate principal amount of 4.000% senior notes due June 23, 2025 and $500.4 million aggregate principal amount of 5.250% senior notes due June 23, 2045. On August 9, 2019, Baxalta, our wholly-owned subsidiary resulting from the Shire Acquisition, redeemed all of the $404.5 million aggregate principal amount of 2.875% senior notes due June 23, 2020.

On June 6, 2019, we issued hybrid bonds (subordinated bonds) (“Hybrid Bonds”) with an aggregate principal amount of ¥500 billion. We used the proceeds from this Hybrid Bond offering to repay the SSTL.
The Hybrid Bonds will mature on June 6, 2079. Under the terms and conditions of the Hybrid Bond, we may make an early repayment of all of the principal of the Hybrid Bonds on each interest payment date beginning October 6, 2024. Interest is payable semi-annually at a rate per annum subject to revision. The Hybrid Bonds are unsecured and we are not subject to any financial covenants.
We currently have a Japanese unsecured commercial paper program in place to facilitate short-term liquidity management. We further have short-term commitment line of ¥300 billion which are undrawn as of March 31, 2019.
We have certain borrowings outstanding as of March 31, 2019, that have restrictive financial covenants. The most restrictive of these covenants is that our profit before tax must not be negative for two consecutive years, which is contained in the JBIC Loan Agreement described above. As of March 31, 2019, we are in compliance with all such covenants. There are no restrictions on the ability to draw from the commitment line.
For further description of our borrowings, see Note 20 to our audited consolidated financial statements included in this prospectus.
Credit Ratings
Our credit ratings, which reflect each rating agency’s opinion of our financial strength, operating performance and ability to meet our obligations, as of the date of this prospectus are as follows:

Rating agency	Category	Rating	Rating structure
S&P Global Ratings	Issuer credit rating/foreign currency long-term and local currency long-term	BBB+	Fourth highest of 11 rating categories and first within the category based on modifiers (e.g. BBB+, BBB and BBB- are within the same category).
	Issuer credit rating (short-term)	A-2	Second highest of six rating categories

Moody’s	Long-term issuer rating and Long-term senior unsecured rating	Baa2	Fourth highest of nine rating categories and second highest within the category based on modifiers (e.g., Baa1, Baa2 and Baa3 are within the same category).
The ratings are not a recommendation to buy, sell or hold securities. The ratings are subject to revision or withdrawal at any time by the assigning rating agency. Each of the financial strength ratings should be evaluated independently.

Off-Balance Sheet Arrangements.
Milestone Payments
Under the terms of our collaborations with third parties for the development of new products, we may be required to make payments for the achievement of certain milestones related to the development of pipeline products and the launch and subsequent marketing of new products. As of March 31, 2018, and 2019, the contractual amount of potential milestone payments totaled ¥517.0 billion and ¥655.5 billion, respectively, in each case excluding potential commercial milestone payments for pipeline products under development.
Tabular Disclosure of Contractual Obligations.
The following table summarizes our contractual obligations as of March 31, 2019:

	Total contractual amount(1)	Less than one year	One to three years	Three to five years	More than five years
	(billions of yen)
Bonds and loans: (2) (3)
Bonds	¥3,790.2	¥507.2	¥1,197.7	¥849.0	¥1,236.3
Loans	2,780.3	603.6	228.1	978.4	970.2
Purchase obligations for property, plant and equipment	34.0	34.0	—	—	—
Finance lease obligations	333.1	6.9	18.4	19.4	288.5
Operating lease obligations	233.6	31.2	52.7	38.4	111.3
Contributions to defined benefit plans(4)	7.8	7.8	—	—	—
Total(5) (6)	¥7,179.0	¥1,190.7	¥1,496.9	¥1,885.2	¥2,606.3
___________
Notes:
(1)    Obligations denominated in currencies other than yen have been translated into yen using period-end exchange rates for the fiscal year ended March 31, 2019 and may fluctuate due to changes in exchange rates.
(2)    Repayment obligations may be accelerated if we breach the relevant covenants under the relevant instruments.
(3)    Includes interest payment obligations.
(4)    Pension and post-retirement contributions cannot be determined beyond the fiscal year ending March 31, 2020 because the timing of funding is uncertain and dependent on future movements in interest rates and investment returns, changes in laws and regulations and other variables.
(5)    Does not include contractual obligations whose timing we are unable to estimate, including defined benefit contribution obligations, litigation reserves and long-term income tax liability and does not include liabilities recorded at fair value as amounts will fluctuate based on any changes in fair value including derivative liabilities and contingent consideration. Milestone payments that are dependent on the occurrence of certain future events are not included.
(6)    Does not include purchase orders entered into for purchases made in the normal course of business.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks primarily from changes in foreign currency exchange rates, interest rate changes and changes in the value of our investment securities. The information required under this section is set forth in Note 27 to our audited consolidated financial statements included in this prospectus.

BUSINESS
Overview
We are a global, values-based, research and development driven biopharmaceutical company with operations in approximately 80 countries. We bring highly innovative, life changing medicines to patients across the globe, with prescription drugs marketed directly or through our partners in approximately 100 countries worldwide. Our global workforce is committed to bringing better health and a brighter future to patients. We develop and market pharmaceutical products to treat a broad range of medical conditions including GI diseases, cancer, neurological and psychiatric diseases, and rare diseases including immunology and hematology, as well as plasma-derived therapies and vaccines. We are also committed to our corporate social responsibility program, which is dedicated to global health, and our access to medicine strategy, which aims to increase access to innovative and potentially lifesaving medicines for patients with some of the highest unmet medical needs across the world.
Our 238-year history started in 1781, when Chobei Takeda began selling traditional Japanese and Chinese medicines in Doshomachi, Osaka. After Japan’s Meiji Restoration opened the country to increase overseas trade in the late 1860s, we were one of the first companies to begin importing western medicines into Japan. In 1895, we began our pharmaceutical manufacturing business, and our research division was formed in 1914, allowing us to begin to introduce our own pharmaceutical products. In 1925, we were incorporated as Chobei Takeda & Co., Ltd. and our name was later changed to Takeda Pharmaceutical Company Limited. In 1949, our shares were listed on the Tokyo and Osaka stock exchanges. We began expanding into overseas markets in the 1960s, first in Asia and, subsequently, other markets around the world. We began enhancing our overseas business infrastructure in the late 1990s, with the formation of new subsidiaries in the United States and Europe.
Since 2014, our efforts have been focused on enhancements to our research and development capabilities and successful cross-border merger and acquisition activities and post-acquisition integration. For example, in February 2017, we acquired ARIAD, a commercial-stage biotechnology company and in July 2018, we acquired TiGenix NV, an advanced biopharmaceutical company developing novel stem cell therapies for serious medical conditions, with the aim to bring new treatment options to patients with gastrointestinal disorders.
Most recently, in January 2019, we completed our acquisition of Shire. With the Shire Acquisition, we have taken the next major step in our development into a global pharmaceutical company. The Shire Acquisition allows us to create a global, values-based, research and development-driven biopharmaceutical company with an attractive geographic footprint with a significantly increased presence in the United States, an important and innovation-driven market. Specifically, the Shire Acquisition strengthens our core therapeutic areas, bringing together Takeda and Shire’s complementary positions in GI and neuroscience and providing leading positions in rare diseases and plasma-derived therapies to complement our existing strength in oncology and focused efforts in vaccines. It also creates a highly complementary, robust, modality-diverse pipeline and a strengthened research and development engine focused on innovation.
During the three fiscal years ended March 31, 2019, we have also divested a number of businesses and assets in non-core areas. For example, in April 2017, we completed the sale of our shares in Wako Pure Chemical to FUIJIFILM Corporation and in December 2017, we entered into an agreement with Takashimaya Company Limited to sell our Tokyo Takeda building and the Takeda Shin-Edobashi building. Further, in July 2018, we sold and divested all our shares and assets in Multilab Indústria e Comércio de Produtos Farmacêuticos Ltda. to Novamed Fabricação de Produtos Farmacêuticos Ltda and in August 2018, we sold and divested all our shares and assets in Guangdong Techpool Bio-Pharma Co., Ltd. to Shanghai Pharmaceutical Holding Co. Ltd. We will continue to divest certain businesses and assets as we integrate Shire and focus on our core business. For example, on May 9, 2019, we announced the sales of two of our non-core businesses, Xiidra® (lifitegrast ophthalmic solution) and TachoSil™ (Fibrin Sealant Patch). For additional details on these transactions, see Note 33 to our audited consolidated financial statements included in this prospectus. We completed the sale of Xiidra (lifitegrast ophthalmic solution) in July 2019.
Our principal capital expenditures during the three fiscal years ended March 31, 2019 consisted of additions to property, plant and equipment and additions to intangible assets. In the fiscal years ended March 31, 2017, 2018 and 2019, excluding acquisitions, we made capital expenditures (consisting of the additions to property, plant and equipment and intangible assets recorded on our consolidated balance sheet) of ¥148.1 billion, ¥124.1 billion and ¥244.6 billion, respectively, including the following highlights:

•	In the fiscal year ended March 31, 2017, we invested ¥8.3 billion to prepare the manufacturing facility in Brooklyn Park, Minnesota acquired from Baxalta US. Inc. for the production of ENTYVIO;

•
In the fiscal year ended March 31, 2018, we invested ¥17.9 billion to construct our new global headquarters in Tokyo. We also invested ¥11.4 billion to purchase manufacturing equipment at our German subsidiary, Takeda GmbH, including ¥4.9 billion in equipment for manufacturing of vaccines for dengue fever; and

•
In the fiscal year ended March 31, 2019, we received an additional 20-year extension agreement (from 2030 to 2050) for our two leased properties in Cambridge, Massachusetts. The total lease liability for these properties including this renewal option that we are reasonably certain to exercise is ¥88.8 billion as of March 31, 2019.

We currently have various capital expenditures projects in process, the most significant of which includes the construction of a biologics facility in Dunboyne, Ireland, which will be funded through internally generated cash flows.
The address of our global head office is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo, 103-8668, Japan; telephone number: 81-3-3278-2306. Takeda’s agent in the United States in connection with this prospectus is Takeda Pharmaceuticals U.S.A., Inc., 1 Takeda Parkway, Deerfield, IL 60015 U.S.A., telephone number: 1-224-554-6500.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Our corporate website is www.takeda.com.
Business Overview
We are a global, values-based, research and development-driven biopharmaceutical company with an innovative portfolio, engaged primarily in the research, development, production and marketing of pharmaceutical products. Our mission is to strive towards a better health and a brighter future for people worldwide through leading innovation in medicine. Our culture is based on the achievement of this mission by acting with integrity, fairness, honesty and perseverance and prioritizing the patient, trust, reputation and the business.
Our three strategic priorities to drive sustainable mid to long-term growth are business area focus, our research and development engine and financial strength.
We are focused on five key business areas of GI, rare diseases, plasma-derived therapies, oncology, and neuroscience. We believe these five business areas will drive our future growth. We have been making targeted acquisitions and divestitures to further increase our level of focus on these areas and plan to continue to refine our business portfolio going forward.
Our research and development engine is based on a therapeutic area focus, a leading partnership model and patient-centric, science-driven culture of innovation. Our strengthened and revitalized research and development engine is focused on the therapeutic areas of oncology, GI, rare diseases and neuroscience with targeted investments in plasma-derived therapies and vaccines. In order to deliver value in areas of high unmet medical needs, we strive to progress our pipelines by focusing on innovative medicines.
Our financial strength involves driving margin expansion and generating cash flows to invest in the business, to deleverage and to return cash to shareholders. We also are prioritizing selected disposal of non-core assets to generate cash in order to accelerate the pace of deleveraging.
We are also focused on successfully executing the integration of Shire while sustaining business momentum. The execution of our integration plan is underway and we believe that the integration will have relatively minimal disruption on the business and pipeline due to the strong strategic and geographic fit of the two companies. We also believe that we will experience minimal disruption to our research and development efforts as we are adding rare diseases to our already defined research and development model. We believe a smooth integration will result in a stronger and more innovative portfolio supported by a lean and focused organization.
Our key growth driver products will be derived from 14 global brands in five business areas and include: ENTYVIO, GATTEX/REVESTIVE, ALOFISEL, NATPARA, ADYNOVATE/ADYNOVI, TAKHZYRO, ELAPRASE, VPRIV, GAMMAGARD LIQUID, HYQVIA, CUVITRU, ALBUMIN/FLEXBUMIN, NINLARO, and ALUNBRIG.
The following is a summary of our principal products by key business area. Revenues attributable to products acquired as part of the Shire Acquisition for the year ended March 31, 2019 given in this section refer to revenues recorded on our consolidated statement of income following the completion of the Shire Acquisition on January 8, 2019.
In GI, our principal products include:

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ENTYVIO (vedolizumab), a treatment for moderate to severe ulcerative colitis and Crohn’s disease. Sales of ENTYVIO have grown strongly since its launch in 2014 to become our top selling product in the fiscal year ended March 31, 2019. ENTYVIO is now approved in more than 50 countries worldwide, and we continue to seek approval for ENTYVIO in additional countries. In the fiscal year ended March 31, 2019, our revenue from ENTYVIO was ¥269.2 billion.

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TAKECAB (vonoprazan fumurate), a treatment for acid-related diseases. TAKECAB was launched in Japan in 2015 and has achieved significant growth following the expiration of the prescription limitation period in March 2016. In the fiscal year ended March 31, 2019, our revenue from TAKECAB was ¥58.2 billion.

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GATTEX/REVESTIVE (teduglutide [rDNA origin]) for injection is the first prescription medicine for the long-term treatment of adults with short bowel syndrome (“SBS”) who are dependent on parenteral support. We added GATTEX/REVESTIVE to our GI portfolio with the acquisition of Shire, which was completed in January 2019. In May 2019, the FDA approved extending the indication of GATTEX for children 1 year of age and older with SBS. In the fiscal year ended March 31, 2019, our revenue from GATTEX/REVESTIVE was ¥12.8 billion.

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ALOFISEL (darvadstrocel), previously Cx601, a treatment for complex perianal fistulas in adult patients with nonactive/mildly active luminal Crohn’s disease, when fistulas have shown an inadequate response to at least one conventional or biologic therapy. ALOFISEL was approved in the EU in 2018 which marked the first allogenic stem cell therapy to receive central marketing authorization (“MA”) approval in Europe. In the fiscal year ended March 31, 2019, our revenue from ALOFISEL was ¥0.05 billion.

In rare diseases, our principal products are:

•
NATPARA/NATPAR (parathyroid hormone) for injection is indicated as an adjunct to calcium and vitamin D to control hypocalcemia in patients with hypoparathyroidism (“HPT”). HPT is a rare condition in which the parathyroid glands fail to produce sufficient amounts of parathyroid hormone (“PTH”) or where the PTH lacks biologic activity. We added NATPARA/NATPAR to our rare diseases portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from NATPARA/NATPAR was ¥7.1 billion. On September 6, 2019, we issued a recall in the United States for all doses of NATPARA for Injection (25 mcg, 50 mcg, 75 mcg, and 100 mcg).

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ADYNOVATE/ADYNOVI (antihemophilic factor (recombinant) [PEGylated]) is an extended half-life recombinant factor VIII treatment for hemophilia A based on ADVATE. ADYNOVATE/ADYNOVI uses the same manufacturing process as ADVATE and adds a proven technology, PEGylation (a chemical process that prolongs the amount of time a compound remains in circulation, potentially allowing for fewer injections), which we exclusively licensed from Nektar Therapeutics. We added ADYNOVATE/ADYNOVI to our rare diseases portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from ADYNOVATE/ADYNOVI was ¥10.7 billion.

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TAKHZYRO (lanadelumab-flyo) injection, a fully human monoclonal antibody that specifically binds and decreases plasma kallikrein. TAKHZYRO is the only monoclonal antibody (mAb) that provides targeted inhibition of plasma kallikrein, an enzyme which is chronically uncontrolled in people with hereditary angioedema (“HAE”), to help prevent attacks. We added TAKHZYRO to our rare diseases portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from TAKHZYRO was ¥9.7 billion.

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ELAPRASE (idursulfase), an enzyme replacement treatment for Hunter syndrome (also known as Mucopolysaccharidosis Type II or MPS II). We added ELAPRASE to our rare diseases portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from ELAPRASE was ¥15.1 billion.

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REPLAGAL (agalsidase alfa for infusion), an enzyme replacement marketed for the treatment of Fabry disease outside of the U.S. Fabry disease is a rare, inherited genetic disorder resulting from a deficiency in the activity of the lysosomal enzyme alpha-galactosidase A, which is involved in the breakdown of fats. We added REPLAGAL to our rare diseases portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from REPLAGAL was ¥11.4 billion.

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VPRIV (velaglucerase alfa for injection), an enzyme replacement treatment for type 1 Gaucher disease. We added VPRIV to our rare diseases portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from VPRIV was ¥8.7 billion.

In the fiscal year ended March 31, 2019, our revenue from plasma-derived therapy products was ¥111.7 billion. In plasma-derived therapies, our principal products are:

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GAMMAGARD LIQUID (Immune Globulin Intravenous (Human) 10%), a liquid formulation of the antibody replacement therapy immunoglobulin ("IG") product. GAMMAGARD LIQUID is used to treat adult and pediatric patients two years of age or older with primary immunodeficiencies (“PID”) and can be administered either intravenously or subcutaneously. GAMMAGARD LIQUID is also used to treat adult patients with multifocal motor neuropathy (“MMN”) administered intravenously. KIOVIG is the brand name used for GAMMAGARD LIQUID in many countries outside of the U.S. KIOVIG is approved in Europe for use by patients with PID and certain secondary immunodeficiencies, and for adults with MMN. We added GAMMAGARD LIQUID to our plasma-derived therapies portfolio with the acquisition of Shire, which was completed in January 2019.

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GAMMAGARD S/D [Immune Globulin Intravenous (Human)] IgA less than 1 μg/mL in a 5% solution is indicated for the treatment of PID in patients two years old and older. GAMMAGARD S/D is also indicated for prevention of bacterial infections in hypogammaglobulinemia and/or recurrent bacterial infections associated with Bcell chronic lymphocytic leukemia (“CLL”), treatment of adult patients with chronic idiopathic thrombocytopenic purpura (“ITP”) to increase platelet count and to prevent and/or control bleeding, and prevention of coronary artery aneurysms associated with Kawasaki Syndrome in pediatric patients. GAMMAGARD S/D is provided for patients who require a low IgA content in their IV treatment (IgA less than 1 μg/mL in a 5% solution). We added GAMMAGARD S/D to our plasma-derived therapies portfolio with the acquisition of Shire, which was completed in January 2019.

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HYQVIA [Immune Globulin Infusion 10% (Human) with Recombinant Human Hyaluronidase] is a product consisting of human normal IG and recombinant human hyaluronidase (licensed from Halozyme). HYQVIA is the only subcutaneous IG treatment for PID patients with a dosing regimen requiring only one infusion up to once per month and one injection site per infusion to deliver a full therapeutic dose of IG. We added HYQVIA to our plasma-derived therapies portfolio with the acquisition of Shire, which was completed in January 2019. HYQVIA is approved in Europe for use by patients with PID syndromes and myeloma or CLL with severe secondary hypogammaglobulinemia and recurrent infections, and in the United States for adults with PID.

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CUVITRU is an Immune Globulin Subcutaneous (Human) (“IGSC”), 20% Solution indicated as replacement therapy for primary humoral immunodeficiency in adult and pediatric patients two years of age and older. CUVITRU is also indicated in the EU for the treatment of certain secondary immunodeficiencies. CUVITRU is the only 20% subcutaneous IG treatment option without proline and with the ability to infuse up to 60 mL (12 grams) per site and 60 mL per hour, per site as tolerated, resulting in fewer infusion sites and shorter infusion durations compared to other conventional subcutaneous IG treatments. We added CUVITRU to our plasma-derived therapies portfolio with the acquisition of Shire, which was completed in January 2019.

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FLEXBUMIN (Human Albumin in a bag) and Human Albumin (glass) are available as 5% and 25% solutions. Both products are indicated for hypovolemia, hypoalbuminemia due to general causes and burns, and for use during cardiopulmonary bypass surgery as a component of the pump prime. FLEXBUMIN 25% is also indicated for hypoalbuminemia associated with adult respiratory distress syndrome (“ARDS”) and nephrosis, and hemolytic disease of the newborn (“HDN”). We added FLEXBUMIN to our plasma-derived therapies portfolio with the acquisition of Shire, which was completed in January 2019.

In oncology, our principal products include:

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NINLARO (ixazomib), the first oral proteasome inhibitor for the treatment of multiple myeloma (“MM”). NINLARO has experienced a strong uptake in sales since launching in the United States in 2015. NINLARO was approved in the EU in 2016 and in Japan in 2017, and we are seeking marketing authorization in a number of additional countries. In the fiscal year ended March 31, 2019, revenue from NINLARO was ¥62.2 billion.

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ADCETRIS (brentuximab vedotin), an anti-cancer agent used to treat Hodgkin lymphoma (“HL”) and systemic anaplastic large cell lymphoma (“sALCL”). ADCETRIS was launched in the United States, the EU and Japan in 2011, 2012 and 2014, respectively. ADCETRIS has received marketing authorization by regulatory authorities in more than 60 countries worldwide. We jointly develop ADCETRIS with Seattle Genetics, Inc. and have commercialization rights in countries outside the United States and Canada. In the fiscal year ended March 31, 2019, our revenue from ADCETRIS was ¥42.9 billion.

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ALUNBRIG (brigatinib), an orally administered small molecule anaplastic lymphoma kinase (“ALK”) inhibitor used to treat non-small cell lung cancer (“NSCLC”). ALUNBRIG was developed by ARIAD Pharmaceuticals. ALUNBRIG was granted accelerated approval in the United States in April 2017, and the European Commission granted the product marketing authorization in November 2018. In the fiscal year ended March 31, 2019, our revenue from ALUNBRIG was ¥5.2 billion.

In neuroscience, our principal products are:

•
VYVANSE (lisdexamfetamine dimesylate) is a stimulant medication indicated for the treatment of attention deficit hyperactivity disorder (“ADHD”) in patients ages six and above and for the treatment of moderate to severe binge eating disorder in adults. We added VYVANSE to our neuroscience portfolio with the acquisition of Shire, which was completed in January 2019. In the fiscal year ended March 31, 2019, our revenue from VYVANSE was ¥49.4 billion.

•
TRINTELLIX (vortioxetine), an antidepressant indicated for the treatment of major depressive disorder in adults. TRINTELLIX was co-developed with H. Lundbeck A/S, and was launched in 2014 in the United States. We have commercialization rights in the United States and Japan. In the fiscal year ended March 31, 2019, our revenue from TRINTELLIX was ¥57.6 billion in the United States. In September 2019, TRINTELLIX was approved in Japan for the treatment of depression and depressed state.

For a breakdown of revenues by geographic region, see Note 4 to our audited consolidated financial statements included in this prospectus.
Research and Development
Research and development of pharmaceutical products is a lengthy and expensive process that can span more than 10 years. The process includes evaluations of the product’s efficacy and safety, application for approval and investigation and approval by regulatory authorities. Only a small number of compounds pass such detailed investigation and are used in clinical treatments. Once approved, there is ongoing research and development support for marketed products, including medical affairs and other investments.
Clinical trials, which comply with regional and international regulatory guidelines, generally take five to seven years or longer and require substantial expenditures. As a result, only a small fraction of compounds that enter the clinical trials results in commercially viable products. In general, clinical trials are performed in accordance with the guidelines set by the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use. The relevant regulatory authorities are the MHLW for Japan, the FDA for the United States and the EMA for the EU.
The three phases of human clinical trials, which may overlap with each other, are as follows:

• Phase I (“P-I”) clinical trials	Conducted using a small group of healthy adult volunteers in order to evaluate safety and absorption, distribution, metabolism and excretion of the drug.
• Phase II (“P-II”) clinical trials
Conducted using a small group of patient volunteers in order to evaluate safety, efficacy, dosage and administration methods. P-II clinical trials may be divided into two sub-categories, P-IIa and P-IIb. P-IIa are usually pilot studies designed to demonstrate clinical efficacy or biological activity. P-IIb studies look to find the optimum dose at which the drug shows biological activity with minimal side-effects.

• Phase III (“P-III”) clinical trials	Conducted using a large number of patient volunteers in order to evaluate safety and efficacy in comparison to other medications already available or placebo.
Of these three phases, Phase III requires the largest expenditures and thus the decision to proceed with Phase III testing is a critical business decision in the drug development process. For those drug candidates that pass Phase III clinical trials, a New Drug Application ("NDA") or a Marketing Authorization Application (“MAA”) is submitted to the relevant governmental authorities for approval and subsequent launch of the drug. The preparation of an NDA or MAA involves considerable data collection, verification, analysis and expense. Even after the launch of the product, health authorities require post-marketing surveillance of adverse events, and they may request a post-marketing study to provide additional information regarding the risks and benefits of the product.
In July 2016, we initiated a five-year research and development transformation program to re-invigorate the pipeline and build an agile, global research and development organization driven by innovative science. A significant component of the program has been an intensive focus in the following three key areas:

•	Therapeutic area focus: Leveraging therapeutic area expertise to progress innovative assets.

•	Partnerships and capabilities: Enhancing capabilities internally and through external collaborations.

•	Innovative research engine: Developing new technologies and new modalities to treat disease.
Our research and development efforts are focused in four key therapeutic areas of oncology, GI, rare diseases and neuroscience, plus the plasma-derived therapies and vaccines business areas.
We have also concentrated our in-house research and development operations in Japan and the United States. We intend to integrate the legacy Shire research and development operations into ours.
Our key in-house research and development facilities include:

•
Shonan Heath Innovation Park: Located in Fujisawa and Kamakura in Kanagawa Prefecture in Japan, the Shonan Health Innovation Park ("Shonan iPark") was established in 2011 as the Shonan Research Center, and is our primary location for neuroscience research. In April 2018, we launched Shonan iPark by transforming the Shonan Research Center to enhance scientific innovation. Shonan iPark aims to gather 3,000 researchers by the year 2020 and become a place where experts from the pharmaceutical industry, including venture start-ups, government and academia, can gather and incubate and accelerate research initiatives to create health solutions.

•
Boston Research and Development Site: Our Boston research and development hub is located in Cambridge, Massachusetts in the United States. Our Boston site is the center of our global oncology and GI research and development and also supports research and development in other therapeutic areas including plasma-derived therapies and vaccines, and research in immunomodulation and biologics.

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San Diego Research and Development Site: Our research and development site located in San Diego, California in the United States supports research and development of specialized technologies in the GI and neuroscience areas.

In addition to our concentrated efforts to increase our in-house research and development capabilities, external partnerships with third-party partners are a key component of our strategy for enhancing our research and development pipeline. In the fiscal year ended March 31, 2019, we entered into more than 40 such new partnerships. Our strategy to expand and diversify our external partnerships allows us to take part in research of a wide variety of new products and increases the chances that we will be able to take part in a major research-related breakthrough. See “–Licensing and Collaboration” for further information on our research and development collaborations.
The following summarizes our research and development activities within each of our therapeutic and business areas. The compounds in our pipeline disclosed within the key therapeutic and business areas below are in various stages of development, and the contents of the pipeline may change as compounds currently under development are removed and new compounds are introduced. Whether the compounds listed below are ever successfully released as products depends on various factors, including the results of pre-clinical and clinical trials, market conditions for various drugs and regulatory approvals. The listings in the tables below are limited to the U.S., EU, Japan, and China, but we are also conducting development activities in other regions. "Global" refers to U.S., EU, Japan, and China.
Oncology
In oncology, we endeavor to deliver novel medicines to patients with cancer worldwide through the commitment to breakthrough innovation and a passion for improving the lives of patients. This therapeutic area focuses on three key areas (1) building on our foundational expertise in hematologic malignancies through continued investment in lifecycle management programs for marketed products NINLARO, ADCETRIS and ICLUSIG, as well as in pipeline assets in multiple myeloma, acute myeloid leukemia and myelodysplastic syndromes and other blood cancers, (2) further developing our portfolio in lung cancer and (3) pursuing novel immuno-oncology targets and next-generation platforms with external partners, as well as exploring innovative cell therapies.
Our oncology pipeline as of May 14, 2019 (the date of our annual earnings release), along with notes for major subsequent developments, is as follows:

Development code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
SGN-35 <Brentuximab vedotin> ADCETRIS (EU, Japan)	CD30 monoclonal antibody-drug Conjugate (injection)	Front line Peripheral T-cell Lymphoma (“PTCL”)	EU Japan	P-III Filed (March 2019)	In-license (Seattle Genetics, Inc.)
		Relapsed/ refractory Hodgkin lymphoma	China	Filed (March 2019)
		Relapsed/ refractory systemic anaplastic large-cell lymphoma (“sALCL”)	China	Filed (March 2019)

Development code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
<brigatinib> ALUNBRIG (U.S., EU)	ALK inhibitor (oral)	1L ALK-positive non-small cell lung cancer	U.S. EU China	P-III P-III P-I	In-house
		2L ALK-positive non-small cell lung cancer in patients previously treated with ALK inhibitors	Japan China	P-II(a) P-II(a)
		2L ALK-positive non-small cell lung cancer in patients progress on 2nd generation TKI (tyrosine kinase inhibitors)	Global	P-II
		2L ALK-positive non-small cell lung cancer (head to head with alectinib)	Global	P-III
MLN9708 <ixazomib> NINLARO	Proteasome inhibitor (oral)	Newly diagnosed multiple myeloma	Global	P-III	In-house
		Maintenance therapy in patients with newly diagnosed multiple myeloma following autologous stem cell transplant	Japan U.S. EU China	Filed (April 2019) P-III P-III P-III
		Maintenance therapy in patients with newly diagnosed multiple myeloma not treated with stem cell transplant	Global	P-III
		Relapsed/refractory primary amyloidosis	Global	P-III(3)
		Relapsed/refractory multiple myeloma (doublet regimen with dexamethasone)	U.S. EU Japan	P-III P-III P-III
		Relapsed/refractory multiple myeloma (triplet regimen with daratumumab and dexamethasone)	Global	P-II

Development code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
<ponatinib> ICLUSIG	BCR-ABL inhibitor (oral)	Front line Philadelphia chromosome-positive acute lymphoblastic leukemia	U.S.	P-III	In-house
		Dose ranging study for TKI resistant patients with chronic-phase chronic myeloid leukemia	U.S.	P-II(b)
TAK-924 <pevonedistat>	NEDD 8 activating enzyme inhibitor (injection)	High-risk myelodysplastic syndromes, chronic myelomonocytic leukemia, low-blast acute myelogenous leukemia	U.S. EU Japan	P-III P-III P-III	In-house
TAK-385 <relugolix>	LH-RH antagonist (oral)	Prostate cancer	Japan China	P-III P-I	In-house
<cabozantinib>	Multi-targeted kinase inhibitor (oral)	1L renal cell carcinoma in combination with nivolumab	Japan	P-III	In-license (Exelixis, Inc.)
		2L renal cell carcinoma	Japan	Filed (April 2019)
		2L hepatocellular carcinoma	Japan	P-II(a)
<niraparib>	PARPl/2 inhibitor (oral)	Ovarian cancer - maintenance	Japan	P-II	In-license (GlaxoSmithKline plc)
		Ovarian cancer – salvage	Japan	P-II
TAK-228 <sapanisertib>	mTORCl/2 inhibitor (oral)	Endometrial cancer	U.S.	P-II(b)	In-house
TAK-659 <->	SYK/FLT3 kinase inhibitor (oral)	Diffuse large 8-cell lymphoma	-	P-II(a)	In-house
		Hematologic malignancies	-	P-I
TAK-931 < ->	CDC7 inhibitor (oral)	Squamous esophageal cancer, squamous non-small cell lung cancer	-	P-II(a)	In-house
TAK-788 <->	EGFR/ HER2 exon 20 inhibitor (oral)	Non-small cell lung cancer with Exon-20 insertion	Global	P-II	In-house
TAK-079 <->	Anti-CD38 monoclonal antibody (injection)	Relapsed/refractory multiple myeloma	-	P-I	In-house
		Systemic lupus erythematosus	-	P-I

Development code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
TAK-164 <->	Anti-guanylyl cyclase C antibody drug conjugate (injection)	GI malignancies	-	P-I	In-house
TAK-573 <- >	CD38-targeted lgG4 genetically fused with an attenuated IFNa (injection)	Relapsed/refractory Multiple myeloma	-	P-I	In-license (Teva Pharmaceutical Industries Ltd.)
TAK-981 <- >	SUMO inhibitor (injection)	Multiple cancers	-	P-I	In-house
TAK-252/SL-279252	PD-1-Fc-OX40L (injection)	Solid tumors	-	P-I	In-license (Shattuck Labs, Inc.)
_____________
Notes:

(1)
Brand name and country/region indicate the brand name and country in which the specific asset has already been approved for any indication in any of the U.S., EU, Japan or China and Takeda has commercialization rights for such asset.

(2)	Country/region in this column denote where a clinical study is ongoing or a filing has been made with our specific intention to pursue approval in any of the U.S., EU, Japan or China.

(3)	On June 6, 2019, Takeda announced that this P-III trial did not meet the first of two primary endpoints and Takeda decided to discontinue this trial.
GI
In GI, we focus on delivering innovative, life-changing therapeutics for patients with GI and liver diseases. We are expanding our position in specialty GI with ENTYVIO and progressing a pipeline built through partnerships exploring opportunities in motility disorders, celiac disease, liver disease and the microbiome.
Our GI pipeline as of May 14, 2019 (the date of our annual earnings release), along with notes for major subsequent developments, is as follows:

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
MLN0002 <vedolizumab> ENTYVIO	Humanized monoclonal antibody against a47 integrin (injection)	Crohn's disease	Japan China	Filed (July 2018)(3) P-III	In-house
		Ulcerative colitis	China	P-III
		Subcutaneous formulation for ulcerative colitis	U.S. EU Japan	Filed (March 2019) Filed (March 2019) P-III
		Subcutaneous formulation for Crohn's disease	U.S. EU Japan	P-III Filed (March 2019) P-III
		Adalimumab head-to-head in patients with ulcerative colitis	Global	P-III
		Graft-versus-host disease prophylaxis in patients undergoing allogeneic hematopoietic stem cell transplantation	Europe	P-III

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
Cx601 <darvadstrocel> ALOFISEL (EU)	A suspension of allogeneic expanded adipose-derived stem cell (injection)	Refractory complex perianal fistulas in patients with Crohn’s disease	U.S. Japan	P-III P-III	In-house
TAK-438 <vonoprazan> TAKECAB	Potassium-competitive acid blocker (oral)	Acid-related diseases	China	Filed (February 2018)	In-house
		Gastro-esophageal reflux disease in patients who have a partial response following treatment with a proton pump inhibitor	EU	P-II(b)
TAK-633/SHP633 <teduglutide> GATTEX (U.S.)/ REVESTIVE (EU)	GLP-2 analogue (injection)	Short bowel syndrome, pediatric indication	U.S.	Filed (September 2018)(4)	In-house
			Japan	P-III
		Short bowel syndrome, adult	Japan	P-III
TAK-721/SHP621 <Budesonide>	Glucocorti costeroid (oral)	Eosinophilic esophagitis	U.S.	P-III	In-house (Partnership with UCSD and Fortis Advisors)
TAK-906(5) < ->	Dopamine D2/D3 receptor antagonist (oral)	Gastroparesis	-	P-II(b)	In-house
TAK-954 <->	5-HT4- hydroxytryptamine receptor agonist (injection)	Post-operative gastrointestinal dysfunction	-	P-II(b)	In-license (Theravance Biopharma, Inc.)
TIMP-GLIA <->	Tolerizing Immune Modifying nanoParticle (TIMP) (injection)	Celiac disease	-	P-II(a)	In-license (Cour Pharmaceutical Development Company, Inc.)
TAK-951 <->	Peptide agent	Nausea and vomiting	-	P-I	In-house
TAK-671 <->	Protease inhibitor (injection)	Acute pancreatitis	-	P-I	In-house (Co-development with Samsung Bioepis Co, Ltd)
TAK-018/EB8018 <->	FimH antagonist (oral)	Crohn's disease	-	P-I	In-license (Enterome Bioscience SA)
TAK-681 <->	GLP-2 long-acting analogue (injection)	Short bowel syndrome	-	P-I	In-house
Kuma062 <->	Glutenase (oral)	Celiac disease	-	P-I	In-license (PvP Biologics, Inc.)
_____________
Notes:

(1)
Brand name and country/region indicate the brand name and country in which the specific asset has already been approved for any indication in any of the U.S., EU, Japan or China and Takeda has commercialization rights for such asset.

(2)	Country/region in this column denote where a clinical study is ongoing or a filing has been made with our specific intention to pursue approval in any of the U.S., EU, Japan or China.

(3)	On May 22, 2019, Takeda announced that the MHLW approved an additional indication for the treatment of moderately to severely active Crohn's disease in Japan.

(4)
On May 17, 2019, Takeda announced that the FDA approved extending this indication to pediatric patients 1 year of age and older with short bowel syndrome who need additional nutrition or fluids from intravenous feeding (parenteral support).

(5)	TAK-906 was previously known as ATC 1906. In March 2017, Takeda executed its option right to acquire Altos Therapeutics, LLC.
Rare diseases
We acquired our rare disease business and pipeline through our acquisition of Shire. We focus on (1) rare immunology (e.g., Hereditary angioedema) including through recently launched TAKHZYRO to transform the treatment paradigm, (2) rare hematology with the broadest portfolio across our competitors in hematology and (3) rare metabolic diseases, focused on addressing with approved treatments for Fabry disease, Hunter syndrome and Gaucher disease.
Our rare disease pipeline as of May 14, 2019 (the date of our annual earnings release), along with notes for major subsequent developments, is as follows:

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
TAK-743/SHP643 <lanadelumab> TAKHZYRO (U.S., EU)	Plasma kallikrein inhibitor (injection)	Hereditary angioedema	China	Filed (December 2018)	In-house
TAK-672/SHP672 <-> OBIZUR (U.S., EU)	Antihemophilic factor [recombinant], porcine sequence (injection)	Congenital hemophilia A with inhibitors	U.S. EU	P-III P-III	Purchased (IPSEN)
TAK-577/SHP677 <-> VONVENDI U.S.), VEYVONDI (EU)	von Willebrand factor [recombinant] (injection)	Prophylactic treatment of von Willebrand disease	Global	P-III	In-house
		Pediatric on-demand treatment of von Willebrand disease	Global	P-III	In-house
TAK-660/SHP660 <-> ADYNOVATE (U.S.), ADYNOVI (EU)	Antihemophilic Factor (recombinant), PEGylated (injection)	Pediatric hemophilia A	EU	P-III	In-house
TAK-755/SHP655 <->	Replacement of the deficient-ADAMTS13 enzyme (injection)	Congenital thrombotic thrombocytopenic purpura	U.S. EU	P-III P-III	In-license (KM Biologics, Co, Ltd.)
TAK-620/SHP620 <maribavir>	Benzimidazole riboside inhibitor (oral)	Cytomegalovirus infection in transplant patients	U.S. EU	P-III P-III	In-license (GlaxoSmithKline plc)
TAK-607 /SHP607 <->	Insulin- like Growth Factor / IGF Binding Protein (injection)	Chronic lung disease	-	P-II	In-house
TAK-609/SHP609 <->	Recombinant human iduronate-2 -sulfatase for intrathecal administration (injection)	Hunter syndrome central nervous system (“CNS”)	U.S. EU	P-II P-II	In-house

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
cTAK-611/SHP611 <->	Recombinant human arylsulfatase A (injection)	Metachromatic leukodystrophy	-	P-I/II	In-house
TAK-754/SHP654 <->	Gene therapy to restore endogenous FVIII expression	Hemophilia A	-	P-I/II	In-license (Askepios Biopharmaceutical, Inc.)
TAK-531/SHP631 <->	Fusion protein of iduronate-2-sulfatase+antibody (injection)	Hunter syndrome CNS	-	P-I	In-license (ArmaGen, Inc.)
TAK-834/SHP634 <-> NATPARA (U.S.)(3), NATPAR (EU)	Parathyroid hormone (injection)	Hypoparathyroidism	Japan	P-I	In-house
_____________
Notes:

(1)
Brand name and country/region indicate the brand name and country in which the specific asset has already been approved for any indication in any of the U.S., EU, Japan or China and Takeda has commercialization rights for such asset.

(2)	Country/region in this column denote where a clinical study is ongoing or a filing has been made with our specific intention to pursue approval in any of the U.S., EU, Japan or China.

(3)	On September 6, 2019, we issued a recall in the United States for all doses of NATPARA for Injection.
Neuroscience
In neuroscience, we aim to bring innovative medicines to patients suffering from neurologic and psychiatric diseases for whom there are no treatments available. We are expanding our presence in psychiatric diseases through continued investment in TRINTELLIX for major depressive disorder and the ADHD portfolio acquired from Shire. We are also building our pipeline in neurology (e.g., Alzheimer's disease, Parkinson's disease) and selected rare CNS diseases through a combination of in-house expertise and collaboration with partners.
Our neuroscience pipeline as of May 14, 2019 (the date of our annual earnings release), along with notes for major subsequent developments, is as follows:

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
Lu AA21004 <vortioxetine> TRINTELLIX	Multimodal anti-depressant (oral)	Major depressive disorder	Japan	Filed (September 2018)	In-license (H. Lundbeck A/S)
TAK-815/SHP615 <midazolam> BUCCOLAM (EU)	GABA Allosteric Modulator (oral)	Status epilepticus (seizures)	Japan	P-III	In-house
TAK-831 <->	D-amino acid oxidase (“DAAO”) inhibitor (oral)	Negative symptoms and/or cognitive impairment associated with schizophrenia	-	P-II(a)	In-house
TAK-935 <->	CH24H inhibitor (oral)	Rare pediatric epilepsies	-	P-II(a)	In-house (Co-development with Ovid Therapeutics)

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
WVE-120101 <->	mHTT SNP1 antisense oligonucleotide (injection)	Huntington's disease	-	P-I/II	In-license (Wave Life Sciences Ltd.)
WVE-120102 <->	mHTT SNP2 antisense oligonucleotide (injection)	Huntington's disease	-	P-I/II	In-license (Wave Life Sciences Ltd.)
TAK-041 <->	GPR139 agonist (oral)	Negative symptoms and/or cognitive impairment associated with schizophrenia	-	P-I	In-house
MEDI1341 <->	Alpha-synuclein antibody (injection)	Parkinson's disease	-	P-I	In-license (AstraZeneca plc)
TAK-418 <->	LSDl1 inhibitor (oral)	Kabuki syndrome	-	P-I	In-house
TAK-653 <->	AMPA receptor potentiator (oral)	Treatment resistant depression	-	P-I	In-house
TAK-925 <->	Orexin 2R agonist (injection)	Narcolepsy	-	P-I	In-house
_____________
Notes:

(1)
Brand name and country/region indicate the brand name and country in which the specific asset has already been approved for any indication in any of the U.S., EU, Japan or China and Takeda has commercialization rights for such asset.

(2)	Country/region in this column denote where a clinical study is ongoing or a filing has been made with our specific intention to pursue approval in any of the U.S., EU, Japan or China.
Plasma-derived therapies
We acquired our plasma derived therapies business and pipeline through our acquisition of Shire. In plasma-derived therapies, we focus on developing products which are essential for effectively treating patients with a variety of rare, life-threatening, chronic and genetic diseases across the world.
Our plasma-derived therapies pipeline as of May 14, 2019 (the date of our annual earnings release), along with notes for major subsequent developments, is as follows:

Development Code <generic name> Brand name	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
TAK-616/SHP616 <-> CINRYZE	Cl INH inhibits the complement system (injection)	Hereditary angioedema	Japan	P-III	In-house
TAK-771/SHP671 <-> <IG Infusion 10% (Human)w/ Recombinant Human Hyaluronidase> HYQVIA (U.S., EU)	Immunoglobulin (lgG) + recombinant hyaluronidase replacement therapy (injection)	Pediatric indication for primary immunodeficiency	U.S.	P-III	In-house (Partnership with Halozyme Therapeutics, Inc.)
		Chronic inflammatory demyelinating polyradiculo-neuropathy	U.S. EU	P-III P-III
_____________

Notes:

(1)
Brand name and country/region indicate the brand name and country in which the specific asset has already been approved for any indication in any of the U.S., EU, Japan or China and Takeda has commercialization rights for such asset.

(2)	Country/region in this column denote where a clinical study is ongoing or a filing has been made with our specific intention to pursue approval in any of the U.S., EU, Japan or China.
Vaccines
In vaccines, we apply innovation to develop solutions to treat infectious diseases such as dengue, zika, norovirus, and polio. To support the expansion of our pipeline and the development of our programs, we entered in partnerships with government organizations (in Japan, the U.S., and Singapore) and leading global institutions. Such partnerships are essential to helping us build critical capabilities necessary to deliver on our programs and realize their full potential.
Our vaccines pipeline as of May 14, 2019 (the date of our annual earnings release), along with notes for major subsequent developments, is as follows:

Development Code <generic name> Brand name (country/region)(1)	Drug class (administration route)	Indications/additional formulations	Stage by country/region(2)		In-house/In-license
TAK-003 <->	Tetravalent dengue vaccine (injection)	Prevention of the dengue fever caused by dengue virus	-	P-III	In-house
TAK-214 <->	Norovirus vaccine (injection)	Prevention of the acute gastroenteritis caused by norovirus	-	P-II(b)	In-house
TAK-021 <->	EV71 vaccine (injection)	Prevention of hand, food, and mouth disease caused by enterovirus 71	-	P-I	In-house
TAK-426 <->	Zika vaccine (injection)	Prevention of zika virus infection	-	P-I	In-house (Partnership with the Biomedical Advanced Research and Development Authority – U.S. Government)
_____________
Notes:

(1)
Brand name and country/region indicate the brand name and country in which the specific asset has already been approved for any indication in any of the U.S., EU, Japan or China and Takeda has commercialization rights for such asset.

(2)	Country/region in this column denote where a clinical study is ongoing or a filing has been made with our specific intention to pursue approval in any of the U.S., EU, Japan or China.
Availability of Raw Materials
In the ordinary course of business, we purchase raw materials and supplies essential to our operations from suppliers around the world. While we develop and manufacture the active ingredients used in some of our products at our own facilities, we are dependent on third-party suppliers for a portion of the raw materials and compounds used in some of the other products we produce. We believe that, in the event we are unable to source any products or ingredients from any of our major suppliers, we could replace those products or substitute ingredients from other suppliers, although we may not be able to do so without significant difficulty or significant increases in our cost of goods sold. While efforts are made to diversify our sources of components and materials, in certain instances we acquire components and materials from a sole supplier.
We are dependent on human donors for the supply of human plasma. Human plasma is a critical active ingredient in our plasma derived therapies. We source human plasma internally and externally through a distinctive and flexible infrastructure, which provides us an enhanced capability with respect to the consistent delivery of high-quality plasma-based products. We own and operate plasma collection facilities, principally the U.S., Austria, Hungary and Czech Republic, and we also maintain relationships with other plasma suppliers to ensure that we retain the flexibility to meet market demand for our plasma-based therapies.

We closely monitor, continuously review and revise the supply sourcing strategy for our products to identify in a timely manner any risks in our supply chain, including risks arising from our dependency on outsourced manufacturing relationships with third party suppliers. Where necessary, inventory levels of either key materials and finished products are managed strategically to address potential risks relating to operational and quality issues, production capacity and single sourcing among others. For critical and new technology products, we have decided to make significant long-term capital investments to build internal manufacturing capacity and secure dual sources to reduce the current dependency on outsourced manufacturing relationship with third-party suppliers.
Manufacturing
Following the acquisition of Shire in January 2019, we will continue to operate locally with the ability to access global manufacturing and distribution networks as required.
The manufacture of our products is highly regulated by governmental health authorities around the world, including the FDA, EMA and PMDA. Furthermore, many of our products involve technically complex manufacturing processes or may require a supply of highly specialized raw materials.
We manufacture certain of our products in our own facilities worldwide. In addition, we source certain other of our products from third-party contract manufacturers. We have a network for over 300 contract manufacturers which support approximately 30% of our products in different capacities such as active pharmaceutical ingredients production and sourcing, bulk drug product, aseptic fill finish and final packaging. We manage the risks associated with reliance on single sources of production by carrying additional inventories.
Sales and Marketing
Our primary sales and marketing activities are organized around United States, Japan Pharma, Europe-Canada (“EUCAN”) and Emerging Markets. These business units make focused investments that support growth potential in the market and enhance efficiency.
The United States is the largest pharmaceutical market in the world. The United States business unit focuses on recently approved products such as ENTYVIO, TRINTELLIX, ADYNOVATE, and TAKHZYRO as well as continuing to grow more established products such as VYVANSE, ADVATE and GAMMAGARD LIQUID. These and other principal products are supported by significant marketing and sales force promotion.
The Japan Pharma business unit focuses on retaining our position as one of the leading pharmaceutical companies in our home market of Japan, where the government is driving stricter control of drug prices and promoting the penetration of generics.
The EUCAN business unit focuses on a specialized approach in the European and Canadian markets, where public insurance has set a higher bar for the reimbursement of medicines, requiring innovation and differentiation for the products to be reimbursed. As Canada’s health insurance system is very similar to that of Europe, the Canadian market is managed by the EUCAN business unit.
The Emerging Markets business unit focuses on maximizing growth potential in areas across Asia Pacific, Greater China, Latin America, Near East, Middle East and Africa and Russia/ CIS.
Intellectual Property
An important part of our business strategy is to protect our products and technologies using patents and trademarks, to the extent available. We rely on trade secrets, proprietary know-how, technological innovations and contractual arrangements with third parties to maintain and enhance our competitive position. Our commercial success depends, in part, upon our ability to obtain and enforce strong patents, to maintain trade secret protection, to operate without infringing the proprietary rights of others and to comply with the terms of licenses granted to it. Due to the lengthy development periods for new drugs, the high costs of research and development and the small percentage of researched compounds that reach the market, the protection of intellectual property plays an important role in the return of investments for research and development of a new drug.
We seek patent protection for proprietary technology whenever possible in the U.S., Japan and major European countries. Where practicable, we seek patent protection in other countries on a selective basis. In all cases, we endeavor to either obtain patent protection itself or support patent applications through licensors. Patents are our primary means of protecting the technologies we use. Patents provide the holder with the right to exclude others from using an invention related to a pharmaceutical product. We use various types of patents to protect our pharmaceutical products, including substance patents, which cover active ingredients, as well as patents covering usage, manufacturing processes and formulation of drugs.

Our low molecule products (small molecules) are mainly protected by substance patents. While the expiration of a substance patent usually results in a loss of market exclusivity for the protected pharmaceutical products, commercial benefits may continue to be protected by non-substance patents such as patents relating to the use of such substance, patents relating to the method of use of such substance, patents relating the manufacturing method of such substance, and patents relating to the new composition or formulation of such substance. The products can be also protected by regulatory data protection under relevant law in each country even if the substance patent expired. While our biologics products can and may be protected by one or more substance patents, certain products may be protected by non-substance patents and/or regulatory data protection. However, for biologics, patent protection may be less important than for traditional pharmaceutical products, as similar products for the same indication and/or biosimilars may be developed and marketed by competitors without infringing on our patents.
In the United States, patents generally expire twenty years after the filing date of the application, subject to potential patent term adjustments for delays in patent issuance based upon certain delays in prosecution by the United States Patent and Trademark Office. A U.S. pharmaceutical patent that claims a product, method of treatment using a product or method of manufacturing a product may also be eligible for a patent term extension based on the time the FDA took to approve the product. This type of extension may only extend the patent term for a maximum of five years and may not extend the patent term beyond fourteen years from regulatory approval. Only one patent may be extended for any product based on FDA delay. In addition to patent exclusivities, the FDA may provide data or market exclusivity for a new chemical entity or an “orphan drug,” each of which run in parallel to any patent protection. Regulatory data protection or exclusivity prevents a potential generic competitor from relying on clinical trial data that were generated by the sponsor when establishing the safety and efficacy of its competing product for a period of five years for a new chemical entity, or seven years for an orphan drug. Market exclusivity prohibits any marketing of the same drug for the same indication.
In Japan, a patent can be issued for active pharmaceutical ingredients by the Japan Patent Office (“JPO”). Although methods of treatment, such as dosage and administration, are not patentable in Japan, pharmaceutical compositions for a specific dosage or administration method as well as processes to make a pharmaceutical composition are patentable. Patents in Japan generally expire 20 years after the filing date of the patent application. Patents for pharmaceuticals may be extended for up to five years, depending on the amount of time spent for the drug approval process. Japan also has a regulatory data protection system called a “re-examination period” of eight years for pharmaceuticals that contain new active pharmaceutical ingredients and four years to six years for new indications and formulations and a ten-year orphan drug exclusivity system.
In the EU, patent applications may be filed in the European Patent Office (“EPO”) or in a country in Europe. The EPO system permits a single application to be granted for the EU, plus certain other non-EU countries, such as Switzerland and Turkey. When the EPO grants a patent, it is then validated in the countries that the patent owner designates. The term of a patent granted by the EPO or a European country office is generally 20 years from the filing date of the patent application. Pharmaceutical patents covering an approved medicinal product can be granted a further period of exclusivity under the Supplementary Protection Certificate (“SPC”) system. SPCs are designed to compensate the owner of the patent for the time it took to receive marketing authorization by the European Medicines Agency or the National Health Authorities. An SPC may be granted to provide, in combination with the patent, up to 15 years of exclusivity from the date of the first European marketing authorization. However, an SPC cannot last longer than five years. The SPC duration can additionally be extended by a further Pediatric Extension of six months if the SPC relates to a medicinal product for children for which data has been submitted according to a Pediatric Investigation Plan ("PIP"). The post-grant phase of patents, including the SPC system, is currently administered on a country-by-country basis under national laws. Therefore, although regulations concerning patents and SPCs have been created at EPO and EU level, respectively, due to different national implementation they may not always lead to the same result, for example, if challenged at National Courts in the various EU countries. The EU also provides a system of regulatory data exclusivity for authorized human medicines, which runs in parallel to any patent protection. The system for drugs being approved today is usually referred to as “8+2+1” rule because it provides an initial period of eight years of data exclusivity, during which a competitor cannot rely on the relevant data, a further period of two years of market exclusivity, during which the data can be used to support applications for marketing authorization but the competitive product cannot be launched and a possible one-year extension of the market exclusivity period if, during the initial eight-year data exclusivity period, the sponsor registered a new therapeutic indication for the concerned drug. However, the additional one-year extension is only available if either no therapy exists for the new indication or if the concerned product provides for the new indication a "significant clinical benefit over existing therapies". This system applies both to national and centralized authorizations. The EU also has an orphan drug exclusivity system for medicines similar to the U.S system. If a medicine is designated as an orphan drug, it benefits from ten years of market exclusivity, during which time a similar medicine for the same indication will not receive marketing authorization. Under certain circumstances, this exclusivity can be extended with a two-year Pediatric Extension for completion of a PIP.
Worldwide, we experience challenges in the area of intellectual property from factors such as the penetration of generic versions of our products following the expiry of the relevant patents and the launch by competitors of over-the-counter versions of our products. Our Global General Counsel is responsible for the oversight of our Intellectual Property operations, as well as our legal operations. Our Intellectual Property Department supports our overall corporate strategy by focusing efforts on three main themes:

•	maximization of the value of our products and research pipeline and protection of related rights aligned to the strategies of our therapeutic area units;

•	facilitation of more dynamic harnessing of external innovation through partner alliance support; and

•	securing and protection of intellectual property rights around the world, including in emerging markets.
As infringement of our intellectual property rights poses a risk of loss of expected earnings derived from those rights, we have internal processes in place to manage patents and other intellectual property. This program includes both remaining vigilant against patent infringement by others as well as exercising caution, starting at the research and development stage, to ensure that our products and activities do not violate intellectual property rights held by others.
In the regular course of business, our patents may be challenged by third parties. We are party to litigation or other proceedings relating to intellectual property rights. Details of material ongoing litigation are provided in Note 32 to our audited consolidated financial statements included in this prospectus.
The following table describes our outstanding substance patents and the regulatory data protection (“RDP”) (US and EU) or re-examination period (“RP”) (Japan) for the indicated product by territory and expiry date. The table includes RDP or RP information only if the protection provided by regulatory exclusivity exceeds the patent expiry. Patent term extensions (“PTE”), supplemental protection certificates (“SPC”), and pediatric exclusivity periods (“PEP”) are reflected in the expiry dates to the extent they have been granted by the issuing authority. For PTE’s, SPC’s, and PEP’s in which the application is in process but not yet granted, the extended expiry is separately provided.
Our biologic products may face or already face competition from companies who produce similar products for the same indications, and/or biosimilars, regardless of expiry dates below. Certain of the European patents are the subject of supplemental protection certificates that provide additional protection for the product in certain countries beyond the dates listed in the table.

Our product	Japan expiry dates(1)(2)	U.S. expiry dates(1)	EU expiry dates(1)
GI:
ENTYVIO	Patent: — RP: July 2026(2)	Patent: September 2021 RDP: May 2026	Patent: August 2017 (Extended expiry of August 2022 in certain countries) RDP: May 2024
PANTOPRAZOLE	Patent: —	Patent: —	Patent: —
DEXILANT	Not commercialized	Patent: —	Patent: —
TAKECAB(3)	Patent: August 2031	Patent: —(3)	Patent: —(3)
AMITIZA(4)	Patent: —(4)	Patent: May 2021(5)	Not commercialized
GATTEX/REVESTIVE	Patent: —	Patent: October 2020(6)	Patent: — RDP: September 2024
LIALDA/MEZAVANT(3)	Patent: — (3) RP: September 2022(2)	Patent: —	Patent: —
Rare Diseases
VPRIV	Patent: — RP: July 2024(2)	Patent: —	Patent: — RDP: August 2022
ELAPRASE	Patent: —	Patent: September 2019	Patent: —
REPLAGAL	Patent: —	Not commercialized	Patent: —
NATPARA	Patent: —	Patent: — RDP: January 2027	Patent: — RDP: April 2029
FIRAZYR	Patent: — RP: September 2028(2)	Patent: July 2019	Patent: — RDP: July 2020
ADVATE	Patent: —	Patent: —	Patent: —

Our product	Japan expiry dates(1)(2)	U.S. expiry dates(1)	EU expiry dates(1)
ADYNOVATE	Patent: January 2026	Patent: February 2026 RDP: November 2027	Patent: January 2028 if granted RDP: January 2028
FEIBA(7)	Patent: —	Patent: —	Patent: —
HEMOFIL(7)	Not commercialized	Patent: —	Not commercialized
IMMUNATE(7)	Patent: —	Not commercialized	Patent: —
IMMUNINE(7)	Not commercialized	Not commercialized	Patent: —
TAKHZYRO	January 2031 Extended expiry of November 2034 if PTE granted	December 2031, February 2032, March 2032 Extended expiry of August 2032 if PTE granted	January 2031 Extended expiry of January 2036 if SPC granted
KALBITOR	Not commercialized	December 2023	Not commercialized
CINRYZE(7)	Patent: —	Patent: — RDP: October 2020	Patent: —
GAMMAGARD LIQUID(7)	Not commercialized	Patent: —	Patent: —
ALBUMIN IN GLASS(7)	Not commercialized	Patent: —	Patent: —
HYQVIA(7)	Not commercialized	Patent: — RDP: September 2026	Patent: — RDP: May 2024
CUVITRU(7)	Not commercialized	Patent: — RDP: September 2028	Patent: — RDP: July 2027
FLEXBUMIN(7)	Not commercialized	Patent: —	Patent: —
Oncology:
LEUPLIN/ENANTONE	Patent: — RP: September 2019(2)(8)	Patent: —	Patent: —
VELCADE(3)	Patent: —(3)	Patent: —	Patent: —(3)
NINLARO	Patent: July 2031	Patent: August 2027 Extended expiry of November 2029 if PTE granted	Patent: November 2031
ADCETRIS(4)	Patent: April 2022, April 2026 (9)	Patent: —(4)	Patent: October 2027
ALUNBRIG	Patent: May 2029 Extended expiry of February 2033 if PTE granted	Patent: July 2030 Extended expiry of April 2031 if PTE granted	Patent: May 2029 Extended expiry of November 2033 if SPC granted
ICLUSIG(3)	Patent: —(3)	Patent: January 2027	Patent: —(3)
VECTIBIX(4)	Patent: August 2022	Patent: —(4)	Patent: —(4)
Neuroscience:
TRINTELLIX (4)	Patent: October 2022 Extended expiry of October 2027 if PTE granted	Patent: June 2026 Extended expiry of December 2026 if PTE granted	Patent: —(4)

Our product	Japan expiry dates(1)(2)	U.S. expiry dates(1)	EU expiry dates(1)
VYVANSE	Patent: June 2024 Extended expiry of June 2029 if PTE granted RP: March 2027(2)	Patent: February 2023	Patent: June 2024 (Extended expiry of February 2028 or March 2029 in certain countries)
ADDERALL XR	Not commercialized	Patent: —	Not commercialized
ROZEREM	Patent: March 2022	Patent: July 2019	Not commercialized
REMINYL	Patent: —	Patent: —	Patent: —
INTUNIV	Patent: — RP: March 2025(2)	Patent: —	Patent: — RDP: September 2025
Other:
NESINA	Patent: April 2028	Patent: June 2028	Patent: September 2028
ULORIC(4)	Patent: —(4)	Patent: —	Patent: —(4)
COLCRYS	Not commercialized	Patent: —	Not commercialized
LOTRIGA(4)	Patent: — RP: September 2020(2)	Patent: — (4)	Patent: — (4)
AZILVA	Patent: — RP: October 2021(2)	Not commercialized	Not commercialized
_____________
Notes:

(1)	A “-” within the table indicates the substance patent is expired or not applicable.

(2)
In Japan, an application for a generic product is filed after the re-examination period ends, and the product is listed in the approval and drug price listing after a regulatory review. Therefore, the generic product would enter the market after a certain period of time from the expiry of the re-examination period.

(3)	This product is not sold by Takeda in all regions because of out-licensing agreements to third parties.

(4)
This product is not sold by Takeda in all regions because of in-licensing agreements from third parties exclusive to certain regions. See “-Business Overview” principal products descriptions and “-Licensing and Collaboration” for further information on the licensing agreements.

(5)	Generic may be introduced after January 2021 (or earlier under certain circumstances) based on a settlement with an ANDA filer.

(6)	Generic may be introduced after March 2023 based on a settlement with an ANDA filer.

(7)	Relates to plasma-derived therapies products.

(8)	LEUPLIN/ENANTONE has a re-examination period in Japan for formulation(6M) through September 2019.

(9)	Generic/biosimilar may be introduced after July 2026 dependent on when access to the U.S. or European market is available.
Licensing and Collaboration
In the ordinary course of business, we enter into arrangements for licensing and collaboration for the development and commercialization of products with third parties. Our business does not materially depend on any one of these arrangements. Instead they form a portion of our strategy and give us the ability to leverage a mix of internal and external resources to develop and commercialize new products. Certain of the agreements which that have led to successful commercialization to date are summarized below:

•
ADCETRIS: We entered into a Collaboration Agreement with Seattle Genetics in 2009 for the global co-development of ADCETRIS and its commercialization around the world (other than the U.S. and Canada, where ADCETRIS is commercialized by Seattle Genetics). We may be required to pay milestone payments related to regulatory and commercial progress by us under the collaboration. We also pay tiered royalties with percentages ranging from the mid-teens and to the mid-twenties based on net sales of ADCETRIS within our licensed territories. We and Seattle Genetics equally co-fund the cost of selected development activities conducted under the collaboration. Either party may terminate the collaboration for cause, or by mutual consent. We may terminate the collaboration at will, and Seattle Genetics may terminate the collaboration in certain circumstances. If neither party terminates the collaboration agreement, then the agreement automatically terminates on the expiration of all payment obligations. As of March 31, 2019, our aggregate potential development and commercial milestone payments under the ADCETRIS collaboration were $47.5 million.

•
TRINTELLIX: We entered into a License, Development, Supply and Commercialization Agreement with H. Lundbeck A/S in September 2007 for the exclusive co-development and co-commercialization in the United States and Japan of several compounds in Lundbeck’s pipeline for the treatment of mood and anxiety disorders, under which agreement we commercialize TRINTELLIX in the U.S. TRINTELLIX has not yet been launched in Japan. Under the agreement, we and Lundbeck have agreed to jointly develop the relevant compounds, with most of development funding from us. Revenues for TRINTELLIX are booked by us, and we pay to Lundbeck a portion of our sales, as well as tiered royalties ranging from the mid-teens to twenties on the portion of sales retained by us. We have also agreed to pay to Lundbeck certain development and commercialization milestone payments relating to regulatory and commercial progress under the collaboration. The term of the agreement is indefinite, but the agreement may be terminated by mutual decision of the parties or for cause. As of March 31, 2019, our aggregate potential development and commercial milestone payments under the TRINTELLIX collaboration were $130.0 million.

•
AMITIZA: In October 2004, we entered into an agreement with Sucampo Pharmaceuticals (subsequently acquired by Mallinckrodt) to purchase, develop and commercialize AMITIZA for gastrointestinal indications in the U.S. and Canada. The initial term of the agreement is through December 31, 2020, after which the agreement continues automatically until terminated by us. We purchase AMITIZA from Mallinckrodt under the agreement at an agreed upon price and pay tiered royalties on sales in North America ranging from the high teens to mid-twenties, resetting each year. Beginning on January 1, 2021, we will share equally with Mallinckrodt in the net annual sales revenue from branded AMITIZA sales. We have agreed to fund development costs, including regulatory-required studies, subject to agreed-upon caps, with excess costs being shared equally, with certain exceptions. We have a similar agreement with Mallinckrodt covering the rest of the world, except for Japan and the People’s Republic of China. We have agreed to additional commercial milestone payments contingent on the achievement of certain net sales revenue targets, and to provide a minimum annual commercial investment during the term of the agreement, which we may reduce when a generic equivalent enters the market. As of March 31, 2019, our aggregate potential commercial milestone payments under the AMITIZA collaboration were $50.0 million.

Our other research and development licensing and collaboration arrangements include, but are not limited to, the following:

Partner	Country	Description of collaboration
Oncology:
Adimab LLC	U.S.	Agreement for the discovery, development and commercialization of three monoclonal antibodies and three CD3 Bi-Specific antibodies for oncology indications.
Centre d’Immunologie de Marseille-Luminy	France	Collaboration agreement to bring together expertise of Bernard Malissen group in innate biology with our BacTrap capabilities to identify novel targets and pathways in myeloid cells.
ASKA Pharmaceutical Co.	Japan
Licensing agreement to grant exclusive commercialization rights for uterine fibroids and exclusive development and commercialization rights for endometriosis for Japan to maximize the product value of relugolix (TAK-385).

Crescendo Biologics Ltd.	UK	Collaboration and licensing agreement for the discovery, development and commercialization of Humabody®-based therapeutics for cancer indications.
Exelixis, Inc.	U.S.
Exclusive licensing agreement to commercialize and further clinical development of cabozantinib in Japan. We receive exclusive commercial rights for all potential future cabozantinib indications in Japan, including advanced renal cell carcinoma, for which cabozantinib is marketed in the U.S. and EU as CABOMETYX™ tablets.

GammaDelta Therapeutics Ltd. ("GammaDelta Therapeutics")	UK
Collaboration agreement to develop GammaDelta Therapeutics' novel T cell platform based on the unique properties of gamma delta T cells derived from human tissues. The companies intend to use this novel platform to discover and develop new immunotherapies in oncology.

HaemaLogiX Pty. Ltd.	Australia	Research collaboration and licensing agreement for the development of new therapeutics to novel antigens in multiple myeloma.
Heidelberg Pharma GmbH	Germany	Antibody-drug-conjugate ("ADC") research collaboration on two targets and licensing agreement (α-amanitin payload and proprietary linker).

Partner	Country	Description of collaboration
ImmunoGen, Inc. ("ImmunoGen")	U.S.	Licensing agreement for exclusive rights to use ImmunoGen's ADC technology to develop and commercialize targeted anticancer therapeutics for up to two undisclosed targets.
Maverick Therapeutics Inc. (“Maverick”)	U.S.
Collaboration agreement for the development of Maverick’s T cell engagement platform created specifically to improve the utility of T cell redirection therapy for the treatment of cancer. Under the agreement, we have the exclusive right to purchase Maverick after five years.

Myovant Sciences Ltd. (“Myovant”)	Switzerland	We granted Myovant an exclusive, worldwide license (excluding Japan and certain other Asian countries) to relugolix (TAK-385) and an exclusive, worldwide license to MVT-602 (TAK-448).
Memorial Sloan Kettering Cancer Center	U.S.
Alliance to discover and develop novel chimeric antigen receptor T (“CAR-T”) cell products for the potential treatment of hematological malignancies and solid tumors. This partnership pursues the development of therapies that redirect T cell immunity against liquid or solid tumors.

Molecular Templates, Inc. (“MTEM”)	U.S.
Collaboration agreement related to oncology drug discovery programs. The collaboration will apply MTEM’s engineered toxin bodies technology platform to potential therapeutic targets. In September 2018, this collaboration was expanded for the joint development and commercialization of CD38-targeted engineered toxin bodies for the treatment of patients with diseases such as multiple myeloma.

National Cancer Center of Japan	Japan
Partnership agreement with the National Cancer Center of Japan to develop basic research to clinical development by promoting exchanges among researchers, physicians, and others engaged in anti-cancer drug discovery and cancer biology research.

Nektar Therapeutics (“Nektar”)	U.S.	Collaboration agreement to explore the combination of Nektar’s lead immuno-oncology candidate, the CD122-biased agonist NKTR-214, with five oncology compounds from our cancer portfolio.
Noile-Immune Biotech Inc. ("Noile-Immune")	Japan
Collaboration agreement to develop next generation CAR-T cell therapy. We have exclusive options to obtain licensing rights for the development and commercialization of Noile-Immune’s pipeline and products resulting from this partnership.

Shattuck Labs Inc. ("Shattuck")	U.S.
Collaboration agreement to explore and develop checkpoint fusion proteins using Shattuck’s Agonist Redirected Checkpoint platform that have the potential to become highly differentiated, next-generation immunotherapies. We will hold options for exclusive global development and commercialization rights for up to four molecules resulting from the collaboration.

GlaxoSmithKline plc	UK
Exclusive licensing agreement to develop and commercialize novel cancer therapy niraparib for the treatment of all tumor types in Japan, and all tumor types excluding prostate cancer in South Korea, Taiwan, Russia and Australia.

Teva Pharmaceutical Industries Ltd. ("Teva")	Israel
Multi-target discovery collaboration agreement for access to Teva’s attenukine platform including a license to TEV-48573, a CD38 targeted antibody fused with attenuated interferon alpha for the treatment of multiple myeloma.

GI:
Ambys Medicines (“Ambys”)	U.S.
Partnership to collaborate on transformative therapies for the treatment of serious liver diseases. Ambys is applying novel modalities, cell and gene therapy to restore liver function and prevent the progression to liver failure for diseases that are untreatable or poorly treated today. Under the terms of the agreement, we receive an option to ex-U.S. commercialization rights for the first four products that reach an investigational NDA.

Arcturus Therapeutics, Inc. ("Arcturus")	U.S.
Agreement to develop RNA-based therapeutics for the treatment of non-alcoholic steatohepatitis and other gastrointestinal related disorders using Arcturus' wholly-owned LUNA™ lipid-meditated delivery systems and UNA Oligomer chemistry.

Beacon Discovery (“Beacon”)	U.S.
Multi-year drug discovery collaboration on a few G-protein coupled receptors ("GPCRs") that play an important role in the pathology of gastrointestinal disorders. The agreement grants us worldwide rights to develop, manufacture and commercialize products resulting from the collaboration.

Partner	Country	Description of collaboration
Cour Pharmaceutical Development Company, Inc. (“Cour”)	U.S.
Agreement to research and develop novel immune modulating therapies for the potential treatment of celiac disease and other gastrointestinal disease using Cour's Tolerizing Immune Modifying nano Particle ("TIMP") platform to co-develop TIMP-Gliadin.

Enterome Bioscience SA	France
Agreement for a strategic drug discovery collaboration to research and develop potential new therapeutics directed at microbiome targets thought to play crucial roles in gastrointestinal disorders, including IBDs such as ulcerative colitis and motility disorders such as irritable bowel syndrome. The agreement includes a global license and co-development of EB8018/TAK-018 in Crohn's disease.

Finch Therapeutics Group, Inc. (“Finch”)	U.S.
Global collaboration agreement to jointly develop FIN-524, a live biotherapeutic product composed of cultured bacterial strains linked to favorable clinical outcomes in studies of microbiota transplantations in IBD. We obtain the exclusive worldwide rights to develop and commercialize FIN-524 and rights to follow-on products in IBD. We and Finch may elect to extend this collaboration to additional and related indications on similar terms.

Hemoshear Therapeutics, LLC ("Hemoshear")	U.S.
Collaboration agreement for novel target and therapeutic development for liver diseases, including nonalcoholic steatohepatitis. We will receive exclusive access to Hemoshear’s proprietary disease modeling platform to discover and develop best-in-class therapeutics for specific liver diseases.

Janssen Pharmaceuticals, Inc.	Belgium	Exclusive license agreement to develop and market prucalopride as a treatment for chronic constipation in the U.S. Motegrity, approved in December 2018.
NuBiyota LLC (“NuBiyota”)	Canada
Agreement for the development of Microbial Ecosystem Therapeutic products for GI indications with a high unmet medical need. We will collaborate with NuBiyota to advance oral microbial consortia products developed by using NuBiyota’s microbiome platform for GI indications.

PvP Biologics, Inc. (“PvP”)	U.S.
Global agreement for the development of KumaMax, a novel enzyme designed to break down the immune-reactive parts of gluten in the stomach. We will provide financing for PvP to conduct research and development through Phase I proof-of-principle studies and obtain an exclusive option to acquire PvP following receipt of a pre-defined data package.

Samsung Bioepis Co, Ltd	South Korea
Strategic collaboration agreement to jointly fund and co-develop multiple novel biologic therapies in unmet disease areas. The program’s first therapeutic candidate is TAK-671, which is intended to treat severe acute pancreatitis.

Theravance Biopharma Inc	Ireland
Global license, development and commercialization agreement for TD-8954, a selective 5-HT4 receptor agonist being investigated for potential use in the treatment of GI motility disorders, including enteral feeding intolerance (“EFI”). TD-8954 is being developed for the short-term use with EFI to achieve early nutritional adequacy in critically ill patients at high nutritional risk, an indication for which the compound received the FDA Fast Track Designation.

UCSD/Fortis Advisors LLC	U.S.	Technology license to develop oral budesonide formulation (TAK-721/SHP621) for treatment of eosinophilic esophagitis.
Rare diseases:
AB Biosciences, Inc.	U.S.
Research collaboration agreement to potentially develop assets for rare disease with pan-receptor interacting molecules targeted for specific immunological conditions with a focus on autoimmune modulated inflammatory diseases.

ArmaGen, Inc.	U.S.
Worldwide licensing and collaboration agreement to develop AGT-182 (TAK-531/SHP631), an investigational enzyme replacement therapy for potential treatment of both the central nervous system ("CNS") and somatic (body-related) manifestations of Hunter syndrome.

Asklepios Biopharmaceutical, Inc.	U.S.	Agreement for multiple research and development collaborations using FVIII gene therapy for the treatment of hemophilia A and B.
BioMarin Pharmaceutical Inc.	U.S.
Agreement for the in-license of enabling technology for the exogenous replacement of iduronate-2-sulfatase with Idursulfase-IT in patients via direct delivery to the CNS for the long-term treatment of Hunter syndrome in patients with cognitive impairment in order to slow progression of cognitive impairment (TAK-609/SHP609).

Partner	Country	Description of collaboration
GlaxoSmithKline plc (“GSK”)	UK	In-license agreement between GSK and University of Michigan for TAK-620/SHP620 (marabivir) in the treatment of human cytomegalovirus.
Harrington Discovery Institute at University Hospitals in Cleveland, Ohio	U.S.	Collaboration agreement for the advancement of medicines for rare diseases.
IPSEN	France	Purchase agreement to develop Obizur for the treatment of Acquired Hemophilia A, including for patients with Congenital Hemophilia A with inhibitors indication in elective or emergency surgery.
KM Biologics Co., Ltd.	Japan	Collaboration agreement to jointly development TAK-755/SHP655 to overcome the ADAMTS13 deficiency.
NanoMedSyn	France	Pre-clinical research collaboration agreement to evaluate a potential enzyme replacement therapy using NanoMedSyn's proprietary synthetic derivatives named AMFA.
Novimmune SA	Switzerland	Agreement for the exclusive worldwide rights to develop and commercialize an innovative, bi-specific antibody in pre-clinical development for the treatment of hemophilia A.
Rani Therapeutics	U.S.	Research collaboration agreement to evaluate a micro tablet pill technology for oral delivery of FVIII therapy in hemophilia.
Ultragenyx Pharmaceutical Inc.	U.S.	Collaboration agreement to develop and commercialize therapies for rare genetic diseases.
Xenetic Biosciences, Inc.	U.S.	Exclusive research and development license agreement for PolyXen delivery technology for hemophilia factors VII, VIII, IX, X.
Neuroscience:
AstraZeneca plc ("AstraZeneca")	UK
Collaboration agreement to jointly develop and commercialize MEDI1341, an alpha-synuclein antibody currently in development as a potential treatment for Parkinson’s disease. AstraZeneca will lead Phase I development while we will lead future clinical development activities. The companies will share equally future development and commercialization costs as well as any future revenues.

Denali Therapeutics Inc. ("Denali")	U.S.
Strategic option and collaboration agreement to develop and commercialize up to three specified therapeutic product candidates for neurodegenerative diseases incorporating Denali’s antibody transport vehicle platform for increased exposure of biotherapeutic products in the brain.

Mindstrong Health	U.S.	Collaboration to explore development of digital biomarkers for selected mental health conditions, in particular schizophrenia and treatment-resistant depression.
Ovid Therapeutics Inc. ("Ovid")	U.S.
Agreement to clinically develop and commercialize a novel, potent and highly selective CH24H inhibitor, in rare pediatric epilepsies (TAK-935). We received equity in Ovid and may be eligible to receive certain milestone payments based on the advancement of TAK-935. We will lead commercialization in Japan and have the option to lead commercialization in Asia and other selected geographies. Ovid will lead clinical development activities and commercialization of TAK-935 in the United States, Europe, Canada and Israel.

StrideBio Inc.	U.S.	Collaboration and license agreement to develop in vivo Adeno-Associated Virus (“AAV”) based therapies for Friedreich’s Ataxia and two additional undisclosed targets.
Wave Life Sciences Ltd.	Singapore
Research, development and commercial collaboration and multi-program option agreement to develop antisense oligonucleotides for genetically-defined neurological diseases. The first component of the collaboration will focus on programs targeting Huntington’s disease, amyotrophic lateral sclerosis, frontotemporal dementia and spinocerebellar ataxia type 3. The second component of the collaboration provides us with the rights to exclusively license multiple preclinical programs targeting other neurological disorders including Alzheimer’s disease and Parkinson’s disease.

Plasma derived therapies:

Partner	Country	Description of collaboration
Halozyme Therapeutics, Inc. (“Halozyme”)	U.S.
In-license agreement for Halozyme’s proprietary ENHANZE™ platform technology to increase dispersion and absorption of HyQvia. On-going development work for a US pediatric indication to treat primary and secondary immunodeficiencies and a Phase 3 indication in Chronic Inflammatory Demyelinating Polyradiculoneuropathy.

Kamada Ltd.	Israel
In-license agreement to develop and commercialize Alpha-1 proteinase inhibitor (Glassia); Exclusive supply and distribution of Glassia in the US, Canada, Australia and New Zealand; Development of protocol for post market commitment trial ongoing.

Vaccines:
Biological E. Limited	India	We agreed to transfer existing measles and acellular pertussis vaccine bulk production technology to develop low-cost combination vaccines for India, China and low- and middle-income countries.
U.S. Government - The Biomedical Advanced Research and Development Authority ("BARDA")	U.S.
Partnership to develop a Zika vaccine (TAK-426, our Zika vaccination candidate) to support the Zika response in the U.S. and affected regions around the world. Selected by BARDA, a division of the Office of the Assistant Secretary for Preparedness and Response (“ASPR”), within the U.S. Department of Health and Human Services.

Zydus Cadila	India	Partnership agreement to address the global threat of chikungunya and develop a chikungunya vaccine an emerging infectious disease in Africa, Asia and the Indian subcontinent.
Other / Multiple Therapeutic Areas:
Bridge Medicines	U.S.
Partnership with Tri-Institutional Therapeutics Discovery Institute, Bay City Capital and Deerfield Management in the establishment of Bridge Medicines. Research projects accepted into the Tri-Institutional Therapeutics Discovery Institute will be able to graduate to Bridge Medicines, where they will be given financial, operational and managerial support to move seamlessly from validating proof-of-concept studies to clinical trials.

Center for IPS Cell Research Application, Kyoto University	Japan
Ten-year collaboration and establishment of a joint research program to develop clinical applications of induced pluripotent stem cells in therapeutic areas including cancer, heart failure, diabetes mellitus, neuro-degenerative disorders and intractable muscle diseases.

HiFiBiO Inc.	U.S.
Collaboration for functional therapeutics high-throughput antibody discovery platform that enables identification of antibodies for rare events, for discovery of therapeutic antibodies for GI and Oncology therapeutic areas.

HitGen Ltd. ("HitGen")	China	Agreement that HitGen will apply its advanced technology platform, based on DNA-encoded library design, synthesis and screening, to discover novel leads which will be licensed exclusively to us.
lsogenica Ltd. ("Isogenica")	UK
Agreement with Isogenica for access to a sdAb (single-domain antibody) platform to generate a toolbox of VHH (Variable domain of Heavy chain of Heavy chain antibody) for various immune cells, and we are targeting pathway validation and pipeline development across our GI and Oncology portfolio.

Numerate, Inc.	U.S.	Agreement for joint-discovery programs aimed at identifying clinical candidates for use in our core therapeutic areas, namely GI, oncology and neuroscience.
Portal Instruments, Inc. ("Portal")	U.S.	Collaboration with Portal to develop and commercialize Portal’s needle-free drug delivery device for potential use with our investigational or approved biologic medicines.
Recursion Pharmaceuticals	U.S.	Agreement to provide pre-clinical candidates for our TAK-celerator™ development pipeline.
Schrödinger, LLC ("Schrödinger")	U.S.	Multi-target research collaboration combining Schrödinger's in silico platform-driven drug discovery capabilities with our deep therapeutic area knowledge and expertise in structural biology.
Seattle Collaboration	U.S.
Research alliance, Seattle Partnership for Research on Innovative Therapies (“SPRInT”), aiming to accelerate the translation of Fred Hutchinson Cancer Research Center’s and University of Washington’s cutting-edge discoveries into treatments for human disease, with a focus on GI, oncology and neuroscience.

Partner	Country	Description of collaboration
Stanford University	U.S.	Collaboration with Stanford University to form the Stanford Alliance for Innovative Medicines (“Stanford AIM”) to develop innovative treatments and therapies in a more effective manner.
Tri-Institutional Therapeutics Discovery Institute ("Tri-I TDI")	U.S.	Partnered with the Tri-I TDI, a collaboration of academia institution and industry to more effectively develop innovative treatments and therapies.
Competition
Competition in our market is based on, among other things, product safety, efficacy, convenience of dosing, reliability, availability and prices. Competitors include large international companies whose capabilities cover the entire product creation process from research and development to production and marketing as well as smaller companies that focus on selling generic versions of products for which patent protection and regulatory data protection have lapsed.
We also face competition from generic drugs that enter the market when our patent protection or regulatory exclusivity expires. See “—Intellectual Property” for additional description of our patents. Additionally, we may face competition from our own introduction of new products with similar treatments as our older products.
The competition we face often differs by product and geographic market, and companies emerge and fall away as competitors over time due to innovations, merger activity and other business and market changes.
The following table shows the principal sources of competition for our main products:

Our product	Principal competing product	Primary manufacturer or distributor
GI:
DEXILANT, PANTOPRAZOLE (Protonix)	generic lansoprazole, esomeprazole	—
ENTYVIO	Remicade Humira Simponi Stelara Cimzia generic infliximab	Janssen Biotech Abbvie Janssen Biotech Janssen Biotech UCB —
TAKECAB	Nexium generic lansoprazole, omeprazole	AstraZeneca —
GATTEX/REVESTIVE	Zorbtive	EMD/Serono
	Nutrestore	Emmaus LifeSciences
ALOFISEL	Autologous tissue, chronic seton usage Remicade	Johnson & Johnson's
Rare Diseases:
ADVATE and ADYNOVATE	Xyntha/Refacto AF	Pfizer and Sobi
	Kogenate	Bayer
	Helixate	CSL
	Kovaltry	Bayer
	Iblias	CSL
	Eloctate/Elocta	Sanofi and Sobi
	Novoeight	Novo Nordisk
	Nuwiq	Octapharma
	Afstyla	CSL
	Hemlibra	Roche
TAKHZYRO	Haegarda Berinert	CSL CSL

Our product	Principal competing product	Primary manufacturer or distributor
REPLAGAL	Fabrazyme Galafold Fabagal	Genzyme Amicus Isu Abaxis
VPRIV	Cerezyme Elelyso/uplyso Zavesca Cerdelga Cerezyme	Genzyme Pfizer/Protalix Actelion Genzyme Isu Abxis
Plasma-derived therapies
GAMMAGARD LIQUID, KIOVIG	Privigen	CSL
	Carimune	CSL
	Gamunex-C	Grifols
	Flebogamma	Grifols
	Bivigam	Biotest
	Gammaked	Kendrion
	Gammaplex	BPL
	Octagam	Octapharma
	Panzya	Octapharma
GAMMAGARD LIQUID, GAMMAGARD SD, HYQVIA, CUVITRU	Hizentra	CSL
	Gamunex-C	Grifols
	Gammanorm	Octapharma
FLEXBUMIN and Human Albumin	Alburex/Alburx	CSL
	Albumnar	CSL
	Plasbumin	Grifols
	Albutein	Grifols
	Albunorm	Octapharma
	Kedbumin	Kendrion
Oncology:
ADCETRIS	chemotherapy regimens	—
ALUNBRIG	Xalkori Zykadia Alecensa	Pfizer Novartis Roche
ICLUSIG	Gleevec Tasigna Sprycel Bosulif	Novartis Novartis Bristol-Myers Squibb Pfizer
LEUPRORELIN (LEUPLIN)	Zoladex generic leuprorelin	AstraZeneca —
NINLARO, VELCADE	Revlimid Pomalyst/Imnovid Kyprolis Darzalex Empliciti	Celgene Celgene Amgen Janssen Biotech Bristol-Myers Squibb
Neuroscience:
TRINTELLIX	Viibryd Fetzima generic duloxetine, escitalopram	Allergan Allergan —

Our product	Principal competing product	Primary manufacturer or distributor
VYVANSE	generic mixed salts of a single-entity amphetamine product	—
	generic mixed salts of a single-entity amphetamine product, extended release	—
	generic methylphenidate, extended release	—
Other:
AZILVA	generic candesartan, olmesartan	—
NESINA	Januvia generic pioglitazone	Merck Co., Inc. —
Regulation
The pharmaceutical industry is subject to extensive global regulation by regional, national, state and local agencies. The regulatory agencies and their regulations govern the testing, approval, production, labeling, distribution, post-market surveillance, advertising, dissemination of information and promotion of our products. The following is a description of the major regulations affecting our products in the United States, Japan and the EU, our largest markets.
The introduction of new pharmaceutical products generally entails a lengthy approval process. Products must be authorized or registered prior to marketing, and such authorization or registration must subsequently be maintained. In recent years, the registration process has required increased testing and documentation for the approval of new drugs, with a corresponding increase in the expense of product introduction. To register a pharmaceutical product, a registration dossier containing evidence establishing the safety, efficacy and quality of the product must be submitted to regulatory authorities. Generally, a therapeutic product must be registered in each country in which it will be sold. It is possible that a drug can be registered and marketed in one country while the registration authority in another country may, prior to registration, request additional information from the pharmaceutical company or even reject the product. It is also possible that a drug may be approved for different indications in different countries. The registration process generally takes between six months and several years, depending on the country, the quality of the data submitted, the efficiency of the registration authority’s procedures and the nature of the product. Many countries provide for accelerated processing of registration applications for innovative products of therapeutic interest. In recent years, efforts have been made among the U.S., Japan and the EU to harmonize registration requirements to achieve shorter development and registration times for medical products.
United States
In the United States, applications for drug registration are submitted to and reviewed by the FDA, which regulates the testing, manufacturing, labeling and approval for marketing of pharmaceutical products intended for commercialization. The FDA continues to monitor the safety of pharmaceutical products after they have been approved for sale in the U.S. market. When a pharmaceutical company has gathered data to demonstrate a drug’s safety, efficacy and quality, it may file for the drug an NDA or Biologics License Application (“BLA”), along with information regarding the clinical experiences of patients tested in the drug’s clinical trials. A supplemental new drug application ("sNDA") or BLA amendment must be filed for new indications for a previously approved drug.
Once an application is submitted, the FDA assigns reviewers from its staff, including experts in biopharmaceutics, chemistry, clinical microbiology, pharmacology/toxicology, and statistics. After a complete review, these content experts then provide written evaluations of the NDA or BLA. These evaluations are consolidated and are used by senior FDA staff in its final evaluation of the NDA or BLA. Based on that final evaluation, the FDA then provides to the NDA or BLA’s sponsor an approval, or a “complete response” letter if the NDA or BLA application is not approved. If not approved, the letter will state the specific deficiencies in the NDA or BLA which need to be addressed. The sponsor must then submit an adequate response to the deficiencies to restart the review procedure. Once the FDA has approved an NDA, BLA, sNDA or BLA amendment, the company can make the new drug available for physicians to prescribe. The drug owner must submit periodic reports to the FDA, including any cases of adverse reactions. For some medications, the FDA requires additional post-approval studies (Phase IV) to evaluate long-term effects or to gather information on the use of the product under specified conditions. Throughout the life cycle of a product, the FDA requires compliance with standards relating to good laboratory, clinical and manufacturing practices. The FDA also requires compliance with rules pertaining to the manner in which we may promote our products.
The Drug Price Competition and Patent Restoration Term Act of 1984, known as the Hatch-Waxman Act, established the application procedures for obtaining FDA approval for generic forms of brand-name drugs. Under these procedures, instead of conducting full-scale pre-clinical and clinical trials, the FDA can accept data establishing that the drug formulation, which is the subject of an abbreviated application, is bio-equivalent and has the same therapeutic effect as the previously approved drug, among other requirements. This act also provides market exclusivity provisions for brand-name drugs that can delay the submission and/or the approval of abbreviated new drug applications (the “ANDAs”), which are the applications for generic drug registrations. The Orphan Drug Act of 1983 grants seven years of exclusive marketing rights to a specific drug for a specific orphan indication. The term “orphan drug” refers, generally, to a drug that treats a rare disease affecting fewer than 200,000 persons in the U.S. Market exclusivity provisions are distinct from patent protections and apply equally to patented and non-patented drug products.
While the Hatch-Waxman Act addresses the development and entrance of generic products, the Patent Protection and Affordable Care Act (the "ACA") amended the Public Health Service Act to create an abbreviated licensure pathway for biological products that are demonstrated to be “biosimilar” to or “interchangeable” with an FDA-licensed biological product. The Biologics Price Competition and Innovation Act of 2009 allows for approval of a biosimilar if data substantiates that the product is “highly similar” to an approved and existing biological product. Furthermore, as codified in the 2016 Physician Fee Schedule Final Rule, effective January 1, 2016, the physician reimbursement amount for a biosimilar is based on the average sales price (the “ASP”) of all National Drug Codes (the “NDCs”) assigned to the biosimilars included within the same billing and payment code. Similar to a non-biologic product, an interchangeable biological product may be substituted for the reference product by a pharmacist without the intervention of the health care provider who prescribed the reference product. Generally, there will be a common physician reimbursement limit and Healthcare Common Procedure Coding System (the “HCPCS”) code for those biosimilars referenced to the original product filed under the BLA.
Japan
Manufacturers and sellers of drugs, quasi-drugs, cosmetics, medical devices and regenerative medical products (collectively the “Designated Products”) in Japan are subject to the supervision of the Minister of Health, Labour and Welfare (the “Minister”) primarily under the Act on Securing Quality, Efficacy and Safety of Pharmaceuticals, Medical Devices, Regenerative and Cellular Therapy Products, Gene Therapy Products, and Cosmetics of Japan (the “Pharmaceutical Act”).
Under the Pharmaceutical Act, a person is required to obtain from the Minister the relevant licenses in order to conduct the business of manufacturing, marketing or selling Designated Products.
Applications for the approval of new products are made through the PMDA. The data of results of clinical trials and other pertinent data must be attached for an application for approval. If the drugs, medical devices or regenerative medical products under application are of types designated by ministerial ordinance of the MHLW, the attached data mentioned above must be obtained in compliance with the standards established by the Minister, such as the Good Laboratory Practice (the “GLP”) and the Good Clinical Practice (the “GCP”). Once an application for approval is submitted, a review team is formed, which consists of specialized officials of the PMDA, including chemistry/manufacturing, non-clinical, clinical, and biostatistics. Team evaluation results are passed to the PMDA’s external experts, who then report back to the PMDA. After a further team evaluation, a report is provided to the Minister; the Minister makes a final determination for approval and refers this to the Council on Drugs and Foods Sanitation, which then advises the MHLW on final approvability. Marketing and distribution approvals require a review to determine whether or not the product in the application is suitable as a drug to be manufactured and distributed by a person who has obtained a manufacturing and distribution business license for the type of drug concerned, and to confirm that the product has been manufactured in a plant compliant with Good Manufacturing Practice.
Once the MHLW has approved the application, the company can make the new drug available for physicians to prescribe. After that, the MHLW lists its NHI price within 60 days (or 90 days at the latest) from the approval, and physicians can obtain reimbursement. For some medications, the MHLW requires additional post‑marketing studies (Phase IV) to further evaluate safety and/or to gather information concerning the quality, efficacy, and safety of the product under specified conditions. The MHLW also requires the drug’s sponsor to submit periodic safety update reports. Within three months from the specified re‑examination period, which is designated at the time of the approval of the application for the new product, the company must submit a re‑examination application to enable the drug’s quality, efficacy, and safety to be reassessed against approved labeling by the PMDA.
The Pharmaceutical Act also provides for special regulations applicable to drugs, quasi-drugs, cosmetics and medical devices made of biological raw materials. These regulations impose various obligations on manufacturers and other persons in relation to manufacturing facilities, explanation to patients, labeling on products, record-keeping and reporting to the Minister.
Under the Pharmaceutical Act, the Minister may take various measures to supervise manufacturing and marketing license holders of Designated Products. The Minister has authority to order manufacturing and marketing license holders to temporarily suspend the marketing, leasing or providing of the Designated Products to prevent risks, or increases in risks, to the public health. Also, the Minister may revoke a license or approval granted to a manufacturing and marketing license holders or order a temporary business suspension under certain limited circumstances such as violation of laws relating to drugs.

European Union
In the EU, there are three main procedures for application for authorization to market pharmaceutical products in the EU Member States: the Centralized Procedure, the Mutual Recognition Procedure (the “MRP”) and the Decentralized Procedure (“the DCP”). It is also possible to obtain a pure national authorization for products intended for commercialization in a single EU Member State only, or for additional indications for licensed products.
Under the Centralized Procedure, applications are made to the EMA for an authorization which is valid throughout the EU. The Centralized Procedure is mandatory for all biotechnology products and for new chemical entities in cancer, neurodegenerative disorders, diabetes and AIDS, autoimmune diseases or other immune dysfunctions and optional for other new chemical entities or innovative medicinal products or in the interest of public health. When a pharmaceutical company has gathered data which it believes sufficiently demonstrates a drug’s safety, efficacy and quality, then the company may submit an application to the EMA. The EMA then receives and validates the application and the Committee for Medicinal Products for Human Use (the “CHMP”) appoints a Rapporteur and Co-Rapporteur to lead review of the dossier. The entire review cycle must be completed within 210 days, although there is a “clock stop” at day 120, which allows the company to respond to questions set forth in the Rapporteur and Co-Rapporteur’s Assessment Report. After the company’s complete response is submitted to the EMA, the clock restarts on day 121. If there are further aspects of the dossier requiring clarification, the EMA will then request an Oral Explanation on day 180, in which case the sponsor must appear before the CHMP to provide the requested additional information. On day 210, the CHMP will then take a vote to recommend the approval or non-approval of the application. The final decision under this Centralized Procedure is a European Community decision which is binding in its entirety on all EU Member States. This decision occurs on average 60 days after a positive CHMP recommendation. In the case of a negative opinion, a written request for re-examination of the opinion can be made by the applicant within a time limit of 15 days from the date of the opinion. The detailed grounds for re-examination must be submitted to the EMA within 60 days from the date of the opinion. In the EU, biosimilars are approved under a specialized pathway of the centralized procedure. Similar to the pathway in the U.S., applicants seek and obtain regulatory approval for a biosimilar once the data exclusivity period for the original reference product has expired relying in part on the data submitted for the original reference product together with data evidencing that the biosimilar is “highly similar” in terms of quality, safety and efficacy to the original reference product authorized in the EEA.
Under both the MRP and DCP, the assessment is led by a single EU Member State, called the Reference Member State (the “RMS”), which then liaises with other EU Member States, known as the concerned member states (the “CMSs”). In the MRP, the company first obtains a marketing authorization in the RMS, which is then recognized by the CMSs in 90 days. In the DCP, the application is done simultaneously in the RMS and all CMSs. During the DCP, the RMS drafts an assessment report within 120 days. Within an additional 90 days, the CMSs review the application and can issue objections or requests for additional information. On day 90, each CMS must be assured that the product is safe and effective, and that it will cause no risks to the public health. Once an agreement has been reached, each member state grants national marketing authorizations for the product.
After the Marketing Authorizations have been granted, the company must submit periodic safety reports to the EMA, if approval was granted under the Centralized Procedure, or to the National Health Authorities, if approval was granted under the DCP or the MRP. In addition, several pharmacovigilance measures must be implemented and monitored including Adverse Event collection, evaluation and expedited reporting and implementation, as well as update Risk Management Plans. For some medications, post approval studies (Phase IV) may be required to complement available data with additional data to evaluate long term effects (called a Post Approval Safety Study) or to gather additional efficacy data (called a Post Approval Efficacy Study).
European Marketing Authorizations have an initial duration of five years. After this first five-year period, the holder of the marketing authorization must apply for its renewal, which may be granted based on the competent authority’s full benefit-risk review of the product. Once renewed, the marketing authorization is generally valid for an unlimited period. Any Marketing Authorization which is not followed within three years of its granting by the actual placing on the market in any EU member state of the corresponding medicinal product ceases to be valid.
Third Party Reimbursement and Pricing
We consider domestic and international competitive conditions, such as the price of competing products, in setting and revising the price of our pharmaceutical products. Government regulation also has a significant effect in determining the price of pharmaceutical products in many of the countries in which we operate due to the fact that government policy in many countries has emphasized and purchasers continue to seek large discounts on pharmaceutical products.
United States
In the United States our sales are subject to various rebate programs and government programs, which vary depending on the type and can have a significant impact on our results. The most significant of these include rebates associated with commercial managed care, Medicaid, Medicare and government programs.

Commercial Managed Care
Payers negotiate rebates to reduce the pricing of products, and use formularies to encourage members to utilize preferred products to manage their costs. Exclusion from a formulary, or a disfavored formulary position, can directly reduce product usage. Consolidation of payers, pharmacy benefit managers and pharmacies may result in increasing rebates and other discounts due to the purchasing power of the consolidated entities. Copay assistance to help patients afford their prescribed drugs may also affect product usage. In recent years, some states such as California and Massachusetts, have passed legislation that limits the use of manufacturer sponsored copay assistance programs, and some payers have limited manufacturer copay assistance benefits to patients.
Medicaid
Medicaid is a state administered program adhering to federal requirements that provides healthcare coverage to eligible low-income adults, children, pregnant women, elderly adults and people with disabilities.
Takeda must pay rebates on purchases of our products under the Medicaid Drug Rebate Program. Takeda must also calculate and report to government agencies the amount of the rebate. The required calculations are complex, and a misrepresentation in the reported information may expose Takeda to penalties. We are required to report any revisions to prior calculations, which could affect the rebate liability for prior quarters.
Medicare
The Medicare Prescription Drug Program has two arms, Medicare Part D and Medicare Part B. Medicare Part D is a voluntary offering available to Medicare beneficiaries through private health insurance plans that contract with the government to deliver this benefit. Medicare Part B covers some drugs, under the medical benefit, that are among the most biologically complex; these medicines are generally administered in a doctor’s office or hospital outpatient setting.
Takeda offers rebates on purchases of pharmaceutical products covered under Medicare Part D. In addition, Takeda and other pharmaceutical manufacturers are required to provide a discount of 70% on drugs used in the Medicare Part D coverage gap. Takeda must also calculate and report specific prices to government agencies, including Average Sales Price used by the Medicare Part B program. The required calculations are complex, and a misrepresentation in the reported pricing may expose Takeda to penalties.
340B and Federal Agency Discounted Pricing
Takeda must offer discounted pricing for purchases by certain designated health care entities and federal agencies under certain federal programs, including the Public Health Service (PHS) pharmaceutical pricing program (340B) and the Federal Supply Schedule (FSS.)
Health Care System Reform
Any sudden change to the current health care system runs the risk of restricting patient access and placing all parties at financial risk. Spurred by the Administration’s priority to bring down the cost of drug prices, a number of changes to the Medicare Part D and Part B programs are being proposed - these changes may impact patient access and affordability, and may adversely affect our business by impacting demand for, or pricing of, our products. The Trump Administration’s Blueprint to Lower Drug Prices and Reduce Out of Pocket Costs and the resulting regulatory activity has already changed the way companies behave with fewer and lower price increases in 2018 than 2017.
Japan
In Japan, manufacturers of pharmaceutical products must have new products listed on the National Health Insurance (the NHI), a price list published by the Ministry of Health, Labour and Welfare of Japan (the MHLW). The NHI price list provides rates for calculating the price of pharmaceutical products used in medical services provided under various public medical care insurance systems. Prices on the NHI price list have been subject to revisions generally once every two years based on the actual prices at which the pharmaceutical products are purchased by medical institutions in Japan after discounts and rebates from listed price. The average price of previously listed products generally decreases as a result of these price revisions. The Japanese government is currently undertaking healthcare reform initiatives with the goal of sustaining the universal coverage of the NHI program, and is addressing the efficient use of drugs, including promotion of generic use with a target of 80% penetration by volume by September 2020 with respect to products for which market exclusivity has expired. As part of these initiatives, the NHI price list is expected to be revised annually from April 1, 2021, which could lead to more frequent downward price revisions. In addition, cost-effectiveness analysis was officially introduced by the MHLW from April 2019. Products on the NHI price list nominated based on pre-defined criteria, such as the innovativeness and the financial impact, will be subject to review, and subject to price adjustments depending on outcome of this review.

European Union
In the EU, our operations are subject to significant price and marketing regulations. Many governments in the EU are introducing healthcare reforms to curb increasing healthcare costs. The governments in the EU influence the price of pharmaceutical products through their control of national healthcare systems that fund a large part of the cost of such products to patients. The general downward pressure on healthcare costs, particularly regarding prescription drugs, has been increasing. In addition, prices for marketed products are referenced within and amongst the EU Member States, which further affects pricing in each EU Member State. As an additional control for healthcare budgets, some EU Member States have passed legislation to impose further mandatory rebates for pharmaceutical products and financial claw-backs on the pharmaceutical industry. In this regard, many countries have health technology assessment organizations that use formal economic metrics such as cost-effectiveness to determine prices, coverage and reimbursement of new therapies, and these organizations are expanding in established and emerging markets. We expect that countries will continue to take aggressive actions to seek to reduce expenditures on drugs and biologics. Similarly, fiscal constraints may also affect the extent to which countries are willing to approve new and innovative therapies and/or allow access to new treatments.
Furthermore, the European Union is currently undergoing an analysis of the rewards extended for intellectual property of pharmaceutical products as well as the overall regulatory framework for the approval and commercialization of all medicinal products. This may lead to significant changes in the way drugs are approved and commercialized as well as the duration of exclusivity, in particular for orphan drugs. These changes are likely to affect the market within a 3-5-year timeframe.
Other
Many other countries around the world are also taking steps to control prescription drug prices. For example, in 2017, China - one of our most important Emerging Growth Markets - organized national price negotiations for certain products directly linked to national drug reimbursement, which will apply nationwide both in public and military hospitals. Drug prices in China may further decline due to a stated national policy of reducing healthcare costs, including continued strategic initiatives specifically designed to reduce drug prices. Canada has proposed amendments to its Patented Medicines Regulations that could reduce prices for specialty medicines, such as biologics and medicines for rare diseases.
Organizational Structure.
We are a holding company and administer our business through a number of subsidiaries worldwide. Information about Takeda’s organizational structure, including a list of our subsidiaries, their country of incorporation and residence and our proportion of ownership interest, is included in Note 29 to the audited consolidated financial statements included in this prospectus.
Property, Plant and Equipment.
Our registered head office is located in Osaka, Japan and our global head office is located in Tokyo, Japan. We generally own our facilities or have entered into long-term lease arrangements for them.
As of March 31, 2019, the net book values of the buildings and structures, land, machinery and vehicles and tools, furniture and fixtures we owned were ¥692.5 billion, ¥101.4 billion, ¥335.8 billion and ¥47.1 billion, respectively. We own the substantial majority of our facilities, none of which are subject to any material encumbrances. The following table describes our major facilities as of March 31, 2019:

Group company	Name of facility (location)	Type of facility
Takeda Pharmaceutical Company Limited	Head Office (Chuo-ku, Osaka and others)	Administrative and sales
Takeda Pharmaceutical Company Limited	Global Head Office (Chuo-ku, Tokyo)	Administrative and sales
Takeda Pharmaceutical Company Limited	Osaka Plant (Yodogawa-ku, Osaka)	Manufacturing, Research and development
Takeda Pharmaceutical Company Limited	Hikari Plant (Hikari, Yamaguchi)	Manufacturing, Research and development
Takeda Pharmaceutical Company Limited	Shonan Health Innovation Park (Fujisawa, Kanagawa)	Research
Takeda Real Estate Co, Ltd.	Takeda Midosuji Building and others (Chuo-ku, Tokyo)	Administrative and sales
Nihon Pharmaceutical Co. Ltd.	Osaka Plant and other (Izumisano, Osaka)	Manufacturing, Research and development
Takeda Healthcare Products Co., Ltd.	Head Office, Plant (Fukuchiyama, Kyoto)	Manufacturing
Millennium Pharmaceuticals, Inc.	Head Office, Plant and other properties (Cambridge, Massachusetts, U.S.)	Research and development

Baxalta U.S. Inc	Head Office (Covington, Georgia, U.S.)	Manufacturing, Warehouse, Administrative and sales
Shire Human Genetic Therapies, Inc	Head Office (Lexington, Massachusetts, U.S.)	Manufacturing, Warehouse, Administrative and sales
Baxter AG	Production facility and other (Orth an der Donau, Austria and Vienna, Austria)	Manufacturing, Distribution, Warehouse, Plasma centers and Administrative and sales
Baxalta Bioscience Manufacturing S.a.r.l.	Head Office (Neuchatel, Switzerland)	Manufacturing, Administrative and sales
Shire Pharmaceuticals Ireland Ltd.	Production facility (Dunboyne, Ireland)	Manufacturing
Baxalta Belgium Manufacturing SA	Production facility (Lessines, Belgium)	Manufacturing
Environmental Matters
We are subject to laws and regulations concerning the environment, safety matters, regulation of chemicals and product safety in the countries where we manufacture and sell our products or otherwise operate our business. These requirements include regulation of the handling, manufacture, transportation, use and disposal of materials, including the discharge of pollutants into the environment. In the normal course of our business, we are exposed to risks relating to possible releases of hazardous substances into the environment, which could cause environmental or property damage or personal injuries, and which could require remediation of contaminated soil and groundwater, in some cases over many years, regardless of whether the contamination was caused by us, or by previous occupants of the property. See “Risk Factors—We may incur substantial costs due to our environmental compliance efforts or claims relating to our use, manufacture, handling, storage or disposal of hazardous materials.”
Employees
As of March 31, 2019, we had 49,578 employees on a consolidated basis, of which 6,941 employees were based in Japan and 42,637 employees were based outside Japan.
We have concluded a collective bargaining agreement with the Takeda Pharmaceutical Workers Union, through which we have established sound relations with our employees in Japan. We hold regular dialogues with the union concerning, among other issues, conditions of employment and human resources practices. Similarly, all of our group companies hold discussions with their respective workers unions and employee representatives in accordance with local laws. We have an employee stock ownership association for employees of Takeda.
Legal Proceedings
We are involved in various legal proceedings primarily related to product liability and commercial liability arising in the normal course of our business. These contingencies are described in detail in Note 32 to our consolidated financial statements.

OUR MANAGEMENT
Corporate Governance Structure
Under the Companies Act, joint stock corporations in Japan may adopt a corporate governance structure comprised of a board of directors and an audit and supervisory committee, commonly referred to as the audit and supervisory committee system, in lieu of the traditional structure comprised of a board of directors and a board of corporate auditors or the alternative structure comprised of a board of directors and three statutory committees. The members of the audit and supervisory committee consist of three or more directors. We adopted the audit and supervisory committee system in June 2016, in order to increase transparency and independency of our board of directors, and further enhance our corporate governance, by establishing the systems of audit and supervision conducted by the Audit and Supervisory Committee and increasing the proportion of the number of External Directors and the diversity of our board of directors. This governance structure also enables us to enhance the separation of business execution and supervision by delegating certain decision-making authority to individual members of our board of directors, realizing increased agility in decision-making and helping the board of directors focus more on discussions of business strategies and particularly important business matters.
Board of Directors
Pursuant to the audit and supervisory committee system, our board of directors is comprised of directors who are audit and supervisory committee members and directors who are not. Our articles of incorporation provide for a board of directors consisting of no more than 12 members who are not audit and supervisory committee members and no more than four directors who are audit and supervisory committee members. All directors are elected by our shareholders at a general meeting of shareholders, with directors who are audit and supervisory committee members elected separately from other directors. The term of office for directors who are not audit and supervisory committee members expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after their election, and the term of office for directors who are audit and supervisory committee members expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within two years after their election. The current terms of our directors are set forth under "—Directors." All directors may serve any number of consecutive terms. None of our directors have entered service contracts with us or any of our subsidiaries providing for benefits upon termination of employment.
Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors, however, may delegate by its resolution some or all of its decision-making authority in respect of the execution of operational matters (excluding certain matters specified in the Companies Act) to individual directors and has delegated such decision-making authority as described below. Our board of directors elect one or more representative directors from among its members who are not audit and supervisory committee members. Each of the representative directors has the authority to represent us in the conduct of our affairs.
Audit and Supervisory Committee
Our directors who are audit and supervisory committee members are not required to be certified public accountants. They may not serve concurrently as executive directors, managers or any other type of employee for us or for any of our subsidiaries, or as accounting advisors or corporate executive officers for any of our subsidiaries. In addition, more than half of our directors who are audit and supervisory committee members at any one time must be external directors as defined under the Companies Act, who have not served as executive directors, corporate executive officers, managers or any other type of employee for us or any of our subsidiaries for ten years prior to their election and fulfill certain other requirements specified in the Companies Act.
The audit and supervisory committee has a statutory duty to audit the administration of our affairs by our directors, to examine the financial statements and business reports to be submitted to the shareholders by a representative director, to prepare an audit report each year, to determine details of proposals concerning the appointment and dismissal of independent auditors and the refusal to reappoint independent auditors for submission to general meetings of shareholders and to determine the opinion on election, removal, resignation of or compensation for directors who are not audit and supervisory committee members, which may be expressed at a general meeting of shareholders. An audit and supervisory committee member may note his or her opinion in the audit report issued by the audit and supervisory committee if such an opinion differs from that expressed in the audit report. Additionally, our Audit and Supervisory Committee serves as our “audit committee” for the purposes of Rule 10A-3 under the Exchange Act. We are required to appoint and have appointed an independent auditor, who has a statutory duty of examining the financial statements to be submitted to the shareholders by a Representative Director and preparing its audit report thereon. KPMG AZSA LLC currently acts as our independent auditor.
Takeda Executive Team
As management tasks continue to diversify, we have established a Takeda executive team under the President and Chief Executive Officer, consisting of certain directors and employees in senior positions who manage and supervise our key functions, as well as a business review committee, which is responsible for consideration and determination of general management matters, a portfolio review committee, which is responsible for research and development and products-related matters, and a risk, ethics and compliance committee, which is responsible for internal audit, risk management and compliance matters. Our board of directors has delegated all of its decision-making authority in respect of operational matters (excluding certain matters specified in the Companies Act, as well as substantive matters valued at ¥100 billion or more or those matters which will have substantial impact on us or our stakeholders) to the President and Chief Executive Officer, two directors belonging to the business review committee and one director belonging to the portfolio review committee.
Nomination Committee and Compensation Committee
We also have voluntarily established a nomination committee and a compensation committee as advisory committees of the board of directors. The majority of each committee's members must be “External Members” (either external directors or external experts). Furthermore, at least one director who is an Audit and Supervisory Committee member must be assigned to each committee and each committee must be chaired by an external director. As of the date of this prospectus, the nomination committee consists of one external director who serves as chairman and four other external directors and the compensation committee consists of one external director who serves as chairman and three other external directors. Together, the committees serve to ensure transparency and objectivity in decision-making relating to personnel matters for directors who are not external directors (including appropriate standards and procedures for appointment and reappointment and establishing and administering appropriate succession plans) and the compensation system (including appropriate levels of compensation for the directors, appropriate performance targets within the bonus system for directors and appropriate bonuses based on business results). Also, by resolution of the Board of Directors, the authority to decide the amount of individual remuneration of Internal Directors who are not Audit and Supervisory Committee members is delegated to the compensation committee, through which we have realized a more transparent process in determining individual remuneration.
Limitation of Liability of Directors
Our articles of incorporation provide that we may enter into agreements with our directors (excluding executive directors as defined under the Companies Act) to limit their respective liabilities to us arising from their failure to execute their duties in good faith and without gross negligence, subject to applicable laws and regulations. We have entered into such agreements with our external directors, which limit the maximum amount of their respective liabilities to us to the minimum amount stipulated by applicable laws and regulations, so long as those directors act in good faith and without gross negligence in performing their duties.
Directors
The following table provides information about Directors of the Company as of the date of this prospectus.

Name (Date of birth)	Responsibilities and status within Takeda	Business experience	End of term
Christophe Weber (November 14, 1966)	Representative Director, President and Chief Executive Officer ("CEO")
Christophe Weber is President and CEO of Takeda. He joined Takeda in April 2014 as Chief Operating Officer and Corporate Officer, was named President and Representative Director in June 2014 and was subsequently appointed Chief Executive Officer in April 2015. Prior to joining Takeda, Mr. Weber held positions of increasing responsibility at GlaxoSmithKline, including President and General Manager at GlaxoSmithKline Vaccines, Chief Executive Officer of GlaxoSmithKline Biologicals SA in Belgium, and member of the GlaxoSmithKline global Corporate Executive Team. From 2008 to 2010, Mr. Weber served as Asia Pacific SVP and Regional Director at GlaxoSmithKline Asia Pacific in Singapore.
Note 1

Name (Date of birth)	Responsibilities and status within Takeda	Business experience	End of term
Costa Saroukos (April 15, 1971)	Director and Chief Financial Officer (“CFO”)
Costa Saroukos has been Takeda’s Chief Financial Officer since April 2018. He was appointed as Corporate Officer in April 2018 and Director in June 2019. Mr. Saroukos has over 20 years of experience in both the private and public sectors, having held a number of finance leadership positions with financial responsibility for businesses in over 100 countries across Asia-Pacific, Europe, Africa and the Middle East. Mr. Saroukos has been with Takeda since May 2015, as CFO of the Europe and Canada business unit, significantly contributing to the transformation of the business unit towards a specialty healthcare provider. Prior to joining Takeda, Mr. Saroukos was at Allergan as Head of Finance and Business Development for the Asia-Pacific region, including China and Japan. He was also Finance Director for Greater China and Japan. Previously, he spent 13 years at Merck & Co. in roles of increasing responsibility, including Executive Finance Director for EEMEA (Eastern Europe, Middle East and Africa), Finance Director of South Korea and Head of Internal Audit Asia Pacific and Global Joint Ventures.
Note 1

Masato Iwasaki, Ph.D. (November 6, 1958)	Director and President, Japan Pharma Business Unit
Masato Iwasaki is the President of Takeda’s Japan Pharma Business Unit. He joined Takeda in 1985 and had an extensive career in roles of increasing responsibility in sales and marketing under the Pharmaceutical Marketing Division. In 2003, Dr. Iwasaki was appointed Manager of Strategic Product Planning and Project Leader for the Cardiovascular and Metabolic franchise. He was appointed Senior Vice President of the Strategic Product Planning department in 2008. In 2010, Dr. Iwasaki was named Corporate Officer. Dr. Iwasaki has been a Director and Member of our board of directors since 2012 and was named President of the Japan Pharma Business Unit in 2015.
Note 1

Andrew S. Plump, M.D., Ph.D. (October 13, 1965)	Director and President, Research and Development
Andrew S. Plump, MD., Ph.D., is the President of Research and Development at Takeda. Dr. Plump joined Takeda as Chief Medical and Scientific Officer (“CMSO”) in 2015. In his position, he leads our global research and development organization, where he provides strategic direction and oversight. Prior to joining Takeda, Dr. Plump served as Senior Vice President, Research and Translational Medicine, Deputy to the President of research and development at Sanofi, where he was responsible for global research and translational medicine across all therapeutic areas. Dr. Plump also spent more than 10 years at Merck in a Clinical Pharmacology group, working on programs in neurodegeneration, immunology, metabolism and infectious diseases.
Note 1

Olivier Bohuon (January 3, 1959)	External Director
Olivier Bohuon has been an External Director with Takeda since January 2019. Prior to his appointment, Mr. Bohuon was an External Director of Shire. Mr. Bohuon currently also holds the position of External Director and Chairman of the Board at LEO Pharma A/S and External Director at Smiths Group plc. Mr. Bohuon has previously served as External Director at Virbac SA, Chief Executive Officer of Smith & Nephew plc, Chief Executive Officer and President of Pierre Fabre Group SA and as President of Abbott Pharmaceuticals; a division of US-based Abbott Laboratories. He has also held diverse commercial leadership positions at GlaxoSmithKline and its predecessor companies in France.
Note 1

Ian Clark (August 27, 1960)	External Director
Ian Clark has been an External Director with Takeda since January 2019. Prior to his appointment, Mr. Clark was an External Director of Shire plc. He also currently holds External Directorships at Agios Pharmaceuticals, Inc., Corvus Pharmaceuticals, Inc., Guardant Health, Inc., AVROBIO Inc. and Forty Seven Inc. Mr. Clark served as CEO and Director of Genentech Inc. (part of the Roche Group) and Head of North American Commercial Operations for Roche until 2016. From 2003 to 2010 he held the positions of Head of Global Product Strategy and Chief Marketing Officer, Executive Vice President—Commercial Operations and Senior Vice President and General Manager—BioOncology at Genentech.
Note 1

Name (Date of birth)	Responsibilities and status within Takeda	Business experience	End of term
Yoshiaki Fujimori (July 3, 1951)	External Director
Yoshiaki Fujimori has served as External Director of Takeda since June 2016. Mr. Fujimori currently also serves as Senior Advisor of Lixil Group Corporation, member of the Board of Directors of Boston Scientific Corporation, Senior Executive Advisor to CVC Japan and External Director to TOSHIBA CORPORATION. He previously served as External Director of Tokyo Electric Power Company, Incorporated (currently Tokyo Electric Power Company Holdings, Incorporated) and in a number of senior leadership positions within the LIXIL Group, including Representative Director, Chairman and CEO of LIXIL Corporation. Mr. Fujimori has also served in a number of senior positions in the General Electric Group, including Chairman of GE Japan Corporation and Chairman, President and CEO of General Electric Japan Ltd.
Note 1

Steven Gillis, PhD (April 25, 1953)	External Director
Dr. Steven Gillis has been and External Director with Takeda since January 2019. Prior to his appointment, Dr. Gillis was an External Director of Shire plc. He also currently holds the positions of Managing Director at ARCH Venture Partners, External Director of Pulmatrix, Inc., and External Director and Chairman, VBI Vaccines, Inc. Dr. Gillis was a founder and Director of Corixa Corporation, acquired by GlaxoSmithKline in 2005, and before that a founder and Director of Immunex Corporation.
Note 1

Masahiro Sakane (January 7, 1941)	External Director
Masahiro Sakane has served as External Director of Takeda since June 2014 and was appointed Chairman of the Board in June 2017. Mr. Sakane currently also serves as Advisor of Komatsu Ltd., and External Director of Kajima Corporation. Mr. Sakane started his career at Komatsu Ltd. in April 1963. In the Komatsu group, he served in several senior leadership positions including Chairman of the Board and Representative Director and President and Representative Director of Komatsu Ltd. and Chief Operating Officer ("COO") of Komatsu Dresser Company (currently Komatsu America Corp.). Mr. Sakane has also served as External Director of Nomura Holdings, Inc., External Director of Nomura Securities Co., Ltd., External Director of Tokyo Electron Limited, External Director of Asahi Glass Company, Ltd. and Vice Chairman of Keidanren (Japan Business Federation).
Note 1

Toshiyuki Shiga (September 16, 1953)	External Director
Toshiyuki Shiga has served as External Director of Takeda since June 2016. Mr. Shiga currently also serves as Chairman and CEO of INCJ, Ltd. Mr. Shiga started his career at Nissan Motor Co., Ltd. in April 1976. At Nissan Motor Co., Ltd., he served in a number of leadership positions including Chairman Director, Chief Operating Officer and Senior Vice President (Officer). He has also served as Chairman of Japanese Automobile Manufacturers Association, Inc.Vice Chairman of KEIZAI DOYUKAI (Japan Association of Corporate Executives) and Chairman and CEO of Innovation Network Corporation of Japan.
Note 1

Jean-Luc Butel (November 8, 1956)	External Director
Jean-Luc Butel served as External Director and member of the Audit and Supervisory Committee of Takeda from June 2016 to June 2019. He was appointed External Director who is not a member of the Audit and Supervisory Committee of Takeda in June 2019. He currently also serves as Global Healthcare Advisor, President of K8 Global Pte. Ltd and External Director of Novo Holdings A/S. Mr. Butel previously served as President, International, Corporate Vice President and Operating Committee Member of Baxter International Inc. and has held leadership positions at Medtronic, Inc., Johnson & Johnson, Becton, Dickinson and Company and Nippon Becton Dickinson Company, Ltd.

Note 1

Name (Date of birth)	Responsibilities and status within Takeda	Business experience	End of term
Shiro Kuniya (February 22, 1957)	External Director
Shiro Kuniya served as External Director and Head of the Audit and Supervisory Committee of Takeda from June 2016 to June 2019. He was appointed External Director who is not a member of the Audit and Supervisory Committee of Takeda in June 2019. He currently also serves as Managing Partner of Oh-Ebashi LPC & Partners, External Director of NEXON Co., Ltd., External Director of EBARA CORPORATION and External Director of Sony Financial Holdings Inc. Mr. Kuniya was registered as an attorney-at-law (Osaka Bar Association) and joined Oh-Ebashi Law Offices in April 1982 and was also admitted to practice law in New York State in the United States in May 1987. He has also previously served as our Outside Corporate Auditor as well as Chairman of the Inter-Pacific Bar Association, Outside Corporate Auditor of NIDEC CORPORATION and Outside Corporate Auditor of Sunstar Inc.

Note 1
Yasuhiko Yamanaka (January 18, 1956)	Director (Audit and SupervisoryCommittee member)
Yasuhiko Yamanaka has served as Director and member of the Audit and Supervisory Committee of Takeda since June 2016. Mr. Yamanaka joined Takeda in April 1979 and has served in a number of leadership positions within the company, including Corporate Auditor, Special Missions, Special Missions assigned by President, Assistant to CEO, Globalization of the Company, Managing Director and Director.
Note 2

Koji Hatsukawa (September 25, 1951)	External Director (Head of Audit and Supervisory Committee)
Koji Hatsukawa has served as External Director and member of the Audit and Supervisory Committee of Takeda since June 2016. He was appointed Head of Audit and Supervisory Committee in June 2019. He currently also serves as Outside Audit and Supervisory Board Member of Fujitsu Limited and Audit and Supervisory Board Member of the Norinchukin Bank. Mr. Hatsukawa started his career at Price Waterhouse accounting office in March 1974. Mr. Hatsukawa has previously served CEO of PricewaterhouseCoopers Aarata and has held leadership positions at ChuoAoyama PricewaterhouseCoopers and Aoyama Audit Corporation. In addition, he has also served as Outside Audit and Supervisory Board Member of Accordia Golf co., Ltd.
Note 2
Emiko Higashi (November 6, 1958)	External Director (Audit and Supervisory Committee Member)
Emiko Higashi served as External Director who is not a member of the Audit and Supervisory Committee of Takeda from June 2016 to June 2019. She was appointed External Director who is a member of the Audit and Supervisory Committee of Takeda in June 2019. She currently also serves as Managing Director of Tomon Partners, LLC, External Director of MetLife Insurance K.K., External Director of KLA-Tencor Corporation, External Director of Rambus Inc. and External Director of Sanken Electric Co., Ltd. Ms. Higashi previously served as External Director of InvenSense Inc., CEO of Gilo Ventures, LLC, Managing Director of Investment Banking, Merrill Lynch & Co. and Director of Wasserstein Perella & Co., Inc.

Note 3
Michel Orsinger (September 15, 1957)	External Director (Audit and Supervisory Committee Member)
Michel Orsinger has served as External Director who is not a member of the Audit and Supervisory Committee of Takeda from June 2016 to June 2019. He was appointed External Director who is a member of the Audit and Supervisory Committee of Takeda in June 2019. He previously served as a Member of Global Management Team of Johnson & Johnson, Worldwide Chairman, Global Orthopedics Group of DePuy Synthes Companies of Johnson & Johnson and President and Chief Executive Officer and Chief Operating Officer of Synthes, Inc. (currently Johnson & Johnson). He has also held several leadership positions at Novartis AG, including Chief Executive Officer and President of OTC Division Worldwide, Consumer Health; President of Global Medical Nutrition, Consumer Health; and Regional President of Europe, Middle East and Africa, Consumer Health.
Note 3
_____________
Notes:

(1)
The term of office for Directors who are not members of the audit and supervisory committee is from the end of the ordinary general meeting of shareholders for the fiscal year ended March 31, 2019 through the end of the ordinary general meeting of shareholders for the fiscal year ending March 31, 2020.

(2)
The term of office for Directors who are also audit and supervisory committee members is two years. The term of office for these Directors who are also audit and supervisory committee members is from the end of the ordinary general meeting of shareholders for the fiscal year ended March 31, 2018 through the end of the ordinary general meeting of shareholders for the fiscal year ending March 31, 2020.

(3)
Notwithstanding the Note (2) above, the term of office for Emiko Higashi and Michel Orsinger, Directors who are audit and supervisory committee members, is from the end of the ordinary general meeting of shareholders for the fiscal year ended March 31, 2019 through the end of the ordinary general meeting of shareholders for the fiscal year ending March 31, 2020. Since they were appointed as substitutes for Shiro Kuniya and Jean-Luc Butel, who resigned as Directors who are audit and supervisory committee members at the end of the ordinary general meeting of shareholders for the fiscal year ended March 31, 2018, their term of office will remain until the expiration of Shiro Kuniya and Jean-Luc Butel as Directors who are audit and supervisory committee members, in accordance with the provision of the Articles of Incorporation of Takeda.

Executive Officers
The following table provides information about the Company’s Executive Officers who are not also directors as of the date of this prospectus.

Name (Date of birth)	Responsibilities and status within Takeda	Business experience
Marcello Agosti (June 2, 1971)	Global Business Development Officer
In January 2019, Marcello Agosti became Global Business Development Officer. Mr. Agosti is responsible for Takeda’s Business Development activities, including mergers and acquisitions and corporate development.
Mr. Agosti has led the Shire Acquisition and several other acquisitions for Takeda, including ARIAD Pharmaceuticals, transforming Takeda’s global oncology portfolio and TiGenix, and strengthening the company’s GI leadership position. Mr. Agosti has also led Takeda’s Global Commercial organization since 2015, which included the successful launch of Takeda’s first global brand, ENTYVIO, now approved in more than 60 countries.
He has also held a number of leadership positions in Europe as Country Manager in France and in Italy and as Area Head of Southern and Eastern Europe.
Prior to joining Takeda, Mr. Agosti worked in business development at Novartis in the U.K. and Switzerland was also a consultant at McKinsey & Co.

Teresa Bitetti (September 21, 1962)	President, Global Oncology Business Unit
In April 2019, Teresa Bitetti joined Takeda as President of the Global Oncology Business Unit. She is responsible for oncology business activities.
Prior to joining Takeda, Ms. Bitetti was the Senior Vice President, Head of Worldwide Oncology Commercialization at Bristol-Myers Squibb. In this role, Ms. Bitetti significantly enhanced the long term strategic direction of the immuno-oncology portfolio. In addition, she further enhanced the model of collaboration with the research and development team to ensure the long term success of its marketed and pipeline Oncology products. Some of her key leadership roles included, Senior Vice President and Head of U.S. Oncology where she was responsible for the launch of Opdivo, President and GM of BMS Canada, and Worldwide Head of the BMS Virology business.
Prior to joining Bristol-Myers Squibb, Ms. Bitetti held various roles of increasing responsibility at Mobil Oil Corporation where she was part of the Capital Markets Group and was responsible for the investment of Mobil's worldwide pension assets.

Milano Furuta (February 26, 1978)	Corporate Strategy Officer and Chief of Staff
Milano Furuta joined Takeda’s corporate strategy and business development team in Japan in 2010 and played a central role in the acquisition of a Switzerland-based pharmaceutical company. After working on its post-merger integration and other corporate projects in Switzerland, Mr. Furuta moved to Mexico where he led the Diabetes Business Unit and launched new products in the areas of cardiovascular and metabolism area.
More recently, as Country Manager of Sweden, Mr. Furuta optimized commercial organization and launched new oncology products which drove the growth of the specialty care portfolio. From January 2019, he began his new role as Corporate Strategy Officer and Chief of Staff. Before joining Takeda, Mr. Furuta worked as an equity research analyst at an investment management firm in the U.S. for two years. Previously, he spent six years in banking and private equity investment in Japan, where he was engaged with several types of financial transactions including leveraged buyouts and debt restructuring.

Gerard Greco, Ph.D. (February 8, 1962)	Global Quality Officer
In September 2014, Dr. Gerard Greco joined Takeda as Global Quality Officer. Dr. Greco has more than 35 years of experience in quality leadership roles in the pharmaceutical industry. At Takeda, Dr. Greco has introduced key transformations by creating a Global Quality Organization that aligns the quality units and establishes consistent quality systems and programs across the network. Prior to joining Takeda, Dr. Greco held positions of increasing responsibility at Johnson & Johnson, Wyeth Pharmaceuticals, Pfizer Inc. and Teva Pharmaceuticals, where he served as Senior Vice President of Global Quality Operations.

Name (Date of birth)	Responsibilities and status within Takeda	Business experience
Haruhiko Hirate (August 8, 1957)	Corporate Communications and Public Affairs Officer
Haruhiko Hirate became Takeda’s Corporate Communications and Public Affairs Officer in October 2014. He previously served as President of North Asia in 2011, and has held Corporate Officer and Senior Vice President positions at Takeda since 2010. Prior to joining Takeda, Mr. Hirate held the position of Representative Senior Managing Director at GlaxoSmithKline in Japan and, before that, Representative Director and President of Banyu Pharmaceuticals, the Japanese subsidiary of Merck & Co. He joined Banyu Pharmaceuticals in 2004 from his role as Senior Vice President at Merck & Co, based in the U.S. He had previously held the position of Representative Director and President at Roche Diagnostics based in Japan and before that, Asia Pacific Regional President of Draeger. Mr. Hirate began his career with Nissei Sangyo, a subsidiary of Hitachi, in 1980. During his career at Hitachi group companies, he worked with former Boehringer Manheim, and a series of overseas projects in the U.S. and Asia between 1980 and 1996. Well respected in the Japanese pharmaceutical industry, Mr. Hirate served as Director at the Federation of Pharmaceutical Manufacturers Associations of Japan and Chairman of the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Japan. In 2012, he became a member of the Japan Association of Corporate Executives. In 2014, he became Chairman of the International Affairs Committee at the Japan Pharmaceutical Manufacturers Association.

Julie Kim (June 6, 1970)	President, Plasma-Derived Therapies Business Unit
In January 2019, Julie Kim joined Takeda as President of the Plasma-Derived Therapies Business Unit and serves as a member of the Takeda Executive Team. She is responsible for building a sustainable, high growth business focused on meeting the large and growing global demand for plasma-derived products. Previously at Shire/Baxalta/Baxter, Julie has held a diverse number of senior roles. She led the access function for the entire Shire portfolio outside of the US, ran Global Franchises for Shire Hematology and Baxter Immunology, managed country organizations as North/South Europe Cluster Head for Baxalta Immunology and General Manager for Baxter UK/Ireland, among other roles. Julie started her career as a consultant in the US healthcare space. Julie is a member of the Global Board for the Plasma Protein Therapeutics Association (PPTA, a plasma industry organization). She is also a member of the Board for the Jeffrey Modell World Immunodeficiency Network, part of the Jeffrey Modell Foundation.

Mwana Lugogo (January 30, 1970)	Chief Ethics and Compliance Officer
In October 2014, Mwana Lugogo became Takeda’s Chief Ethics & Compliance Officer. Having joined Takeda in 2012, she initially established the Compliance function for our Growth & Emerging Markets Business Unit. In 2015, Ms. Lugogo was appointed to lead the newly-created Global Compliance function. In this role, she is the custodian of Takeda’s Global Code of Conduct and is responsible for the global ethics & compliance program. She also ensures that ethical and reputational risks related to Takeda’s business are identified and addressed. Before joining Takeda, Ms. Lugogo worked as an attorney in private practice in the U.S., U.K. and Central Asia for six years. In 2002, she moved into the corporate world with Interbrew in Belgium. She moved to Switzerland in 2009, when she joined the Legal department at Baxter Healthcare, responsible for Central and Eastern Europe, and Emerging Markets.

Name (Date of birth)	Responsibilities and status within Takeda	Business experience
Ricardo Marek (May 30, 1970)	President, Growth and Emerging Markets Business Unit
Ricardo Marek is President of Growth and Emerging Markets ("GEM") Business Unit. Mr. Marek has over 25 years of experience in various industries and leadership roles. He has been with Takeda for eight years and over this time he simultaneously held the roles of Area Head for Latin America (“LATAM”) since 2014, President for Brazil since 2013. Prior to that, he was CFO of Brazil. He led the realignment and restructuring of the LATAM area, positioning it as one of the top performers across EM BU, and Takeda Brazil as one of the top 10 pharmaceutical companies in the country. He also secured a number of acquisitions as well as launched the Oncology business in the region for Takeda’s potentially life-saving and life-transforming medicines. Under his leadership, Takeda was recognized for the first time as a top employer in all seven countries across the LATAM region, and also received several other HR awards, such as Great Place to Work. Before joining Takeda in 2011, he was CFO for Organon International in the U.S., and Managing Director and Vice President Finance for the Akzo Nobel Group in Brazil. He also has experience in other industries such as chemicals and aerospace.

Yoshihiro Nakagawa (July 26, 1960)	Global General Counsel
In October 2014, Yoshihiro Nakagawa was appointed Corporate Officer and Global General Counsel of Takeda. He is responsible for the company’s global legal and intellectual property organizations. Mr. Nakagawa joined the company in 1983. At that time, he served in varying roles of responsibility including reviewing, negotiating and drafting intellectual property and technology-related licensing agreements as a member of the Patent & Trademark Department. In 1995, he moved to the Legal Department, then spent more than two years in London as Company Secretary for Takeda Europe Holdings. Prior to his current appointment, Mr. Nakagawa served as Senior Vice President of the Legal Department at Takeda headquarters in Japan.

Giles Platford (April 26, 1978)	President, Europe and Canada Business Unit
Giles Platford is President of Europe and Canada Business Unit for Takeda.
A seasoned industry leader with over 15 years of pharmaceutical experience, Giles was formerly President of Emerging Markets for Takeda, where he oversaw the launch of Takeda’s innovative pipeline across the region, and led the design and roll-out of Takeda’s global access to medicines program. Previously, Giles headed the Middle East, Turkey and Africa region where he strengthened controls and compliance whilst re-engineering the business for growth. He also held various leadership positions including General Manager Brazil, where he transformed Takeda into a top 10 pharma industry player, being externally recognized for the first time as one of the country’s top employers and best companies to work for. Before joining Takeda in 2009, Giles spent eight years in Asia Pacific, where he assumed a number of business development, commercial and general Management roles.

Ramona Sequeira (November 21, 1965)	President, United States Business Unit
Ramona Sequeira, President, United States Business Unit, is responsible for the company’s commercial operations in the U.S. Ms. Sequeira joined Takeda in 2015. Through her work with Takeda and prior to that with Eli Lilly, Ms. Sequeira has over 25 years of experience in the pharmaceutical industry. She has led businesses in Canada, Europe and the U.S.
Ms. Sequeira is committed to the industry’s role in shaping a positive environment that rewards pharmaceutical innovation and ensures patients have access to innovative medicines that can help them have better health. She is a member of the PhRMA Board of Directors, and was appointed, Chair, State Committee, PhRMA in April 2018. She is also a member of the Board of Directors for Matter, a Chicago-based healthcare technology incubator, and was previously a board member of the Association of the British Pharmaceutical Industry. In addition, Ms. Sequeira is a member of the Board of Trustees for Lake Forest Academy, a college preparatory boarding and day school for grades 9 through 12 located in Lake Forest, Illinois. She is also a member of the Chicago Executive Club’s board. Prior to Takeda, Ms. Sequeira received a B.Sc. with honors in molecular genetics and molecular biology from the University of Toronto, and later received an MBA from McMaster University in Canada.

Name (Date of birth)	Responsibilities and status within Takeda	Business experience
Camilla Soenderby (February 19, 1972)	Chief Patient Value and Product Strategy Officer
In January 2019, Camilla Soenderby joined Takeda as Chief Patient Value and Product Strategy Officer. Having previously joined Shire in March 2018, Camilla led and oversaw Global Product Strategy, which comprised six franchises (rare diseases and specialty conditions) as well as Global Market Access, Global Patient Services and Global Commercial Operations.
Prior to joining Shire, Camilla was Region Head for Roche Pharma with profit and loss responsibility for 11 countries in Central, South and Eastern Europe. Prior to that, she worked as General Manager for Abbott (now AbbVie), first in Sweden and later in the United Kingdom. She also held several operational and strategic roles of increasing responsibility at Schering Plough in Asia Pacific, including General Manager for Taiwan. Camilla began her career as a management consultant at McKinsey & Company focusing on the bio-pharmaceutical and medical device industries.

Padma Thiruvengadam (January 18, 1965)	Chief Human Resources Officer
Padma Thiruvengadam is a senior human resources executive with more than 25 years of experience developing and implementing leading-edge people strategies and organizational solutions. She was appointed as Takeda’s Chief Human Resources Officer in June 2018 and is responsible for all HR strategies and programs supporting the company’s global business. Prior to joining Takeda, she served as Chief People Officer for Lego, with responsibility for Human Resources and global organizational capability building. Previously, Ms. Thiruvengadam was Corporate Vice President ("CVP") and Chief Human Resources Officer with Integra Life Sciences. She joined Pfizer, first as Vice President, Human Resources for Oncology and subsequently led global integration activities for Pfizer Oncology following a major acquisition and later as Vice President, Asia Pacific and Canada for the group’s Oncology Business Unit. Earlier in her career she worked as a Senior Vice President and Human Resources Executive at Bank of America.

Rajeev Venkayya,M.D. (March 6, 1967)	President, Global Vaccine Business Unit
Dr. Rajeev Venkayya serves as President of the Vaccine Business Unit. He joined Takeda in 2012 to launch the global vaccine business, building upon a longstanding business in Japan. Since then, he has formed a global organization and established a high-impact vaccine pipeline that includes promising late-stage candidates for dengue and norovirus, gained through the acquisitions of LigoCyte and Inviragen Inc. He concurrently serves on the boards of two NGOs: CEPI (Coalition for Epidemic Preparedness Innovations), and IAVI (International AIDS Vaccine Initiative). Prior to Takeda, Dr. Venkayya served as Director of Vaccine Delivery in the Global Health Program at the Bill & Melinda Gates Foundation, where he was responsible for the Foundation’s efforts in polio eradication and new vaccine introduction, and a grant portfolio of $500 million/year. While at the foundation, he served on the board of the Global Alliance for Vaccines and Immunization (“GAVI”). Dr. Venkayya was previously the Special Assistant to the President for Biodefense at the White House. In this capacity, he oversaw U. S. preparedness for bioterrorism and biological threats, and was responsible for the development and implementation of the National Strategy for Pandemic Influenza. He first came to Washington though the non-partisan White House Fellowship program in 2002. Dr. Venkayya was trained in pulmonary and critical care medicine and served as an Assistant Professor of Medicine in the Division of Pulmonary and Critical Care Medicine at the University of California, San Francisco. He also served as co-director of the Medical Intensive Care Unit and Director of the High-Risk Asthma Clinic at San Francisco General Hospital.

Thomas Wozniewski, Ph.D. (July 26, 1962)	Global Manufacturing and Supply Officer
In July 2014, Thomas Wozniewski, Ph.D. joined Takeda as Global Manufacturing and Supply Officer. He has more than 20 years of experience in the pharmaceutical industry. Dr. Wozniewski joined Takeda from Bayer Healthcare Switzerland, where he was Head of Product Supply Consumer Care. In this role, he was responsible for the end-to-end supply chain for all Bayer global OTC products. Prior to this, he served as Head of Global Pharmaceuticals Product Supply at Bayer Healthcare AG and Schering AG in Germany. While at Schering AG, he was also Head of Global Quality, Environment and Safety, leading the development and implementation of an Integrated Management System for the company. Dr. Wozniewski also worked at Boehringer Ingelheim, where he held several positions in quality and production.

Compensation
The following table provides information about our executive officers whose compensation was greater than ¥100 million on an individual basis in the fiscal year ended March 31, 2019.

Name (Position)	Total consolidated compensation (millions of yen)	Company	Amount of consolidated compensation by type (millions of yen)
			Base compensation		Bonus	Long-term incentive(1)		Other
Christophe Weber (Director)	1,758	Takeda	269	(2)	638	851	(3)	—
Masato Iwasaki (Director)	193	Takeda (Director portion)	16		67	51	(5)	—
		Takeda (Employee portion)(4)	27		32	—		—
Andrew S. Plump (Director)	795	Takeda	12		—	—		—
		Takeda Pharmaceuticals International, Inc.(6)	115		378	255	(7)	35	(8)
_____________
Notes:

(1)
Compensation expense related to the long-term incentive plan is recognized over multiple fiscal years, depending on the length of the period eligible for earning compensation. This column shows amounts recognized as expenses during the fiscal year ended March 31, 2019.

(2)	Base compensation includes the grossed up amount paid for residence and pension allowance for the relevant officer (¥112 million).

(3)	The amount recognized as an expense during the fiscal year, representing stock incentive plan (Board Incentive Plan) grants awarded in fiscal years 2015 - 2018.

(4)
Shows the salary and other amounts earned as the President, Japan Pharma Business Unit. This employee portion of the bonus amount is not included in the limit outlined in the proposal "Payment of Bonuses to Directors who are not Audit and Supervisory Committee Members" as proposed at the 143th General Meeting of Shareholders held on June 27.

(5)	The amount recognized as an expense during the fiscal year, representing stock incentive plan (Board Incentive Plan) grants awarded in fiscal years 2015 - 2018.

(6)	Shows the salary and other amounts earned as the President, Research and Development of Takeda Pharmaceuticals International, Inc.

(7)	The amount recognized as an expense during the fiscal year, representing stock incentive plan (Employee Stock Ownership Plan) grants awarded in fiscal years 2015 - 2018.

(8)
Amounts of local retirement plan contributions and other additional benefits paid by Takeda Pharmaceuticals International, Inc. during the fiscal year ended March 31, 2019, as well as the amount equal to taxes on such amounts.

Share-based Compensation Payments
We maintain certain share-based compensation payment plans for the benefit of our directors and certain of our employees. In the fiscal years ended March 31, 2017, 2018 and 2019, we recorded total compensation expense related to our share-based payment plans of ¥17.4 billion, ¥22.2 billion and ¥18.8 billion, respectively, in our consolidated statements of income. For detailed information about our share-based compensation plans, including our stock option plan, stock incentive plan, phantom stock appreciation rights and restricted stock units, see Note 28 to our audited consolidated financial statements included in this prospectus.

PRINCIPAL SHAREHOLDERS
The following table sets forth the number of shares held of record by each of our principal shareholders as well as the percentage of our issued shares held by each of our principal shareholders as of March 31, 2019.

Shareholder	Number of shares held of record	Percentage of issued shares(1)
	(thousands, except percentages)
The Bank Of New York Mellon as Depositary Bank for Depositary Receipt Holders(2)	118,250	7.56%
The Master Trust Bank of Japan, Ltd. (Trust account)	109,549	7.00
Japan Trustee Services Bank, Ltd. (Trust account)	85,405	5.46
Nippon Life Insurance Company	35,360	2.26
Japan Trustee Services Bank, Ltd. (Trust account 5)	34,260	2.19
JP Morgan Chase Bank 380055	30,324	1.94
SSBTC Client Omnibus Account	26,787	1.71
State Street Bank West Client-Treaty 505234	24,673	1.58
State Street Bank and Trust Company 505001	23,775	1.52
Japan Trustee Services Bank, Ltd. (Trust account 1)	22,798	1.46
Total	511,183	32.66%
___________
Notes:

(1)
Percentage of issued shares excludes treasury stock held as of March 31, 2019. As of March 31, 2019, we held 10,225,845 shares of common stock as treasury stock, which include 165,150 shares held by us, 9,975,569 shares held in trust for our stock-based compensation plans and 85,126 shares held by equity-method affiliates (based on our ownership percentage in them). The total number of issued shares, less treasury stock, used to calculate percentages in the above table include such shares held in trust or by equity-method affiliates.

(2)
During the year ended March 31, 2019, The Bank of New York Mellon acquired 118,250 thousand (or 7.56%) of our shares which represents a significant change from the past three years. This primarily represents shares issued to former shareholders of Shire in the form of ADSs in connection with the Shire Acquisition.

Our major shareholders of common stock have the same voting rights as other holders of common stock.
As of March 31, 2019, there were 322 record holders of our common stock with addresses in the United States, whose shareholdings represented approximately 28% of our outstanding common stock on that date. One such shareholder was The Bank of New York Mellon as depositary for holders of American Depositary Shares, which held 118.2 million shares, or 7.56% of the total number of shares in issue, as of such date. Because some of these shares were held by brokers or other nominees, the number of record holders with addresses in the United States might not fully reflect the number of beneficial owners in the United States.
To the extent known to us, we are not directly or indirectly owned or controlled by any other corporation, by any foreign government or by any other natural or legal person severally or jointly.
To our knowledge, there are no arrangements, the operation of which may at a subsequent date result in a change in control of us.

RELATED PARTY TRANSACTIONS
From time to time, we enter into agreements and engage in transactions with a number of subsidiaries and affiliates in the ordinary course of our business. Takeda has one major affiliate, Teva Takeda Pharma Ltd., to which Takeda sells products and acts as a sales agent. Total transactions with Teva Takeda Pharma Ltd. for the year ended March 31, 2019 was ¥10.4 billion. The terms and conditions of the related party transactions are entered into on terms consistent with third-party transactions and considering market prices. In addition, the receivables and payables are settled in cash and consistent with terms of third party settlements.

THE EXCHANGE OFFER
General
This section describes the exchange offer and the material provisions of the registration rights agreement and the letter of transmittal in respect of the exchange offer, but it may not contain all of the information that is important to you. We refer you to the complete provisions of the registration rights agreement and of the letter of transmittal, both of which have been filed as exhibits to the registration statement on Form F-4 of which this prospectus forms a part.
We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange newly issued Exchange Notes in the following respective series in up to the following aggregate principal amounts:

•	US$1,250,000,000 of our 4.000% Senior Notes due 2021;

•	US$1,500,000,000 of our 4.400% Senior Notes due 2023; and

•	US$1,750,000,000 of our 5.000% Senior Notes due 2028;
for a like aggregate principal amount of the following respective series of Outstanding Notes:

•	4.000% Senior Notes due 2021;

•	4.400% Senior Notes due 2023; and

•	5.000% Senior Notes due 2028, respectively
properly tendered on or prior to the expiration date and not withdrawn. The exchange offer is being made with respect to all of the Outstanding Notes.
Our obligation to accept Outstanding Notes for exchange pursuant to the exchange offer is subject to conditions set forth under “— Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.
Purpose and Effect of the Exchange Offer
We have entered into a registration rights agreement with the initial purchasers of the Outstanding Notes in which we agreed to use reasonable best efforts to file with the SEC no more than 270 days after the date of issuance of Outstanding Notes and to cause to become effective a registration statement relating to an offer to exchange the Outstanding Notes for Exchange Notes. We also agreed to keep the exchange offer registration statement effective for at least 20 business days. The Exchange Notes will have terms substantially identical to the Outstanding Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe obligations in the registration rights agreement. The Outstanding Notes were issued on November 19, 2018.
If we are unable to meet our obligations under the registration rights agreement described above, we will use reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Outstanding Notes and keep the registration statement effective until the date that the notes cease to be registrable securities.
If we fail to comply with our obligations under the registration rights agreement described above, we will be required to pay additional interest to holders of the Outstanding Notes.
Each holder of Outstanding Notes that wishes to exchange Outstanding Notes for Exchange Notes in the exchange offer will be required to make certain representations, including the following:

•	any Exchange Notes will be acquired in the ordinary course of its business;

•	the holder has no arrangements or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act;

•
the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•
the holder is (i) a beneficial owner that is, for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, Paragraph 4 of the Act on Special Taxation Measures, or a specially-related person of ours, and (ii) not a resident in Japan for Japanese securities law purposes (including a natural person having his/her place of domicile or residence in Japan, a legal person having its main office in Japan or any branch, agency or other office in Japan of a non-resident (irrespective of whether it is legally authorized to represent its principal or not and even if its main office is located in a country other than Japan));

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the Exchange Notes; and

•
if the holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of Outstanding Notes properly surrendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of Exchange Notes of the corresponding series. Holders may tender some or all of their Outstanding Notes pursuant to the exchange offer in minimum denominations of $200,000 plus integral multiples of $1,000. The exchange offer are not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered.
The form and terms of the Exchange Notes will be the same as the form and terms of the Outstanding Notes except that:

•	the Exchange Notes will have a different CUSIP number from the Outstanding Notes;

•
the Exchange Notes will be registered under the Securities Act and, therefore, the global notes representing the Exchange Notes will not bear legends restricting the transfer of interests in the Exchange Notes;

•	the Exchange Notes will not be subject to the registration rights relating to the Outstanding Notes; and

•	the Exchange Notes will not benefit from payment of additional interest in the cases described above.
The Exchange Notes will evidence the same indebtedness as the Outstanding Notes they replace, and will be issued under, and be entitled to the benefits of, the indenture. As a result, the Outstanding Notes and the equivalent series of Exchange Notes will be treated as a single series of notes under the indenture for the purposes of voting and consenting to any matters affecting such series.
No interest will be paid on either the Exchange Notes or the Outstanding Notes at the time of the exchange. The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Outstanding Notes or, if no interest has been paid on the Outstanding Notes, from the date of original issue of the Outstanding Notes. Accordingly, the holders of Outstanding Notes that are accepted for exchange will not receive accrued but unpaid interest on Outstanding Notes at the time of tender. Rather, that interest will be payable on the Exchange Notes delivered in exchange for the Outstanding Notes on the first interest payment date after the expiration date of the exchange offer.
Under existing SEC interpretations, the Exchange Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Exchange Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in interpretative letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider these particular exchange offer in the context of an interpretative letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the interpretative letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these interpretative letters, the following conditions must be met in order to receive freely transferable Exchange Notes:

•	you must not be a broker-dealer that acquired the Outstanding Notes from us or in market-making transactions or other trading activities;

•	you must acquire the Exchange Notes in the ordinary course of your business;

•
you must not be participating, and not intend to participate, and have no arrangements or understandings with any person to participate in, the distribution of the Exchange Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.
By tendering your Outstanding Notes as described in “—Procedures for Tendering Outstanding Notes”, you will be representing to us that you satisfy all of the above-listed conditions. If you do not satisfy all of the above-listed conditions:

•	you cannot rely on the position of the SEC set forth in the interpretative letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.
For a full list of the representations that each tendering holder of Outstanding Notes must make in order to participate in the exchange offer, see “—Representations on Tendering Outstanding Notes”
The SEC considers broker-dealers that acquired Outstanding Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Exchange Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.
A broker-dealer that has bought Outstanding Notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any Exchange Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the Exchange Notes. We have agreed in the registration rights agreement to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale of the Exchange Notes for a period of up to 90 days following the consummation of the exchange offer (or for such shorter period of time during which such broker-dealer is required by law to deliver a prospectus).
We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute those Exchange Notes following completion of the exchange offer. We are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes.
Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of Exchange Notes. We are not making these exchange offer to, nor will we accept tenders for exchange from, holders of Outstanding Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.
We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.
Expiration Date; Extensions; Amendments
The expiration date for the exchange offer is 5:00 p.m., New York City time, on ●, 2019, unless we extend the expiration date with respect to the exchange offer. We may extend the expiration date of the exchange offer in our sole discretion. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.
With respect to the exchange offer, we reserve the right, in our sole discretion:

•	to, prior to the expiration date, delay accepting any Outstanding Notes;

•	to extend the exchange offer; or

•	to amend the terms of the exchange offer in any way we determine.
We will give oral notice promptly followed by written notice of any delay, extension or termination to the Information and Exchange Agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the exchange offer to the registered holders of Outstanding Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will (i) promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of the applicable series of Outstanding Notes of the amendment or waiver and (ii) extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change, or as otherwise required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date for the exchange offer.
Conditions to the Exchange Offer; Termination
Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Outstanding Notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions are not satisfied at or prior to the expiration date:
(1)In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or on of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer or the exchange of Outstanding Notes for Exchange Notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority, or tribunal, which either:

•
challenges the making of the exchange offer or the exchange of Outstanding Notes for Exchange Notes under the exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of Outstanding Notes for Exchange Notes under the exchange offer; or

•
in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of us and our subsidiaries, taken as a whole, or materially impair the contemplated benefits to us of the exchange offer or the exchange of Outstanding Notes for Exchange Notes under the exchange offer;

(2)None of the following has occurred:

•
the SEC has issued a stop order which would suspend the effectiveness of the registration statement of which this prospectus forms a part or the qualification of the applicable indenture governing the Exchange Notes under the Trust Indenture Act of 1939;

•	any general suspension of, or limitation on, trading in securities on any United States national securities exchanges or in the over the counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and
(3)The Trustee under our indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, either of the exchange offer, nor has the Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer.
We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Information and Exchange Agent as promptly as practicable, followed by a timely press release.
These conditions are for our sole benefit, and except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose.
All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the expiration date. In addition, we may in our absolute discretion, subject to applicable law, terminate the exchange offer for any other reason.

If any of the foregoing conditions are not satisfied, we may, at any time at or prior to the expiration date:
(1)terminate the exchange offer and promptly return all tendered Outstanding Notes to the respective tendering holders;
(2)modify, extend or otherwise amend the exchange offer and retain all tendered Outstanding Notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or
(3)waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose, with respect to the exchange offer and accept all Outstanding Notes tendered and not previously validly withdrawn.
Effect of Tender
Any tender of an Outstanding Note by a noteholder that is not validly withdrawn prior to the expiration date will constitute a binding agreement between that holder and us, upon the terms and subject to the conditions of the exchange offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offer by a tendering holder of Outstanding Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Outstanding Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
Acceptance of Outstanding Notes for Exchange; Exchange Notes
Assuming the conditions to the exchange offer are satisfied (including that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective) or, where permitted, waived, Takeda will issue Exchange Notes in book-entry form promptly on the settlement date (in exchange for Outstanding Notes that are properly tendered (and not validly withdrawn) before the expiration date and accepted for exchange).
We will be deemed to have accepted validly tendered Outstanding Notes if and when we have given oral or written notice thereof to the Information and Exchange Agent. Subject to the terms and conditions of the exchange offer, delivery of Exchange Notes in connection with the exchange of Outstanding Notes accepted by us will be made by the Information and Exchange Agent on the settlement date upon receipt of such notice. The Information and Exchange Agent will act as agent for participating holders of the Outstanding Notes for the purpose of receiving Outstanding Notes from, and transmitting Exchange Notes to, such holders. If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Outstanding Notes are withdrawn prior to the expiration date of the exchange offer, such unaccepted or withdrawn Outstanding Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
Absence of Dissenters’ Rights of Appraisal
Holders of Outstanding Notes do not have any appraisal rights or dissenters’ rights under New York law or under the terms of the Outstanding Notes in connection with the exchange offer.
Procedures for Tendering Outstanding Notes
If you hold Outstanding Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Outstanding Notes using the procedures described in this prospectus and in the accompanying letter of transmittal.
The procedures by which you may tender or cause to be tendered Outstanding Notes will depend upon the manner in which you hold the Outstanding Notes, as described below.
If you are a beneficial owner which holds Outstanding Notes through Euroclear or Clearstream Luxembourg and wish to tender your Outstanding Notes, you must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered Outstanding Notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. You are encouraged to contact Euroclear and Clearstream Luxembourg directly to ascertain their procedure for tendering Outstanding Notes.

Outstanding Notes Held with DTC by a DTC Participant
Pursuant to authority granted by DTC, if you are a DTC participant that has Outstanding Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Outstanding Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Outstanding Notes credited to their accounts. Within two business days after the date of this prospectus, the Information and Exchange Agent for the Outstanding Notes, D.F. King will establish accounts with respect to the Outstanding Notes at DTC for purposes of the exchange offer.
Outstanding Notes may be tendered and accepted for payment only in principal amounts equal to $200,000, the minimum authorized denomination for the respective series of Outstanding Notes and any integral multiple of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Outstanding Notes must continue to hold Outstanding Notes in at least the minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.
Any DTC participant may tender Outstanding Notes by (1) effecting a book-entry transfer of the Outstanding Notes to be tendered in the exchange offer into the account of the Information and Exchange Agent at DTC and electronically transmitting its acceptance of the exchange offer through DTC’s ATOP procedures for transfer or (2) completing and signing the letter of transmittal according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the Information and Exchange Agent at its address on the back cover page of this prospectus, in either case before the expiration date of the exchange offer.
If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Information and Exchange Agent’s account at DTC and send an agent’s message to the Information and Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Information and Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Outstanding Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and the exchange offer (as set forth in this prospectus) and that Takeda may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date of the exchange offer. A letter of transmittal need not accompany tenders effected through ATOP; however, you will be bound by its terms just as if you had signed it.
Holders desiring to tender Outstanding Notes pursuant to ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC. Except as otherwise provided herein, delivery of Outstanding Notes will be deemed made only when (a) the agent’s message or (b) the letter of transmittal and certificates of the tendered old notes are actually received by the Information and Exchange Agent.
The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Information and Exchange Agent prior to the expiration date of the exchange offer at the address set forth on the back cover of this prospectus. Delivery of these documents to DTC does not constitute delivery to Takeda or the Information and Exchange Agent.
Outstanding Notes Held Through a Nominee by a Beneficial Owner
Currently, all of the Outstanding Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Outstanding Notes—Outstanding Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offer. You should keep in mind that your intermediary may require you to take action with respect to the exchange offer a number of days before the expiration date in order for such entity to tender Outstanding Notes on your behalf on or prior to the expiration date in accordance with the terms of the exchange offer.
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offer. Accordingly, beneficial owners wishing to participate in the exchange offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offer.
Effect of Delivery of Letter of Transmittal (or Agent's Message in Lieu thereof)
Subject to and effective upon the acceptance for exchange and issuance of Exchange Notes, in exchange for Outstanding Notes tendered by a DTC Participant by a letter of transmittal (or by agent's message in lieu of thereof) in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message) a tendering holder of Outstanding Notes:

•
irrevocably sells, assigns and transfers to or upon the order of Takeda Pharmaceutical Company Limited all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Outstanding Notes tendered thereby;

•	represents and warrants that the Outstanding Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

•
irrevocably constitutes and appoints the Information and Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Outstanding Note, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Outstanding Notes tendered to be assigned, transferred and exchanged in the exchange offer.

Proper Execution and Delivery of Letter of Transmittal
If you wish to participate in the exchange offer, delivery of your Outstanding Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the Information and Exchange Agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.
Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal need not be guaranteed if:

•
the letter of transmittal is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Outstanding Notes and the portion entitled “Special Issuance Instructions” on the letter of transmittal has not been completed; or

•	the Outstanding Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmission.
No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Outstanding Notes waive any right to receive any notice of the acceptance for exchange of their Outstanding Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name, address and DTC participant number to which unexchanged Outstanding Notes should be delivered by book-entry transfer, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Outstanding Notes not tendered or exchanged will be returned by book-entry transfer to the tendering holder.
Representations on Tendering Outstanding Notes
All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Outstanding Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Outstanding Notes determined by us not to be in proper form or not to be tendered properly or any tendered Outstanding Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Outstanding Notes, whether or not waived in the case of other Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, none of we, the Information and Exchange Agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Outstanding Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.
In addition, we reserve the right, as set forth above under the caption “— Conditions to the Exchange Offer”, to terminate the exchange offer. By tendering, you will be representing, among other things, that:

•	you are acquiring the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•
if you are not a broker-dealer registered under the Exchange Act, you are not participating in or intend to participate in the distribution of the Exchange Notes, and you do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be issued in the exchange offer;

•
if you are a broker-dealer registered under the Exchange Act, you did not purchase the Outstanding Notes to be exchanged in the exchange offer from us or any of our affiliates, you will acquire the Exchange Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, and you will comply with the prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes, and you cannot rely on the position of the SEC’s staff in their interpretative letters;

•	you are not prohibited by any law or policy from participating in the exchange offer;

•
you are not an affiliate of ours, as defined in Rule 405 under the Securities Act, or if you are such an “affiliate”, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	you are not acting on behalf of someone who cannot truthfully and completely make such representations.
No Guaranteed Delivery
There are no guaranteed delivery provisions provided for in conjunction with the exchange offer under the terms of this prospectus. Tendering holders must tender their Outstanding Notes via the ATOP system in accordance with the procedures of the letter of transmittal by the expiration date.
Withdrawal of Tenders
Tenders of Outstanding Notes in connection with any exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Tenders of Outstanding Notes may not be withdrawn at any time thereafter.
Beneficial owners desiring to withdraw Outstanding Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Outstanding Notes. In order to withdraw Outstanding Notes previously tendered, a DTC participant may, prior to the expiration date of the exchange offer, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Information and Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Outstanding Notes subject to the notice and the principal amount of each series of Outstanding Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the Information and Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Outstanding Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.
For a withdrawal to be effective for Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the Information and Exchange Agent must receive an electronic notice of withdrawal from Euroclear or Clearstream Luxembourg. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream Luxembourg and otherwise comply with the procedures of Euroclear or Clearstream Luxembourg as applicable.
Withdrawals of tenders of Outstanding Notes may not be rescinded and any Outstanding Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn Outstanding Notes, however, may be re-tendered by following the procedures described above at any time prior to the expiration date.
Miscellaneous
All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Outstanding Notes in the exchange offer will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Outstanding Notes in the exchange offer, and our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties.
None of the Information and Exchange Agent or the Trustee, or any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.
Tenders of Outstanding Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Outstanding Notes received by the Information and Exchange Agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Information and

Exchange Agent to the participant who delivered such Outstanding Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant, in either case promptly after the expiration date.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer and sale of Outstanding Notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.
If the tendering holder does not provide us with satisfactory evidence of payment of or exemption from those transfer taxes, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Outstanding Notes tendered by such holder.
We may in the future seek to acquire non-exchanged Outstanding Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.
Information and Exchange Agent
D.F King will act as Information and Exchange Agent for the exchange offer.
Other Fees and Expenses
The expenses of soliciting tenders with respect to the Outstanding Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees.
If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.
Consequences of Failure to Properly Tender Outstanding Notes in the Exchange
We will issue the Exchange Notes in exchange for Outstanding Notes under the exchange offer only after timely confirmation of book-entry transfer of the Outstanding Notes into the Information and Exchange Agent’s account and timely receipt by the Information and Exchange Agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the Outstanding Notes desiring to tender Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Outstanding Notes for exchange or waive any such defects or irregularities.
Outstanding Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. In addition, any such Outstanding Notes not exchanged for Exchange Notes will remain outstanding and continue to accrue interest, but will not retain any rights under the registration rights agreement (except as set forth therein with respect to the Initial Purchasers and certain broker-dealers).
Participation in the exchange offer is voluntary. In the event the exchange offer are completed, we will not be required to register the remaining Outstanding Notes. Remaining Outstanding Notes will continue to be subject to the following restrictions on transfer:

•
holders may resell Outstanding Notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining Outstanding Notes will bear a legend restricting transfer in the absence of registration or an exemption.
To the extent that Outstanding Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Outstanding Notes could be adversely affected.
Neither we nor our board of directors or similar body make any recommendation to holders of Outstanding Notes as to whether to tender or refrain from tendering all or any portion of their Outstanding Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of Outstanding Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Outstanding Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES
On November 26, 2018, we completed a private placement of an aggregate US$4,500,000,000 million of Outstanding Notes under an indenture (the “Indenture”) between ourselves and MUFG Union Bank, N.A., as trustee. The Outstanding Notes were issued in a private transaction that was not subject to the registration statements of the Securities Act. The Exchange Notes will be issued pursuant to the Indenture.
The following summary of the material provisions of the indenture and the Exchange Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the Exchange Notes, including the definitions of certain terms therein. We refer you to the complete text of the indenture which has been filed as an exhibit to the registration statement on Form F-4 of which this prospectus is a part.
The terms and provisions of the Exchange Notes are substantially identical in all material respects to the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act and are not subject to further exchange. The Exchange Notes and the Outstanding Notes will form a single series of notes for all purposes of the indenture. References to the "Exchange Notes" in this prospectus are references to the exchange notes.
General
The Exchange Notes will be issued only in fully registered form without interest coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be represented by one or more registered notes in global form without coupons and in certain circumstances may be represented by notes in definitive form.
The indenture and the Exchange Notes do not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness, including other senior indebtedness (other than as set forth below under “—Negative Pledge”), or the issuance or repurchase of our securities. The Indenture and the Exchange Notes do not contain any covenants or other provisions to afford protection to holders of the Exchange Notes in the event of a highly leveraged transaction or a change in control of us.
The terms of the Exchange Notes include those stated in the indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Exchange Notes are subject to all such terms, and holders of Exchange Notes should refer to the Indenture and the Trust Indenture Act for a statement thereof.
Status of the Exchange Notes
The Exchange Notes will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.
Principal and Maturity
The initial aggregate principal amount of the 2021 Exchange Notes is up to $1,250,000,000; the initial aggregate principal amount of the 2023 Exchange Notes is up to $1,500,000,000; and the initial aggregate principal amount of the 2028 Notes is up to $1,750,000,000. The aggregate principal amount of each series of Exchange Notes will be equal to the aggregate principal amount of the corresponding series of Outstanding Notes validly tendered in the exchange offer. The 2021 Exchange Notes will mature on November 26, 2021; the 2023 Exchange Notes will mature on November 26, 2023; and the 2028 Exchange Notes will mature on November 26, 2028. Principal will be repaid at maturity at a price of 100% of the principal amount of the Exchange Notes. The Exchange Notes will not be redeemable prior to maturity, except as set forth below under “—Redemption,” and will not be subject to any sinking fund.
Interest
Interest on the 2021 Exchange Notes will accrue at the rate of 4.000% per annum; interest on the 2023 Exchange Notes will accrue at the rate of 4.400% per annum; and interest on the 2028 Exchange Notes will accrue at the rate of 5.000% per annum. The Exchange Notes will bear interest from the most recent date on which interest has been paid on the corresponding Outstanding Notes. If your Outstanding Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.
We will pay interest on the Exchange Notes semi-annually in arrears on May 26 and November 26 of each year (each, an interest payment date). We will pay interest to the holders of record of the Exchange Notes on the day five business days preceding such interest payment date, as applicable. Interest on the Exchange Notes will be paid to but excluding the relevant interest payment date. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months. Additional interest will be payable with respect to the Exchange Notes in certain circumstances as provided in the registration rights agreement and as further described under “Registration Rights.”
If any date for payment of principal or interest (or additional amounts, if any) falls on a day that is not a business day, then payment of principal or interest (or additional amounts, if any) need not be made on such date but may be made on the next succeeding business day. Any payment made on such next succeeding business day shall have the same force and effect as if made on the due date, and no interest shall accrue with respect to such payment for the period after such date.
Business day means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York, London or Tokyo.
Repurchase
We, or any subsidiary of ours, may at any time purchase any or all of the Exchange Notes in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any Exchange Notes held by any holder as result of our or such holder’s purchase or offer to purchase Exchange Notes held by any other holder in the open market or otherwise.
Any Exchange Notes so repurchased by us or any subsidiary of ours shall be cancelled.
Redemption
Optional Redemption
We have the option to redeem the 2021 Exchange Notes, the 2023 Exchange Notes and the 2028 Exchange Notes, in whole or in part, at any time prior to October 26, 2021 (the “2021 par call date”) with respect to the 2021 Exchange Notes, October 26, 2023 (the “2023 par call date”) with respect to the 2023 Exchange Notes and August 26, 2028 (the “2028 par call date”) with respect to the 2028 Exchange Notes, in each case upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders.
The redemption price for the Exchange Notes to be redeemed will be equal to the greater of:
(i)100% of the principal amount of the Exchange Notes being redeemed; or
(ii)the sum of the present values of the principal and the remaining scheduled payments of interest on the Exchange Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Exchange Notes were redeemed on the applicable par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20.0 basis points in the case of the 2021 Exchange Notes, 25.0 basis points in the case of the 2023 Exchange Notes and 30.0 basis points in the case of the 2028 Exchange Notes;
plus, in each case, accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed up to, but excluding, the date of redemption.
We have the option to redeem the 2021 Exchange Notes, the 2023 Exchange Notes and the 2028 Exchange Notes, in whole or in part, at any time on or after the 2021 par call date with respect to the 2021 Exchange Notes, the 2023 par call date with respect to the 2023 Exchange Notes and the 2028 par call date with respect to the 2028 Exchange Notes, in each case upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to, but excluding, the date of redemption.
If less than all of the Exchange Notes are to be redeemed, the Exchange Notes shall be redeemed on a pro rata basis (or, in the case of Exchange Notes represented by global notes, in accordance with the procedures of DTC), based on the then outstanding principal amount of each note, provided, however, that if any such pro-rated redemption would result in any notes having an authorized principal amount of less than the minimum authorized denomination, all such Exchange Notes shall be redeemed in full prior to the redemption of any other Exchange Notes, except as may be provided in the form of note or in any indenture supplemental thereto. Unless the context otherwise requires, all provisions relating to the redemption of the Exchange Notes shall relate, in the case of any Exchange Note redeemed or to be redeemed only in part, to the portion of the principal amount of such note which has been or is to be redeemed.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the relevant redemption date to the par call date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the term from the relevant redemption date to the par call date.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date or (2) if the Independent Investment Banker is unable to obtain four Reference Treasury Dealer Quotations for such redemption date, the average of all quotations obtained.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Primary Treasury Dealer” means a primary U.S. government securities dealer.
“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Morgan Stanley MUFG Securities Co., Ltd., Mizuho Securities USA LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors, a Primary Treasury Dealer selected by SMBC Nikko Securities America, Inc. and two Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third New York business day preceding the date of redemption.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
Optional Tax Redemption
Each series of the Exchange Notes may be redeemed at any time, at our option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Exchange Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if we have been or will be obliged to pay any additional amounts with respect to such series as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Exchange Notes or (b) after the completion of any Succession Event (as defined below), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be (an “Additional Amounts Event”).
Prior to the publication of any notice of such redemption, we shall deliver to the trustee (i) a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled and (ii) an opinion of independent legal advisors of recognized standing confirming that an Additional Amounts Event has occurred. The trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.
No notice of redemption for an Additional Amounts Event shall be given sooner than 90 days prior to the earliest date on which we would actually be obliged to pay such additional amounts on payment with respect to the Exchange Notes.
Merger, Consolidation, Sale or Disposition
The indenture provides that we may not merge or consolidate into any other corporation, entity or person (if we are not the continuing entity), or sell, lease or dispose of our properties and assets substantially as an entirety (including by way of a corporate split (kaisha bunkatsu)), whether as a single transaction or a number of transactions, related or not, to any other corporation, entity or person unless:
•the corporation, entity or person assumes or succeeds our obligations under all series of the Exchange Notes and the indenture (and, if such corporation, entity or person is organized in a jurisdiction other than Japan, agrees to pay any additional amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of such corporation, entity or person, or any authority therein or thereof having power to tax, corresponding to the obligation to pay additional amounts as described under “—Taxation and Additional Amounts” substituting such jurisdiction for references to “Japan”), and

•after giving effect thereto, no event of default with respect to the Exchange Notes shall have occurred and be continuing (such permitted transaction, a “Succession Event”).
Taxation and Additional Amounts
All payments of principal and interest in respect of the Exchange Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by the authority. In such event, we shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Exchange Notes under any of the following circumstances:
(i)the holder or beneficial owner of the Exchange Notes is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such Exchange Notes by reason of its (A) having some present or former connection with Japan other than the mere holding of such Exchange Notes or (B) being a specially-related person of ours as described in Article 6, Paragraph (4) of the Act on Special Taxation Measures;
(ii)the holder or beneficial owner of the Exchange Notes would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the relevant paying agent to whom the relevant Exchange Notes are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;
(iii)the holder or beneficial owner of the Exchange Notes is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly, through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to taxes to be withheld or deducted by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on such Exchange Notes through a payment handling agent in Japan appointed by it);
(iv)the Exchange Note is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Exchange Notes became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;
(v)the withholding or deduction is imposed on a holder or beneficial owner that could have avoided such withholding or deduction by presenting its Exchange Notes (where presentation is required) to another paying agent maintained by us;
(vi)the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Exchange Note, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such Exchange Note; or
(vii)any combination of (i) through (vi) above.
For the avoidance of doubt, none of us, the trustee, any paying agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any Exchange Note pursuant to Sections 1471 to 1474 of the Internal Revenue Code of 1986, as amended, commonly referred to as FATCA, any treaty, law, regulation or other official guidance implementing FATCA, or any agreement between us, the trustee, a paying agent or any other person and the United States, any other jurisdiction, or any authority of any of the foregoing implementing FATCA.
Where the Exchange Notes are held through a participant of an international clearing organization or a financial intermediary (referred to in this section as a “Participant”), in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (b) a Japanese financial institution (referred to in this section as a “Designated Financial Institution”) falling under certain categories prescribed by the Act on Special Taxation Measures, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, at the time of entrusting a Participant with the custody of the relevant Exchange Notes, provide certain information prescribed by the Act on Special Taxation

Measures (referred to in this section as “Interest Recipient Information”) to enable the Participant to establish that such beneficial owner is exempted from the requirement for taxes to be withheld or deducted, and advise the Participant if the beneficial owner ceases to be so exempted (including the case where a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation becomes a specially- related person of ours).
Where Exchange Notes are not held by a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (b) a Designated Financial Institution, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (referred to in this section as a “Written Application for Tax Exemption”) in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the Exchange Notes, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.
We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment, fee or other governmental charge, and if certified copies are not available, we will use reasonable efforts to obtain other evidence satisfactory to the trustee, and the trustee shall make such certified copies or other evidence available to the holders or the beneficial owners of the Exchange Notes upon reasonable request to the trustee.
The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal or interest on the Exchange Notes; provided that, except as otherwise set forth in the Exchange Notes and in the indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the Exchange Notes.
References to principal or interest in respect of the Exchange Notes shall be deemed to include any additional amounts due which may be payable as set forth in the Exchange Notes and the indenture.
Negative Pledge
So long as any of the Exchange Notes remain outstanding, we will not, and will procure that none of our Principal Subsidiaries (as defined below) will, create or permit to subsist any Lien (as defined below) on any of our, or, as the case may be, our Principal Subsidiaries’, property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure the Exchange Notes equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien.
“Principal Subsidiary” means any subsidiary (i) whose revenue, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the consolidated revenue of us and our consolidated subsidiaries as shown by our latest audited consolidated financial statements or (ii) whose gross assets, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the gross assets of us and our consolidated subsidiaries as shown on our latest audited consolidated financial statements.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.
“Public External Indebtedness” means bonds, debentures, notes or other similar investment securities of ours or any other person evidencing indebtedness with a maturity of not less than one year from the issue date thereof, or any guarantees thereof, which are (a) either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the issuer thereof; and (b) for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded, in each case primarily, on a stock exchange or over-the-counter or other securities market outside Japan.
Events of Default and Remedies
Holders of the Exchange Notes will have certain rights if an event of default occurs. When we refer to an event of default, we mean any of the following:
(a)We default for more than seven days in the payment of principal when due or for more than 30 days in the payment of interest, or additional interest, if any, in respect of any of the Exchange Notes;
(b)We default in the performance or observance of any covenant, condition or provision contained in the Exchange Notes or in the indenture for a period of 60 days after written notification requesting that we remedy such default shall first have been given to us (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding Exchange Notes;
(c)We become bound as a consequence of a default by us in our obligations in respect of any indebtedness for borrowed moneys having a total principal amount then outstanding of at least $50,000,000 (or its equivalent in any other currency or currencies) contracted or incurred by us prematurely to repay the same, or we have defaulted in the repayment of any such indebtedness contracted or incurred by us at the later of the maturity thereof or the expiration of any applicable grace period therefor, or we have failed to pay when properly called upon to do so, and after the expiration of any applicable grace period, any guarantee contracted or incurred by us of any such indebtedness in accordance with the terms of any such guarantee; provided, however, that, prior to any judgment, if we cure any such default under such indebtedness, or it is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;
(d)A final and non-appealable order of a court of competent jurisdiction is made or an effective resolution of us is passed for our winding-up or dissolution except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or the corporation formed as a result thereof effectively assumes our entire obligations under the indenture in relation to the Exchange Notes;
(e)An encumbrancer shall have taken possession, or a trustee or receiver shall have been appointed, in bankruptcy, civil rehabilitation, reorganization or insolvency of us, of all or substantially all of our assets and undertakings and such possession or appointment shall have continued undischarged and unstayed for a period of 60 days;
(f)We stop payment (within the meaning of the bankruptcy law of Japan) or (otherwise than for the purposes of such a consolidation, amalgamation, merger or reconstruction) cease to carry on business or are unable to pay our debts generally as and when they fall due;
(g)A decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking with respect to us reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or
(h)We initiate or consent to proceedings relating to us under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan or shall make a conveyance or assignment for the benefit of, or shall enter into any composition with, our creditors generally.
If an event of default with respect to the Exchange Notes occurs and is continuing, then in every such case (other than an Event of Default specified in (g) or (h) above) the trustee or the holders of not less than 25% in principal amount of the outstanding Exchange Notes of each affected series may declare the principal amount of all the Exchange Notes of such affected series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable.
Notwithstanding the foregoing, in the case of an Event of Default arising under subsection (g) or (h) above with respect to us, the principal of and interest on all outstanding Exchange Notes will become immediately due and payable without further action or notice. In addition, the trustee shall have no obligation to accelerate the Exchange Notes if, in the reasonable judgment of the trustee, acceleration is not in the best interest of the holders.
Limitation on Suits
Other than the right to institute a suit for the enforcement of the payment of principal of, or interest on (including, in each case, any additional amounts, if applicable), any Exchange Notes after the applicable due date specified in the Exchange Notes, no holder of any note has any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
•such holder has previously given written notice to the trustee of a continuing event of default;
•the holders of not less than 25% in aggregate principal amount of the Exchange Notes of each affected series shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;
•such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Exchange Notes of each affected series.
Further Issuances
We reserve the right, from time to time, without the consent of the holders of the Exchange Notes, to issue additional Exchange Notes on terms and conditions identical to those of the Exchange Notes of a series offered hereby (other than the issue date, the issue price and, in some cases, the first interest payment date), which additional Exchange Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Exchange Notes of the relevant series; provided that if any additional Exchange Notes are not fungible with the Exchange Notes of the relevant series offered hereby for U.S. federal income tax purposes, such additional Exchange Notes will be issued as a separate series under the indenture and will have a separate “CUSIP” or similar identifying number from the Exchange Notes of the relevant series offered hereby.
Indemnification of Judgment Currency
We will indemnify each holder of a note to the full extent permitted by applicable law against any loss incurred by the holder as a result of any judgment or order being given or made for any amount due under the note and the judgment or order being expressed and paid in a currency, referred to as judgment currency, other than U.S. dollars and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of the judgment or order and (b) the spot rate of exchange in The City of New York at which the holder on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually received by the holder.
Modification and Waiver
Modification and amendment of the Notes of any series and the indenture may be made by us and the trustee with the written consent of the holders of at least 66% in aggregate principal amount of the outstanding Notes of each affected series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:
(i)change the maturity date of the principal or payment date of any interest or change any obligation of ours to pay any additional amounts,
(ii)reduce the principal amount of, or rate of interest on, any note,
(iii)change the redemption date or price at which Notes are redeemed
(iv)affect the rights of holders of less than all the outstanding Exchange Notes,
(v)change the place of payment where, or the coin or currency in which, any note or interest thereon is payable, or
(vi)impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any note on or after the date when due;
provided, further, that no such modification may, without the consent of the holders of all Exchange Notes of the affected series outstanding at the time, alter the respective percentages of outstanding Exchange Notes necessary, pursuant to the indenture, to modify the terms of the Exchange Notes, waive past defaults or accelerate the payment of the principal amount of the Exchange Notes.
It shall not be necessary for any act of holders under the relevant section of the indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

Notwithstanding the foregoing, without the consent of any holders of the Exchange Notes, we and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indenture, in form satisfactory to the trustee, for any of the following purposes:
(i)to evidence the succession of another corporation, entity or person to us and the assumption by any such successor of our covenants in the indenture and the Exchange Notes,
(ii)to add to our covenants or to surrender any right or power in the indenture conferred upon us for the benefit of the holders of the Exchange Notes,
(iii)to evidence and provide for the acceptance of appointment under the indenture by a successor trustee,
(iv)to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of the holders of the Exchange Notes in any material respect,
(v)to make any other change that does not adversely affect the interests of the holders of the Exchange Notes in any material respect, or
(vi)to comply with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualification hereof under the Trust Indenture Act.
Paying and Transfer Agent and Exchange Notes Registrar
MUFG Union Bank, N.A., located in New York, New York, will initially act as paying and transfer agent and registrar for the Exchange Notes. We may change the paying agent, transfer agent or registrar without prior notice to the holders of the Exchange Notes, and we or any of our subsidiaries may act as paying agent, transfer agent or registrar.
For so long as the Exchange Notes are listed on the Singapore Exchange and the rules of the Singapore Exchange so require, we will appoint and maintain a paying agent in Singapore, where the Exchange Notes may be presented or surrendered for payment or redemption in the event that the global notes are exchanged for definitive notes. In addition, in the event that the global notes are exchanged for definitive notes, an announcement of such exchange shall be made by or on behalf of us through the Singapore Exchange and such announcement will include all material information with respect to the delivery of the definitive notes, including details of the paying agent in Singapore.
The Trustee
The trustee, MUFG Union Bank, N.A., is organized under the laws of the United States of America, with offices located in New York, New York. The indenture provides that during the existence of an event of default with respect to the Exchange Notes, the trustee will exercise the rights and powers vested in it by the indenture, and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of an event of default with respect to the Exchange Notes, the trustee need only perform the duties specifically set forth in the indenture.
The indenture does not contain limitations on the rights of the trustee under the indenture, should it be or become a creditor of ours, to obtain payment of claims. The trustee is not precluded from engaging in other transactions and if it has or acquires any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, it is not required to eliminate the conflict or resign.
The trustee will be under no obligation to exercise any rights or powers vested in it by the indenture at the request or direction of any holder, unless such holders have offered to the trustee security and/or indemnity satisfactory to it against the costs, expenses (including the properly incurred fees and expenses of its counsel) and liabilities which might be incurred by it in compliance with such request or direction.

Successor Trustee
Any successor trustee appointed pursuant to the terms of the indenture shall have a combined capital and surplus of not less than $50,000,000 and shall be a bank or trust company organized and doing business under the laws of the United States or of the State of New York, in good standing and having an office in the Borough of Manhattan, The City of New York.

Repayment of Funds
Any money deposited by us with the trustee or a paying agent in trust for payment of principal of or interest and any additional amounts on any note which remains unclaimed for two years after such principal, interest or additional amounts have become due and payable and paid to the trustee shall, upon our written request, be repaid to us and all liability of the trustee or such paying agent with respect to such payments will cease, and to the extent permitted by law, the holder of that note shall thereafter look only to us for payment thereof as a general unsecured creditor.
Governing Law; Consent to Jurisdiction and Service of Process; Communications
The Indenture and the Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York.
We have irrevocably submitted to the non-exclusive jurisdiction of the courts of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York with respect to any action that may be brought in connection with the indenture or the Notes. As long as any of the Notes remain outstanding, we will at all times have an authorized agent upon whom process may be served in any action arising out of or relating to the indenture or the Notes. We have appointed Cogency Global Inc. as our agent for such purpose.
The indenture provides that if any holder of a note applies in writing to the trustee for information for the purpose of communicating with other holders of the Notes, the trustee must, upon satisfaction of certain conditions by such applicant, either afford such applicant access to such information or mail copies of the communication prepared by such applicant to the registered holders of the Notes, at the expense of such applicant.
Undertaking for Costs
In any suit for the enforcement of any right or remedy under the indenture or against the trustee for any action taken, suffered or omitted by it as trustee, other than a suit instituted by us, the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the outstanding Notes of a series, or by any holder for the enforcement of the payment of the principal of or interest on any outstanding note on or after the due date expressed in such note, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit.
Book Entry, Delivery and Form
The Exchange Notes will initially be issued to investors only in book-entry form. The global notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the Notes. The global notes will initially be deposited with MUFG Union Bank, N.A., acting as custodian for DTC.
Any beneficial interest in one of the global notes that is transferred to an entity that takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other global note for as long as it remains such an interest.
Persons that acquire beneficial ownership interests in the global notes will hold their interests through DTC in the United States or through Euroclear or Clearstream in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories, which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC. Unless and until definitive notes are issued, the only holder of the Notes will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.
DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Euroclear and Clearstream, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions among its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank SA/NV, a bank incorporated under the laws of the Kingdom of Belgium as the “Euroclear operator.” All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers or their affiliates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Purchases of Exchange Notes within the DTC system must be made by or through the DTC participants, which will receive a credit for the Exchange Notes on DTC’s records and on the records of Euroclear or Clearstream, if applicable. The ownership interest of each actual purchaser of Exchange Notes, a beneficial owner of an interest in a global note, is in turn to be recorded on the DTC participants’ and indirect participants’ records.
Beneficial owners of interests in a global note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the Exchange Notes. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of the DTC participants and indirect participants acting on behalf of beneficial owners of interests in a global note. Beneficial owners of interests in a global note will not receive certificates representing their ownership interests in the Exchange Notes unless use of the book-entry system for the Exchange Notes is discontinued.
Transfers among DTC, Clearstream and Euroclear
Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the Exchange Notes through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Limitations on Responsibilities
DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global note. DTC’s records reflect only the identity of the DTC participants to whose accounts those Exchange Notes are credited, which may or may not be the beneficial owners of interests in a global note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those Exchange Notes are credited, which also may or may not be the beneficial owners of interests in a global note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
DTC’s Procedures for Notices, Voting and Payments
So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the global note for all purposes under the Exchange Notes and the indenture. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.
DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes, including the presentation of Exchange Notes for exchange as described below, only at the direction of one or more of its participants to whose account DTC’s interests in the global notes are credited and only in respect of that portion of the aggregate principal amount of Exchange Notes as to which that participant or participants has or have given the direction.
Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a global note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The trustee will make payments of principal of and interest on the Exchange Notes and send any notices in respect of the Exchange Notes held in book-entry form to Cede & Co.
Payment of principal of and interest on the Exchange Notes held in book-entry form will be made to Cede & Co. or another nominee of DTC in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a global note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the Exchange Notes or other amounts to DTC is our responsibility, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a global note is the responsibility of participants and indirect participants.
The principal amount of the Exchange Notes in definitive form will be payable by check, drawn on a bank in The City of New York, upon presentation and surrender of the Exchange Notes at our offices or at the principal office of the trustee in The City of New York or at such other place or places in the Borough of Manhattan, The City of New York as the trustee shall designate by notice to the holders of the Exchange Notes. Interest on the Exchange Notes will be payable by check, drawn on a bank in The City of New York, mailed to the persons in whose names the Exchange Notes, or one or more predecessor Exchange Notes, are registered on each interest payment record date. Notwithstanding the foregoing, the person in whose name a note is registered may elect to receive payments of principal or interest by wire transfer in immediately available funds to a bank account in The City of New York designated by such person in a written notice received by the trustee (a) in the case of a payment of interest, prior to the interest payment record date immediately preceding the interest payment date on which such payment is due and (b) in the case of payment of principal on the maturity date, prior to the interest payment record date immediately preceding the maturity date, provided that in the case of such payment of principal, the note shall have been surrendered to the trustee for payment together with such notice.

Except as described in this prospectus, a beneficial owner of an interest in a global note will not be entitled to receive physical delivery of Exchange Notes. Accordingly, each beneficial owner of an interest in a global note must rely on the procedures of DTC to exercise any rights under the Exchange Notes.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, none of them is under any obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, Euroclear, Clearstream or their participants or indirect participants under the rules and procedures governing them. DTC, Euroclear and Clearstream may discontinue providing their services as securities depositary with respect to the Exchange Notes at any time by giving notice to us. Under those circumstances, definitive notes would be delivered as described below.
The information in this section concerning DTC, Euroclear and Clearstream and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Exchange of Global Notes for Definitive Notes
No definitive notes will be issued in exchange for the global notes unless (i) DTC is at any time unwilling or unable to continue as a depositary for the global notes or has ceased to be qualified to act as such as required by the indenture and a successor depositary is not appointed by us within 90 days or (ii) there shall have occurred and be continuing an event of default with respect to the Exchange Notes. Definitive notes delivered in exchange for beneficial interests in any global note will be registered in such names, and issued in such approved denominations, as directed by DTC or the successor depositary, in accordance with its customary procedures, and will be issued without coupons.
The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Trustee’s Powers
In considering the interests of the noteholders while title to the Exchange Notes is registered in the name of a nominee of the depositary, the trustee may have regard to any information made available to it by the depositary as to the identity (either individually or by category) of its participants or persons who hold interests through such participants with entitlements to Exchange Notes and may consider such interests as if such accountholders were the holders of the Exchange Notes. See also “—The Trustee.”
Enforcement
For the purposes of enforcement of the provisions of the indenture against the trustee, the persons named in a certificate of the holder of any global certificate in respect of which a global certificate is issued will be recognized as the beneficiaries of this indenture, to the extent of the principal amounts of their interests in the Exchange Notes set out in the certificate of the holder, as if they were themselves the holders of the Exchange Notes in such principal amounts.
Clearance and Settlement
The Exchange Notes have been accepted for clearance through DTC, Euroclear and Clearstream.
Minimum Board Lot Size on the Singapore Exchange
The Exchange Notes will be traded on the Singapore Exchange in a minimum board lot size of $200,000 for so long as any of the Exchange Notes are listed on the Singapore Exchange.

TAXATION
The following summaries are not intended to be a complete analysis of the tax consequences under Japanese or United States law as a result of the acquisition, ownership and sale of Notes by investors. Potential investors should consult their own tax advisers on the tax consequences of acquisition, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States law, the law of the jurisdiction of their country of residence (if different) and any tax treaty between Japan and their country of residence.
Japanese Taxation
The following general description of certain aspects of Japanese taxation (limited to those regarding national taxes) is applicable to the Notes to be offered or sold outside Japan. It is not intended to constitute a complete analysis of all the tax consequences relating to the purchase, ownership and disposition of the Notes. Prospective purchasers should consult their own tax advisers as to the exact tax consequences of their particular situations.
Interest payments on the Notes to an individual resident of Japan or a Japanese corporation (except for (i) a Japanese financial institution or a Japanese financial instruments business operator designated by the Cabinet Order pursuant to Article 6, Paragraph (9) of the Act on Special Taxation Measures, which has complied with the requirement for tax exemption under that paragraph, and (ii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Taxation Measures which receives interest payments on the Notes through a Japanese payment handling agent as described in Paragraph (1) of said article and which has complied with the requirement for tax exemption under that Paragraph (6) of said article), or an individual non-resident of Japan or a non-Japanese corporation who is a specially-related person of the issuer or fails to comply with procedures for establishing its eligibility for exemption from the imposition of Japanese income tax as described below, will be subject to withholding tax pursuant to the Income Tax Act of Japan (Act No. 33 of 1965, as amended) and other applicable tax laws, or collectively, the Income Tax Law, at a rate of 15.315% until December 31, 2037 and 15% thereafter on the amount of such interest.
Interest payments on the Notes to a Japanese corporation will be included in the recipient’s income that is subject to Japanese corporate tax (which includes surtax, if applicable) under the Corporate Tax Act of Japan (Act No. 34 of 1965, as amended) and other applicable Japanese tax law, or collectively, the Corporate Tax Law, provided that the amount of Japanese income tax (which includes surtax, if applicable) withheld under the Income Tax Law will generally be credited against the amount of Japanese corporate tax due. Interest payments on the Notes to an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer and has any kind of permanent establishment in Japan to which such interest is attributable will be included in the recipient’s income that is subject to Japanese income tax or corporate tax, as appropriate, payable other than by way of withholding tax, with any necessary adjustment pursuant to the Income Tax Law or the Corporate Tax Law, as appropriate, in consideration of the amount of the Japanese income tax withheld under the Income Tax Law.
Under the Act on Special Taxation Measures, payment of interest on the Notes outside Japan to a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation, other than a specially-related person of the issuer, will not be subject to Japanese withholding tax, provided that the beneficial owner complies with procedures for establishing its eligibility for exemption from the imposition of Japanese income tax, including withholding tax, pursuant to the Act on Special Taxation Measures, as summarized below:
(1)if the Notes are deposited with an agent which handles the interest payments on the Notes as defined in the Cabinet Order, or the payment handling agent, in accordance with the Cabinet Order, (A) the recipient of the interest provides such payment handling agent which holds the Notes in its custody, or the payment handling custodian, with information including, inter alia, its name and address, and proves to the payment handling custodian the correctness of such information by presenting certain documentary or other evidence to such payment handling custodian; (B) such payment handling custodian notifies us of the interest recipient information, or the Interest Recipient Information (providing, inter alia, (i) that all recipients are individual non-residents of Japan or non-Japanese corporations other than specially-related persons of the issuer (if applicable); or (ii) the amount of the interest payable to the recipients which are individual non-residents of Japan or non-Japanese corporations other than specially-related persons of the issuer), which is prepared by such payment handling custodian based on the information provided by the recipient, or (if the Notes are further sub-deposited with another payment handling agent including a clearing organization, or the sub-depositary, by such payment handling custodian) notifies us of the Interest Recipient Information through the sub-depositary, at the latest one day prior to the date on which such payment handling custodian receives from us the amount of the interest for the payment to the recipients; and (C) we prepare an interest recipient confirmation based upon Interest Recipient Information and submit it to the relevant Japanese tax authority; or
(2)if the Notes are held otherwise than through a payment handling custodian, upon each payment of interest on the Notes the recipient files a claim for exemption from taxation, or a Claim for Exemption from Taxation (providing, inter alia, the name and address of the recipient), with the relevant Japanese tax authority through us or (if payment of interest is made through the payment handling agent) through the payment handling agent and us.
If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation other than a specially-related person of the issuer, failure by such individual non-resident of Japan or non-Japanese corporation to comply with the above requirements will result in the withholding of Japanese income tax. The above exemption from the withholding of Japanese income tax also applies to any Japanese financial institution or Japanese financial instruments business operator designated by Article 3-2-2, paragraph (28) of the Cabinet Order pursuant to Article 6, paragraph (9) of the Act on Special Taxation Measures, which receives the interest on the Notes otherwise than through the payment handling agent in Japan.
If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation other than a specially-related person of the issuer that complies with the above requirements, and such recipient has a permanent establishment in Japan to which the receipt of interest is attributable, such interest will be subject to Japanese income tax or corporate tax, as appropriate, payable other than by way of withholding.
If the recipient of redemption gain (i.e., the difference between the acquisition price of the Notes and the amount received upon redemption of the Notes), if any, is an individual non-resident of Japan or a non-Japanese corporation other than a specially-related person of the issuer having no permanent establishment within Japan or having a permanent establishment within Japan but the receipt of such redemption gain is not attributable to such permanent establishment, no income tax or corporate tax is payable with respect to the redemption gain. If the receipt of such redemption gain is attributable to a permanent establishment in Japan of any such individual non-resident of Japan or non-Japanese corporation other than a specially-related person of the issuer, such redemption gain will be subject to Japanese income tax or corporate tax, as appropriate, payable other than by way of withholding. If the recipient of the redemption gain is an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer, income tax or corporate tax, as appropriate, other than by way of withholding, may be payable with respect to such redemption gain.
Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.
No stamp, issue, registration or similar taxes or duties are payable in Japan by holders of the Notes in connection with the issue of the Notes or a subsequent transfer of the Notes if such transfer takes place outside of Japan.
Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired the Notes from another individual as legatee, heir or donee.
United States Federal Income Taxation
For United States federal income tax purposes, you should not be treated as having disposed of Outstanding Notes in a taxable exchange solely because you exchanged Outstanding Notes for Exchange Notes, and you therefore should not recognize gain or loss as a result of this exchange. Accordingly, for United States federal income tax purposes, your tax basis in the Exchange Notes should equal your basis in your Outstanding Notes, your holding period in the Exchange Notes should include your holding period in your exchanged Outstanding Notes, and payments or accrual of interest, premium and principal on the Exchange Notes should be treated in the same manner as such payments or accruals were treated with respect to the Outstanding Notes.

PLAN OF DISTRIBUTION
If you want to participate in the Exchange offer, you must represent, among other things, that you:

•	are not a broker-dealer tendering Outstanding Notes that you acquired directly from us for your own account;

•	are acquiring the Exchange Notes in the ordinary course of your business;

•
are (i) a beneficial owner that is, for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, Paragraph 4 of the Act on Special Taxation Measures, or a specially-related person of ours, and (ii) not a resident in Japan for Japanese securities law purposes (including a natural person having his/her place of domicile or residence in Japan, a legal person having its main office in Japan or any branch, agency or other office in Japan of a non-resident (irrespective of whether it is legally authorized to represent its principal or not and even if its main office is located in a country other than Japan));

•	have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	are not an “affiliate” as defined under Rule 405 of the Securities Act.
If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “Summary — Summary of the Terms of the Exchange Offer — Resale of Exchange Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.
The following requirements apply only to broker-dealers. If you are not a broker-dealer as defined in Section 3(a)(4) and Section 3(a)(5) of the Exchange Act, these requirements do not affect you.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay certain expenses incident to the exchange offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Outstanding Exchange Notes against certain liabilities, including certain liabilities that may arise under the Securities Act. By accepting the exchange offer, each broker-dealer that receives Exchange Notes in the exchange offer agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.
We are delivering copies of this prospectus in electronic form through the facilities of DTC. By participating in the exchange offer, you will be consenting to electronic delivery of these documents.

Selling Restrictions
Canada
The Exchange Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Exchange Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchasers province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchasers province or territory for particulars of these rights or consult with a legal advisor.
To section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Upon receipt of this offering circular, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la reception de ce document, chaque acheteur canadien confirme par les presentes quil a expressement exige que tous les documents faisant foi ou se rapportant de quelque maniere que ce soit a la vente des valeurs mobilieres decrites aux presentes (incluant, pour plus de certitude, toute confirmation dachat ou tout avis) soient rediges en anglais seulement.
Japan
The Exchange Notes offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Act on Special Taxation Measures. The Exchange Notes have not been offered or sold and will not be offered or sold in Japan, and have been offered or sold and will be offered or sold only to persons (i) who are beneficial owners that are, for Japanese tax purposes, neither individual residents of Japan or Japanese corporations, nor individual non-residents of Japan or non-Japanese corporations that in either case are specially related persons of the Company as described in Article 6, Paragraph (4) of the Act on Special Taxation Measures; and (ii) who are not residents in Japan for Japanese securities law purposes (including a natural person having his/her place of domicile or residence in Japan, a legal person having its main office in Japan or any branch, agency or other office in Japan of a non-resident (irrespective of whether it is legally authorized to represent its principal or not and even if its main office is located in a country other than Japan)).
European Economic Area
The Exchange Notes may not be offered, sold otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression retail investor means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

b.	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.
Consequently no key information document required by the PRIIPs Regulation for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any Exchange Notes may be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with respect to anything done or to be done in relation to the Exchange Notes in, from or otherwise involving the United Kingdom.
Hong Kong

The Exchange Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any documents, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. Each initial purchaser has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Exchange Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Exchange Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Switzerland
The Exchange Notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland, and will not be listed on the SIX Swiss Exchange or any other exchange or regulated trading venue in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Exchange Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other exchange or regulated trading venue in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the Exchange Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes may not be circulated or distributed, nor may the Exchange Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Exchange Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivative contracts (term as defined in Section 2 of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Exchange Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

INFORMATION AND EXCHANGE AGENT
D.F. King

In London: 65 Gresham Street London EC2V 7NQ United Kingdom Telephone: +44 20 7920 9700	In Hong Kong: Suite 1601, 16/F, Central Tower 28 Queen’s Road Central Central Hong Kong Telephone: +852 3953 7231
In New York:
48 Wall Street 22nd Floor
New York, New York 10005
United States of America
Facsimile Transmissions (Eligible Institutions Only): +1 (212) 709-3328
Confirmation: (212) 269-5552 attention Andrew Beck
Banks and Brokers Call Collect: +1 (212) 269-5550
All Others, Please Call Toll-Free: +1 (866) 751-6315

Email: takeda@dfkingltd.com
Website: https://sites.dfkingltd.com/takeda

VALIDITY OF THE NOTES
The validity of the Exchange Notes and certain legal matters will be passed upon for us by Sullivan & Cromwell LLP. Certain Japanese legal matters will be passed upon for us by Nishimura & Asahi.

EXPERTS
The consolidated financial statements of Takeda Pharmaceutical Company Limited as of March 31, 2019 and 2018 and for each of the three years in the period ended March 31, 2019 included in this prospectus have been so included in reliance on the report of KPMG AZSA LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Shire plc as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, 2017, and 2016, included in this prospectus have been audited by Deloitte LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Takeda Pharmaceutical Company Limited:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated statements of financial position of Takeda Pharmaceutical Company Limited and subsidiaries (the “Company”) as of March 31, 2019 and 2018, the related consolidated statements of income, other comprehensive income, changes in equity, and cash flows for each of the years in the three‑year period ended March 31, 2019, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three‑year period ended March 31, 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG AZSA LLC
We have served as the Company’s auditor since 2007.
Tokyo, Japan
June 27, 2019

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income for the Year Ended March 31,

		JPY (millions, except per share data)
	Note	2017	2018	2019
Revenue	4	¥1,732,051	¥1,770,531	¥2,097,224
Cost of sales		(558,755)	(495,921)	(659,690)
Selling, general and administrative expenses		(619,061)	(628,106)	(717,599)
Research and development expenses		(312,303)	(325,441)	(368,298)
Amortization and impairment losses on intangible assets associated with products	12	(156,717)	(122,131)	(203,372)
Other operating income	5	143,533	169,412	159,863
Other operating expenses	5	(72,881)	(126,555)	(103,159)
Operating profit		155,867	241,789	204,969
Finance income	6	12,274	39,543	16,843
Finance expenses	6	(23,249)	(31,928)	(83,289)
Share of loss of investments accounted for using the equity method	14	(1,546)	(32,199)	(43,627)
Profit before tax		143,346	217,205	94,896
Income tax (expense) benefit	7	(27,833)	(30,497)	14,118
Net profit for the year		¥115,513	¥186,708	¥109,014
Attributable to:
Owners of the Company	8	¥114,940	¥186,886	¥109,126
Non-controlling interests		573	(178)	(112)
Net profit for the year		¥115,513	¥186,708	¥109,014
Earnings per share (JPY)
Basic earnings per share	8	¥147.15	¥239.35	¥113.50
Diluted earnings per share	8	146.26	237.56	112.86
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Other Comprehensive Income for the Year Ended March 31,

		JPY (millions)
	Note	2017	2018	2019
Net profit for the year		¥115,513	¥186,708	¥109,014
Other comprehensive income (loss)
Items that will not be reclassified to profit or loss:
Changes in fair value of financial assets measured at fair value through other comprehensive income	9	—	—	6,000
Remeasurement gain (loss) of defined benefit plans	9	15,554	724	(11,665)
		15,554	724	(5,665)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	9	(51,820)	46,611	34,639
Net changes on revaluation of available-for-sale financial assets	9	9,521	4,714	—
Cash flow hedges	9	4,634	1,919	(33,793)
Hedging cost	9	(222)	1,606	(4,909)
Share of other comprehensive income (loss) of investments accounted for using the equity method	9, 14	(38)	382	(94)
		(37,925)	55,232	(4,157)
Other comprehensive income (loss) for the year, net of tax	9	(22,371)	55,956	(9,822)
Total comprehensive income for the year		¥93,142	¥242,664	¥99,192
Attributable to:
Owners of the Company		¥93,552	¥242,444	¥99,456
Non-controlling interests		(410)	220	(264)
Total comprehensive income for the year		¥93,142	¥242,664	¥99,192
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Financial Position as of March 31,

		JPY (millions)
	Note	2018	2019
Assets
Non-current assets:
Property, plant and equipment	10	¥536,801	¥1,316,531
Goodwill	11	1,029,248	4,161,403
Intangible assets	12	1,014,264	4,860,368
Investments accounted for using the equity method	14	107,949	114,658
Other financial assets	15	196,436	192,241
Other non-current assets		77,977	87,472
Deferred tax assets	7	64,980	88,991
Total non-current assets		3,027,655	10,821,664
Current assets:
Inventories	16	212,944	986,744
Trade and other receivables	17	420,247	741,907
Other financial assets	15	80,646	23,276
Income tax receivables		8,545	7,212
Other current assets		57,912	109,666
Cash and cash equivalents	18	294,522	702,093
Assets held for sale	19	3,992	479,760
Total current assets		1,078,808	3,050,658
Total assets		¥4,106,463	¥13,872,322
See accompanying notes to consolidated financial statements.

		JPY (millions)
	Note	2018	2019
Liabilities and Equity
Liabilities:
Non-current liabilities:
Bonds and loans	20	¥985,644	¥4,766,005
Other financial liabilities	21	91,223	235,786
Net defined benefit liabilities	22	87,611	156,513
Accrued income taxes		—	61,900
Provisions	23	28,042	35,364
Other non-current liabilities	24	68,300	75,174
Deferred tax liabilities	7	90,725	867,061
Total non-current liabilities		1,351,545	6,197,803
Current liabilities:
Bonds and loans	20	18	984,946
Trade and other payables	25	240,259	327,394
Other financial liabilities	21	29,613	47,340
Accrued income taxes		67,694	119,485
Provisions	23	132,781	392,733
Other current liabilities	24	263,930	437,888
Liabilities held for sale	19	3,214	201,145
Total current liabilities		737,509	2,510,931
Total liabilities		2,089,054	8,708,734
Equity:
Share capital		77,914	1,643,585
Share premium		90,740	1,650,232
Treasury shares		(74,373)	(57,142)
Retained earnings		1,557,307	1,569,365
Other components of equity		350,631	353,542
Other comprehensive income related to assets held for sale		(4,795)	—
Equity attributable to owners of the company		1,997,424	5,159,582
Non-controlling interests		19,985	4,006
Total equity		2,017,409	5,163,588
Total liabilities and equity		¥4,106,463	¥13,872,322
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Changes in Equity

JPY (millions)
	Equity attributable to owners of the Company
					Other components of equity
	Share Capital	Share Premium	Treasury Shares	Retained Earnings	Exchange Differences on Translation of Foreign Operations	Changes in fair value of financial assets measured at fair value through other comprehensive income	Net Changes on Revaluation of Available-for Sale Financial Assets	Cash Flow Hedges	Hedging Cost	Re-measurement Gain or Loss on Defined Benefit Plans	Total	Other comprehensive income related to assets held for sale	Total	Non-Controlling Interests	Total Equity
As of April 1, 2016	¥64,766	¥68,829	¥(35,974)	¥1,523,127	¥272,361	¥—	¥58,523	¥(3,162)	¥222	¥—	¥327,944	¥—	¥1,948,692	¥62,511	¥2,011,203
Net profit for the year	—	—	—	114,940	—	—	—	—	—	—	—	—	114,940	573	115,513
Other comprehensive income (loss)	—	—	—	—	(50,811)	—	9,457	4,634	(222)	15,554	(21,388)	—	(21,388)	(983)	(22,371)
Comprehensive income (loss) for the year	—	—	—	114,940	(50,811)	—	9,457	4,634	(222)	15,554	(21,388)	—	93,552	(410)	93,142
Transactions with owners:
Issuance of new shares	437	437	—	—	—	—	—	—	—	—	—	—	874	—	874
Acquisition of treasury shares	—	—	(23,117)	—	—	—	—	—	—	—	—	—	(23,117)	—	(23,117)
Disposal of treasury shares	—	(0)	4	—	—	—	—	—	—	—	—	—	4	—	4
Dividends (Note 26)	—	—	—	(141,804)	—	—	—	—	—	—	—	—	(141,804)	(1,910)	(143,714)
Changes in ownership	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,487)	(5,487)
Transfers from other components of equity	—	—	—	15,554	—	—	—	—	—	(15,554)	(15,554)	—	—	—	—
Share-based compensation (Note 28)	—	15,322	—	—	—	—	—	—	—	—	—	—	15,322	—	15,322
Exercise of share-based awards (Note 28)	—	(9,615)	10,353	—	—	—	—	—	—	—	—	—	738	—	738
Total transactions with owners	437	6,144	(12,760)	(126,250)	—	—	—	—	—	(15,554)	(15,554)	—	(147,983)	(7,397)	(155,380)
As of March 31, 2017	¥65,203	¥74,973	¥(48,734)	¥1,511,817	¥221,550	¥—	¥67,980	¥1,472	¥—	¥—	¥291,002	¥—	¥1,894,261	¥54,704	¥1,948,965
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Changes in Equity

JPY (millions)
	Equity attributable to owners of the Company
					Other components of equity
	Share Capital	Share Premium	Treasury Shares	Retained Earnings	Exchange Differences on Translation of Foreign Operations	Changes in fair value of financial assets measured at fair value through other comprehensive income	Net Changes on Revaluation of Available-for- Sale Financial Assets	Cash Flow Hedges	Hedging Cost	Re-measurement Gain or Loss on Defined Benefit Plans	Total	Other comprehensive income related to assets held for sale	Total	Non-Controlling Interests	Total Equity
As of April 1, 2017	¥65,203	¥74,973	¥(48,734)	¥1,511,817	¥221,550	¥—	¥67,980	¥1,472	¥—	¥—	¥291,002	¥—	¥1,894,261	¥54,704	¥1,948,965
Net profit for the year	—	—	—	186,886	—	—	—	—	—	—	—	—	186,886	(178)	186,708
Other comprehensive income	—	—	—	—	46,252	—	5,057	1,919	1,606	724	55,558	—	55,558	398	55,956
Comprehensive income for the year	—	—	—	186,886	46,252	—	5,057	1,919	1,606	724	55,558	—	242,444	220	242,664
Transactions with owners:
Issuance of new shares	12,711	12,609	—	—	—	—	—	—	—	—	—	—	25,320	—	25,320
Acquisition of treasury shares	—	—	(41,545)	—	—	—	—	—	—	—	—	—	(41,545)	—	(41,545)
Disposal of treasury shares	—	0	1	—	—	—	—	—	—	—	—	—	1	—	1
Dividends (Note 26)	—	—	—	(142,120)	—	—	—	—	—	—	—	—	(142,120)	(2,189)	(144,309)
Changes in ownership	—	—	—	—	—	—	—	—	—	—	—	—	—	(32,750)	(32,750)
Transfers from other components of equity	—	—	—	724	—	—	—	—	—	(724)	(724)	—	—	—	—
Share-based compensation (Note 28)	—	18,610	—	—	—	—	—	—	—	—	—	—	18,610	—	18,610
Exercise of share-based awards (Note 28)	—	(15,452)	15,905	—	—	—	—	—	—	—	—	—	453	—	453
Transfers to other comprehensive income related to assets held for sale	—	—	—	—	4,795	—	—	—	—	—	4,795	(4,795)	—	—	—
Total transactions with owners	12,711	15,767	(25,639)	(141,396)	4,795	—	—	—	—	(724)	4,071	(4,795)	(139,281)	(34,939)	(174,220)
As of March 31, 2018	¥77,914	¥90,740	¥(74,373)	¥1,557,307	¥272,597	¥—	¥73,037	¥3,391	¥1,606	¥—	¥350,631	¥(4,795)	¥1,997,424	¥19,985	¥2,017,409
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Changes in Equity

JPY (millions)
	Equity attributable to owners of the Company
					Other components of equity
	Share Capital	Share Premium	Treasury Shares	Retained Earnings	Exchange Differences on Translation of Foreign Operations	Changes in fair value of financial assets measured at fair value through other comprehensive income	Net Changes on Revaluation of Available-for- Sale Financial Assets	Cash Flow Hedges	Hedging Cost	Re-measurement Gain or Loss on Defined Benefit Plans	Total	Other comprehensive income related to assets held for sale	Total	Non-Controlling Interests	Total Equity
As of April 1, 2018	¥77,914	¥90,740	¥(74,373)	¥1,557,307	¥272,597	¥—	¥73,037	¥3,391	¥1,606	¥—	¥350,631	¥(4,795)	¥1,997,424	¥19,985	¥2,017,409
Cumulative effects of changes in accounting policies (Note 2)	—	—	—	15,401	—	84,672	(73,037)	(1,378)	—	—	10,257	—	25,658	(10)	25,648
Adjusted opening balance	77,914	90,740	(74,373)	1,572,708	272,597	84,672	—	2,013	1,606	—	360,888	(4,795)	2,023,082	19,975	2,043,057
Net profit for the year	—	—	—	109,126	—	—	—	—	—	—	—	—	109,126	(112)	109,014
Other comprehensive income (loss)	—	—	—	—	29,964	5,938	—	(33,793)	(4,909)	(11,665)	(14,465)	4,795	(9,670)	(152)	(9,822)
Comprehensive income (loss) for the year	—	—	—	109,126	29,964	5,938	—	(33,793)	(4,909)	(11,665)	(14,465)	4,795	99,456	(264)	99,192
Transactions with owners:
Issuance of new shares	1,565,671	1,565,671	—	—	—	—	—	—	—	—	—	—	3,131,342	—	3,131,342
Acquisition of treasury shares	—	—	(1,172)	—	—	—	—	—	—	—	—	—	(1,172)	—	(1,172)
Disposal of treasury shares	—	(0)	3	—	—	—	—	—	—	—	—	—	3	—	3
Dividends (Note 26)	—	—	—	(142,697)	—	—	—	—	—	—	—	—	(142,697)	(169)	(142,866)
Changes in ownership	—	—	—	(2,337)	230	—	—	—	—	—	230	—	(2,107)	(15,536)	(17,643)
Transfers from other components of equity	—	—	—	32,565	—	(44,230)	—	—	—	11,665	(32,565)	—	—	—	—
Share-based compensation (Note 28)	—	20,102	—	—	—	—	—	—	—	—	—	—	20,102	—	20,102
Exercise of share-based awards (Note 28)	—	(26,281)	18,400	—	—	—	—	—	—	—	—	—	(7,881)	—	(7,881)
Basis adjustment related to acquisitions	—	—	—	—	—	—	—	34,739	4,715	—	39,454	—	39,454	—	39,454
Total transactions with owners	1,565,671	1,559,492	17,231	(112,469)	230	(44,230)	—	34,739	4,715	11,665	7,119	—	3,037,044	(15,705)	3,021,339
As of March 31, 2019	¥1,643,585	¥1,650,232	¥(57,142)	¥1,569,365	¥302,791	¥46,380	¥—	¥2,959	¥1,412	¥—	¥353,542	¥—	¥5,159,582	¥4,006	¥5,163,588
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows for the Year Ended March 31,

		JPY (millions)
	Note	2017	2018	2019
Cash flows from operating activities:
Net profit for the year		¥115,513	¥186,708	¥109,014
Depreciation and amortization		171,426	182,127	272,446
Impairment losses		51,361	13,544	10,120
Equity-settled share-based compensation		15,385	18,610	20,084
Gain on sales and disposal of property, plant and equipment		(129)	(434)	(45,220)
Gain on divestment of business and subsidiaries		(115,363)	(134,100)	(82,975)
Loss (gain) on liquidation of foreign operations		—	41,465	(2,669)
Change in fair value of contingent consideration liabilities		(18,441)	10,523	(5,966)
Finance (income) expenses, net		10,975	(7,615)	66,446
Share of loss of associates accounted for using the equity method		1,546	32,199	43,627
Income tax expenses (benefit)		27,833	30,497	(14,118)
Changes in assets and liabilities:
Increase in trade and other receivables		(37,315)	(647)	(13,382)
Decrease in inventories		3,886	13,719	58,678
Increase (decrease) in trade and other payables		42,557	6,862	(16,413)
Increase (decrease) in provisions		20,547	(6,530)	47,063
Other, net		12,333	20,809	(73,347)
Cash generated from operations		302,114	407,737	373,388
Income taxes paid		(53,227)	(54,874)	(51,536)
Tax refunds and interest on tax refunds received		12,476	24,991	6,627
Net cash from operating activities		261,363	377,854	328,479
Cash flows from investing activities:
Interest received		2,001	2,412	6,305
Dividends received		3,674	7,699	2,739
Acquisition of property, plant and equipment		(61,660)	(67,005)	(77,677)
Proceeds from sales of property, plant and equipment		2,629	2,965	50,717
Acquisition of intangible assets		(50,367)	(61,257)	(56,437)
Acquisition of investments		(12,106)	(16,883)	(17,099)
Proceeds from sales and redemption of investments		5,268	40,743	65,035
Acquisition of business, net of cash and cash equivalents acquired	31	(589,144)	(28,328)	(2,958,686)
Proceeds from sales of business, net of cash and cash equivalents divested		64,405	85,080	85,131
Payments into restricted deposits		—	(71,774)	—
Proceeds from withdrawal of restricted deposits		—	—	71,844
Payments into time deposits		(70,000)	—	—
Proceeds from withdrawal of time deposits		70,000	—	—
Other, net		(20,391)	13,006	(7,570)
Net cash used in investing activities		(655,691)	(93,342)	(2,835,698)
Cash flows from financing activities:
Net increase (decrease) in short-term loans	27	406,971	(403,931)	367,319
Proceeds from bonds and long-term loans	27	260,226	393,453	2,795,926
Repayments of bonds and long-term loans	27	(191,763)	(140,000)	—
Purchase of treasury shares		(23,117)	(18,756)	(1,172)
Interest paid		(6,971)	(8,365)	(34,914)
Dividends paid		(141,688)	(141,893)	(142,952)
Acquisition of non-controlling interests		(4,822)	—	(2,392)
Repayments of obligations under finance lease	27	(4,013)	(2,658)	(1,741)
Facility fees paid for loan agreements		—	—	(19,507)
Other, net		(4,927)	(4,076)	(14,330)
Net cash from (used in) financing activities		289,896	(326,226)	2,946,237
Net increase (decrease) in cash and cash equivalents		(104,432)	(41,714)	439,018
Cash and cash equivalents at the beginning of the year
(Consolidated statements of financial position)	18	451,426	319,455	294,522
Cash and cash equivalents reclassified back from assets held for sale	19	—	21,797	451
Cash and cash equivalents at the beginning of the year		451,426	341,252	294,973
Effects of exchange rate changes on cash and cash equivalents		(5,742)	(4,565)	(31,269)
Cash and cash equivalents at the end of the year		341,252	294,973	702,722
Cash and cash equivalents reclassified to assets held for sale	19	(21,797)	(451)	(629)
Cash and cash equivalents at the end of the year
(Consolidated statements of financial position)	18	319,455	294,522	702,093
See accompanying notes to consolidated financial statements.

TAKEDA PHARMACEUTICAL COMPANY LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
1. Reporting Entity
Takeda Pharmaceutical Company Limited (the "Company") is a public company incorporated in Japan. The Company and its subsidiaries (collectively, "Takeda") is a global, values-based, research and development ("R&D") driven biopharmaceutical company with an innovative portfolio, engaged primarily in the research, development, manufacturing and marketing of pharmaceutical products. Takeda's principal pharmaceutical products include medicines in the following core business areas: gastroenterology ("GI"), rare diseases, plasma-derived therapies, oncology, and neuroscience.
Takeda has grown both organically and through acquisitions, completing a series of major transactions that have brought therapeutic, geographic and pipeline growth, specifically the acquisition of Shire plc ("Shire") in January 2019 for 6,213,335 million JPY (Note 31). Shire was a leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions.
2. Basis of Preparation
Compliance with International Financial Reporting Standards
Takeda’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board (“IASB”). The term IFRS also includes International Accounting Standards (“IASs”) and the related interpretations of the interpretations committees ("SIC" and "IFRIC").
Approval of Financial Statements
The Company's consolidated financial statements as of and for the year ended March 31, 2019 were approved on June 27, 2019 by Representative Director, President & Chief Executive Officer (“CEO”) Christophe Weber and Director & Chief Financial Officer ("CFO") Costa Saroukos.
Basis of Measurement
The consolidated financial statements have been prepared on a historical cost basis, except for certain assets and liabilities recorded at fair value including investments, derivatives, and contingent considerations.
Functional and Presentation Currency
The consolidated financial statements are presented in Japanese Yen ("JPY"), which is the functional currency of the Company. All financial information presented in JPY has been rounded to the nearest million JPY, except when otherwise indicated.
New Accounting Standards and Interpretations Adopted
During the year ended March 31, 2019, Takeda has adopted the following new accounting standards:
IFRS 9 Financial instruments (“IFRS 9”)
IFRS 9 was issued in its final form in July 2014 and has been implemented by Takeda as of April 1, 2018. IFRS 9 replaces the majority of the requirements of IAS 39 ‘Financial Instruments: Recognition and Measurement’ (“IAS 39”) and covers the recognition, classification, measurement and de-recognition of financial assets and financial liabilities; introduces a new impairment model for financial assets based on expected losses rather than incurred losses and provides a new hedge accounting model. The principal impact for Takeda was the re-measurement of certain available-for-sale financial instruments to fair value on initial application on April 1, 2018.
Takeda applied IFRS 9 with respect to classification and measurement (including impairment) without restating previous years, with the exception of hedge accounting impacts which generally have been applied prospectively. The cumulative effects of initially applying IFRS 9 were recognized in equity as of the date of initial application of IFRS 9 (April 1, 2018). As a result of the adoption on the date of initial application, the opening balance of retained earnings and other components of equity increased by 14,073 million JPY and 10,257 million JPY, respectively, while other financial assets (non-current), other financial assets (current), and deferred tax liabilities increased by 32,809 million JPY, 856 million JPY and 9,345 million JPY, respectively, and non-controlling interests decreasing by 10 million JPY. Comparative period presented for 2017 and 2018 has not been updated as a result of the adoption of IFRS 9, with the exception of hedge accounting impacts. See Note 3 for further details on the accounting policy under IAS 39 and IFRS 9.

Takeda elected to designate irrevocably all of its equity instruments as financial assets measured at fair value through other comprehensive income (FVTOCI). This designation has been made based on the Company’s intent to hold these investments for the foreseeable future. Changes in the fair value of financial assets at FVTOCI are recognized in other comprehensive income, and the cumulative amount of the other comprehensive income is transferred to retained earnings when the instruments are derecognized due to liquidation or sale.
The classification of other financial assets under IFRS 9 is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. The determination of the business model has been made based on the facts and circumstances that existed at the date of initial application.
The impairment of financial assets measured at amortized cost is assessed using an expected credit loss (ECL) model where previously the incurred loss model was used. There was no significant impact on the impairment of receivables upon the adoption of the new standard.
Takeda has not designated any financial liabilities as at fair value through profit or loss. There are no changes in classification and measurement for Takeda’s financial liabilities following the adoption of IFRS 9.
The adoption of IFRS 9 has not had a material impact on Takeda’s financial liabilities and derivatives.
The new hedge accounting model introduced by the standard requires hedge accounting relationships to be based upon Takeda’s own risk management objectives and strategy, and to apply a more qualitative and forward-looking approach to assessing hedge effectiveness. The model is to be discontinued only when the hedging relationships no longer qualify for hedge accounting. All hedging relationships designated under IAS 39 as of March 31, 2018 met the criteria for hedge accounting under IFRS 9 as of April 1, 2018, and are therefore regarded as continuing hedging relationships.
In addition, under IAS 39, the currency basis spread was included in cash flow hedges under other component of equity. Under IFRS 9, this basis spread and time value of the currency options are separately accounted for and presented as hedging cost under other component of equity. The hedge accounting impacts from IFRS 9 are generally applied prospectively, with the exception of certain aspects being treated retrospectively. Takeda retrospectively applied the accounting treatment of hedging cost and adjusted the comparative information. The amounts retrospectively recorded as hedging cost resulted in a 222 million JPY increase to and a 1,606 million JPY deduction from cash flow hedge reserves as of March 31, 2017 and 2018, respectively.
Classification and carrying amounts of financial assets under IAS 39 and IFRS 9 as of the date of adoption were changed as presented in the table below.

		JPY (millions)		JPY (millions)
	IAS 39	Carrying Amount	IFRS 9	Carrying Amount
Cash and cash equivalents	Loans and receivables	¥294,522	Financial assets measured at amortized cost	¥294,522
Derivative assets	Financial assets measured at fair value through profit or loss	762	Financial assets measured at fair value through profit or loss	762
Derivative assets to which hedge accounting is applied	Derivative assets to which hedge accounting is applied	2,527	Derivative assets to which hedge accounting is applied	2,527
Trade and other receivables, other financial assets	Loans and receivables	516,853	Financial assets measured at amortized cost	516,853
Equity instruments	Available-for-sale financial assets	169,814	Financial assets measured at fair value through other comprehensive income	203,276
Convertible notes	Loans and receivables	5,303	Financial assets measured at fair value through profit or loss	7,576
	Financial assets measured at fair value through profit or loss	2,070
Total		¥991,851		¥1,025,516

The following changes were made to the carrying amount of the financial assets as of the application date.

	JPY (millions)				JPY (millions)
IAS 39	Carrying Amount	Re- Classification	Re-Measurement	IFRS 9	Carrying Amount
Loans and receivables	¥816,678	¥(5,303)	¥—	Financial assets measured at amortized cost	¥811,375
Financial assets measured at fair value through profit or loss	2,832	5,303	203	Financial assets measured at fair value through profit or loss	8,338
Derivative assets to which hedge accounting is applied	2,527	—	—	Derivative assets to which hedge accounting is applied	2,527
Available-for-sale financial assets	169,814	—	33,462	Financial assets measured at fair value through other comprehensive income	203,276
Total	¥991,851	¥—	¥33,665		¥1,025,516
IFRS 15 Revenue from Contracts with Customers (“IFRS 15”)
Takeda adopted IFRS 15 on April 1, 2018. The new standard provides a single, principles-based approach to the recognition of revenue from all contracts with customers. The standard focuses on the identification of performance obligations in a contract and requires revenue to be recognized when or as those performance obligations are satisfied. The standard also has more detailed disclosure requirements. IFRS 15 did not have a material impact on the amount or timing of recognition of revenue.
The amount and timing of the recognition of sales and the basis for the estimates of sales deductions generally remained consistent as it relates to revenue derived from the sale of pharmaceutical products.
The previous revenue recognition for considerations received related to revenue received from out-licensing agreements required the transfer of ownership and related royalty income to be recognized on an accrual basis in accordance with the substance of the agreement as remaining performance obligations. The basis of allocation to the transfer of ownership and an allocation of revenue over the remaining performance obligations, and therefore timing of recognition for consideration received, has changed as a result of adoption. The impact of this change is not material.
Takeda elected the modified retrospective method upon adoption of IFRS 15, which requires the recognition of the cumulative effect of initially applying IFRS 15 in opening equity at the date of initial application. As a result of the adoption of IFRS 15, due to the difference in allocation of revenue to performance obligations for considerations received related to out-licensing agreements, other non-current liabilities, other current liabilities, and deferred tax assets decreased by 1,247 million JPY, 495 million JPY and 414 million JPY respectively, and opening retained earnings increased by 1,328 million JPY.
For the year ended March 31, 2019, the impact from adoption of IFRS 15 on the consolidated financial statements was immaterial compared to the consolidated financial statements under IAS 18.
New Accounting Standards and Interpretations Issued and Not Yet Adopted
New or amended accounting standards and interpretations that have been issued as of the date of approval of the consolidated financial statements but are not effective and have not yet been adopted by Takeda as of March 31, 2019 are discussed below:
IFRS 16 Leases (“IFRS 16”)
The standard will require lease liabilities and right of use (ROU) assets to be recognized on the balance sheet for almost all leases. Of the costs from operating leases currently included within cost of sales, selling, general and administrative expenses, research and development expenses, and other operating expenses, the portion related to the financing element will be reclassified and reported as finance expenses. In the statement of cash flow, the lease payments currently included within cash outflows from operating activities will be reported within cash flows from financing activities. IFRS 16 is effective for Takeda on April 1, 2019.
As a lessee, this standard can be applied retrospectively to each prior reporting period (retrospective approach) or retrospectively with the cumulative effect of initially applying this standard recognized at the date of initial application (modified retrospective approach). Takeda has elected to apply the standard applying the modified retrospective approach. Under the modified retrospective approach, the lease liabilities will be measured at the present value of the remaining lease payments, discounted at the incremental borrowing rate as of April 1, 2019. The ROU assets will be recognized at an amount equal to the lease liability, adjusted for any prepaid or accrued lease payments, onerous lease provisions and business combination related fair value adjustments.

On April 1, 2019, Takeda expects to recognize additional lease liabilities of approximately 220 billion JPY and corresponding ROU assets of approximately 200 billion JPY excluding existing finance leases. The additional liabilities and ROU assets include the impact of the operating leases obtained as a result of the Shire Acquisition.
IFRIC 23 Uncertainty over Income Tax Treatments (“IFRIC 23”)
The interpretation clarifies that if it is considered probable that a tax authority will accept an uncertain tax treatment, the tax charge should be calculated on that basis. If it is not considered probable, the effect of the uncertainty should be estimated and reflected in the tax charge. In assessing the uncertainty, it is assumed that the tax authority will have full knowledge of all information related to the matter. IFRIC 23 is effective for Takeda on April 1, 2019.
Other Standards
In addition, the following amendments and interpretations have been issued:

•
Amendments to IFRS 10 and IAS 28 ‘Sale or Contribution of Assets between an Investor and its Associate or Joint Venture’. The IASB has deferred these amendments until a date to be determined by the IASB.

•	Amendments to IFRS 9: Prepayment Features with Negative Compensation

•	Amendments to IAS 19: Plan Amendment, Curtailment or Settlement

•	Amendments to IAS 28: Long-term interests in associates and joint ventures

•	Annual Improvements 2015-2017 Cycle (issued in December 2017) including improvements to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs
The adoption of the amendments to IFRIC 23 and these additional amendments and interpretations are not expected to have a significant impact on Takeda’s consolidated financial statements. For those amendments and interpretations where early adoption is permitted, Takeda does not plan to early adopt.
Use of Judgments, Estimates, and Assumptions
The preparation of consolidated financial statements in accordance with IFRS requires management to make certain judgments, estimates, and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
These estimates and underlying assumptions are reviewed on a continuous basis. Changes in these accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.
Information about judgments and estimates that have been made in the process of applying accounting policies and that have significant effects on the amounts reported in the consolidated financial statements, and information about accounting estimates and assumptions that have significant effects on the amounts reported in the consolidated financial statements, are as follows:

•	Recognition and measurement of taxes based on uncertain tax positions (Note 7)

•	Recoverability of deferred tax assets (Note 7)

•	Impairment of property, plant and equipment; goodwill; and other intangible assets (Note 10, Note 11, and Note 12, respectively)

•	Measurement of fair value of assets acquired and liabilities assumed and contingent consideration in business combinations (Note 21 and Note 31)

•	Measurement of defined benefit obligations (Note 22)

•	Measurement of provisions, including estimation of rebates and return reserves associated with Takeda’s product sales (Note 23)

•	Valuation assumptions relating to share-based compensation (Note 28)

•	Probability of an outflow of resources embodying economic benefits on contingent liabilities (Note 32)
3. Significant Accounting Policies
Basis of Consolidation
The consolidated financial statements include the accounts of the Company and its subsidiaries that are directly or indirectly controlled by the Company. All significant intercompany balances and transactions have been eliminated in consolidation.
Takeda controls an entity when it is exposed or has rights to variable returns from involvement with the entity and has the ability to affect those returns using its power, which is the current ability to direct the relevant activities, over the entity. To determine whether Takeda controls an entity, status of voting rights or similar rights, contractual agreements and other specific factors are considered.
The financial statements of the subsidiaries are included in the consolidated financial statements from the date when control is obtained until the date when control is lost. The financial statements of subsidiaries have been adjusted in order to ensure consistency with the accounting policies adopted by the Company as necessary.

Changes in ownership interest in subsidiaries that do not result in loss of control are accounted for as equity transactions. Any difference between the adjustment to non-controlling interests and the fair value of consideration transferred or received, is recognized directly in equity attributable to owners of the Company. When control over a subsidiary is lost, the investment retained after the loss of control is re-measured at fair value as of the date when control is lost, and any gain or loss on such re-measurement and disposal of the interest sold is recognized in profit or loss.
Investments in Associates and Joint Arrangements
Associates are entities over which Takeda has significant influence over the decisions on financial and operating policies, but does not have control or joint control. Investments in associates are accounted for using the equity method and recognized at cost on the acquisition date. The carrying amount is subsequently increased or decreased to recognize Takeda’s share of profit or loss and other comprehensive income of the affiliate. Intra-group profits on transactions with associates accounted for using the equity method are eliminated against the investment to the extent of Takeda’s equity interest in the associates. Intra-group losses are eliminated in the same way as intra-group profits unless there is evidence of impairment.
Joint arrangement is an arrangement of which two or more parties have joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. Takeda classifies joint arrangement into either joint operations or joint ventures. The classification of a joint arrangement as a joint operation or a joint venture depends upon the rights and obligations of the parties to the arrangement. Joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. The assets, liabilities, revenues and expenses in joint operations are recognized in relation to Takeda’s interest. The investment in joint ventures is accounted for using the equity method. At each reporting date, the Company determines whether there is objective evidence that the investment in the associate or joint venture is impaired. If there is such evidence, the Company calculates the amount of impairment as the difference between the recoverable amount of the associate or joint venture and its carrying value, and then recognizes the loss within profit or loss.
Business Combinations
Business combinations are accounted for using the acquisition method. The identifiable assets acquired and the liabilities assumed are measured at the fair values at the acquisition date. Goodwill is measured as the excess of the sum of the fair value of consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer's previously held equity interest in the acquiree less the fair value of identifiable assets acquired, net of liabilities assumed at the acquisition date. As part of business combinations, when the acquired entity consists of foreign operations with multiple functional currencies, Takeda allocates goodwill recognized upon the acquisition to the foreign operations based on the estimated cash flows of the acquired foreign operations.
The consideration transferred for the acquisition of a subsidiary is measured as the fair value of the assets transferred, the liabilities incurred to former owners of the acquiree, and the equity interests issued by Takeda. Non-controlling interests is initially measured either at fair value or at the non-controlling interests’ proportionate share of the recognized amounts of the acquiree’s identifiable net assets on a transaction-by-transaction basis. The consideration for certain acquisitions includes amounts contingent upon future events, such as the achievement of development milestones and sales targets.
Any contingent consideration included in the consideration payable for a business combination is recorded at fair value at the date of acquisition. These fair values are generally based on risk-adjusted future cash flows discounted using appropriate discount rates. The fair values are reviewed at the end of each reporting period. The changes in the fair value based on the time value of money are recognized in finance expenses and the other changes are recognized in other operating income or other operating expenses in the consolidated statements of income.
Acquisition related costs are recognized as expenses in the period they are incurred. Changes in Takeda’s ownership interests in subsidiaries arising from transactions between Takeda and non-controlling interests that do not result in Takeda losing control over a subsidiary are treated as equity transactions and therefore, do not result in adjustments to goodwill.
Foreign Currency Translations
Foreign Currency Transactions
Foreign currency transactions are translated into the functional currency of each entity within Takeda using the exchange rates at the dates of the transactions or rates that approximate the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the spot rates of exchange at the end of each reporting period. Non-monetary assets and liabilities that are measured at fair value in foreign currencies are translated using historical exchange rates at the date when the fair value was determined. Non-monetary assets and liabilities measured based on historical cost that are denominated in foreign currencies are translated at the exchange rate at the date of the initial transaction. Exchange differences arising from the translation or settlement are recognized in profit or loss except when related to financial assets measured at fair value through other comprehensive income, as well as financial instruments designated as hedges of net investments in foreign operations and cash flow hedges subsequently recognized as other comprehensive income. The gain or loss arising from translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognized in other comprehensive income or profit or loss, are also recognized in other comprehensive income or profit or loss, respectively).

Foreign Operations
The assets and liabilities of foreign operations are translated using the spot exchange rates at the end of the reporting period, while income and expenses of foreign operations presented in profit or loss and other comprehensive income are translated using the exchange rates at the dates of the transactions or rates that approximate the exchange rates at the dates of the transactions.
Exchange differences arising from translation are recognized as other comprehensive income. In cases in which foreign operations are disposed of, the cumulative amount of exchange differences related to the foreign operations is recognized as part of the gain or loss on disposal.
Revenue
Revenue on sales of Takeda products and services is recognized when control of the products is passed to the customer in an amount that reflects the consideration to which we expect to be entitled in exchange for those products. Control is generally transferred at the point in time of shipment to or receipt of the products by customer, or when the services are performed. The amount of revenue to be recognized is based on the consideration Takeda expects to receive in exchange for its goods and services. If a contract contains more than one contractual promise to a customer (performance obligation), the consideration is allocated based on the standalone selling price of each performance obligation.
The consideration Takeda receives in exchange for its goods or services may be fixed or variable. Variable consideration is only recognized when it is highly probable that a significant reversal will not occur. The most common elements of variable consideration are listed below:

•
Rebates and discounts granted to government agencies, wholesalers, retail pharmacies, managed healthcare organizations and other customers are estimated and recorded as a deduction from revenue at the time the related revenues are recorded. They are calculated on the basis of historical experience and the specific terms in the individual agreements.

•	Cash discounts are offered to customers and are provisioned and recorded as revenue deductions at the time the related sales are recorded.

•
Sales return provisions are recognized when Takeda sells a product which provides the customer a right of return. Sales return provisions are recorded as revenue deductions when there is historical experience of Takeda agreeing to customer returns and Takeda can reasonably estimate expected future returns. In doing so, the estimated rate of return is applied, determined based on historical experience of customer returns and considering any other relevant factors. The rate is multiplied by the amounts invoiced in order to estimate expected future returns.

Takeda generally receives payments from customers within 120 days after the point in time when goods are delivered to the customers. Takeda usually performs those transactions as a principal, but Takeda also sells products on behalf of others, and revenue is recognized at an amount of sales commission that Takeda expects to be entitled as an agent.
Takeda also generates revenue in the form of royalty payments, upfront payments, and milestone payments from the out-licensing of intellectual property (IP). Royalty revenue earned through a license is recognized when the underlying sales have occurred. Revenue from upfront payment is generally recognized when Takeda provides a right to use IP. Revenue from milestone payments is recognized at the point in time when it is highly probable that the respective milestone event criteria is met, and a significant reversal in the amount of revenue recognized will not occur. Revenue from other services such as research and development of compounds that are out-licensed is recognized over the service period.
Takeda generally receives payments from customers within 60 days after entering into out-licensing contracts or confirmation by customers that conditions for the milestone payments are met. Takeda licenses its own intellectual property rights to customers, and performed those transactions as a principal. Takeda also provides other services as a principal.
Government Grants
Government grants are recognized when there is reasonable assurance that Takeda will comply with the conditions attached to them and receive the grants. Government grants for the purchasing of property, plant and equipment are recognized as deferred income and then recognized as profit or loss and offset the related expenses on a systematic basis over the useful lives of the related assets.
Government grants for expenses incurred are recognized as profit or loss and offset the related expenses over the periods in which Takeda recognizes costs for which the grants are intended to compensate.
Advertising and Sales Promotion Expenses
Costs of advertising and sales promotion are expensed as incurred. Advertising and sales promotion expense was 112,842 million JPY, 115,708 million JPY, and 106,755 million JPY for the years ended March 31, 2017, 2018 and 2019, respectively.
Research and Development Expenses
Research costs are expensed in the period incurred. Internal development expenditures are capitalized when the criteria for recognizing an asset are met in accordance with IAS 38 ‘Intangible Assets,’ usually when a regulatory filing has been made in a major market and approval is considered highly probable. Where regulatory and other uncertainties are such that the criteria are not met, the expenditures are recognized in the income statement. Property, plant and equipment used for research and development is capitalized and depreciated over the estimated life of the asset.

Income Taxes
Income taxes consist of current taxes and deferred taxes. Current and deferred taxes are recognized in profit or loss, except for income taxes resulting from business combinations, and income taxes recognized in either other comprehensive income or equity related to items that are recognized, in the same or different period, outside of profit or loss.
Current Taxes
The current tax payable or receivable is based on taxable profit for the year. Taxable profit differs from reported profit because taxable profit excludes items that are either never taxable or tax deductible or items that are taxable or tax deductible in a different period. Accrued income taxes and income tax receivable, including those from prior fiscal years, are measured at the amount that is expected to be paid to or received from the taxation authorities, reflecting uncertainty related to income taxes, if any. Takeda’s current taxes also include liabilities related to uncertain tax positions. Takeda’s current tax assets and liabilities are calculated using tax rates that have been enacted or substantively enacted by the reporting date.
Deferred Taxes
Deferred taxes are calculated based on the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes at the end of the reporting period. Deferred tax assets are recognized for deductible temporary differences, unused tax credits and unused tax losses to the extent that it is probable that future taxable profit will be available against which the assets can be utilized. This requires us to evaluate and assess the probability of future taxable profit and our business plan, which are inherently uncertain. Uncertainty of estimates of future taxable profit could increase due to changes in economies in which we operate, changes in market conditions, effects of currency fluctuations, or other factors. Takeda’s deferred taxes also include liabilities related to uncertain tax positions. Deferred tax liabilities are generally recognized for taxable temporary differences.
Deferred tax assets and liabilities are not recognized for the following temporary differences:

•	Taxable temporary differences arising on the initial recognition of goodwill

•	The initial recognition of assets and liabilities in transactions that are not business combinations and affect neither accounting profit nor taxable profit (loss) at the time of the transaction

•
Deductible temporary differences arising from investments in subsidiaries and associates, when it is not probable that the temporary differences will reverse in the foreseeable future and that taxable profit will be available against which the temporary differences can be utilized

•
Taxable temporary differences arising from investments in subsidiaries and associates when the timing of the reversal of the temporary differences is controllable and it is not probable that they will reverse in the foreseeable future

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the periods in which the temporary differences are expected to reverse based on the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and the deferred tax assets and liabilities for those related to income taxes levied by the same taxation authority on the same taxable entity.
Earnings per Share
Basic earnings per share is calculated by dividing profit or loss for the year attributable to owners of ordinary shares of the Company, by the weighted-average number of ordinary shares outstanding during the reporting period, adjusted by the number of treasury shares. Diluted earnings per share is calculated by adjusting all the effects of dilutive potential ordinary shares.
Property, Plant and Equipment
Property, plant and equipment are measured using the cost model and is stated at cost less accumulated depreciation and accumulated impairment loss. Acquisition cost includes mainly the costs directly attributable to the acquisition and the initial estimated dismantlement, removal, and restoration costs associated with the asset. Except for assets that are not subject to depreciation, such as land and construction in progress, assets are depreciated mainly using the straight-line method over the estimated useful life of the asset. Leased assets are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life unless it is reasonably certain that Takeda will obtain ownership by the end of the lease term. The depreciation of these assets begins when they are available for use.
The estimated useful life of major asset items is as follows:

•	Buildings and structures 3 to 50 years

•	Machinery and vehicles 2 to 20 years

•	Tools, furniture and fixtures 2 to 20 years
Goodwill
Goodwill arising from business combinations is stated at its cost less accumulated impairment losses. Goodwill is not amortized. Goodwill is allocated to cash-generating units or groups of cash-generating units based on expected synergies and tested for impairment annually or whenever there is any indication of impairment. Impairment losses on goodwill are recognized in the consolidated statements of income and no subsequent reversal will be made.
Intangible Assets Associated with Products
Marketed Products
An intangible asset associated with a marketed product is amortized on a straight-line basis over the estimated useful life, which is based on expected exclusivity period, ranging from 3 to 20 years. Amortization of intangible assets is included in amortization and impairment losses on intangible assets associated with products in the consolidated statements of income. Amortization and impairment losses on intangible assets associated with products is separately stated in the consolidated statement of income because intangible assets associated with products have various comprehensive rights and contribute to our ability to sell, manufacture, research, market and distribute products, compounds and benefit multiple business functions.
In-Process R&D
Takeda regularly enters into collaboration and in-license agreements with third parties for products and compounds for research and development projects. Payments for collaboration agreements generally take the form of subsequent development milestone payments. Payments for in-license agreements generally take the form of up-front payments and subsequent development milestone payments.
Up-front payments for in-license agreements are capitalized upon commencement of the in-license agreements, and development milestone payments are capitalized when the milestone is triggered.
These intangible assets relating to products in development that are not yet available for use are not amortized. These intangible assets are assessed for impairment on an annual basis, or more frequently if indicators of a potential impairment exist. An impairment is recorded if the carrying value exceeds the recoverable amount of the intangible assets. Intangible assets relating to products which fail during development, or for which development ceases for any reason are written down to their recoverable amount which is typically nil.
If and when Takeda obtains approval for the commercial application of a product in development, the related in-process research and development assets will be reclassified to intangible assets associated with marketed products and amortized over its estimated useful life from marketing approval.
Intangible Assets – Software
Software is recognized at cost and amortized on a straight-line basis over the expected useful life. The useful life used for this purpose is 3 to 10 years. Amortization of intangible assets – software is included in cost of sales, selling, general and administrative expenses, and research and development expenses in the consolidated statements of income.
Leases
Leases are classified as finance leases if substantially all the risks and rewards incidental to ownership are transferred to the lessee. Leases other than finance leases are classified as operating leases.
As Lessee
At the commencement of the lease term, Takeda recognizes finance leases as assets and liabilities in the consolidated statements of financial position at amounts equal to the fair value of the leased property or, if lower, the present value of the minimum lease payments, each determined at the inception of the lease. Lease payments for operating leases are recognized as expenses on a straight-line basis over the lease term, unless another systematic basis is more representative of the time pattern of the user's benefit is available.
Impairment of Non-Financial Assets
Takeda assesses whether there is any indication of impairment for non-financial assets at the end of each reporting period, excluding inventories, deferred tax assets, assets held for sale, and assets arising from employee benefits. If any such indication exists, or in cases in which an impairment test is required to be performed each year, the recoverable amount of the asset is estimated. In cases in which the recoverable amount cannot be estimated for each asset, they are estimated at the cash-generating unit level. The recoverable amount of an asset or a cash-generating unit is determined at the higher of its fair value less costs of disposal, or its value in use. In determining the value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects the time value of money and the risks specific to the asset. If the carrying amount of the asset or cash-generating unit exceeds the recoverable amount, impairment loss is recognized in profit or loss and the carrying amount is reduced to the recoverable amount. An asset or a cash-generating unit other than goodwill, for which impairment losses were recognized in prior years, is assessed at the end of the reporting period to determine whether there is any indication that the impairment loss recognized in prior periods may no longer exist or may have decreased. If any such indication exists, the recoverable amount of the asset or cash-generating unit is estimated. In cases in which the recoverable amount exceeds the carrying amount of the asset or cash-generating unit, the impairment loss is reversed up to the lower of the estimated recoverable amount or the carrying amount that would have been determined if no impairment loss had been recognized in prior years. The reversal of impairment loss is immediately recognized in profit or loss.
Inventories
Inventories are measured at the lower of cost and net realizable value. The cost of inventories is determined mainly using the weighted-average cost formula. The cost of inventories includes purchase costs, costs of conversion, and other costs incurred in bringing the inventories to the present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Pre-launch inventory is held as an asset when there is a high probability of regulatory approval for the product. Before that point, a provision is made against the carrying value to its recoverable amount; the provision is then reversed at the point when a high probability of regulatory approval is determined.
Cash and cash equivalents
Cash and cash equivalents consist of cash on hand, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and subject to insignificant risk of change in value and due within three months from the date of acquisition.
Assets Held for Sale
An asset or disposal group for which the cash flows are expected to arise principally from sale rather than continuing use is classified as an asset held for sale when it is highly probable that the asset or disposal group will be sold within one year, the asset or disposal group is available for immediate sale in its present condition, and the management of Takeda is committed to the sale. In such cases, the asset held for sale is measured at the lower of its carrying amount and fair value less costs to sell.
Property, plant and equipment and intangible assets classified as held for sale are not depreciated or amortized. Assets and liabilities classified as held for sale are presented separately as current items in the consolidated statements of financial position.
Post-employment Benefit
Takeda sponsors lump-sum payments on retirement, pensions and other plans such as post-retirement medical care as post-employment benefit plans. They are classified into defined benefit plans and defined contribution plans.
Defined Benefit Plans
Takeda uses the projected unit credit method to determine the present value, the related current service cost, and the past service cost by each defined benefit obligation. The discount rate is determined by reference to market yields on high quality corporate bonds at the end of the reporting period. The net defined benefit liabilities (assets) in the consolidated statements of financial position are calculated by deducting the fair value of the plan assets from the present value of the defined benefit obligations. Past service cost defined as the change in the present value of the defined benefit obligation resulting from a plan amendment or curtailment is recognized in profit or loss upon occurrence of the plan amendment or curtailment.
Re-measurement of net defined benefit plans is recognized in full in other comprehensive income and transferred to retained earnings in the period in which they are recognized.
Defined Contribution Plans
The costs for defined contribution plans are recognized as expenses when the employees render the related service.
Provisions
Takeda recognizes rebates and return reserves if Takeda receives consideration from a customer and expects to refund some or all of that consideration to the customer. In addition, provisions are recognized when Takeda has present legal or constructive obligations as a result of past events, it is probable that outflows of resources embodying economic benefits will be required to settle the obligations and reliable estimates can be made of the amount of the obligations. Takeda’s provisions consist primarily of rebates and return reserves, as well as provisions for litigation and restructuring.
Financial Instruments
Takeda’s financial instruments include financial instruments related to lease contracts, trade and other receivables and payables, liabilities for contingent consideration under business combinations, derivative instruments, and rights and obligations under employee benefit plans, which are dealt with in specific accounting policies.

Financial Assets – Subsequent to April 1, 2018
Initial Recognition and Measurement
Financial assets are recognized in the consolidated statements of financial position when Takeda becomes a party to the contractual provisions of the instruments. Financial assets, except for investments in debt instruments recorded at fair value through profit or loss (FVTPL), are initially measured at fair value plus transaction costs that are directly attributable to the acquisition.
Investments in debt instruments recorded at amortized cost: Assets such as trade and other receivables that are held within a business model whose objective is to hold financial assets in order to collect contractual cash flows and whose contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding are measured at amortized cost. Trade receivables are initially recognized at their invoiced amounts, including any related sales taxes less adjustments for revenue deductions such as impairment loss allowance and cash discounts.
Investments in debt instruments recorded at fair value through other comprehensive income (FVTOCI): Assets that are held within a business model objective whose objective is achieved by both collecting contractual cash flows and selling financial assets whose contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding are measured at FVTOCI.
Investments in debt instruments recorded at fair value through profit or loss (FVTPL): Assets that do not meet the criteria for amortized cost or FVTOCI are measured at FVTPL.
Equity instruments recorded at FVTOCI: On initial recognition, Takeda made an irrevocable FVTOCI election (on an instrument-by-instrument basis) to present the subsequent changes in the fair value of equity instruments in other comprehensive income for certain equity instruments held for the long term for strategic purposes. At the reporting date, Takeda designates all of its equity instruments as financial assets at FVTOCI.
Subsequent Measurement and Derecognition
Takeda derecognizes a financial asset only when the contractual right to receive the cash flows from the asset expires or when Takeda transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity.
Investments in debt instruments recorded at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.
Investments in debt instruments recorded at FVTOCI: These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. Upon derecognition of the investments, the gains and losses accumulated in OCI related to the investment is reclassified to profit or loss.
Investments in debt instruments recorded at FVTPL: These assets are subsequently measured at fair value, and a gain or loss on debt instruments that is subsequently measured at FVTPL is recognized in profit or loss.
Equity instruments recorded at FVTOCI: These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss. Upon derecognition of the investments, the amounts in OCI related to the investment is reclassified within equity to retained earnings.
Impairment
Loss allowances for trade receivables are established using an ECL model. The provisions are based on a forward-looking ECL, which includes possible default events on the trade receivables over the entire holding period of the trade receivables. Takeda has elected to measure provisions for trade receivables, contract assets and lease receivables at an amount equal to lifetime ECL. Takeda uses a provisions matrix based on historical loss rates adjusted for forward looking information to calculate ECL. These provisions represent the difference between the contractual amount of the trade receivables and the lease receivables in the consolidated financial statements of financial position and the estimated collectible net amount.
Financial Assets – Prior to April 1, 2018
Initial Recognition and Measurement
Financial assets are recognized in the consolidated statements of financial position when Takeda becomes a party to the contractual provisions of the instruments. Financial assets, except for financial assets at fair value through profit or loss, are initially measured at fair value plus transaction costs that are directly attributable to the acquisition.

At the initial recognition, the financial assets are classified based on the nature and purpose in accordance with the following:

•	Financial assets at fair value through profit or loss: Either held-for-trading financial assets or financial assets designated as financial assets at fair value through profit or loss.

•	Loans and receivables: Non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.

•
Available-for-sale financial assets: Non-derivative financial assets that are either designated as available-for-sale financial assets or not classified as (a) financial assets at fair value through profit or loss, or (b) loans and receivables.

Subsequent Measurement

•
Financial assets at fair value through profit or loss – Financial assets at fair value through profit or loss are measured at fair value, and any gains or losses arising on re-measurement are recognized in profit or loss.

•
Loans and receivables – Loans and receivables are measured at amortized cost using the effective interest method less any impairment loss. Interest income is recognized principally by applying the effective interest rate, unless the recognition of interest is immaterial as in the case of short-term receivables.

•
Available-for-sale financial assets – Available-for-sale financial assets are measured at fair value as of the end of the reporting period, and the gains and losses arising from changes in fair value are recognized in other comprehensive income. Exchange differences on monetary assets are recognized in profit or loss. Dividends on available-for-sale financial assets (equity instruments) are recognized in profit or loss in the reporting period when Takeda’s right to receive the dividends is established. Upon derecognition of the investments, the amounts in OCI related to the investment is reclassified to profit or loss.

Impairment
Financial assets are considered impaired when there is objective evidence that one or more events occurred after the initial recognition of the financial asset and it is reasonably anticipated to have had a negative impact on the estimated future cash flows of the asset. For available-for-sale equity instrument, a significant or prolonged decline in the fair value below its cost is considered objective evidence of impairment. Even when there is no objective evidence of impairment individually, certain categories of financial assets, such as trade receivables, are collectively assessed for impairment. For financial assets measured at amortized cost, the impairment loss is the difference between the carrying amount of the asset and the present value of the estimated future cash flows discounted at the original effective interest rate on the asset. In a subsequent period, if the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized; the previously recognized impairment loss is reversed through profit or loss. When an available-for-sale financial asset is determined to be impaired, the cumulative gain or loss that was previously accumulated in accumulated other comprehensive income (loss) is reclassified to profit or loss in the same period. In respect to available-for-sale equity investments, impairment loss previously recognized in profit or loss is not reversed through profit or loss. In respect to available-for-sale debt instruments, if the amount of the fair value increases in a subsequent period and the increase can be related objectively to an event occurring after the impairment was recognized; the previously recognized impairment loss is reversed through profit or loss.
Derecognition
Takeda derecognizes a financial asset only when the contractual right to receive the cash flows from the asset expires or when Takeda transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. On derecognition of a financial asset, the difference between the carrying amount and the consideration received or receivable is recognized in profit or loss, and the cumulative gain or loss that was previously accumulated in accumulated other comprehensive income (loss) is reclassified to profit or loss.
Financial Liabilities
Initial Recognition and Measurement
Financial liabilities are recognized in the consolidated statements of financial position when Takeda becomes party to contractual provisions of financial instruments. Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, bonds and loans, or payables.
Financial liabilities, except for financial liabilities at fair value through profit or loss, are initially measured at fair value less transaction costs that are directly attributable to the issuance.
Subsequent Measurement
Financial liabilities recorded at FVTPL: Financial liabilities at fair value through profit or loss are measured at fair value, and any gains or losses arising on re-measurement are recognized in profit or loss. Financial liabilities at fair value through the profit and loss includes derivatives and contingent consideration related to business combinations.
Other financial liabilities, including bonds and loans: Other financial liabilities are measured at amortized cost mainly using the effective interest method.

Derecognition
Takeda derecognizes a financial liability only when the obligation specified in the contract is discharged, cancelled, or expires. On derecognition of a financial liability, the difference between the carrying amount and the consideration paid or payable is recognized in profit or loss.
Derivatives
Takeda hedges the risks arising mainly from their exposure to fluctuations in foreign currency exchange rates and interest rates using derivative financial instruments such as foreign exchange forward contracts, interest rate swaps, currency options, and currency swaps. Takeda does not enter into derivative transactions for trading or speculative purposes. Derivatives are measured at FVTPL unless the derivative contracts are designated as hedging instruments. The gains and losses on derivatives that are not designed as hedging instruments are recognized in profit or loss. The treatment of the change in fair value for derivatives designated as hedging instruments varies based on the type of hedge as described below.
Hedge Accounting- Subsequent to April 1, 2018
For foreign currency exposure as a result of translation risk, Takeda designates certain non-derivatives, such as foreign currency denominated debt, as net investment hedges of foreign operations. For foreign currency exposure due to foreign currency denominated transactions, Takeda designates certain derivatives, such as foreign currency forwards, as cash flow hedges of forecasted transactions. Within the designation documentation at inception, Takeda documents the risk management objective, nature of the risk being hedged, and relationship between hedging instruments and hedged risk based on the strategy for undertaking the hedging relationships. At inception and on a quarterly basis, Takeda also assesses whether the hedging instruments are highly effective in offsetting changes in the fair value or the cash flows of the hedged item.
Cash flow hedges – the effective portion of changes in the fair value of derivatives designated and qualifying as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss. The cumulative gain or loss that was previously recognized in other comprehensive income is reclassified to profit or loss in the same period when the cash flows of the hedged items are recognized in profit or loss and in the same line item in the consolidated statements of income. The currency basis spread and the time value of the foreign currency options are accounted for and presented as hedging cost under other components of equity separately from cash flow hedges.
Net investment hedges – the gain or loss on hedging instruments is recognized in other comprehensive income. At the time of disposal of the foreign operations, the cumulative gain or loss recognized in other comprehensive income is reclassified to profit or loss.
Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated or exercised, or when the hedge no longer qualifies for hedge accounting.
Hedge Accounting - Prior to April 1, 2018
The policy applied prior to April 1, 2018 is similar to that applied subsequent to April 1, 2018. However, for all cash flow hedges, the currency basis spread was accounted for and presented under cash flow hedges.
Transaction costs of financial liabilities
Transaction costs relating to the financial liabilities of debt issued are recorded against the corresponding debt and amortized to the consolidated statements of income over the period to the earliest redemption date of the debt, using the effective interest rate method. On extinguishment of the related debt, any unamortized deferred transaction costs are written off and charged to interest expense in the consolidated statements of income.
Share-based Payments
Takeda has implemented share-based payment programs and provides equity and cash-settled share-based payments.
Equity-settled Share-based Payments
Equity-settled share-based payments are granted based on the service performed by the employees, directors, and senior management. The service received and the corresponding increase in equity are measured at the fair value of the equity instruments at the grant date. The fair value of the equity instruments granted to employees, directors, and senior management are recognized as expense over the vesting period of the awards with a corresponding amount as an increase in equity.
Cash-settled Share-based Payments
Cash-settled share-based payments are granted based on the service performed by the employees, directors, and senior management. The service received and the corresponding liability are measured at the fair value of the corresponding liability. The fair value of the liability-classified awards granted to employees, directors, and senior management are recognized as expense over the vesting period of the awards with a corresponding amount as an increase in liability. Takeda re-measures the fair value of the liability at the end of each reporting period and at the date of settlement, and recognizes any changes in fair value in profit or loss.

Capital
Ordinary Shares
Proceeds from the issuance of ordinary shares by the Company are included in share capital and share premium.
Treasury Shares
When the Company acquires treasury shares, the consideration paid is recognized as a deduction from equity. When the Company sells the treasury shares, the difference between the carrying amount and the consideration received is recognized in share premium.
4. Operating Segment and Revenue Information
Takeda comprises a single operating segment and is engaged in the research, development, manufacturing and marketing of pharmaceutical products, over-the-counter ("OTC") medicines and quasi-drug consumer products, and other healthcare products. This is consistent with how the financial information is viewed in allocating resources, measuring performance, and forecasting future periods by the CEO who is Takeda’s Chief Operating Decision Maker.
Takeda’s revenue from contracts with customers is comprised of the following:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Sales of pharmaceutical products	¥1,671,911	¥1,693,838	¥2,026,273
Royalty and service income	60,140	76,693	70,951
Total	¥1,732,051	¥1,770,531	¥2,097,224
Geographic Information
Takeda’s revenue from contracts with customers is based in the following geographic locations:

	JPY (millions) For the Year Ended March 31
	Japan	United States	Europe and Canada	Russia/ CIS	Latin America	Asia	Other	Total
2017	¥655,344	¥520,161	¥279,693	¥57,550	¥72,516	¥112,799	¥33,988	¥1,732,051
2018	580,349	598,341	313,723	68,240	75,658	104,026	30,194	1,770,531
2019	571,016	828,985	405,641	59,741	88,115	105,411	38,315	2,097,224
Other includes the Middle East, Oceania and Africa.
Takeda’s non-current assets are held in the following geographic locations:

	JPY (millions) As of March 31
	Japan	United States	Switzerland	Other	Total
2018	¥413,457	¥1,231,051	¥70,175	¥902,226	¥2,616,909
2019	400,342	6,649,357	1,523,527	1,818,875	10,392,101
Non-current assets exclude financial instruments, deferred tax assets and net defined benefit assets. Goodwill recognized as a result of the Shire acquisition during the year ended March 31, 2019 was allocated to United States, Switzerland and Other.
Information Related to Major Customers
During the year ended March 31, 2017, 2018, and 2019, Medipal Holdings Corporation and its subsidiaries (collectively, “Medipal Group”) represented more than 10% of Takeda’s sales. The sales to the Medipal Group were 265,646 million JPY, 220,249 million JPY, and 225,962 million JPY for the years ended March 31, 2017, 2018 and 2019, respectively.
These customers represented an aggregate 49,565 million JPY and 58,965 million JPY of trade receivables as of March 31, 2018 and 2019, respectively.

Other Revenue Information
Contract Balances

	JPY (millions)
	As of April 1, 2018	As of March 31, 2019
Receivables from contracts with customers
Receivables included in trade and other receivables (net of impairment loss allowance) (Note 17)	¥360,833	¥657,681
Receivables included in assets held for sale (net of impairment loss allowance)	1,277	—
Contract assets
Unbilled receivables	—	4,237
Contract liabilities
Deferred income (Note 24)	4,321	6,819
Advance payments	541	1,101
The revenue recognized during the year ended March 31, 2019 that was included in the contract liability balance as of April 1, 2018 was 781 million JPY. The revenue recognized during the year ended March 31, 2019 from performance obligations satisfied (or partially satisfied) in previous periods was 53,931 million JPY, and primarily relates to royalty income.
Takeda’s contract assets relate to the right to receive consideration where performance was completed based on the contract, and trade receivables are recognized when the right to receive consideration becomes unconditional. The change during the year was mainly due to business combinations.
Takeda’s contract liabilities primarily relate to out-licensing arrangements where Takeda receives cash consideration prior to the completion of its performance obligations under the agreements.
Receivables from contracts with customers primarily increased as a result of the acquisition of Shire, upon which 304,720 million JPY of such receivables were recorded.
Transaction price allocated to the remaining performance obligations

	JPY (millions)
				Duration of the remaining performance obligations
	As of April 1, 2018	Changes during the period	As of March 31, 2019	Within a year	After a year but before 5 years	After 5 years
Contract liabilities	¥4,862	¥3,058	¥7,920	¥4,200	¥1,015	¥2,705

5.    Other Operating Income and Expenses

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Other operating income:
Change in fair value of contingent consideration liabilities (Note 21)	¥18,441	¥—	¥5,966
Gain on sales of property, plant and equipment and investment property	762	18,814	50,330
Gain on divestment of business to Teva Takeda Yakuhin (Note 14)	115,363	27,481	30,366
Gain on sale of shares of subsidiaries	—	106,337	56,625
Other	8,967	16,780	16,576
Total	¥143,533	¥169,412	¥159,863

Other operating expenses:
Donations and contributions	¥3,763	¥5,603	¥3,627
Restructuring expense (Note 23)	54,589	44,736	82,962
Loss on liquidation of foreign operations	—	41,465	2,112
Change in fair value of contingent consideration liabilities (Note 21)	—	10,523	—
Loss on sale of shares of subsidiaries	—	—	4,016
Other	14,529	24,228	10,442
Total	¥72,881	¥126,555	¥103,159
For the year ended March 31, 2018, the loss on liquidation of foreign operations primarily consists of the realization of cumulative translation loss recorded in the consolidated statement of income upon the liquidation of certain foreign operations. The gain on the sale of shares of subsidiaries relates to the sale of shareholding in Wako Pure Chemical Industries, Ltd.
For the year ended March 31, 2019, the gain on sales of property, plant and equipment and investment property primarily relates to the sale of the former headquarters in Tokyo. The gain on sale of shares of subsidiaries relates to the sale of shareholding in certain real estate properties, including the former Osaka headquarters, and the gain on the sale of 100% of the shares held in Guangdong Techpool Bio-Pharma Co., Ltd.

6.    Finance Income and Expenses

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Finance Income:
Interest income
Interest income from financial assets measured at amortized cost			¥6,171
Interest income from financial assets measured at fair value through P&L			448
Total interest income	¥2,019	¥3,282	6,619
Dividend income
Dividend income from financial assets measured at fair value through OCI and disposed of during the period			1,353
Dividend income from financial assets measured at fair value through OCI and held at end of the period			1,116
Dividend income from financial assets measured at fair value through P&L			145
Total dividend income	3,236	3,165	2,614
Gain on sales of available-for-sale financial assets	3,638	30,430	—
Gain on foreign currency exchange, net	1,897	—	7,007
Other	1,484	2,666	603
Total	¥12,274	¥39,543	¥16,843

Finance Expenses:
Interest expense	¥7,560	¥10,036	¥48,158
Change in fair value of contingent consideration liabilities (Note 21)	3,693	2,261	3,743
Impairment of available-for-sale financial assets	3,659	6,657	—
Loss on derivative financial assets	5,428	—	11,365
Loss on foreign currency exchange, net	—	10,279	—
Financing fees for bridge loan for acquisition of Shire	—	—	16,102
Other	2,909	2,695	3,921
Total	¥23,249	¥31,928	¥83,289
7.    Income Taxes
Income Tax Expenses (Benefit)
The composition of income tax expense (benefit) is as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Current tax expenses	¥60,239	¥37,758	¥61,606
Deferred tax expenses	(32,406)	(7,261)	(75,724)
Total	¥27,833	¥30,497	¥(14,118)
Current tax expenses include the benefits arising from previously unrecognized tax losses, tax credits, and temporary differences of prior periods. These effects decreased current tax expenses by 1,563 million JPY, 8,005 million JPY and 10,875 million JPY for the years ended March 31, 2017, 2018 and 2019, respectively.
Deferred tax expenses include the benefits arising from previously unrecognized tax losses, tax credits, and temporary differences of prior periods. These effects decreased deferred tax expenses by 10,915 million JPY, 2,998 million JPY and 6,975 million JPY for the years ended March 31, 2017, 2018 and 2019, respectively.

The Company is mainly subject to income taxes, inhabitant tax, and deductible enterprise tax in Japan. The statutory tax rate calculated based on these taxes for the years ended March 31, 2017, 2018 and 2019 were 30.8%, 30.8% and 30.6% respectively. The tax law changed during the periods presented, which resulted in the reduction in the statutory tax rate for the Company.
The following is a reconciliation from the Company's domestic (Japanese) tax rate to the effective tax rate for the year ended March 31:

	Unit: Percentage
	2017	2018	2019
Company’s domestic (Japanese) tax rate	30.8	30.8	30.6
Non-deductible expenses for tax purposes (1)	4.7	2.6	23.2
Changes in unrecognized deferred tax assets and deferred tax liabilities (2)	(5.0)	(0.6)	(61.5)
Tax credits	(6.4)	(4.7)	(13.4)
Differences in applicable tax rates of overseas subsidiaries (3)	(7.1)	(5.4)	8.2
Changes in tax effects of undistributed profit of overseas subsidiaries	0.5	0.1	7.9
Effect of changes in applicable tax rates	(1.8)	(12.6)	1.9
Tax contingencies (4)	3.7	2.7	(10.0)
Non-deductible impairment of goodwill	2.3	—	—
Changes in fair value of contingent consideration	(3.7)	1.7	(1.8)
Others	1.4	(0.6)	0.0
Effective tax rate	19.4	14.0	(14.9)
(1) The 23.2%, impact for the year ended March 31, 2019 includes the impact from intra territory eliminations, the pre-tax effect of which has been eliminated in arriving at the Company’s consolidated income from continuing operations before income taxes as well as non-deductible transaction costs related to the Shire acquisition.
(2) The (61.5)% impact for the year ended March 31, 2019 is primarily driven by a capital tax loss related to restructuring of subsidiaries.
(3) The 8.2% impact for the year ended March 31, 2019 is primarily driven by a unitary tax on overseas subsidiaries.
(4) The (10.0)% impact for the year ended March 31, 2019 primarily relates to the tax benefit driven by favorable audit settlements.
In the United States, the Tax Cuts and Jobs Act (“U.S. Tax Reform”) was enacted on December 22, 2017. The federal corporate tax rate was reduced from 35% to 21% beginning January 1, 2018 under the new tax law. As a consequence of U.S. Tax Reform enactment, Takeda recognized tax benefits of 27,516 million JPY during the year ended March 31, 2018, primarily from the revaluation of net deferred tax liabilities at lower future tax rates and the improved recoverability of deferred tax attributes resulting from U.S. Tax Reform enacted federal law changes.
The decrease in Takeda’s effective tax rate from 19.4% to 14.0% between the years ended March 31, 2017 and 2018, was primarily due to a one-time tax benefit from the enactment of U.S. Tax Reform principally related to the revaluation of net deferred tax liability at a lower enacted tax rate and improved recoverability of deferred tax attributes resulting from U.S. Tax Reform during the year ended March 31, 2018 (in effect of changes in applicable tax rates), partially offset by tax benefit from subsidiary capital redemption (in changes in unrecognized deferred tax assets and deferred tax liabilities) during the prior year that did not occur in the current year.
The decrease in Takeda’s effective tax rate from 14.0% to (14.9)% between the years ended March 31, 2018 and 2019 was primarily due to a one-time tax benefit from restructuring of subsidiaries (in changes in unrecognized deferred tax assets and deferred tax liabilities) and favorable audit settlements (in tax contingencies), partially offset by an increase in non-deductible expenses for tax purposes and differences in applicable tax rates of overseas subsidiaries and the impact of U.S. Tax Reform (in effect of changes in applicable tax rates) during the prior year that did not occur in the current year.
Deferred Taxes
Deferred tax assets and liabilities reported in the consolidated statements of financial position are as follows:

	JPY (millions) As of March 31
	2018	2019
Deferred tax assets	¥64,980	¥88,991
Deferred tax liabilities	(90,725)	(867,061)
Net deferred tax liabilities	¥(25,745)	¥(778,070)

The major items and changes in deferred tax assets and liabilities are as follows:

	JPY (millions)
	As of April 1, 2017	Recognized in Profit or (Loss)	Recognized in Other Comprehensive Income	Acquisitions through Business Combinations	Others(1)	As of March 31, 2018
Research and development expenses	¥52,595	¥(34,007)	¥—	¥—	¥(225)	¥18,363
Inventories	38,452	(6,561)	—	—	18	31,909
Property, plant and equipment	(33,574)	656	—	—	(111)	(33,029)
Intangible assets	(254,908)	84,254	—	—	1,696	(168,958)
Available-for-sale financial assets	(28,241)	—	4,074	—	89	(24,078)
Accrued expenses and provisions	80,266	(10,373)	—	—	(1,560)	68,333
Defined benefit plans	4,815	(3,032)	(432)	—	1,027	2,378
Deferred income	17,562	709	—	—	(503)	17,768
Unused tax losses	62,886	(16,114)	—	—	915	47,687
Tax credits	29,563	9,314	—	—	(2,456)	36,421
Investments in subsidiaries and associates	(35,461)	6,762	—	—	89	(28,610)
Other	31,617	(24,347)	(1,570)	—	371	6,071
Total	¥(34,428)	¥7,261	¥2,072	¥—	¥(650)	¥(25,745)

	JPY (millions)
	As of April 1, 2018	Recognized in Profit or (Loss)	Recognized in Other Comprehensive Income	Acquisitions through Business Combinations	Others(1)	As of March 31, 2019
Research and development expenses	¥18,363	¥(5,512)	¥—	¥17,605	¥650	¥31,106
Inventories	31,909	19,628	—	(39,308)	(5,965)	6,264
Property, plant and equipment	(33,029)	4,514	—	(52,036)	(3,289)	(83,840)
Intangible assets	(168,958)	47,320	—	(733,472)	(9,728)	(864,838)
Available-for-sale financial assets	(24,078)	—	—	—	24,078	—
Financial assets measured at FVTOCI	—	—	(1,202)	15	(28,095)	(29,282)
Accrued expenses and provisions	68,333	(3,528)	—	37,472	1,958	104,235
Defined benefit plans	2,378	303	3,241	10,314	448	16,684
Deferred income	17,768	283	—	6	(519)	17,538
Unused tax losses	47,687	30,418	—	52,705	(3,467)	127,343
Tax credits	36,421	(335)	—	38,562	(979)	73,669
Investments in subsidiaries and associates	(28,610)	(20,353)	—	(113,900)	(1,210)	(164,073)
Other	6,071	2,986	720	(20,989)	(1,664)	(12,876)
Total	¥(25,745)	¥75,724	¥2,759	¥(803,026)	¥(27,782)	¥(778,070)
(1) Other consists primarily of foreign currency translation differences, reclassification of deferred tax assets and liabilities classified as held for sale and the tax impact of items recorded directly to equity. There was no amount of deferred tax recorded directly to equity for the period ended March 31, 2018. The aggregate amount of deferred tax related to items recorded directly to equity for the period ended March 31, 2019 caused a reduction in equity of 1,992 million JPY.
Takeda considers the probability that a portion, or all of the future deductible temporary differences, unused tax losses, or unused tax credits can be utilized against future taxable profits upon recognition of deferred tax assets. In assessing the recoverability of deferred tax assets, Takeda considers the scheduled reversal of taxable temporary differences, projected future taxable profits, and tax planning strategies.
Based on the level of historical taxable profits and projected future taxable profits during the periods in which the temporary differences become deductible, Takeda determined that it is probable that the tax benefits can be utilized.

The unused tax losses, deductible temporary differences, and unused tax credits for which deferred tax assets were not recognized are as follows:

	JPY (millions) As of March 31
	2018	2019
Unused tax losses	¥36,878	¥840,867
Deductible temporary differences	11,593	45,135
Unused tax credits	7,954	6,054
The unused tax losses and unused tax credits for which deferred tax assets were not recognized will expire as follows:

	JPY (millions) As of March 31
Unused tax losses	2018	2019
1st year	¥—	¥—
2nd year	92	1
3rd year	8,901	22,690
4th year	505	163
5th year	301	615
After 5th year	25,189	741,044
Indefinite	1,890	76,354
Total	¥36,878	¥840,867

	JPY (millions) As of March 31
Unused tax credits	2018	2019
Less than 5 years	¥3,201	¥1,200
5 years or more	4,383	4,460
Indefinite	370	394
Total	¥7,954	¥6,054
The aggregate amounts of temporary differences associated with investments in subsidiaries for which deferred tax assets were not recognized were 140,647 million JPY and 1,728,537 million JPY as of March 31, 2018 and 2019, respectively.
The aggregate amounts of temporary differences associated with investments in subsidiaries for which deferred tax liabilities were not recognized were 157,656 million JPY and 2,462,928 million JPY as of March 31, 2018 and 2019, respectively.

8.    Earnings per Share
The basis for calculating basic and diluted earnings per share (“EPS”) (attributable to owners) is as follows:

	As of March 31
	2017	2018	2019
Net profit for the year attributable to owners of the Company:
Net profit for the year attributable to owners of the Company JPY (millions)	¥114,940	¥186,886	¥109,126
Net profit used for calculation of earnings per share JPY (millions)	¥114,940	¥186,886	¥109,126
Weighted-average number of ordinary shares outstanding during the year (thousands of shares) [basic]	781,096	780,812	961,477
Dilutive effect (thousands of shares)	4,792	5,895	5,420
Weighted-average number of ordinary shares outstanding during the year (thousands of shares) [diluted]	785,888	786,707	966,897

Earnings per share
Basic (JPY)	147.15	239.35	113.50
Diluted (JPY)	146.26	237.56	112.86
Basic EPS is calculated by dividing the net profit for the year attributable to owners of the Company, with the weighted average number of ordinary shares outstanding during the year. This calculation excludes the average number of treasury shares. Diluted EPS is calculated by dividing the net profit for the year attributable to owners of the Company, with the weighted-average number of ordinary shares outstanding during the year plus the weighted-average number of ordinary shares that would be issued upon conversion of all the dilutive ordinary shares into ordinary shares.
There were 901 thousand shares, such as stock options that are anti-dilutive, not included in the calculation of diluted earnings per share for the year ended March 31, 2017, and 814 thousand such anti-dilutive shares not included for the year ended March 31, 2019. There were no anti-dilutive shares for the years ended March 31, 2018.

9.    Other Comprehensive Income (Loss)
Amounts arising during the year, reclassification adjustments to profit or loss, and tax effects for each component of other comprehensive income (loss) are as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Re-measurement gain or (loss) on defined benefit plans:
Amounts arising during the year	¥23,242	¥1,156	¥(14,906)
Tax effects	(7,688)	(432)	3,241
Re-measurement gain or (loss) on defined benefit plans	¥15,554	¥724	¥(11,665)

Exchange differences on translation of foreign operations:
Amounts arising during the year	¥(51,252)	¥8,125	¥42,939
Reclassification adjustments to profit or (loss)	22	39,964	(3,134)
Before tax effects	(51,230)	48,089	39,805
Tax effects	(590)	(1,478)	(5,166)
Exchange differences on translation of foreign operations	¥(51,820)	¥46,611	¥34,639

Net changes on revaluation of available-for-sale financial assets
Amounts arising during the year	¥12,485	¥24,413	¥—
Reclassification adjustments to profit or (loss)	22	(23,773)	—
Before tax effects	12,507	640	—
Tax effects	(2,986)	4,074	—
Net changes on revaluation of available-for-sale financial assets	¥9,521	¥4,714	¥—

Changes in fair value of financial assets measured at fair value through OCI:
Amounts arising during the year	¥—	¥—	¥7,202
Tax effects	—	—	(1,202)
Changes in fair value of financial assets measured at fair value through OCI	¥—	¥—	¥6,000

Cash flow hedges:
Amounts arising during the year	¥7,254	¥(1,460)	¥(28,063)
Reclassification adjustments to profit or (loss)	(418)	4,240	(6,363)
Before tax effects	6,836	2,780	(34,426)
Tax effects	(2,202)	(861)	633
Cash flow hedges	¥4,634	¥1,919	¥(33,793)

Hedging cost:
Amounts arising during the year	¥(321)	¥3,130	¥(4,088)
Reclassification adjustments to profit or (loss)	—	(815)	(908)
Before tax effects	(321)	2,315	(4,996)
Tax effects	99	(709)	87
Hedging cost	¥(222)	¥1,606	¥(4,909)

Share of other comprehensive income of investments accounted for using the equity method:
Amounts arising during the year	¥(38)	¥295	¥(101)
Reclassification adjustments to profit or (loss)	—	87	7
Before tax effects	(38)	382	(94)
Tax effects	—	—	—
Share of other comprehensive income of investments accounted for using the equity method	¥(38)	¥382	¥(94)
Total other comprehensive income (loss) for the year	¥(22,371)	¥55,956	¥(9,822)

10.    Property, Plant and Equipment

JPY (millions)
Acquisition cost	Buildings and structures	Machinery and vehicles	Tools, furniture, and fixtures	Land	Construction in progress	Total
As of April 1, 2017	¥515,202	¥384,184	¥107,408	¥69,586	¥58,052	¥1,134,432
Additions	19,778	11,327	6,288	63	37,071	74,527
Acquisitions through business combinations	—	—	—	—	—	—
Transfers	15,741	19,184	1,615	72	(37,382)	(770)
Disposals and other decreases	(864)	(8,459)	(9,564)	(77)	(376)	(19,340)
Reclassification to assets held for sale (Note 19)	(1,830)	(2,066)	(276)	(94)	—	(4,266)
Foreign currency translation differences	630	5,020	767	541	626	7,584
Other	(328)	(445)	313	(2)	(307)	(769)
As of March 31, 2018	¥548,329	¥408,745	¥106,551	¥70,089	¥57,684	¥1,191,398
Additions	123,099	12,974	7,374	383	44,564	188,394
Acquisitions through business combinations	267,871	244,277	26,909	46,117	100,724	685,898
Transfers	42,353	9,511	3,055	(11,519)	(55,388)	(11,988)
Disposals and other decreases	(35,073)	(23,933)	(10,132)	(3,397)	(374)	(72,909)
Reclassification to assets held for sale (Note 19)	(2,272)	(167)	(9,784)	(69)	—	(12,292)
Foreign currency translation differences	1,596	(2,611)	(1,271)	125	(3,841)	(6,002)
Other	(4,418)	(1,698)	(624)	2	(809)	(7,547)
As of March 31, 2019	¥941,485	¥647,098	¥122,078	¥101,731	¥142,560	¥1,954,952

Accumulated depreciation and accumulated impairment losses
As of April 1, 2017	¥(222,794)	¥(292,117)	¥(89,197)	¥(361)	¥(2,619)	¥(607,088)
Depreciation expenses	(19,480)	(21,357)	(6,670)	—	—	(47,507)
Impairment losses	(13,620)	(454)	(9)	—	(137)	(14,220)
Transfers	637	5	90	—	—	732
Disposals and other decreases	701	7,126	9,268	—	—	17,095
Reclassification to assets held for sale (Note 19)	525	846	171	—	—	1,542
Foreign currency translation differences	(774)	(3,829)	(533)	(34)	—	(5,170)
Other	106	21	(108)	—	—	19
As of March 31, 2018	¥(254,699)	¥(309,759)	¥(86,988)	¥(395)	¥(2,756)	¥(654,597)
Depreciation expenses	(24,261)	(29,888)	(9,169)	—	—	(63,318)
Impairment losses	(355)	(151)	(72)	—	(43)	(621)
Transfers	(1,269)	374	895	—	—	—
Disposals and other decreases	27,045	23,225	9,953	—	—	60,223
Reclassification to assets held for sale (Note 19)	1,109	168	9,342	—	—	10,619
Foreign currency translation differences	1,203	3,535	831	21	9	5,599
Other	2,249	1,179	246	—	—	3,674
As of March 31, 2019	¥(248,978)	¥(311,317)	¥(74,962)	¥(374)	¥(2,790)	¥(638,421)

	JPY (millions)
Carrying amount	Buildings and structures	Machinery and vehicles	Tools, furniture, and fixtures	Land	Construction in progress	Total
As of April 1, 2017	¥292,408	¥92,067	¥18,211	¥69,225	¥55,433	¥527,344
As of March 31, 2018	293,630	98,986	19,563	69,694	54,928	536,801
As of March 31, 2019	692,507	335,781	47,116	101,357	139,770	1,316,531
Property, plant and equipment includes assets held under finance leases. The carrying amounts of these assets are as follows:

	JPY (millions)
	Buildings and structures	Machinery and vehicles	Tools, furniture and fixtures
As of April 1, 2017	¥61,375	¥2,702	¥494
As of March 31, 2018	55,941	1,523	330
As of March 31, 2019	179,668	1,331	220
Takeda recognized the following impairment losses, which are reflected as follows, in the consolidated statements of income:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Cost of sales	¥(1,079)	¥(365)	¥(35)
Selling, general and administrative expenses	—	—	(354)
Research and development expenses	(678)	—	(41)
Other operating expenses	(4,091)	(13,855)	(191)
Total	¥(5,848)	¥(14,220)	¥(621)
Impairment loss for the year ended March 31, 2017 was primarily due to the impairment of construction in progress relating to construction of a facility that was terminated following the decision to discontinue a product to be manufactured at this facility.
Impairment loss for the year ended March 31, 2018 was related primarily to buildings and structures in research equipment which were deemed as underutilized assets, related to the R&D transformation strategy.
Impairment loss for the year ended March 31, 2019 resulted primarily from facilities for administrative and sales activities in Japan that were divested in the year ended March 31, 2019.
The carrying amounts of the impaired assets were reduced to the recoverable amounts, which were measured at the fair value less costs of disposal using values, such as expected sales amounts. This fair value is classified as Level 3 in the fair value hierarchy.

11.    Goodwill

	JPY (millions)
	2018	2019
Acquisition cost
As of beginning of the year	¥1,020,471	¥1,029,291
Acquisitions (Note 31)	3,256	3,105,512
Deconsolidation	(899)	(3,899)
Foreign currency translation differences	6,512	30,499
Reclassification to assets held for sale (Note 19)	(49)	—
As of end of the year	¥1,029,291	¥4,161,403

Accumulated impairment losses
As of beginning of the year	¥(897)	¥(43)
Deconsolidation	899	40
Foreign currency translation differences	(45)	3
As of end of the year	¥(43)	¥—

Carrying amount
As of beginning of the year	¥1,019,574	¥1,029,248
As of end of the year	1,029,248	4,161,403
Goodwill is allocated to the following groups of cash-generating units (“CGU”):

	JPY (millions) As of March 31
	2018	2019
Prescription drugs sold worldwide	¥527,481	¥3,685,352
Prescription drugs sold outside of the United States and Japan	429,363	403,474
Other	72,404	72,577
Total	¥1,029,248	¥4,161,403
Impairment loss for goodwill is recognized if the recoverable amount of goodwill is less than the carrying amount. The recoverable amount is the greater of fair value less costs to sell, or value in use. Value in use is calculated by discounting the estimated future cash flows based on a three-year projection approved by management using an appropriate growth rate and a discount rate. The projection includes assumptions about product launches, competition from rival products and pricing policy as well as the possibility of generics entering the market and loss of exclusivity. In setting these assumptions, Takeda considers past experience, external sources of information, knowledge of competitor activity, and industry trends.
The significant assumptions used to calculate the recoverable amount (value in use) are as follows:

	Growth Rate	Discount Rate (Post-tax)	Discount Rate (Pre-tax)
	Based on country/market specific long-term average growth rate for the CGU	Based on country/market specific weighted average cost of capital	Based on country/market specific weighted average cost of capital
March 31, 2017	1.5% – 2.7%	4.9% – 13.5%	7.0% – 16.9%
March 31, 2018	1.5% – 3.2%	5.6% – 14.4%	8.0% – 18.0%
March 31, 2019	1.3% – 2.8%	6.1% – 11.8%	8.8% – 15.5%
The value in use exceeded the relevant carrying amount in each group of CGUs, and a reasonable change in the assumptions would not result in an impairment.

12. Intangible Assets

	JPY (millions)
Acquisition cost	Software	Intangible Assets Associated with Products	Other	Total
As of April 1, 2017	¥69,154	¥1,977,596	¥23,337	¥2,070,087
Additions	16,934	32,594	1	49,529
Acquisitions through business combinations (Note 31)	—	41,764	—	41,764
Disposals and other decreases	(1,975)	(4,517)	(8)	(6,500)
Reclassification to assets held for sale (Note 19)	(158)	(2,655)	—	(2,813)
Deconsolidation	—	(2,356)	—	(2,356)
Foreign currency translation differences	830	(21,565)	(1,126)	(21,861)
As of March 31, 2018	¥84,785	¥2,020,861	¥22,204	¥2,127,850
Additions	26,188	29,857	141	56,186
Acquisitions through business combinations (Note 31)	51,722	3,910,997	—	3,962,719
Disposals and other decreases	(2,522)	(131)	(11)	(2,664)
Reclassification to assets held for sale (Note 19)	(120)	—	—	(120)
Deconsolidation	(220)	(28,794)	(4)	(29,018)
Foreign currency translation differences	404	63,581	3	63,988
As of March 31, 2019	¥160,237	¥5,996,371	¥22,333	¥6,178,941

Accumulated amortization and accumulated impairment losses
As of April 1, 2017	¥(45,011)	¥(951,122)	¥(10,917)	¥(1,007,050)
Amortization	(8,045)	(126,108)	(41)	(134,194)
Impairment losses	(88)	(19,080)	—	(19,168)
Reversal of impairment losses	—	23,057	—	23,057
Disposals and other decreases	1,242	2,397	6	3,645
Reclassification to assets held for sale (Note 19)	118	2,079	—	2,197
Deconsolidation	—	2,356	—	2,356
Foreign currency translation differences	13	15,557	1	15,571
As of March 31, 2018	¥(51,771)	¥(1,050,864)	¥(10,951)	¥(1,113,586)
Amortization	(13,774)	(194,727)	(61)	(208,562)
Impairment losses	(53)	(8,645)	—	(8,698)
Disposals and other decreases	2,388	22	6	2,416
Reclassification to assets held for sale (Note 19)	59	—	—	59
Deconsolidation	153	17,888	4	18,045
Foreign currency translation differences	55	(8,325)	23	(8,247)
As of March 31, 2019	¥(62,943)	¥(1,244,651)	¥(10,979)	¥(1,318,573)

Carrying amount
As of April 1, 2017	¥24,143	¥1,026,474	¥12,420	¥1,063,037
As of March 31, 2018	33,014	969,997	11,253	1,014,264
As of March 31, 2019	97,294	4,751,720	11,354	4,860,368
There were no material internally generated intangible assets recorded in the consolidated statements of financial position.
The intangible assets associated with products are comprised of the following:

	JPY (millions)
	Marketed Products	In-Process R&D	Carrying amount
As of April 1, 2017	¥645,449	¥381,025	¥1,026,474
As of March 31, 2018	698,329	271,668	969,997
As of March 31, 2019	4,248,285	503,435	4,751,720
Marketed products mainly represent license rights associated with commercialized products. These include, but are not limited to, intangible assets associated with PANTOPRAZOLE acquired through the acquisition of Nycomed, which represent 318,281 million JPY and 253,272 million JPY as of March 31, 2018 and 2019, respectively, intangible assets associated with ALUNBRIG and ICLUSIG acquired through the acquisition of ARIAD Pharmaceuticals, Inc., which represent 204,378 million JPY and 192,200 million JPY as of March 31, 2018 and 2019, respectively and TAKHZYRO, VYVANSE, GAMMAGARD, ADVATE, ADYNOVATE, and REPLAGAL, acquired through the acquisition of Shire, which represent 2,497,460 million JPY as of March 31, 2019.
The remaining amortization period is 3 to 8 years as of March 31, 2019 for the assets acquired through the acquisition of Nycomed, 8 to 12 years for the assets acquired through the acquisition of ARIAD Pharmaceuticals, Inc. and 1 to 20 years for the assets acquired through the acquisition of Shire.
In-process R&D mainly represents products in development and license rights obtained in connection with Takeda’s in-licensing and collaboration agreements. These agreements relate to the right to sell products that are being developed (Note 13). These intangible assets are not subject to amortization. These include intangible assets associated mainly with ALUNBRIG acquired through the acquisition of ARIAD Pharmaceuticals, Inc., which represent 182,002 million JPY and 189,184 million JPY as of March 31, 2018 and 2019, respectively and with SHP621 budesonide and SHP620 Maribavir acquired through the acquisition of Shire, which represents 70,796 million JPY as of March 31, 2019.
Impairment
Takeda’s impairment assessment for intangible assets requires a number of significant judgments to be made by management to estimate the recoverable amount, including the estimated pricing and costs, likelihood of regulatory approval, and the estimated market and Takeda’s share of the market. The most significant assumption for intangible assets associated with marketed products is the product market share of the therapeutic area and estimated pricing, whereas the most significant assumption with pre-marketed products and in-process R&D is the probability of regulatory approval. A change in these assumptions may have a significant impact on the amount, if any, of an impairment charge recorded during a period. For example, negative results from a clinical trial may change the assumption and result in an impairment. Products in development may be fully impaired when a trial is unsuccessful and there is no alternative use for the development asset.
Takeda recorded impairment losses of 44,609 million JPY, a reversal of impairment losses 3,889 million JPY (net of impairment losses), and impairment losses of 8,698 million JPY during the years ended March 31, 2017, 2018, and 2019, respectively. These losses are primarily recognized in amortization and impairment losses on intangible assets associated with products in the consolidated statement of income.
During the year ended March 31, 2017, Takeda recorded impairment losses of 44,609 million JPY primarily resulting from a decision to terminate development of certain products and competitive product launches. The recoverable amount of the impaired assets amounted to 45,275 million JPY. Specifically, during the year ended March 31, 2017, Takeda recorded an impairment loss of 16,003 million JPY due to a decline in expected profitability of COLCRYS, an impairment loss of 7,889 million JPY due to the termination of development of an oncology product, and an impairment loss of 3,359 million JPY due to the termination of development of a vaccine product.
During the year ended March 31, 2018, Takeda recorded reversal of a previously recorded impairment losses of 23,057 million JPY mainly related to COLCRYS based on more favorable sales performance. The recoverable amount of the assets related to the reversal was 49,113 million JPY. This was offset by impairment losses of 19,168 million JPY primarily resulting from a decision to terminate development of certain products. The recoverable amount of the impaired assets amounted to 3,185 million JPY.
During the year ended March 31, 2019, Takeda recorded impairment losses of 8,698 million JPY. The recoverable amount of the combined impaired assets amounted to 29,667 million JPY. The impairment losses primarily resulted from the decision to terminate a collaboration agreement on development of oncology products (Note 13).
Impairment losses were calculated by deducting the recoverable amount from the carrying amount.
The significant assumptions used to calculate the recoverable amount (value in use) are as follows:

	Discount Rate (Post-tax)	Discount Rate (Pre-tax)
March 31, 2017	5.7% - 13.5%	8.3% - 16.9%
March 31, 2018	6.5% - 14.4%	9.4% - 18.5%
March 31, 2019	11.0%	14.2%
A part of the recoverable amount was measured at the fair value less costs of disposal (the amount that was expected to be received by selling the assets). This fair value is classified as Level 3 in the fair value hierarchy.

13.    Collaborations and Licensing Arrangements
Takeda is party to certain collaborations, in-licensing agreements and out-licensing arrangements.
Out-licensing agreements
Takeda has entered into various licensing arrangements where it has licensed certain product or intellectual property rights for consideration such as up-front payments, equity interest of partners, development milestones, sales milestones and/or sales-based royalty payments. The receipt of the variable considerations related to these substantive milestones is uncertain and contingent on the achievement of certain development milestones or the achievement of a specified level of annual net sales by the licensee.
Collaborations and in-licensing arrangements
These agreements generally provide for commercialization rights to a product or products being developed by the counterparty, and, in exchange, often resulted in an up-front payment being paid upon execution of the agreement and resulting an obligation that may require Takeda to make future development, regulatory approval, or commercial milestone payments as well as sales-based royalty payments. In some of these arrangements, Takeda and the licensee are both actively involved in the development and commercialization of the licensed product, and have exposure to risks and rewards that are dependent on its commercial success.
Under the terms of these collaboration and licensing arrangements, Takeda made the following payments during the years ended March 31:

	JPY (millions)
	2017	2018	2019
Initial up-front and milestone payments	¥62,282	¥32,594	¥29,857
Acquisition of shares of collaboration and in- licensing partners	2,480	15,074	5,994
The following is a description of Takeda’s significant collaborations and in-licensing agreements.
Mersana Therapeutics (“Mersana”)
In March 2014, Takeda entered into an agreement with Mersana related to the development of antibody drug conjugates, which was expanded in January 2015 and again in February 2016. In January 2019, Takeda and Mersana terminated the partnership. Accordingly, Takeda recognized impairment loss on intangible assets associated with products of 7,237 million JPY during the year ended March 31, 2019.
GlaxoSmithKline plc. (“GSK”)
In July 2017, Takeda entered into an exclusive licensing agreement with TESARO, Inc. ("TESARO") for the commercialization and clinical development of Niraparib, a novel poly ADP-ribose polymerase inhibitor. TESARO was acquired by GSK during the year ended March 31, 2019. The collaboration agreement grants Takeda the right to develop and commercialize all indications in Japan and all indications, except prostate cancer, in South Korea, Taiwan, Russia and Australia. Under the terms of this agreement, Takeda has made an up-front payment and is required to make additional milestone payments upon the achievement of certain regulatory and commercial goals. GSK will also be eligible to receive from Takeda tiered royalties based on a double-digit percentage of net product sales.
Denali Therapeutics (“Denali”)
In January 2018, Takeda entered into a collaboration agreement with Denali to develop and commercialize up to three specified therapeutic product candidates for neurodegenerative diseases. Each program is directed to a genetically validated target for neurodegenerative disorders, including Alzheimer’s disease and other indications, and incorporates Denali’s Antibody Transport Vehicle platform for increased exposure of biotherapeutic products in the brain. Under the terms of the agreement, Takeda made an up-front payment in exchange for certain option rights and the purchase of Denali equity. In addition, Denali is eligible to receive development and commercial milestone payments. Denali will be responsible for all development activities and costs prior to Investigational New Drug filing for each of the three programs. Takeda has the option to co-develop and co-commercialize each of the three programs. If Takeda exercises the option, the parties will then jointly conduct clinical development and share all costs equally. Denali will lead early clinical development activities and Takeda will lead late-stage clinical development activities. Takeda and Denali will jointly commercialize the products in the United States and China, and Takeda will have exclusive commercialization rights in all other markets. The parties will share global profits equally.
Wave Life Sciences Ltd. (“Wave”)
In February 2018, Takeda entered into an agreement with Wave to discover, develop and commercialize nucleic acid therapies for disorders of the central nervous system (“CNS”). Under the agreement, Takeda has the option to co-develop and co-commercialize programs in areas of Huntington’s disease (HD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD) and spinocerebellar ataxia type 3 (SCA3). In addition, Takeda has the right to license multiple preclinical programs targeting CNS disorders, including Alzheimer’s disease and Parkinson’s disease. Takeda made an upfront payment and investment in Wave and has the potential to make future payments related to development and commercial milestone payments.

Rani Therapeutics LLC (“Rani”)
In January 2019, Takeda acquired a collaboration agreement with Rani to conduct research on the use of the RANI PILL technology for oral delivery of Factor VIII (FVIII) therapy for patients with hemophilia A. This collaboration agreement was acquired through the acquisition of Shire. The agreement provides Takeda an exclusive option to negotiate a license to develop and commercialize the technology for delivery of FVIII therapy following completion of feasibility studies and a 0.84% equity ownership in Rani.
Novimmune S.A. (“Novimmune”)
In January 2019, Takeda acquired a licensing agreement with Novimmune through its acquisition of Shire. The agreement provides Takeda a license to the exclusive worldwide rights to develop and commercialize a bi-specific antibody for the treatment of hemophilia A and hemophilia A patients with inhibitors. Under the terms of the agreement, Takeda will develop, and if approved, commercialize the product. Novimmune will be entitled to receive additional potential milestone payments based on clinical, regulatory and commercial milestones and single-digit royalties.
AB Biosciences Inc. (“AB Biosciences”)
In January 2019, Takeda acquired a licensing agreement with AB Biosciences through its acquisition of Shire. The agreement grants Takeda a license to exclusive worldwide rights to develop and commercialize a recombinant immunoglobulin product candidate and an exclusive, worldwide license to AB Bioscience’s intellectual property relating to its pan receptor interacting molecule program. AB Biosciences is eligible to receive contingent research, development, and commercialization milestone payments and tiered royalty payments.
14.    Investments Accounted for Using the Equity Method
Teva Takeda Pharma
Teva Takeda Pharma Ltd. ("Teva Takeda Pharma") is a business venture of Takeda and Teva Pharmaceutical Industries Ltd. ("Teva") headquartered in Israel.
On April 1, 2016, Takeda sold its off-patented and long-listed products business in Japan to Teva Takeda Yakuhin Ltd. ("Teva Takeda Yakuhin”), a subsidiary of Teva Takeda Pharma, and received 49.0% of shares of Teva Takeda Pharma as consideration for the business. The remainder of Teva Takeda Pharma is owned by a subsidiary of Teva. The long-listed products business had a book value of 3,755 million JPY on the date of disposal. Takeda has significant influence over Teva Takeda Pharma and has applied the equity method. Takeda accounted for the transaction based on IAS 28 'Investments in Associates and Joint Ventures’. Under this accounting, Takeda recognized a gain for the difference between the fair value consideration received (shares of Teva Takeda Pharma) and the carrying value of the business to the extent it had disposed of the business and it deferred the remainder of the gain (49)%. The gain on transfer of business recorded in other operating income for the year ended March 31, 2017 was 115,363 million JPY, which included the gain of 102,899 million JPY recognized at the date of disposal. The remainder of the gain was deferred and is amortized over 15 years, which is the same period as the intangible assets identified in the purchase price allocation. The amortization of the gain is recorded in other operating income.
Teva Takeda Pharma, which continues its generics business, and Teva Takeda Yakuhin, which operates the long-listed products business and its generics business, are jointly engaged in business in Japan. Takeda recognizes revenue for product sales of goods related to its supply of the long-listed products, to Teva Takeda Yakuhin and service revenue for its distribution using its channel to deliver products including generic products of Teva Takeda Pharma and Teva Takeda Yakuhin, to healthcare providers.
The summarized consolidated financial information of Teva Takeda Pharma and Teva Takeda Yakuhin is as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Revenue	¥105,547	¥103,719	¥89,686
Net loss for the year	(4,132)	(66,301)	(87,106)
Other comprehensive income (loss)	—	—	—
Total comprehensive loss for the year	(4,132)	(66,301)	(87,106)
Total comprehensive loss for the year (49.0%)	(2,025)	(32,487)	(42,682)
Other	(120)	(137)	211
Takeda’s share of loss for the year	¥(2,145)	¥(32,624)	¥(42,471)

	JPY (millions) As of March 31
	2018	2019
Non-current assets	¥163,979	¥111,379
Current assets	97,865	108,423
Non-current liabilities	(31,901)	(15,615)
Current liabilities	(20,119)	(18,695)
Equity	¥209,824	¥185,492
Takeda’s share of equity (49.0%)	¥102,814	¥90,891
Goodwill	66,094	32,921
Deferred gain	(73,554)	(39,881)
Carrying amount of investments accounted for using the equity method	¥95,354	¥83,931
The results of Teva Takeda Pharma and Teva Takeda Yakuhin for the year ended March 31, 2018 included an impairment loss of 104,753 million JPY of which, 35,725 million JPY represents Takeda’s share. The results for the year ended March 31, 2019 included an impairment loss of 117,890 million JPY, of which 50,183 million JPY represents Takeda’s share. These impairments relate to changes in the business environment such as the revision of the pharmaceutical pricing system in Japan.
Takeda received dividends of 4,159 million JPY from Teva Takeda Pharma for the year ended March 31, 2018. There were no dividends received from Teva Takeda Pharma for the year ended March 31, 2019. Teva Takeda Pharma cannot distribute its profits without the consent from the two venture partners.
Associates that are individually immaterial to Takeda
Financial information for associates, which are individually immaterial to Takeda, is as follows: These amounts are based on the shareholding ratio of Takeda.

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Net profit (loss) for the year	¥599	¥425	¥(1,156)
Other comprehensive income (loss)	(38)	382	(94)
Total comprehensive income (loss) for the year	¥561	¥807	¥(1,250)
The carrying amount of the investments in associates, which are individually immaterial to Takeda, is as follows:

	JPY (millions) As of March 31
	2018	2019
Carrying amount of investments accounted for using the equity method	¥12,595	¥30,727

15.    Other Financial Assets

	JPY (millions) As of March 31
	2018	2019
Derivative assets	¥3,289	¥8,315
Investment in convertible notes at FVTPL	—	9,865
Investment in debt securities at FVTPL	—	1,608
Investment in equity instruments at FVTOCI	—	168,732
Available-for-sale financial assets	169,814	—
Restricted deposits	87,381	15,577
Other	16,598	11,420
Total	¥277,082	¥215,517
Non-current	¥196,436	¥192,241
Current	¥80,646	¥23,276
As of March 31, 2018, available-for-sale financial assets included 163,030 million JPY of investments in public companies. As of March 31, 2019, equity instruments included 119,907 million JPY of investments in public companies. These are considered Level 1 in the fair value hierarchy as defined in Note 27. The remainder of the equity instruments primarily relates to investments acquired in connection with collaborations and licensing agreements (Note 13) and are considered Level 3 investments in the fair value hierarchy.
As of March 31, 2018, the restricted deposits mainly represent cash restricted for the acquisition of TiGenix NV (Note 31). These amounts were subsequently released following the completion of the acquisition. As of March 31, 2019, the restricted deposits mainly represent amounts related to Takeda’s business combinations.
16.    Inventories

	JPY (millions) As of March 31
	2018	2019
Finished products and merchandise	¥86,254	¥280,738
Work-in-process	63,145	544,411
Raw materials and supplies	63,545	161,595
Total	¥212,944	¥986,744
The amount of inventory write-offs recognized was 11,621 million JPY, 10,292 million JPY, and 9,321 million JPY for the years ended March 31, 2017, 2018 and 2019 respectively, and were included within cost of sales. Inventory as of March 31, 2019 increased due to the recording of the acquired inventory at fair value upon the acquisition of Shire (Note 31).
17.    Trade and Other Receivables

	JPY (millions) As of March 31
	2018	2019
Trade receivables	¥369,652	¥660,999
Other receivables	59,414	84,226
Impairment loss allowance	(8,819)	(3,318)
Total	¥420,247	¥741,907
18.    Cash and Cash Equivalents

	JPY (millions) As of March 31
	2018	2019
Cash and deposits	¥243,324	¥462,890
Short-term investments	51,198	239,203
Total	¥294,522	¥702,093
19.    Assets and Disposal Groups Held for Sale
Takeda has classified certain assets as held for sale in the consolidated statement of financial position. Non-current assets and disposal groups are transferred to assets held for sale when it is expected that their carrying amounts will be recovered principally through a sale and the sale is considered highly probable. The non-current assets and disposal groups held for sale are held at the lower of carrying amount or fair value less costs to sell.
Gains or losses recognized from measuring the disposal groups classified as held for sale at the lower of their carrying amounts or fair value less costs to sell when assets or disposal groups are classified to held for sale, are recorded as other operating income or expense.

Assets Held for Sale

	JPY (millions) As of March 31
	2018	2019
Buildings and structures	¥98	¥—
Land	65	—
Investments accounted for using the equity method	18	450
Total	¥181	¥450
The assets held for sale as of March 31, 2018 primarily represent buildings and structures that were classified as held for sale during the year then ended based on management decision to sell this property. No impairment was recorded upon classification of the building as held for sale. These items were sold during the year ended March 31, 2019. The fair value of the assets is based on valuations by independent appraisers who hold recognized and relevant professional qualifications in the respective location of assets held for sale. The valuations, which conform to the standards of the location, are based on market evidence of transaction prices for similar assets.
The assets held for sale as of March 31, 2019 primarily represent an investment accounted for using the equity method in PRA Health Sciences that were classified as held for sale based on management decision to sell the investment. No impairment was recorded upon classification of the investments as held for sale. This investment was sold in May 2019. The fair value of the assets is based on expected sales price less costs of disposal.
The fair value of assets held for sale is classified as Level 3 in the fair value hierarchy.
Disposal Groups Held for Sale

	JPY (millions) As of March 31
	2018	2019
Property, plant and equipment	¥—	¥451
Intangible assets	—	58
Inventories	1,202	—
Trade and other receivables	1,466	179
Cash and cash equivalents	451	629
Other	692	1,379
Total assets	¥3,811	¥2,696

Net defined benefit liabilities	¥—	¥383
Provisions	1,066	—
Trade and other payables	165	210
Other	1,983	959
Total liabilities	¥3,214	¥1,552
The disposal groups held for sale as of March 31, 2018, consisted mainly of a group of assets, liabilities, and other comprehensive income related to Takeda's consolidated subsidiary, Multilab Indústria e Comércio de Produtos Farmacêuticos Ltda., and reclassified as held for sale. The shares of the subsidiary were sold in July 2018. The fair value of the disposal group is based on the publicly announced sales price less costs of disposal and is classified as Level 2 in the fair value hierarchy as of March 31, 2018.
The disposal groups held for sales as of March 31, 2019, consisted mainly of a group of assets and liabilities related to Takeda's consolidated subsidiary, Axcelead Drug Discovery Partners, Inc., and reclassified as held for sale following management decision to sell the subsidiary. The shares of the subsidiary were sold in April 2019. The fair value of the disposal group is based on the agreed upon sales price with the third party less costs of disposal and is classified as Level 3 in the fair value hierarchy as of March 31, 2019.
Takeda recorded a loss of 3,213 million JPY on the classification of the disposal group as held for sale for the year ended March 31, 2018. No loss on the classification was recorded for the year ended March 31, 2019.
Items classified as held for sale at acquisition
There were certain asset and disposal groups that were acquired from Shire with the intention to be sold that were classified as held for sale at the acquisition date. These relate to the Xiidra®(lifitegrast ophthalmic solution) product which Takeda has subsequently announced a sale agreement for, as included in Note 33. These also include the research and development program referred to as SHP647 that the European Union had required to be disposed as a condition to the acquisition of Shire by Takeda.

JPY (millions) As of March 31
2019
Intangible assets	¥455,340
Inventories	13,682
Deferred tax assets	7,592
Total assets	¥476,614

Deferred tax liabilities	¥102,947
Provisions	78,836
Other financial liabilities	17,810
Total liabilities	¥199,593
20.    Bonds and Loans

	JPY (millions) As of March 31
	2018	2019
Bonds	¥172,889	¥3,196,365
Short-term loans	18	500,002
Long-term loans	812,755	2,054,584
Total	¥985,662	¥5,750,951
Non-current	¥985,644	¥4,766,005
Current	¥18	¥984,946
The composition of bonds is as follows:

Instrument		JPY (millions) Carrying value			Maturity
	Principal Amount in contractual currency (millions)	As of March 31, 2018	As of March 31, 2019	Interest Rate (%)
14th Unsecured Straight Bonds	60,000 JPY	¥59,967	¥59,992	0.540%	Jul 2019
15th Unsecured Straight Bonds	60,000 JPY	59,944	59,968	0.704%	Jul 2020
USD Unsecured Senior Notes	500 USD	52,978	55,129	2.450%	Jan 2022
2018 EUR Unsecured Senior Notes – variable rate	1,750 EUR	—	216,717	3 month EURIBOR + margin (0.550-1.100%)	Nov 2020 - Nov 2022
2018 EUR Unsecured Senior Notes – fixed rate	5,750 EUR	—	708,860	0.375-3.000%	Nov 2020 - Nov 2030
2018 USD Unsecured Senior Notes – fixed rate	5,500 USD	—	605,261	3.800-5.000%	Nov 2020 - Nov 2028
Unsecured Senior Notes Assumed in Shire Acquisition	12,100 USD	—	1,278,490	1.900-3.200%	Sep 2019 - Sep 2026
Unsecured Senior Notes Assumed in Shire Acquisition	1,925 USD	—	211,948	2.875%-5.250%	Jun 2020 - Jun 2045
Total		¥172,889	¥3,196,365
The composition of loans is as follows:

		JPY (millions) Carrying value			Maturity
Instrument	Principal Amount in contractual currency (millions)	As of March 31, 2018	As of March 31, 2019	Interest Rate (%)
Syndicated Loans 2013	120,000 JPY	¥120,000	¥120,000	3 month LIBOR + 0.010%	Jul 2019 - Jul 2020
Syndicated Loans 2016	200,000 JPY	200,000	200,000	0.200–0.300%	Apr 2023 - Apr 2026
Syndicated Loans 2017	113,500 JPY	113,500	113,500	0.350%	Apr 2027
USD Syndicated Loans 2017	1,500 USD	159,255	165,599	6 month LIBOR + 0.500%	Apr 2027
Syndicated Loans 2019	500,000 JPY	—	500,000	1 month TIBOR + 0.100%	Jul 2019
USD Syndicated Loans 2019	7,500 USD	—	819,482	LIBOR + variable margin (0.750-1.500%)	Jan 2024
USD Japan Bank for International Cooperation 2019	3,700 USD	—	409,346	6 month LIBOR + 0.600%	Dec 2025
Other		220,018	226,659
Total		¥812,773	¥2,554,586
The bonds and loans incurred by Takeda to fund a portion of the Shire Acquisition comprised of the following:

•	2018 EUR Unsecured Notes - variable rate comprised of 1,000 million EUR at 3 month EURIBOR + 0.550% interest maturing in 2020, 750 million EUR at 3 month EURIBOR + 1.100% interest maturing in 2022.

•
2018 EUR Unsecured Notes - fixed rate comprised of 1,250 million EUR at 0.375% interest maturing in 2020, 1,500 million EUR at 1.125% interest maturing in 2022, 1,500 million EUR at 2.250% interest maturing in 2026, and 1,500 million EUR at 3.000% interest maturing in 2030.

•
2018 USD Unsecured Notes - fixed rate comprised of 1,000 million USD at 3.800% annual interest maturing in 2020, 1,250 million USD at 4.000% annual interest maturing in 2021, 1,500 million USD at 4.400% annual interest maturing in 2023, and 1,750 million USD at 5.000% annual interest maturing in 2028.

•	Syndicated Loans 2019 comprised of a Senior Short-Term Loan Facility agreement with aggregate principal amounts up to 500,000 million JPY at 1 month TIBOR + 0.100% interest maturing in July 2019.

•
USD Syndicated Loans 2019 comprised of a Term Loan Credit Agreement with aggregate principal amounts up to 7,500 million USD, out of which 3,500 million USD was made available in Euros. These syndicated loans mature in 2024, and have an interest rate of LIBOR plus a variable margin based on the public debt rating. As of March 31, 2019, the principal amounts in USD and EUR were 4,000 million USD and 3,057 million EUR, respectively.

•
Loan Agreement with the Japan Bank for International Cooperation (the "JBIC Loan") with aggregate principal amount of up to 3,700 million USD. The JBIC loan has interest of 6 month LIBOR + 0.600% interest, and matures in 2025.

The bonds and loans assumed from Shire with the acquisition are mainly comprised of the following:

•
Shire Unsecured Senior Notes, guaranteed by Takeda Pharmaceuticals Company Limited, comprised of 3,300 million USD at 1.900% interest maturing in 2019, 3,300 million USD at 2.400% interest maturing in 2021, 2,500 million USD at 2.875% interest maturing in 2023, 3,000 million USD at 3.200% interest maturing in 2026.

•
Shire Unsecured Senior Notes, guaranteed by Takeda Pharmaceuticals Company Limited, comprised of 405 million USD at 2.875% interest maturing in 2020, 220 million USD at 3.600% interest maturing in 2022, 800 million USD at 4.000% interest maturing in 2025, and 500 million USD at 5.250% interest maturing in 2045.

•
Shire Revolving Credit Facilities Agreement – On December 12, 2014, Shire entered into a 2,100 million USD revolving credit facilities agreement with a number of financial institutions. This agreement was terminated in February 2019.

At their respective times of issuance, Takeda entered into a currency and interest rate swap agreement to hedge the JPY amount for 200 million USD of the USD Unsecured Senior Notes and 925 million USD of the USD Syndicated Loans 2017. Takeda entered into an interest rate swap agreement to fix the interest rate for 120,000 million JPY of the Syndicated Loans 2013 and 575 million USD of the USD Syndicated Loans 2017.
As of March 31, 2019, Takeda had borrowing availability of 300,000 million JPY.
The 2018 USD Senior Notes have registration rights that, among other things, require Takeda to file a registration statement with the US Securities and Exchange Commission for an offer to exchange the 2018 USD Senior Notes for registered notes prior to August 23, 2019. To the extent that this is not accomplished, Takeda will be required to pay penalty interest until remedied. There are long-term financing agreements that contain various financial covenants which require Takeda to maintain certain financial ratios and other restrictions including the level of the company’s borrowings. The most restrictive of these covenants is that profit before tax must not be negative for two consecutive years. Takeda was in compliance with all such covenants as of March 31, 2019.

21.    Other Financial Liabilities

	JPY (millions) As of March 31
	2018	2019
Derivative liabilities	¥8,871	¥8,745
Finance lease obligations	53,149	179,411
Contingent consideration liabilities arising from business combinations	30,569	71,062
Other	28,247	23,908
Total	¥120,836	¥283,126
Non-current	¥91,223	¥235,786
Current	¥29,613	¥47,340
Finance lease obligations
The future minimum payments related to the finance lease obligations are as follows:

	JPY (millions) As of March 31
	Minimum Lease Payments		Present Value of Minimum Lease Payments
	2018	2019	2018	2019
Within one year	¥4,808	¥6,925	¥2,127	¥2,145
Between one year and five years	14,335	37,738	4,704	9,634
More than five years	80,018	288,470	46,318	167,632
Total	¥99,161	¥333,133	¥53,149	¥179,411

Less: Future finance charges	46,012	153,722
Present value of minimum lease payments	¥53,149	¥179,411
Non-current	¥51,022	¥177,266
Current	¥2,127	¥2,145
Financial liabilities associated with contingent consideration arrangements
Financial liabilities associated with contingent consideration arrangements represent consideration related to business combinations or license agreements that is payable only upon future events such as the achievement of development milestones and sales targets, including pre-existing contingent consideration arrangements of the companies that are acquired by Takeda. At each reporting date, the fair value of contingent consideration is re-measured based on risk-adjusted future cash flows discounted using appropriate discount rate.
As of the year ended March 31, 2018, financial liabilities associated with contingent consideration arrangements primarily consists of contingent consideration related to the performance of the COLCRYS business which was acquired in the acquisition of URL Pharma. Inc. in June 2012.
As of the year ended March 31, 2019, the balance primarily relates to pre-existing contingent consideration arrangements from Shire’s historical acquisitions.
The pre-existing contingent consideration acquired from Shire through Shire’s historical acquisitions is due upon the achievement of certain milestones related to the development, regulatory, first commercial sale and other sales milestones of products at various stages of development and marketing, which could total up to 83,802 million JPY of undiscounted payments over a period of over 20 years. The fair value of the contingent consideration payable could increase or decrease due to changes in certain assumptions which underpin the fair value measurements. The assumptions include probability of milestones being achieved.

The fair value of financial liabilities associated with contingent consideration arrangements are classified as Level 3 in the fair value hierarchy.

	JPY (millions) For the Year Ended March 31
	2018	2019
As of the beginning of the year	¥28,976	¥30,569
Additions arising from business combinations (Note 31)	3,164	52,046
Changes in the fair value during the period	12,784	(2,223)
Settled and paid during the period	(12,606)	(7,734)
Settled during the period and reclassified to other payables	—	(1,648)
Foreign currency translation differences	(1,243)	175
Other	(506)	(123)
As of the end of the year	¥30,569	¥71,062

	JPY (millions) As of March 31
	2018	2019
Payment term (undiscounted)
Within one year	¥10,620	¥17,604
Between one and three years	18,584	19,470
Between three and five years	4,641	10,885
More than five years	2,831	54,536
The following sensitivity analysis represents effect on the fair value of financial liabilities associated with contingent consideration arrangements from changes in major assumptions:

		JPY (millions) As of March 31
		2018	2019
Probability of technical milestones being achieved for Shire's historical contingent consideration arrangements	Increase by 5%	¥—	¥3,204

	Decrease by 5%	—	(3,204)
Discount rate	Increase by 0.5%	(257)	(1,626)
	Decrease by 0.5%	256	1,626
22.    Employee Benefits
Defined Benefit Plans
The Company and some of its subsidiaries have various defined benefit plans such as lump-sum retirement payments plans and defined benefit pension plans, which define the amount of benefits that an employee will receive on or after retirement, usually based on one or more factors, such as age, years of employment, compensation, classes, and service.
The Company’s defined benefit plans account for the majority of Takeda’s defined benefit obligations and plan assets.
Defined benefit pension plans
Japan
The Company’s corporate defined benefit pension plan in Japan is a funded defined benefit pension plan, which is regulated by the Defined-Benefit Corporate Pension Act, one of the Japanese pension laws. Benefits are paid in exchange for services rendered by employees who worked for more than a specified period, typically three years, considering their years of service and the degree of their contribution to the Company.
The Company’s pension fund (the “Fund”) is an independent entity established in accordance with the Japanese pension laws, and Takeda has an obligation to make contributions. The Director(s) of the Fund has the fiduciary duty to comply with laws; the directives by the Minister of Health, Labor and Welfare, and the Director-Generals of Regional Bureaus of Health and Welfare made pursuant to those laws; and the by-laws of the Fund and the decisions made by the Board of Representatives of the Fund. Contributions are also regularly reviewed and adjusted as necessary to the extent permitted by laws and regulations.
Foreign
Other types of defined benefit pension plans operated by Takeda are generally established and operated in the same manner as described above and in accordance with local laws and regulations where applicable.
The present value of the defined benefit obligation is calculated annually based on actuarial valuations that are dependent upon a number of assumptions, including discount rates and future salary (benefit) increases, in accordance with IAS 19 ‘Employee Benefits’. Service costs charged to operating expense related to defined benefit plans represent the increase in the defined benefit liability arising from pension benefits earned by active participants in the current period. Takeda is exposed to investment and other experience risks and may need to make additional contributions where it is estimated that the benefits will not be met from regular contributions, expected investment income, and assets held.
The amounts recognized in the consolidated statements of income and the consolidated statements of financial position are as follows:
Consolidated statements of income

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Japan	¥6,779	¥4,582	¥4,621
Foreign	5,210	5,772	6,786
Defined benefit costs	¥11,989	¥10,354	¥11,407
Consolidated statements of financial position

	JPY (millions) As of March 31, 2018
	Japan	Foreign	Total
Present value of defined benefit obligations	¥198,686	¥99,174	¥297,860
Fair value of plan assets	230,421	21,207	251,628
Net defined benefit liabilities (assets)	¥(31,735)	¥77,967	¥46,232

Consolidated statement of financial position
Net defined benefit liabilities	¥9,604	¥78,007	¥87,611
Net defined benefit assets	41,339	40	41,379
Net amount of liabilities (assets) recognized in the consolidated statement of financial position	¥(31,735)	¥77,967	¥46,232

	JPY (millions) As of March 31, 2019
	Japan	Foreign	Total
Present value of defined benefit obligations	¥198,293	¥227,975	¥426,268
Fair value of plan assets	223,191	80,625	303,816
Net defined benefit liabilities (assets)	¥(24,898)	¥147,350	¥122,452

Consolidated statement of financial position
Net defined benefit liabilities	¥9,461	¥147,435	¥156,896
Net defined benefit assets	34,359	85	34,444
Net amount of liabilities (assets) recognized in the consolidated statement of financial position	¥(24,898)	¥147,350	¥122,452
Net defined benefit assets were included in other non-current assets on the consolidated statements of financial position. Net defined benefit assets included 771 million JPY in assets held for sale, and net defined benefit liabilities included 383 million JPY in liabilities held for sale as of March 31, 2019, related to disposal groups held for sale (Note 19).

Defined benefit obligations
A summary of changes in present value of the defined benefit obligations for the periods presented is as follows:

	JPY (millions) For the Year Ended March 31, 2018
	Japan	Foreign	Total
At beginning of the year	¥217,026	¥90,424	¥307,450
Current service cost	4,866	4,295	9,161
Interest cost	1,424	1,713	3,137
Re-measurement gains and losses of defined benefit plans
From changes in demographic assumptions	3,294	(1,179)	2,115
From changes in financial assumptions	(3)	782	779
Experience adjustments	466	297	763
Past service cost	11	5	16
Settlement	(2,515)	2,346	(169)
Benefits paid	(13,134)	(3,093)	(16,227)
Effect of business combinations and disposals	(12,749)	81	(12,668)
Foreign currency translation differences	—	3,503	3,503
At end of the year	¥198,686	¥99,174	¥297,860

	JPY (millions) For the Year Ended March 31, 2019
	Japan	Foreign	Total
At beginning of year	¥198,686	¥99,174	¥297,860
Current service cost	4,774	5,041	9,815
Interest cost	1,390	2,356	3,746
Re-measurement gains and losses of defined benefit plans
From changes in demographic assumptions	1,499	(44)	1,455
From changes in financial assumptions	2,577	13,101	15,678
Experience adjustments	301	(1,301)	(1,000)
Past service cost	71	—	71
Settlement	(262)	—	(262)
Benefits paid	(11,784)	(5,156)	(16,940)
Effect of business combinations and disposals	1,041	116,060	117,101
Foreign currency translation differences	—	(1,256)	(1,256)
At end of the year	¥198,293	¥227,975	¥426,268
The remaining weighted average duration of the defined benefit obligations was 14.4 years and 15.2 years as of March 31, 2018 and 2019, respectively.
Significant actuarial assumptions used to determine the present value are as follows:

	Discount Rate	Future Salary Increases
2018
Japan	0.7%	0.2%
Foreign	1.7%	2.7%
2019
Japan	0.6%	0.2%
Foreign	1.7%	2.2%

A 0.5% change in these actuarial assumptions would affect the present value of defined benefit obligations at the end of the reporting period, while holding all other assumptions constant, by the amounts shown below:

	JPY (millions)
	Discount Rate		Future Salary Increases
	Change in assumption	Impact	Change in assumption	Impact
2018
Japan	+0.50%	¥(12,250)	+0.50%	¥517
	-0.50%	13,778	-0.50%	(477)
Foreign	+0.50%	(7,371)	+0.50%	479
	-0.50%	8,247	-0.50%	(665)
2019
Japan	+0.50%	(12,608)	+0.50%	499
	-0.50%	14,193	-0.50%	(470)
Foreign	+0.50%	(19,158)	+0.50%	2,745
	-0.50%	17,699	-0.50%	(3,995)
Plan assets
The defined benefit plans are independent of Takeda and funded only by contributions from Takeda. Takeda's investment policies are designed to secure the necessary returns in the long-term within acceptable risk levels to ensure payments of pension benefits to eligible participants, including future participants. The acceptable risk level in the return rate on the plan assets is derived from a detailed study considering the mid- to long-term trends and the changes in income such as contributions and payments. Based on policies and studies, after consideration of issues such as the expected rate of return and risks, Takeda formulates a basic asset mix which aims at an optimal portfolio on a long-term basis with the selection of appropriate investment assets.
A summary of changes in fair value of plan assets for the periods presented is as follows:

	JPY (millions) For the Year Ended March 31,
	2018	2019
Balance at beginning of the year	¥265,031	¥251,628
Interest income on plan assets	1,959	2,225
Re-measurement of defined benefit plans Return on plan assets	4,813	468
Contributions by the employer	4,753	5,706
Settlement	(3,564)	—
Benefits paid	(11,507)	(12,923)
Effect of business combinations and disposals	(11,225)	55,133
Foreign currency translation differences	1,368	1,579
Balance at end of the year	¥251,628	¥303,816
Takeda expects to contribute 7,770 million JPY to the defined benefit plans for the year ending March 31, 2020.

The breakdown of fair value by asset class is as follows:

	JPY (millions) As of March 31
	2018		2019
	With Quoted Prices in Active Markets	No Quoted Prices in Active Markets	With Quoted Prices in Active Markets	No Quoted Prices in Active Markets
Equities:
Japan	¥15,494	¥2,804	¥15,025	¥3,444
Foreign	6,396	58,286	20,680	74,309
Bonds:
Japan	1,568	19,157	1,040	16,523
Foreign	2,278	38,716	12,011	34,250
Life insurance company general accounts	—	68,551	—	88,178
Cash and cash equivalent	8,452	—	9,663	—
Investments in trusts	—	—	—	18,683
Others	514	29,412	404	9,606
Total plan assets	¥34,702	¥216,926	¥58,823	¥244,993
Equities and bonds with no quoted prices in active markets includes pooled funds that are primarily invested in listed securities on active markets. Life insurance company general accounts are accounts with guaranteed capital and minimum interest rate, in which life insurance companies manage funds on a contractual basis.
Defined Contribution Plans
The Company and some of the Company’s subsidiaries offer defined contribution benefit plans.
Benefits of defined contribution plans are linked to contributions paid, the performance of each participant’s chosen investments, and the form in which participants choose to redeem their benefits. Contributions made into these plans are generally paid into an independently administered fund.
Contributions payable by Takeda for these plans are charged to operating expenses. Takeda has no exposure to investment risks and other experience risks with regard to defined contribution plans.
The amount of defined contribution costs was 20,897 million JPY, 19,525 million JPY, and 21,068 million JPY for the years ended March 31, 2017, 2018 and 2019, respectively. These amounts include contributions to publicly provided plans.
Other Employee Benefit Expenses
Major employee benefit expenses other than retirement benefits for each fiscal year are as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Salary	¥226,985	¥215,256	¥272,930
Bonuses	68,935	70,708	89,439
Other	75,949	81,616	93,711
The above table does not include severance expenses.

23.    Provisions
The movements in the provisions are as follows:

	JPY (millions)
	Litigation (Note 32)	Restructuring	Rebates and Return Reserves	Other	Total
As of April 1, 2017	¥33,446	¥27,118	¥90,870	¥22,470	¥173,904
Increases	3,692	5,935	310,070	14,009	333,706
Decreases (utilized)	(12,372)	(19,183)	(284,164)	(11,579)	(327,298)
Decreases (reversed)	(286)	(128)	(9,557)	(2,045)	(12,016)
Decreases from deconsolidation	—	(133)	—	(107)	(240)
Reclassification to liabilities held for sale	(676)	—	—	(390)	(1,066)
Foreign currency translation differences	(622)	(993)	(5,378)	826	(6,167)
As of March 31, 2018	¥23,182	¥12,616	¥101,841	¥23,184	¥160,823
Increases	10,382	30,547	441,188	13,198	495,315
Acquisitions through business combinations	29,570	14,506	217,002	17,912	278,990
Decreases (utilized)	(11,426)	(8,594)	(462,335)	(10,836)	(493,191)
Decreases (reversed)	(3,146)	(679)	(11,447)	(3,335)	(18,607)
Decreases from deconsolidation	(1,032)	—	(994)	(295)	(2,321)
Foreign currency translation differences	(755)	1,285	8,107	(1,549)	7,088
As of March 31, 2019	¥46,775	¥49,681	¥293,362	¥38,279	¥428,097
The current portion of the provision is 135,796 million JPY, 132,781 million JPY, and 392,733 million JPY as of April 1, 2017, March 31, 2018 and 2019, respectively. The non-current portion of the provision is 38,108 million JPY, 28,042 million JPY and 35,364 million JPY, as of April 1, 2017, March 31, 2018 and 2019, respectively.
Restructuring
Takeda has various restructuring efforts in place during the years ended March 31, 2017, 2018 and 2019, in connection with the following:

•
Transform its R&D function – Takeda has commenced various restructuring efforts during the years ended March 31, 2017, 2018 and 2019, in connection with efforts to transform its R&D function and to improve the efficiency of its operations. These initiatives included consolidation of sites and functions and reduction in workforce.

•
Integration of Shire - In the year ended March 31, 2019, Takeda commenced various restructuring efforts following the acquisition of Shire. The integration of Shire includes initiatives to consolidate systems, sites, and functions, and to optimize the workforce.

•
Acquired restructuring programs – Takeda acquired various restructuring programs in connection with the Shire Acquisition. These include Shire program related to completing the integration of Baxalta, Inc., which was acquired by Shire in June 2016.

•	Various other efforts to improve the efficiency of its operations and related facilities
A restructuring provision is recorded when Takeda has a detailed formal plan for the restructuring. Takeda records the provision and associated expenses based on estimated costs associated with the plan. The ultimate cost and the timing of any payments under the plan will be impacted by the actual timing of the actions and the actions of employees impacted by the restructuring activities. The payments for non-current restructuring provision are expected to be made within approximately 3 years.

Restructuring expenses recorded are as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Cash:
Severance	¥32,290	¥6,397	¥17,574
Consulting fees	7,271	7,205	19,040
Other	11,611	16,528	44,906
Total	¥51,172	¥30,130	¥81,520
Non-Cash:
Depreciation and impairment	¥3,417	¥14,606	¥1,442
Total	¥54,589	¥44,736	¥82,962
The other restructuring costs mainly relate to retention and contract termination costs. The other restructuring costs for the year ending March 31, 2019 includes personnel costs of 20,754 million JPY mainly related to retention bonus and salary of employees fully dedicated to restructuring programs.
Rebates and Returns
Takeda has recognized a provision related mainly to sales rebates and returns for products and merchandises, which include sales-linked rebates such as government health programs in the US. These are expected to be paid out generally within one year. Sales rebates and sales returns are reviewed and updated monthly or when there is a significant change in its amount.
Other
Other provisions are primarily related to asset retirement obligations, contract termination fees and onerous contracts.
24.    Other Liabilities

	JPY (millions) As of March 31
	2018	2019
Accrued expenses	¥231,497	¥406,956
Deferred income	52,527	45,431
Other	48,206	60,675
Total	¥332,230	¥513,062
Non-current	¥68,300	¥75,174
Current	¥263,930	¥437,888
Accrued expenses include accrued labor cost of 108,766 million JPY and 163,241 million JPY as of March 31, 2018 and 2019, respectively.
Deferred income includes government grants for the purchase of property, plant and equipment. The grants received were 23,937 million JPY and 21,145 million JPY during the years ended March 31, 2018 and 2019, respectively. The primary government grants relate to funding a portion of Takeda’s investment in the development and production of new influenza vaccines. Takeda was reimbursed for investments it made in facilities. The grant income is recognized over the life of the associated assets and is recorded as an offset to the depreciation expense (included in cost of sales, selling, general, and administrative expenses, and research and development expenses). Deferred income also includes unearned co-promotion fees received in advance of 21,656 million JPY and 16,756 million JPY as of March 31, 2018 and 2019, respectively. When the co-promotion fees are recognized, they will offset selling, general and administrative expenses.

25.    Trade and Other Payables

	JPY (millions) As of March 31
	2018	2019
Trade payables	¥133,705	¥212,348
Other payables	106,554	115,046
Total	¥240,259	¥327,394
Trade payables relate to expenditures associated with Takeda’s manufacturing and other payables relate to other expenditures associated with its day-to-day operations.
26.    Equity and Other Equity Items

	(Thousands of Shares)
	2018	2019
Authorized shares as of April 1	3,500,000	3,500,000
Outstanding shares:
At April 1	790,521	794,688
Exercise of stock options	617	15
Issuance of shares (Note 31)	3,550	770,303
At March 31	794,688	1,565,006
The shares issued by the Company are ordinary shares with no par value that have no restrictions on any rights. The number of treasury shares included in the above outstanding shares was 9,680 thousand shares, 13,379 thousand shares, and 10,226 thousand shares as of April 1, 2017, March 31, 2018, and 2019, respectively. The number of treasury shares as of March 31, 2018 and March 31, 2019 includes 13,133 thousand shares and 9,976 thousand shares, respectively, held by the Employee Stock Ownership Plan ("ESOP") Trust and the Board Incentive Plan ("BIP") Trust. The ESOP and BIP Trust acquired 246 thousand shares and sold 3,403 thousand shares during the year ended March 31, 2019.
During the year ended March 31, 2018, the Company issued 3,550 thousand shares through third- party allotment to the Master Trust Bank of Japan, Ltd., which is the trust account for Takeda’s ESOP subsidiary. The issuance of these shares resulted in an increase in share capital of 11,388 million JPY and share premium of 11,286 million JPY. The Master Trust Bank of Japan is a co-trustee of the ESOP. This issuance was approved by the resolution of our Board of Directors. These shares were reacquired by the Company from the ESOP trust for distribution of share based compensation awards. The reacquisition of the shares resulted in an increase in treasury shares of 22,773 million JPY.
During the year ended March 31, 2019, the Company issued 770,303 thousand ordinary shares to fund the acquisition of Shire (Note 31).

Dividends Declared and Paid	JPY (millions) Total Dividends	Dividends Per Share JPY	Basis Date	Effective Date
April 1, 2016, to March 31, 2017
Q1 2016	¥71,112	¥90.00	March 31, 2016	June 30, 2016
Q3 2016	71,122	90.00	September 30, 2016	December 1, 2016
April 1, 2017, to March 31, 2018
Q1 2017	71,133	90.00	March 31, 2017	June 29, 2017
Q3 2017	71,165	90.00	September 30, 2017	December 1, 2017
April 1, 2018, to March 31, 2019
Q1 2018	71,507	90.00	March 31, 2018	June 29, 2018
Q3 2018	71,509	90.00	September 30, 2018	December 3, 2018

Dividends declared for which the effective date falls in the following fiscal year are as follows:

Dividends Declared	JPY (millions) Total Dividends	Dividends Per Share JPY	Basis Date	Effective Date
April 1, 2019, to March 31, 2020
Q1 2019	¥140,836	¥90.00	March 31, 2019	June 28, 2019
27.    Financial Instruments
Takeda promotes risk management to reduce the financial risks arising from business operations. The principal risks to which Takeda is exposed include market risk, counterparty credit risk, and liquidity risk caused by changes in the market environment such as fluctuations in the price of foreign currency, interest rates and market prices of commodities and other financial holdings. Each of these risks are managed in accordance with Takeda’s policies.
Financial Assets and Liabilities

	JPY (millions) As of March 31, 2018
	Loans and Receivables	Available-for-sale financial assets	Derivative hedging instruments	Measured at fair value through profit or loss	Other Financial Liabilities	Total
Financial Assets Measured at Fair Value
Other financial assets -
Available-for-sale financial assets	¥—	¥169,814	¥—	¥—	¥—	¥169,814
Derivative financial instruments	—	—	2,527	762	—	3,289
Other	—	—	—	2,070	—	2,070
Total	¥—	¥169,814	¥2,527	¥2,832	¥—	¥175,173

Financial Assets Not Measured at Fair Value
Other financial assets -
Restricted deposits	¥87,381	¥—	¥—	¥—	¥—	¥87,381
Other	14,528	—	—	—	—	14,528
Trade and Other Receivables	420,247	—	—	—	—	420,247
Cash and cash equivalents	294,522	—	—	—	—	294,522
Total	¥816,678	¥—	¥—	¥—	¥—	¥816,678

Financial Liabilities Measured at Fair Value
Other financial liabilities -
Contingent considerations	¥—	¥—	¥—	¥30,569	¥—	¥30,569
Derivative financial instruments	—	—	3,498	5,373	—	8,871
Total	¥—	¥—	¥3,498	¥35,942	¥—	¥39,440

Financial Liabilities Not Measured at Fair Value
Other financial liabilities -
Finance leases	¥—	¥—	¥—	¥—	¥53,149	¥53,149
Other	—	—	—	—	28,247	28,247
Trade and Other Payables	—	—	—	—	240,259	240,259
Bonds and Loans	—	—	—	—	985,662	985,662
Total	¥—	¥—	¥—	¥—	¥1,307,317	¥1,307,317

	JPY (millions) As of March 31, 2019
	Measured at amortized cost	Measured at fair value through other comprehensive income	Measured at fair value through profit or loss	Derivative hedging instruments	Other Financial Liabilities	Total
Financial Assets Measured at Fair Value
Other financial assets -
Equity instruments	¥—	¥168,732	¥—	¥—	¥—	¥168,732
Derivative financial instruments	—	—	4,590	3,725	—	8,315
Investments in convertible notes	—	—	9,865	—	—	9,865
Investments in debt securities	—	—	1,608	—	—	1,608
Other	—	—	504	—	—	504
Total	¥—	¥168,732	¥16,567	¥3,725	¥—	¥189,024

Financial Assets Not Measured at Fair Value
Other financial assets -
Others	¥26,493	¥—	¥—	¥—	¥—	¥26,493
Trade and Other Receivables	741,907	—	—	—	—	741,907
Cash and cash equivalents	702,093	—	—	—	—	702,093
Total	¥1,470,493	¥—	¥—	¥—	¥—	¥1,470,493

Financial Liabilities Measured at Fair Value
Other financial liabilities -
Contingent considerations	¥—	¥—	¥71,062	¥—	¥—	¥71,062
Derivative financial instruments	—	—	7,120	1,625	—	8,745
Total	¥—	¥—	¥78,182	¥1,625	¥—	¥79,807

Financial Liabilities Not Measured at Fair Value
Other financial liabilities -
Finance leases	¥—	¥—	¥—	¥—	¥179,411	¥179,411
Other	—	—	—	—	23,908	23,908
Trade and Other Payables	—	—	—	—	327,394	327,394
Bonds and Loans	—	—	—	—	5,750,951	5,750,951
Total	¥—	¥—	¥—	¥—	¥6,281,664	¥6,281,664
Fair Value Measurement
Derivative and non-derivative financial instruments measured at fair value are categorized in the following three-tier fair value hierarchy that reflects the significance of the inputs in making the measurements. Level 1 is defined as observable inputs, such as quoted prices in active markets for an identical asset or liability. Level 2 is defined as inputs other than quoted prices in active markets within Level 1 that are directly or indirectly observable. Level 3 is defined as unobservable inputs. Fair value information is not provided for financial instruments, if the carrying amount is a reasonable estimate of fair value due to the relatively short period of maturity of these instruments.

	JPY (millions) For the Year Ended March 31, 2018
	Level 1	Level 2	Level 3	Total
Assets:
Financial assets measured at fair value through profit or loss
Derivatives	¥—	¥762	¥—	¥762
Derivatives for which hedge accounting is applied	—	2,527	—	2,527
Available-for-sale financial assets	163,030	34	—	163,064
Total	¥163,030	¥3,323	¥—	¥166,353

Liabilities:
Financial liabilities measured at fair value through profit or loss
Derivatives	¥—	¥5,373	¥—	¥5,373
Contingent considerations arising from business combinations	—	—	30,569	30,569
Derivatives for which hedge accounting is applied	—	3,498	—	3,498
Total	¥—	¥8,871	¥30,569	¥39,440

	JPY (millions) For the Year Ended March 31, 2019
	Level 1	Level 2	Level 3	Total
Assets:
Financial assets measured at fair value through profit or loss
Derivatives	¥—	¥4,590	¥—	¥4,590
Investment in convertible notes	—	—	9,865	9,865
Investment in debt securities	—	—	1,608	1,608
Other	—	—	504	504
Derivatives for which hedge accounting is applied	—	3,725	—	3,725
Financial assets measured at fair value through OCI
Equity instruments	119,907	—	48,825	168,732
Total	¥119,907	¥8,315	¥60,802	¥189,024

Liabilities:
Financial liabilities measured at fair value through profit or loss
Derivatives	¥—	¥7,120	¥—	¥7,120
Contingent considerations arising from business combinations	—	—	71,062	71,062
Derivative for which hedge accounting is applied	—	1,625	—	1,625
Total	¥—	¥8,745	¥71,062	¥79,807
For the year ended March 31, 2018, available-for-sale financial assets and other financial assets for which it was difficult to reliably measure the fair value are excluded from the table. The carrying amounts of such assets as of March 31, 2018 were 6,750 million JPY and 2,070 million JPY respectively. These assets were primarily unlisted equity investments and the fair value of the investments was difficult to reliably measure as they are not traded on stock markets.
Valuation Techniques
The fair value of derivatives is measured at quoted prices or quotes obtained from financial institutions, whose significant inputs to the valuation model used are based on observable market data.
The fair value of the investment in convertible notes is measured using techniques such as the discounted cash flow and option pricing models.
Equity investments and investments in debt securities are not held for trading. If equity instruments or investments in debt securities are quoted in an active market, the fair value is based on price quotations at the period-end-date. If equity instruments or investments in debt securities are not quoted in an active market, the fair value is calculated utilizing a net asset-book value method or multiples of EBITDA approach based on available information as of each period-end-date and company comparable. The principle input that is not observable and utilized for the calculation of the fair value of equity instruments and investments in debt securities classified as Level 3 is the EBITDA rate used for the EBITDA multiples approach, which ranges from 4.6 times to 11.1 times. During the year ended March 31, 2019, a cumulative gain on equity investments of 44,230 million JPY was reclassified from other comprehensive income to retained earnings upon the disposal of certain equity investments in publicly traded companies. The fair value of these investments on the dates of disposal was 65,035 million JPY. The investments were disposed of after management’s assessment of these investments relative to the investment strategy.
Contingent consideration, resulting from business combinations, is valued at fair value at the acquisition date as part of the business combination. When the contingent consideration meets the definition of a financial liability, it is subsequently re-measured to fair value at each reporting date. The determination of the fair value is based on models such as scenario-based methods and discounted cash flows. The key assumptions take into consideration the probability of meeting each performance target, forecasted revenue projections, and the discount factor. The fair value measurement of contingent considerations arising from business combinations is discussed in Note 21.
The joint venture net written option, included in other Level 3 assets for the year ended March 31, 2019 above is valued at fair value, and subsequently re-measured to fair value at each reporting date. The determination of the fair value is based on the Monte Carlo Simulation model. The key assumptions include probability weighting, estimated earnings and assumed market participant discount rates that taken into account for the fair value.
Transfers between levels
Takeda recognizes transfers between levels of the fair value hierarchy, at the end of the reporting period during which the change has occurred. There were no transfers among Level 1, Level 2, and Level 3 except transfers from Level 3 to Level 1 recorded in 2018 and 2019. These transfers resulted from the investments in the companies whose shares were previously not listed on an equity or stock exchange and had no recent observable active trades in the shares. During the years ended March 31, 2018 and 2019, the companies listed its equity shares on an exchange and are currently actively traded in the market. As the equity shares have a published price quotation in an active market, the fair value measurement was transferred from Level 3 to Level 1 on the fair value hierarchy during the years ended March 31, 2018 and March 31, 2019, respectively.
Level 3 fair values
The following table shows a reconciliation from the opening balances to the closing balances for Level 3 financial asset fair values for the year ended March 31, 2019. There were no Level 3 financial assets reflected in the consolidated financial statements of Takeda for the years ended March 31, 2017 and 2018. The disclosure related to the Level 3 financial liabilities, which are related to contingent considerations arising from business combinations, are included in Note 21.

JPY (millions)
Balance as of March 31, 2018	¥—
Adoption of IFRS 9	47,789
Balance as of April 1, 2018	47,789
Additions arising from business combinations	6,183
Gain recognized as finance income	587
Loss recognized as changes in fair value of financial assets measured at fair value through OCI and exchange differences on translation of foreign operations	(4,060)
Purchases	12,253
Sales	(1,844)
Transfers to Level 1	(111)
Other	5
As of March 31, 2019	¥60,802
Financial instruments not recorded at fair value
The carrying amount and fair value of financial instruments that are not recorded at fair value in the consolidated statements of financial position are as follows:

	JPY (millions) As of March 31
	2018		2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Bonds	¥172,889	¥172,872	¥3,196,365	¥3,323,592
Long-term loans	812,755	815,865	2,054,584	2,058,929
Finance leases	53,149	53,690	179,411	181,776

Long-term debt is recognized at its amortized cost. The fair value of bonds is measured at quotes obtained from financial institutions whose significant inputs to the valuation model used are based on observable market data. The fair value of loans and finance leases is measured at the present value of future cash flows discounted using the applicable market rate on the loans with consideration of the credit risk by each group classified in a specified period. The fair value of bonds, long-term loans, and finance leases are classified as Level 2 in the fair value hierarchy.
Market Risk
Major market risks to which Takeda is exposed are 1) foreign currency risk, 2) interest rate risk and 3) price fluctuation risk. Financial instruments affected by market risk include loans and borrowings, deposits, equity investments and derivative financial instruments.
Foreign Currency Risk
Takeda’s exposure to the risk of changes in foreign exchange rates primarily relates to its operations (when revenue or expense is denominated in a foreign currency) and the Company’s net investments in foreign subsidiaries. The Company manages foreign currency risks in a centralized manner using derivative financial instruments. The Company's policy does not permit the use of speculative foreign currency financial instruments or derivatives, and Takeda does not enter into derivative contracts or financial instruments to manage its exposure currency translation risk.
Takeda uses forward exchange contracts, currency swaps, and currency options to hedge individually significant foreign currency transactions. Takeda has also designated loans and bonds denominated in the US dollar and Euro, including the US dollar and Euro debt instruments used to fund the Shire Acquisition, as hedges of net investments in foreign operations. As of March 31, 2018, the total fair value of the foreign currency denominated loans and foreign currency denominated bonds was 61,200 million JPY and 31,930 million JPY, respectively. As of March 31, 2019, the total fair value of the foreign currency denominated loans and foreign currency denominated bonds was 1,404,031 million JPY and 3,203,040 million JPY, respectively.
Takeda is exposed mainly to foreign currency risks of the US dollar and Euro. A depreciation of the JPY by 5% against the US dollar and Euro would impact profit or loss by 5,156 million JPY, 12,533 million JPY, and 19,530 million JPY as of March 31, 2017, 2018 and 2019, respectively. These amounts do not include the effects of foreign currency translation on financial instruments in the functional currency or on assets, liabilities, revenue, and expenses of foreign operations. This analysis assumes that all other variables, in particular interest rates, remain constant. Takeda's exposure to foreign currency changes for all other currencies is not material.

	JPY (millions) For the Year Ended March 31, 2018
	Contract Amount	Contract amount to be settled in more than one year	Fair Value
Forward exchange contracts:
Selling:
Euro	¥98,198	¥—	¥(894)
United States Dollar	39,799	—	100
Chinese Yuan	20,528	—	(1,211)
Other	1,854	—	(1)
Buying:
Euro	173,627	—	(964)
United States Dollar	9,585	—	(19)
Other	5,105	—	95
Currency swaps:
Buying:
United States Dollar	124,028	123,993	(1,773)

	JPY (millions) For the Year Ended March 31, 2019
	Contract Amount	Contract amount to be settled in more than one year	Fair Value
Forward exchange contracts:
Selling:
Euro	¥219,580	¥—	¥544
United States Dollar	200,571	—	(2,145)
Other	722	—	(2)
Buying:
Euro	357,550	—	(4,156)
United States Dollar	227,262	—	3,254
Currency swaps:
Buying:
United States Dollar	123,993	123,959	2,621
Currency collar options:
Russian Ruble	11,463	—	(9)
Brazilian Real	13,507	—	(15)
The above currency swaps were related to bonds and loans denominated in foreign currency, which the Company designated as hedging instruments in a cash flow hedges. The cash flow hedge reserve related to the currency swaps were reclassified to profit or loss in the same period as the hedged expected future cash flows occur.
Interest Rate Risk
Takeda’s exposure to the risk of changes in benchmark interest rates and foreign exchange rate relates primarily to the outstanding borrowings with floating interest rates. Takeda may use interest and currency swaps that fix the amount of future payments to manage interest and foreign exchange rate risks through cash flow hedge strategies. The following summarizes interest and cross currency interest rate swaps designated as cash flow hedges for the periods ended March 31:

	JPY (millions) For the Year Ended March 31
	Notional Amount	More than One Year	Fair Value
2018	¥300,938	¥300,938	¥(970)
2019	308,078	248,078	2,100
The above swaps are related to the borrowings which the Company designated as hedging instruments in a cash flow hedge.
The following represents interest rate sensitivity analysis for the periods presented. This analysis assumes that all other variables, in particular foreign currency exchange rates, remain constant.

	JPY (millions)
	As of March 31, 2018 Interest rate		As of March 31, 2019 Interest rate
	+1%	-1%	+1%	-1%
Impact on net profit or loss before tax	¥—	¥—	¥(4,632)	¥4,632
Impact on other comprehensive income (before tax effects)	16,543	(16,543)	14,840	(14,840)
For the year ended March 31, 2018, there is an immaterial impact on net profit or loss because the amount of interest payments from all the outstanding borrowings with floating rates are fixed using interest rate swaps. The ineffective portion of the hedges was immaterial.

Price Fluctuation Risk Management
Commodity Price Risk
For its business operations, Takeda is exposed to risks from commodity price fluctuations. Takeda manages this risk primarily by utilizing fixed price contracts, but may also use financial instruments to lock in a fixed price.
Market Price Risk
Market pricing and valuations of Takeda’s fixed-income financial assets and liabilities are impacted by changes in currency rates, interest rates and credit spreads, which are managed as described above.
For equity instruments, the Company manages the risk of price fluctuations in the instruments by regularly reviewing share prices and financial positions of the issuers. The analysis shows that if the market price of equity instruments held by Takeda and investments in trusts which hold equity instruments on behalf of Takeda had increased by 10%, the hypothetical impact on other comprehensive income (before tax effect) would have been 16,303 million JPY and 11,991 million JPY as of March 31, 2018 and 2019 respectively. This analysis assumes that all other variables, in particular interest rates and foreign currency exchange rates, remain constant.
Derivative Financial Instruments
As described above, Takeda is exposed to effects related to foreign exchange fluctuations in connection with our international business activities that are denominated in various currencies and Takeda entities that have different functional currencies. Takeda is also exposed to currency and interest rate fluctuations on our borrowings that we use to finance our business operations and our acquisitions. These borrowings are denominated in various currencies and may bear interest at variable rates, resulting in the risk related to the currency and interest rate movements.
In order to manage the risk of currency exchange rate and interest rate fluctuations, Takeda may enter into derivative contracts with highly rated financial institutions. Takeda enters into derivative contracts based our risk management policies, which determine the authority for entering into such transactions and the transaction limits. The policy, which has been consistently followed, is that financial derivatives be used only for hedging foreign currency and interest rate exposure and not for speculative purposes.
Takeda generally designates its derivatives as hedges for accounting purposes. In certain instances, Takeda enters into derivative contracts that do not qualify for hedge accounting but are utilized to manage the underlying risk (‘‘economic hedges’’). Takeda does not use financial instruments for trading purposes. The Company established guidelines for risk assessment procedures and controls for the use of financial instruments. They include a clear segregation of duties with regard to execution on one side and administration, accounting and controlling on the other.

Summary of Financial Position and Financial Performance for Derivative and Hedging Activities
The following table details the items designated as hedging instruments as of March 31, 2019:

	JPY (millions)
	Notional	Carrying Amount – Assets	Carrying Amount – Liabilities	Line Item in the Statement of Financial Position where Hedging Instrument is included	Average Rate Used for the Fair Value of the Hedging Instrument
Cash Flow Hedges
Interest risk
Interest rate swaps	120,000 million JPY	¥—	¥917	Other financial liabilities	0.66%
	575 million USD	396	—	Other financial assets	2.83%
Currency and interest risk
Currency and interest rate swaps	1,125 million USD	3,329	708	Other financial assets /liabilities	109.97 JPY 0.03%
Net Investment Hedges
Foreign currency denominated	12,881 million USD	—	1,425,116	Bonds and loans
bonds and loans	10,540 million EUR	—	1,308,686	Bonds and loans
The following table details the amounts within other components of equity related to items designated as hedged items as of March 31, 2019:

	JPY (millions)
	Balance in cash flow hedges and exchange differences on translation	Balance in hedge cost
Cash Flow Hedges
Interest risk
Interest rate swaps	¥(362)	¥—
Forward interest rate	33	—
Currency and interest risk
Currency and interest rate swaps	(109)	1,412
Currency risk
Hedge related to acquisition	3,397	—
Net Investment Hedges
Foreign currency denominated bonds and loans	7,969	—

The following table details the amounts of changes in fair value of hedging instruments recorded in other comprehensive income and the amounts reclassified from the hedging reserve to profit or loss as of March 31, 2019:

	JPY (millions)
	Amounts recognized in OCI		Amounts reclassified to Goodwill		Amount reclassified to profit or loss
	Change in Fair Value of Hedges	Hedging Costs	Cash Flow Hedge	Hedging Costs	Cash Flow Hedge	Hedging Costs	Line item in which reclassification adjustment is included
Cash Flow Hedges
Interest risk
Interest rate swaps	¥(2,177)	¥—	¥—	¥—	¥845	¥—	Financial expenses
Forward interest rate	—	—	—	—	53	—	Financial expenses
Currency and interest risk
Currency and interest rate swaps	7,204	627	—	—	(7,261)	(908)	Financial income and Financial expenses
Currency risk
Hedge related to acquisition	(33,090)	(4,715)	35,773	4,715	—	—
Net Investment Hedges
Foreign currency denominated bonds and loans	(8,488)	—	—	—	—	—
The amount relating to the ineffectiveness recorded in profit or loss was immaterial for the years ended March 31, 2018 and 2019. The amount of hedging gains/losses recorded in other comprehensive income and reclassified to profit or loss as hedged future cash flows were no longer expected to occur was immaterial for the years ended March 31, 2018 and 2019.
Capital Management
The capital structure of Takeda consists of shareholders’ equity (Note 26), bonds and loans (Note 20), and cash and cash equivalents (Note 18). The fundamental principles of Takeda’s capital risk management are to build and maintain a steady financial base for the purpose of maintaining soundness and efficiency of operations and achieving sustainable growth. According to these principles, Takeda conducts capital investment, profit distribution such as dividends, and repayment of loans based on steady operating cash flows through the development and sale of competitive products. Takeda balances and monitors its capital structure between debt and equity and adheres to a conservative financial discipline.
Credit Risk
Takeda is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions, and other financial instruments. The maximum exposure to credit risk, without taking into account of any collateral held at the end of the reporting period, is represented by the carrying amount of the financial instruments which is exposed to credit risk on the consolidated statement of financial position.
Customer Credit Risk
Trade and other receivables are exposed to customer credit risk. Takeda monitors the status of overdue balances, reviews outstanding balances for each customer and regularly examines the credibility of major customers in accordance with Takeda’s policies for credit management to facilitate the early evaluation and the reduction of potential credit risks. If necessary, Takeda obtains rights to collateral or guarantees on the receivables.

The following represents the age of trade receivables that are past due but not impaired:

	JPY (millions) Amount Past Due
	Total	Within 30 Days	Over 30 Days but within 60 Days	Over 60 Days but within 90 Days	Over 90 Days but within One Year	Over One Year
As of March 31, 2018	¥16,222	¥6,453	¥2,243	¥782	¥5,042	¥1,702
The amounts in the above table are net of allowances for doubtful receivables. Takeda has provided loss allowances on trade receivables and other receivables not past due based on an analysis of credit histories. Takeda establishes loss allowances that represent an estimate of expected losses at the end of the reporting period.
The following represents the carrying amount of the trade receivables categorized by due date and the analysis of impairment loss allowance as of March 31, 2019:

	JPY (millions) except for percentage
		Amount Past Due
	Current	Within 30 Days	Over 30 Days but within 60 Days	Over 60 Days but within 90 Days	Over 90 Days but within One Year	Over One Year	Total
Gross carrying amount	¥613,062	¥17,244	¥7,441	¥5,968	¥14,336	¥2,948	¥660,999
Impairment loss allowance	(2,350)	(27)	(24)	(99)	(477)	(341)	(3,318)
Net carrying amount	610,712	17,217	7,417	5,869	13,859	2,607	657,681
Weighted average loss rate (%)	0.4%	0.2%	0.3%	1.7%	3.3%	11.6%	0.5%
Management believes that the unimpaired amounts that are past due are still collectible in full, based on historical payment behavior and extensive analysis of customer credit risk.
As of March 31, 2019, Takeda has provided loss allowance on trade receivables and other receivables not past due based on an analysis of credit histories. Loss allowance for trade receivables are measured based on expected credit losses on a collective basis using the simplified approach. However, when events that have a detrimental impact on the estimated future cash flows such as customers’ deterioration of financial conditions or failure of payment overdue have occurred, expected credit losses are measured on an individual basis as credit-impaired financial assets. Takeda considers a financial asset to be in default when the customer is unlikely to pay the obligation in full, without recourse by Takeda to take actions such as realizing collaterals, if any.
The following is a summary of the change in the loss allowance for trade receivables and other assets for the years ended March 31, 2017 and 2018. The loss allowance recognized for other than trade receivables is immaterial. Comparative amounts for 2017 and 2018 represent the allowance account for impairment losses under IAS 39.

	JPY (millions)
	2017	2018
At beginning of the year	¥9,165	¥9,733
Increases	2,438	1,946
Decreases (written off)	(1,185)	(1,941)
Decreases (reversed)	(712)	(1,130)
Reclassification to assets held for sale	(40)	(45)
Foreign currency translation differences	67	262
At end of the year	¥9,733	¥8,825

The following is a summary of the change in the impairment loss allowance for trade receivables for the year ended March 31, 2019. The impairment loss allowance recognized for other than trade receivables is immaterial.

	JPY (millions)
	Bad debt provision calculated by simplified approach	Bad debt provision recognized to credit- impaired financial asset	Total
At beginning of the year	¥3,661	¥5,158	¥8,819
Increases	1,305	2,243	3,548
Decreases (written off)	(2,716)	(5,257)	(7,973)
Decreases (reversed)	(942)	(208)	(1,150)
Reclassification to assets held for sale	(36)	—	(36)
Foreign currency translation differences	119	(9)	110
At end of the year	¥1,391	¥1,927	¥3,318
Other Counterparty Credit Risk
Cash reserves of the subsidiaries are concentrated mostly with the Company and entities acting as the cash pool leader in the United States and Europe. These cash reserves are primarily managed exclusively by investments in highly rated short-term bank deposits and bonds of highly rated issuers within the investment limits determined by reviewing the investment ratings and terms under Takeda’s policies for fund management, resulting in limited credit risk. Cash reserves, other than those subject to the group cash pooling system, are managed by each consolidated subsidiary in accordance with the Company’s fund management policies.
For derivatives, Takeda enters into trading contracts only with financial counterparties rated investment grade or higher in order to minimize counterparty risk.
Liquidity Risk
The Company manages liquidity risk and establishes an adequate management framework for liquidity risk to secure stable short-, mid-, and long-term funds and sufficient liquidity for operations. Takeda manages liquidity risk by monitoring forecasted cash flows and actual cash flows. In addition, Takeda has commitment lines with some counterparty financial institutions to manage liquidity risk (Note 20). Takeda strives to maximize the available liquidity with a combination of liquid short-term investments and committed credit lines with strong rated counterparties. The objective is to maintain levels in excess of project cash needs to mitigate the risk of contingencies.
The table below presents the balances of financial liabilities by maturity. The total contract amount below reflects cash flows presented on an undiscounted cash flow basis, including interest expense. The amounts disclosed as of March 31, 2018 and 2019 are undiscounted cash flows using the respective spot foreign exchange rates as of March 31, 2018 and 2019.

	JPY (millions)
	Carrying Amount	Total	Within One Year	Between One and Two Years	Between Two and Three Years	Between Three and Four Years	Between Four and Five Years	More than Five Years
As of March 31, 2018
Bonds and loans
Bonds	¥172,889	¥179,567	¥2,050	¥61,824	¥61,429	¥54,264	¥—	¥—
Loans	812,773	872,738	5,556	66,611	76,879	6,881	81,882	634,929

Trade and other payables	240,259	240,259	240,259	—	—	—	—	—
Finance leases	53,149	99,161	4,808	5,410	3,495	2,709	2,721	80,018
Derivative liabilities	8,871	6,364	5,639	40	(336)	1,021	—	—
Derivative assets	(3,289)	(33,590)	(3,049)	(3,383)	(3,729)	(3,698)	(3,699)	(16,032)

As of March 31, 2019
Bonds and loans
Bonds	¥3,196,365	¥3,790,239	¥507,158	¥572,336	¥625,401	¥358,700	¥490,302	¥1,236,342
Loans	2,554,586	2,780,332	603,589	152,453	75,627	190,754	787,720	970,189

Trade and other payables	327,394	327,394	327,394	—	—	—	—	—
Finance leases	179,411	333,133	6,925	8,996	9,360	9,575	9,807	288,470
Derivative liabilities	8,745	7,106	7,246	(301)	161	—	—	—
Derivative assets	(8,315)	(30,902)	(8,090)	(2,983)	(2,576)	(2,633)	(2,816)	(11,804)
Reconciliation of liabilities arising from financing activities

	JPY (millions)
	Bonds	Long-term Loans	Short-term Loans	Finance Lease Obligations	Derivative Assets Used for Hedge of Debts	Derivative Liabilities Used for Hedge of Debts	Total
As of April 1, 2017	¥179,836	¥560,000	¥405,054	¥58,811	¥—	¥—	¥1,203,701
Cash flows from financing activities
Net increase (decrease) in short-term loans	—	—	(403,931)	—	—	—	(403,931)
Proceeds from long-term loans	—	337,955	—	—	—	(801)	337,154
Repayments of long-term loans	—	(80,000)	—	—	—	—	(80,000)
Proceeds from bonds	55,951	—	—	—	348	—	56,299
Repayments of bonds	(60,000)	—	—	—	—	—	(60,000)
Repayments of obligations under finance lease	—	—	—	(2,658)	—	—	(2,658)
Interest paid	—	—	—	(2,855)	—	—	(2,855)
Non-cash items
Foreign exchange movement	(3,019)	(5,244)	(1,105)	(2,610)	—	—	(11,978)
Change in fair value	—	—	—	—	(528)	2,754	2,226
New and amended finance leases	—	—	—	375	—	—	375
Others	121	44	—	2,086	—	—	2,251
As of March 31, 2018	¥172,889	¥812,755	¥18	¥53,149	¥(180)	¥1,953	¥1,040,584

	JPY (millions)
	Bonds	Long-term Loans	Short-term Loans	Finance Lease Obligations	Derivative Assets Used for Hedge of Debts	Derivative Liabilities Used for Hedge of Debts	Total
As of April 1, 2018	172,889	812,755	18	53,149	(180)	1,953	1,040,584
Cash flows from financing activities
Net increase (decrease) in short-term loans	—	—	367,319	—	—	—	367,319
Proceeds from long-term loans	—	1,215,526	—	—	—	—	1,215,526
Proceeds from bonds	1,580,400	—	—	—	—	—	1,580,400
Repayments of obligations under finance lease	—	—	—	(1,741)	—	—	(1,741)
Interest paid	—	—	—	(4,643)	—	—	(4,643)
Acquisitions through business combinations	1,461,627	4,170	138,674	8,685	—	—	1,613,156
Non-cash items
Foreign exchange movement	(23,562)	21,955	(6,009)	1,281	—	—	(6,335)
Change in fair value	—	—	—	—	(3,149)	(1,245)	(4,394)
New and amended finance leases	—	—	—	118,037	—	—	118,037
Others	5,011	178	—	4,643	—	—	9,832
As of March 31, 2019	¥3,196,365	¥2,054,584	¥500,002	¥179,411	¥(3,329)	¥708	¥5,927,741
Others includes increase in debts due to application of amortized cost method.
28.    Share-based Payments
Takeda maintains certain share-based compensation payment plans for the benefit of its directors and certain of its employees. Takeda recorded total compensation expense related to its share-based payment plans of 17,414 million JPY, 22,172 million JPY, and 18,787 million JPY for the years ended March 31, 2017, 2018 and 2019, respectively, in its consolidated statements of income.
Equity-settled Plans
Stock Options
Takeda had maintained a stock option plan under which it granted awards to members of the board, corporate officer, and senior management through the year ended March 31, 2014. There were no stock options granted during the years presented in these financial statements and all previously granted awards are fully vested. These awards generally vested three years after the grant date. The stock options are exercisable for 10 years after the grant date for options held by directors and 20 years for options held by corporate officers and senior management. The individual must be either a director of the Company or an employee of Takeda to exercise the options, unless the individual retired due to the expiration of their term of office, mandatory retirement or other acceptable reasons.
The total compensation expense recognized related to the stock option was 63 million JPY during the year ended March 31, 2017. There was no compensation expense during the years ended March 31, 2018 or 2019 as all awards were fully vested.

The following table summarizes the stock option activities:

	For the Year Ended March 31
	2017		2018		2019
	Number of options (shares)	Weighted average exercise price (JPY)	Number of options (shares)	Weighted average exercise price (JPY)	Number of options (shares)	Weighted average exercise price (JPY)
As of beginning of the year	4,258,000	¥3,920	4,020,900	¥4,026	3,403,800	¥4,054
Exercised	(237,100)	2,121	(617,100)	3,876	(14,600)	3,721
As of end of the year	4,020,900	4,026	3,403,800	4,054	3,389,200	4,055
All of the stock options were exercisable as of March 31, 2017, 2018, and 2019.
The weighted-average share price at the date of exercise was 4,939 JPY, 5,965 JPY and 4,679 JPY during the year ended March 31, 2017, 2018 and 2019, respectively. The weighted-average exercise price and weighted-average remaining contractual life of the share options outstanding were 4,026 JPY and 15 years, 4,054 JPY and 14 years, and 4,055 JPY and 13 years, as of March 31, 2017, 2018 and 2019, respectively.
Stock Incentive Plans
Takeda has two stock-based incentive compensation plans for its directors and members of senior management, including the following:
Board incentive plan (BIP) -The BIP is a stock-based incentive plan for directors of the Company whereby Restricted Share and Performance Share awards are granted to the directors. Each award is settled in a single share of stock of the Company. Under the BIP, Restricted Shares vest one third each year over a three-year period and Performance Shares vest three years from the date of grant. The settlement of the awards is based on stock price, foreign exchange rates (in countries other than Japan), and company dividends. Performance shares are also based on the achievement of certain performance criteria, which are established at the grant date, including, among others, accumulated revenue, operating free cash flow, earnings per share and R&D goals, which are transparent and objective indicators. Takeda, through a wholly owned trust, buys shares of the Company in the market on the grant date, and uses these shares to settle the awards. The number of shares the individual receives (either through physical settlement or cash) is based on the achievement of the performance criteria and vesting of the award. The trust settles the awards through the issuance of shares to individuals in Japan. For individuals outside of Japan the trust sells the share the individual is eligible to receive and pays the cash to the individual.
Employee Stock Ownership Plan (ESOP) - The ESOP is a stock-based incentive plan for senior management whereby awards are granted to the employees. Each award is settled in a single share of stock of the Company. The vesting of the awards under this plan is the same as the BIP for certain members of senior management with the remainder of the employees’ awards vesting one third each year over a three-year period. The settlement of the awards is based on stock price, foreign exchange rates (in countries other than Japan), and company dividends. Performance shares, are also based on the achievement of certain performance criteria, which are established at the grant date including, among others, accumulated revenue, operating free cash flow, earnings per share and targeted R&D goals, which are transparent and objective indicators. Takeda, through wholly owned trust, buys shares of the Company in the market on the grant date and uses these shares to settle the awards. The number of shares the individual receives (either through physical settlement or cash) is based on the achievement of the performance criteria and vesting of the award. The trust settles the awards through the issuance of shares to individuals in Japan. For individuals outside of Japan the trust sells the share the individual is eligible to receive and pays cash to the individual.
The total compensation expense recognized related to these plans was 15,322 million JPY, 18,610 million JPY and 20,084 million JPY during the years ended March 31, 2017, 2018 and 2019, respectively.
The weighted average fair value of the awards at the grant date is as follows (in JPY):

	For the Year Ended March 31
	2017	2018	2019
BIP:
Weighted average fair value at grant date	¥4,664	¥5,709	¥4,631
ESOP:
Weighted average fair value at grant date	4,438	5,709	4,678
The grant date fair value was calculated using the Company's share price on the grant date as it was determined to be approximately the same as the fair value of the awards.

The following table summarizes the award activity related to the stock incentive plans (number of awards):

	For the Year Ended March 31
	2017		2018		2019
	ESOP	BIP	ESOP	BIP	ESOP	BIP
At beginning of the year	4,809,442	281,154	6,471,104	414,933	6,891,762	433,260
Granted	4,328,364	192,818	3,944,938	188,695	5,021,627	252,647
Forfeited/expired before vesting	(849,886)	—	(602,245)	—	(781,033)	(17,832)
Settled	(1,816,816)	(59,039)	(2,922,035)	(170,368)	(3,192,681)	(182,843)
At end of the year	6,471,104	414,933	6,891,762	433,260	7,939,675	485,232
There were no exercisable shares as of March 31, 2017, 2018, and 2019. The weighted average remaining contractual life of the outstanding awards was one year as of each year end for both the BIP and the ESOP plans.
Liability Settled Awards
Takeda has a phantom stock appreciation rights (PSARs) plan and a restricted stock units (RSUs) plan for certain of its employees. The value of these awards is linked to share price of the Company and are settled in cash. The total compensation expense recorded associated with these plans was 2,029 million JPY and 3,562 million JPY during the years ended March 31, 2017 and 2018. A reversal of total compensation expense of 1,297 million JPY was recorded during the year ended March 31, 2019. The total liability reflected in the consolidated statements of financial position as of March 31, 2018 and 2019, is 4,872 million JPY and 2,597 million JPY, respectively.
Phantom stock appreciation rights (PSARs)
The PSARs vest one third each year over a three-year period from the end of the fiscal year during which the awards were granted and can be exercised for a period of ten years from the end of the fiscal year during which the awards were granted. The awards are settled through a cash payment to the holder based on the difference between the share price of the Company at the date of exercise, and the share price at the date of grant.
The following table summarizes the award activity related to the PSARs:

	For the Year Ended March 31
	2017		2018		2019
	Number of PSARs	Weighted Average Exercise Price (JPY)	Number of PSARs	Weighted Average Exercise Price (JPY)	Number of PSARs	Weighted Average Exercise Price (JPY)
As of beginning of the year	10,257,155	¥5,063	9,282,080	¥5,017	4,584,937	¥4,650
Granted	—	—	—	—	—	—
Forfeited before vesting	—	—	—	—	—	—
Exercised	(618,494)	4,706	(4,335,961)	5,072	(214,296)	4,428
Forfeited/expired after vesting	(356,581)	5,012	(361,182)	5,505	(195,294)	4,940
As of end of the year	9,282,080	5,017	4,584,937	4,650	4,175,347	4,849
All PSARs were exercisable as of March 31, 2017, 2018, and 2019.
Restricted stock units (RSUs)
The RSUs vest one third each year over a three-year period from the end of the fiscal year during which the awards were granted. The RSUs are settled upon vesting based on the share price at the vesting date plus any dividends paid on shares during the vesting period. There is no exercise price payable by the holder.

The following table summarizes the award activity related to the RSUs (number of RSUs):

	For the Year Ended March 31
	2017	2018	2019
As of the beginning of the year	1,220,234	448,286	398,479
Granted	255,116	254,710	279,436
Forfeited/expired before vesting	(148,502)	(82,388)	(92,829)
Settled	(878,562)	(222,129)	(183,933)
As of the end of the year	448,286	398,479	401,153
There are no exercisable balances as of March 31, 2017, 2018, and 2019. The total intrinsic value of vested cash-settled share-based payments was 2,442 million JPY as of March 31, 2018. There was no intrinsic value of vested cash-settled share-based payments as of March 31, 2019.
29.    Subsidiaries and Associates
The number of consolidated subsidiaries increased by 240 in the year ended March 31, 2019, primarily due to acquisition of Shire and Tigenix and decreased by 13 primarily due to divestitures including Guangdong Techpool Bio-Pharma Co., Ltd. The number of associates accounted for using the equity method increased by 7 primarily due to the acquisition of Shire and decreased by 3 primarily due to divestitures.
The following is a listing of the Company's consolidated subsidiaries as of March 31, 2019:

Company Name	Country	Voting Share Capital Hd
Takeda Austria GmbH	Austria	100.0%
Baxter AG	Austria	100.0%
Baxalta Innovations GmbH	Austria	100.0%
Takeda Distribuidora Ltda.	Brazil	100.0%
Shire Pharma Canada ULC	Canada	100.0%
Takeda (China) Holdings Co., Ltd.	China	100.0%
Shire BioScience (Shanghai) Co. Ltd	China	100.0%
Takeda Pharmaceutical (China) Company Limited	China	100.0%
Takeda Pharma A/S	Denmark	100.0%
Takeda France S.A.S.	France	100.0%
Shire France S.A.S	France	100.0%
Takeda GmbH	Germany	100.0%
Shire Deutschland GmbH	Germany	100.0%
Takeda Ireland Limited	Ireland	100.0%
Shire Pharmaceutical Holdings Ireland Limited	Ireland	100.0%
Shire Pharmaceuticals International Unlimited Company	Ireland	100.0%
Shire Pharmaceuticals Ireland Limited	Ireland	100.0%
Shire Acquisitions Investments Ireland Designated Activity Company	Ireland	100.0%
Shire Ireland Finance Trading Limited	Ireland	100.0%
Takeda Italia S.p.A.	Italy	100.0%
Shire Italia S.p.A.	Italy	100.0%
Takeda Consumer Healthcare Company Limited	Japan	100.0%
Nihon Pharmaceutical Co., Ltd.	Japan	87.3%
Shire Japan KK	Japan	100.0%
Shire plc	Jersey	100.0%
Takeda Pharmaceuticals Korea Co., Ltd.	Korea	100.0%
Takeda AS	Norway	100.0%
Takeda Pharmaceuticals Limited Liability Company	Russia	100.0%
Takeda Development Center Asia, Pte. Ltd.	Singapore	100.0%
Takeda Vaccines Pte. Ltd.	Singapore	100.0%

Company Name	Country	Voting Share Capital Hd
Shire Pharmaceuticals Iberica S.L.U.	Spain	100.0%
Takeda Pharmaceuticals International AG	Switzerland	100.0%
Baxalta GmbH	Switzerland	100.0%
Baxalta Manufacturing S.à r.l.	Switzerland	100.0%
Baxalta Recombinant S.à r.l	Switzerland	100.0%
Shire International GmbH	Switzerland	100.0%
Takeda UK Limited	U.K	100.0%
Takeda Development Centre Europe Ltd.	U.K	100.0%
Shire Pharmaceuticals Limited	U.K.	100.0%
Shire Pharmaceutical Development Limited	U.K.	100.0%
Takeda Pharmaceuticals International, Inc.	U.S.A.	100.0%
Takeda Pharmaceuticals U.S.A., Inc.	U.S.A.	100.0%
Millennium Pharmaceuticals, Inc.	U.S.A.	100.0%
ARIAD Pharmaceutical, Inc.	U.S.A.	100.0%
Takeda California, Inc.	U.S.A.	100.0%
Takeda Vaccines, Inc.	U.S.A.	100.0%
Takeda Development Center Americas, Inc.	U.S.A.	100.0%
Baxalta Incorporated	U.S.A.	100.0%
Baxalta US Inc.	U.S.A.	100.0%
Shire Human Genetic Therapies Inc	U.S.A.	100.0%
Shire ViroPharma Incorporated	U.S.A.	100.0%
Shire-NPS Pharmaceuticals, Inc.	U.S.A.	100.0%
Dyax Corp.	U.S.A.	100.0%
Meritage Pharma, Inc.	U.S.A.	100.0%
Shire Development LLC	U.S.A.	100.0%
Shire North American Group Inc.	U.S.A.	100.0%
301 immaterial subsidiaries
The following is a listing of the Company's associates accounted for using the equity method as of March 31, 2019:

Company Name	Country	Voting Share Capital Hd
Cerevance, LLC	U.S.A.	27.8%
Teva Takeda Pharma Ltd.	Japan	49.0%
Amato Pharmaceutical Products, Ltd.	Japan	30.0%
16 immaterial associates

30.    Related Party Transactions
Transactions with Affiliates
Takeda has one major affiliate, Teva Takeda Pharma, to which Takeda sells products and acts as a sales agent. Total transactions with Teva Takeda Pharma for the years ended March 31, 2018 and 2019 were 18,166 million JPY and 10,380 million JPY, respectively. Balances of receivables and payables are as follows:

	JPY (millions) As of March 31
	2018	2019
Trade receivables	¥4,187	¥2,885
Other receivables	1,507	1,892
Other payables	30,066	26,844
The terms and conditions of the related party transactions are entered into on terms consistent with third-party transactions and considering market prices. In addition, the receivables and payables are settled in cash and consistent with terms of third-party settlements.
There is no outstanding balance of collateral or guarantee. Impairment loss allowances are not recognized for the receivables.
Compensation for Key Management Personnel
Key management personnel are defined as members of the Board and the Chief Financial Officer. The compensation for key management personnel is as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Basic compensation and bonuses	¥1,478	¥1,332	¥2,226
Share-based compensation (expensed amount)	948	1,176	1,305
Retirement benefits	38	26	73
Total	¥2,464	¥2,534	¥3,604
31.    Business Combinations
Acquisitions during the Year Ended March 31, 2019
Shire plc
On January 8, 2019, Takeda completed the acquisition of 100% of the outstanding shares of Shire plc in a cash and equity transaction valued at 6,213,335 million JPY. Takeda paid $30.33 in cash for each Shire ordinary share and issued either 0.839 of a new share (a "New Takeda Share") or 1.678 American Depositary Shares (“ADSs”) in Takeda (one ADS equals 0.5 New Takeda Share). Takeda incurred 23,750 million JPY of acquisition related costs, which were expensed as incurred and recorded in selling, general and administrative expenses. Takeda has entered into several borrowing agreements to fund the cash portion of the acquisition price (Note 20). Shire was a leading global biotechnology company focused on serving people with rare diseases. This acquisition creates a global R&D driven biopharmaceutical with an attractive geographic footprint as well as strengthens Takeda’s core therapeutic areas, bringing together complementary positions in gastroenterology (GI) and neuroscience. Some of the Shire's marketed products include GAMMAGARD, HYQVIA and TAKHZYRO for Immunology, ADVATE, ADYNOVATE, VONVENDI and FEIBA for Hematology, VYVANSE and ADDERALL XR for Neuroscience, LIALDA/MEZAVANT and PENTASA for Internal Medicine, ELAPRASE and REPLAGAL for Genetic Diseases. Shire’s R&D focused on rare diseases.

The total consideration transferred was comprised of the following:

JPY (millions) Amount
Cash	¥3,029,431
Takeda equity (770,303,013 shares)	3,131,282
Cash for cash settled awards	52,622
Total	¥6,213,335
The Company issued 770,303,013 ordinary shares allocated to the former shareholders of Shire as part of the purchase consideration. The issue price was 4,065 JPY per share, of which 2,032.50 JPY per share is recorded as share capital and the remainder is recorded as share premium. The total increase in equity was 3,131,282 million JPY, of which 1,565,641 million JPY is recorded as share capital and the remainder is recorded as share premium. The fair value of the Takeda shares issued as part of the consideration paid was determined based on the trading price of Takeda shares at the opening of the Tokyo Stock Exchange on the date of acquisition.
The total cash outflow was 2,891,937 million JPY, which represents the initial cash consideration transferred of 3,082,053 million JPY and basis adjustment of 37,107 million JPY, less cash acquired of 227,223 million JPY.
The following represents the preliminary estimate of the fair value of assets acquired and liabilities assumed:

JPY (millions) Amount
Cash and cash equivalents	¥227,223
Trade and other receivables	326,154
Inventories	825,985
Property, plant & equipment	684,487
Intangible assets	3,899,298
Assets held for sale	463,526
Other assets	103,283
Trade and other payables	(61,382)
Provisions	(342,202)
Bonds and loans	(1,603,199)
Deferred tax liabilities	(809,667)
Liabilities held for sale	(196,294)
Other liabilities	(354,139)
Basis adjustments	(37,107)
Goodwill	3,087,369
Net assets acquired	¥6,213,335
Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the expected revenue and cost synergies of the combined Takeda/Shire group. Goodwill recognized as a result of the acquisition is not deductible for tax purposes (Note 11).
Provisions include 29,570 million JPY associated with amounts payable related to legal proceedings (Note 32). Other liabilities also include pre-existing contingent consideration related to Shire’s historical acquisitions. The assumed pre-existing contingent consideration is payable mainly upon the achievement of certain milestones, and the fair value of the potential payments Takeda could be required to make is 52,046 million JPY (Note 21).
The estimated fair values primarily consisting of intangible assets, deferred tax liabilities and goodwill noted above are preliminary and are subject to change. As Takeda finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments will be recorded during the measurement period during fiscal year 2019. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Takeda’s results of operations. The finalization of the purchase accounting assessment will result in a change in the valuation of assets acquired and liabilities assumed, and may have a material impact on Takeda’s results of operations and financial position.
Takeda held foreign currency denominated deposits and entered into foreign currency options to hedge foreign currency risks for the acquisition of Shire, and Takeda applied the hedge accounting to the instruments. Basis adjustment represents accumulated change in fair value of the hedging instruments recorded in other comprehensive income of 37,107 million JPY that was added to the amount of goodwill at the acquisition date.

Takeda recorded 309,198 million JPY of revenue and 126,068 million JPY of net loss related to the operating results of Shire between the acquisition date and March 31, 2019.
Pro forma information
The following pro forma financial information presents the combined results of the operations of Takeda and Shire as if the acquisition of Shire had occurred as of April 1, 2018. The pro forma financial information is not necessarily indicative of what the consolidated results of operations would have been had the respective acquisitions been completed on April 1, 2018. In addition, the pro forma financial information does not purport to project the future results of operations of the combined Company.

JPY (millions) For the Year Ended March 31, 2019
Revenues	¥3,412,468
Net loss	(90,581)
For the purpose of the pro forma financial information, Shire’s historical financial information has been conformed from U.S. Generally Accepted Accounting Principles to IFRS, and to Takeda’s accounting policies for material accounting policy differences.
TiGenix NV ("TiGenix")
On April 30, 2018, Takeda made an all cash voluntary public takeover bid for the entire issued ordinary shares, warrants, and ADSs (collectively the “Securities”) of TiGenix not already owned by Takeda. On June 8, 2018, the Company acquired the Securities tendered in the first acceptance period for 470.2 million EUR. In response to the takeover bid with the Securities already owned by Takeda, Takeda acquired 90.8% of the voting rights. Takeda incurred 767 million JPY of acquisition related costs, which were expensed as incurred and recorded in selling, general and administrative expenses.
TiGenix is a biopharmaceutical company which develops novel stem cell therapies for treatment of medical conditions. This acquisition will expand Takeda's late stage gastroenterology (GI) pipeline with the U.S. rights to Cx601 (darvadstrocel), a suspension of allogeneic expanded adipose-derived stem cells (eASC) under investigation for the treatment of complex perianal fistulas in patients with non-active/mildly active luminal Crohn’s disease (CD). Following the 2nd Takeover bid and a squeeze-out ended in July 2018, TiGenix became a wholly owned subsidiary of Takeda.
The total consideration transferred was comprised of the following:

JPY (millions) Amount
Cash	¥67,319
The ordinary shares of TiGenix already owned by Takeda immediately prior to the acquisition date	2,684
Total	¥70,003
The total cash outflow was 66,749 million JPY, which represents the initial cash consideration transferred of 67,319 million JPY and basis adjustment of 3,381 million JPY, less cash acquired of 3,951 million JPY.
The following represents provisional fair value of assets acquired and liabilities assumed:

JPY (millions) Amount
Intangible assets	¥63,421
Other assets	5,541
Deferred tax liabilities	(8,043)
Other liabilities	(5,678)
Basis adjustments	(3,381)
Goodwill	18,143
Net assets acquired	¥70,003
Goodwill comprises increased earnings expected from the future business development. Goodwill is not deductible for tax purposes.
The fair value primarily consisting of intangible assets, deferred tax liabilities and goodwill assumed as of the acquisition date have been recorded provisionally based on the information available as of March 31, 2019. These amounts are subject to change as the Company is in the process of reviewing further details of the basis for the fair value measurement. For the year ended March 31, 2019, goodwill at the acquisition date decreased by 1,831 million JPY as a result of the adjustment to the provisional fair value, while other assets and deferred tax liabilities decreased by 253 million JPY and 2,084 million JPY, respectively.
Takeda entered into a forward exchange contract to hedge foreign currency risks for the acquisition of TiGenix, and applied the hedge accounting to the contract. Basis adjustment represents a fair value of the hedging instrument of 3,381 million JPY that was added to the amount of goodwill at the acquisition date.
No gains or losses were recognized as a result of remeasurement of fair value of the ordinary shares of TiGenix already owned by Takeda immediately prior to the acquisition date.
The revenue and net profit of TiGenix for the post-acquisition period, which were recognized in the consolidated financial statements for the year ended March 31, 2019 were immaterial.
The impact on Takeda’s revenue and net profit for the year ended March 31, 2019 assuming the acquisitions date of TiGenix had been April 1, 2018 was immaterial.
Acquisitions during the Years ended March 31, 2018
During the year ended March 31, 2018, Takeda acquired a business for 28,328 million JPY, which was fully paid in cash.
Acquisitions during the Year Ended March 31, 2017
ARIAD Pharmaceuticals, Inc.
On February 16, 2017, Takeda acquired ARIAD Pharmaceuticals, Inc. (hereinafter referred to as “ARIAD") through a tender offer to purchase all issued and outstanding shares of common stock in cash. ARIAD was focused on discovering, developing and commercializing precision therapies for patients with rare cancers. The acquisition of ARIAD is a highly strategic deal as it transforms Takeda’s global oncology portfolio and pipeline by expanding into solid tumors and reinforcing the existing strength in hematology. Brigatinib (US product name: ALUNBRIG) is a small molecule ALK (anaplastic lymphoma kinase) inhibitor for non-small cell lung cancer. After the acquisition, Brigatinib was granted marketing authorization by the US Food and Drug Administration (FDA) in April 2017. ICLUSIG, a treatment for CML (chronic myeloid leukemia) and Philadelphia chromosome positive ALL (acute lymphoblastic leukemia), is commercialized globally (marketing rights of the product are out-licensed in some certain markets other than the US). These two targeted and innovative medicines, with cost synergies, are expected to be value drivers for Takeda's oncology business. Additionally, ARIAD has a robust early stage pipeline, and Takeda will leverage ARIAD's R&D capabilities and platform to generate immediate and long-term growth in the pharmaceutical business.
The following represents fair value of assets acquired, liabilities assumed, purchase consideration transferred:

JPY (millions) Amount
Intangible assets	¥433,047
Other assets	43,490
Deferred tax liabilities	(92,419)
Other liabilities	(38,852)
Goodwill	273,627
Net Assets Acquired	¥618,893

The consideration transferred was comprised of the following:

JPY (millions) Amount
Cash	¥531,918
Debt assumed	59,155
Assumption of share-based payment liabilities	27,820
Total	¥618,893
Reduced by:
Cash acquired	(29,869)
Deferred consideration	(1,509)
Proceeds from cash flow hedge	(4,411)
Net consideration paid	¥583,104
Goodwill comprises higher earnings expected from the future business development. Goodwill is not deductible for tax purposes.
The fair value of the assets acquired and the liabilities assumed, as of March 31, 2017, was booked provisionally, and allocation of the purchase price was completed during the year ended March 31, 2018. The purchase price allocation above reflects the fair value, and has been updated from the provisional amounts. As a result of the adjustments to the provisional fair value, goodwill at the acquisition date decreased by 3,198 million JPY while other liabilities increased by 2,827 million JPY and intangible assets, other assets and deferred tax liabilities decreased by 2,853 million JPY, 3,114 million JPY and 11,992 million JPY, respectively.
Acquisition-related costs of 3,194 million JPY, which includes agent fee and legal fee arising from the acquisition, were expensed as incurred and recorded in selling, general and administrative expenses.
Net revenue and net loss of ARIAD during the post-acquisition period, which were recognized in the consolidated statement of income for the year ended March 31, 2017, were immaterial. The impact on Takeda’s revenue and net profit of ARIAD for the period ended March 31, 2017 assuming the acquisition date had been as of the beginning of the annual reporting period was immaterial.
In addition to the acquisition of ARIAD, Takeda acquired another business during the year for 6,040 million JPY. The aggregate net cash paid for acquisitions during the year ended March 31, 2017 was 589,144 million JPY.
32.    Commitments and Contingent Liabilities
Operating Lease
Takeda is the lessee under several operating leases, primarily for office and other facilities, and certain office equipment. Future minimum lease payments by maturity under non-cancellable operating leases that have initial or remaining lease terms in excess of one year are as follows:

	JPY (millions) As of March 31
	2018	2019
Within one year	¥12,053	¥31,172
Between one and five years	31,278	91,105
More than five years	33,720	111,301
Total	¥77,051	¥233,578
Total future minimum sublease payments expected to be received under non-cancellable subleases as of March 31, 2018 and 2019 were 34,482 million JPY and 13,140 million JPY, respectively.
Rent expense for operating lease contracts and sublease income recognized in profit or loss are as follows:

	JPY (millions) For the Year Ended March 31
	2017	2018	2019
Rent expense	¥11,758	¥21,384	¥27,444
Sublease income	(109)	(2,493)	(3,579)
Total	¥11,649	¥18,891	¥23,865

Purchase commitments
The amount of contractual commitments for the acquisition of property, plant and equipment was 14,078 million JPY and 33,991 million JPY as of March 31, 2018 and 2019, respectively.
Irish Revenue Authority assessment
Shire received a tax assessment from the Irish Revenue Authority on November 28, 2018 for 398 million EUR. This assessment relates to a potential taxable gain from a 1,635 million USD break fee Shire received from AbbVie, Inc. ("AbbVie") in connection with the terminated offer to acquire Shire made by AbbVie in 2014. Takeda is currently in the appeal process with regards to this assessment as it does not believe a tax liability should arise from the break fee.
Milestone Payments
As discussed in Note 13, Takeda has certain contractual agreements related to the acquisition of intangible assets that require it to make payments of up to 517,017 million JPY and 655,531 million JPY as of March 31, 2018 and 2019, respectively. These commitments include development milestone payments in relation to R&D programs under development and expected maximum commercial milestone payments in relation to launched products. As for the programs under development, the possibility to meet certain conditions for commercial milestone payments is uncertain and the related commercial milestone payments were not included in the commitments.
Guarantees
The amount of contingent liabilities related to guarantees was 186 million JPY and 99 million JPY as of March 31, 2018 and 2019, respectively. These are all related to transactions with financial institutions and are not recognized as financial liabilities in the consolidated statement of financial position because the possibility of loss from contingent liabilities was remote.
Litigation
Takeda is involved in various legal and administrative proceedings. The most significant matters are described below.
Takeda may become involved in significant legal proceedings for which it is not possible to make a reliable estimate of the expected financial effect, if any, which may result from ultimate resolution of the proceedings. In these cases, appropriate disclosures about such cases would be included in this note, but no provision would be made for the cases.
With respect to each of the legal proceedings described below, other than those for which a provision has been made, Takeda is unable to make a reliable estimate of the expected financial effect at this stage. This is due to a number of factors, including, but not limited to, the stage of proceedings, the entitlement of parties to appeal a decision, if any, and lack of clarity as to the merits of theories of liability, the merits of Takeda’s defenses, the amount and recoverability of damages and/or governing law. The Company does not believe that information about the amount sought by the plaintiffs, if that is known, is, by itself, meaningful in every instance with respect to the outcome of those legal proceedings.
Legal expenses incurred and charges related to legal claims are recorded in selling, general and administrative expenses. Provisions are recorded, after taking appropriate legal and other specialist advice, where an outflow of resources is considered probable and a reliable estimate can be made of the likely outcome of the dispute. For certain product liability claims, Takeda will record a provision where there is sufficient history of claims made and settlements to enable management to make a reliable estimate of the provision required to cover unasserted claims. As of March 31, 2019, Takeda’s aggregate provisions for legal and other disputes were 46,775 million JPY. The ultimate liability for legal claims may vary from the amounts provided and is dependent upon the outcome of litigation proceedings, investigations and possible settlement negotiations. Unless otherwise stated below, Takeda is unable to predict the outcome or duration of these matters at this time.
Takeda’s position could change over time, and, therefore, there can be no assurance that any losses that result from the outcome of any legal proceedings will not exceed, by a material amount, the amount of the provisions reported in these consolidated financial statement.
Certain of the matters discussed below were originally brought against Shire or its subsidiaries prior to Takeda’s acquisition of Shire. Refer to Note 31 on Business Combination for discussion of Takeda’s purchase accounting for the acquisition of Shire.
Product Liability and Related Claims
Pre-clinical and clinical trials are conducted during the development of potential products to determine the safety and efficacy of products for use by humans following approval by regulatory bodies. Notwithstanding these efforts, when drugs and vaccines are introduced into the marketplace, unanticipated safety issues may become, or be claimed by some to be, evident. Takeda is currently a defendant in a number of product liability lawsuits related to its products. For the product liability lawsuits and related claims, other than those for which a provision has been made, Takeda is unable to make a reliable estimate of the expected financial effect at this stage.
The Company’s principal pending legal and other proceedings are disclosed below. The outcomes of these proceedings are not always predictable and can be affected by various factors. For those legal and other proceedings for which it is considered at least reasonably possible that a loss has been incurred, the Company discloses the possible loss or range of possible loss in excess of the recorded loss contingency provision, if any, where such excess is both material and estimable.
ACTOS
Takeda has been named as a defendant in lawsuits in U.S. federal and state courts in which plaintiffs allege to have developed bladder cancer or other injuries as a result of taking products containing type 2 diabetes treatment pioglitazone (U.S. brand name ACTOS). Eli Lilly and Company ("Lilly"), which co-promoted ACTOS in the United States for a period of time, also has been named as a defendant in many of these lawsuits. Under the parties’ co-promotion agreement, Takeda has agreed to defend and indemnify Lilly in the U.S. matters. Outside the U.S., lawsuits and claims have also been brought by persons claiming similar injuries.
In April 2015, Takeda reached an agreement with the lead plaintiffs’ lawyers that resolved the vast majority of ACTOS product liability lawsuits pending against Takeda and Lilly in the U.S. The settlement covered all bladder cancer claims pending in any U.S. court as of the date of settlement. Claimants with unfiled claims in the U.S. represented by counsel as of the date of settlement and within three days thereafter were also eligible to participate. The settlement became effective when 95% of litigants and claimants opted-in. In connection with this broad settlement, Takeda has paid 2.4 billion USD (approximately 288 billion JPY) into a qualified settlement fund. Takeda received insurance proceeds totaling approximately 58 billion JPY under various policies covering product liability claims against Takeda. Takeda also established provisions for the remaining ACTOS claims and lawsuits.
In addition to remaining product liability claims, the following lawsuits have been filed against Takeda by public and private third-party payors, as well as consumers, seeking damages for alleged economic losses:
A purported nation-wide class action lawsuit has been filed in federal court in California—the Painters’ Fund case—on behalf of third-party payors and consumers seeking, among other things, reimbursement of monies spent on ACTOS. In April 2018, the court dismissed the Painters’ Fund case. Plaintiffs appealed.
A purported California class action has been filed in federal court in California asserting claims similar to the Painters’ Fund case.
The States of Mississippi and Louisiana have filed lawsuits against Takeda and Lilly alleging that defendants did not warn about bladder cancer and other risks of ACTOS. The lawsuits seek reimbursement of the cost of ACTOS, paid by the states on behalf of patients through programs such as Medicaid, and for medical treatment of patients allegedly injured by ACTOS, attorneys’ fees and expenses, and punitive damages. The court granted Takeda’s motion to dismiss the Louisiana case. The decision has been appealed. In November 2018, Takeda and Lilly agreed to settle the lawsuit brought by the State of Mississippi. The lawsuit brought by the State of Louisiana remains pending.
Proton Pump Inhibitor (“PPI”) Related Claims
As of June 10, 2019 approximately 6,000 product liability lawsuits involving PREVACID and DEXILANT have been filed against Takeda in U.S. federal and state courts. The federal lawsuits are consolidated for pre-trial proceedings in a multi-district litigation in federal court in New Jersey. The plaintiffs in these cases allege they developed kidney injuries as a result of taking PREVACID and/or DEXILANT, and that Takeda failed to adequately warn them of this potential risk. It remains unclear how many of the plaintiffs actually took PREVACID and/or DEXILANT. Similar cases are pending against other manufacturers of drugs in the same PPI class as Takeda’s products, including AstraZeneca plc (“AstraZeneca”), Procter & Gamble Company (“Procter & Gamble”) and Pfizer Inc. (“Pfizer”). Outside the U.S., three proposed class actions have been filed in three provinces in Canada (Quebec, Ontario, and Saskatchewan). The defendants in these actions include Takeda, AstraZeneca, Janssen Pharmaceutical Companies (“Janssen”) and several generic manufacturers. It is unclear how many additional actions, if any, may be filed against Takeda in the U.S., Canada or elsewhere.
ELAPRASE
In 2014, Shire’s Brazilian affiliate, Shire Farmaceutica Brasil Ltda, was served with a lawsuit brought by the State of Sao Paulo where the Brazilian Public Attorney’s office has intervened alleging that Shire would be obligated to supply ELAPRASE for an indefinite period at no cost to patients who participated in ELAPRASE clinical trials in Brazil, and seeking recoupment to the Brazilian government for amounts paid on behalf of these patients to date, and moral damages associated with these claims.
On May 6, 2016, the trial court judge ruled on the case and dismissed all the claims under the class action, which was appealed. On February 20, 2017, the Court of Appeals in Sao Paulo issued a decision upholding the decision rendered by the lower court judge, dismissing, therefore, all the claims under the class action. On July 12, 2017, the Public Prosecutor filed an appeal addressed to the Supreme Court. On October 10, 2017, the State of Sao Paulo filed appeals addressed to the Superior Court of Justice and to the Supreme Court. On November 13, 2017, Shire submitted its answers to the aforementioned appeals. On July 3, 2018 the President of Sao Paulo Court of Appeals issued a decision denying the remittance of all appeals to the Superior Courts. Against such decision, both the State (on August 23, 2018) and the Public Prosecutor (on October 3, 2018) filed an appeal. By virtue of such appeal, the case records were remitted to the Superior Court of Justice on February 27, 2019. Takeda is currently waiting the assignment of the case to one of the Justices of the Superior Court of Justice.
Intellectual property
Intellectual property claims include challenges to the validity and enforceability of Takeda’s patents on various products or processes as well as assertions of non-infringement of those patents. A loss in any of these cases could result in loss of patent protection for the product at issue. The consequences of any such loss could be a significant decrease in sales of that product and could materially affect future results of operations for Takeda.
PREVACID
In January 2018, Takeda received notice from Zydus Pharmaceuticals (USA) Inc. ("Zydus") that it has amended its application for a generic version of SoluTab. In response, Takeda filed a patent infringement lawsuit against Zydus and in response, Zydus filed a counterclaim asserting that Takeda’s challenge of Zydus’ abbreviated new drug application (“ANDA”) product violates antitrust laws. Takeda believes the counterclaim is without merit.
In June 2009, Apotex Pharmaceuticals Inc. ("Apotex") filed a lawsuit in Toronto, Canada, against Takeda and Abbott Laboratories ("Abbott") seeking alleged damages for delayed market entry of its generic lansoprazole capsules due to a prior patent infringement lawsuit against Apotex. Previously, Abbott and Takeda filed a patent infringement lawsuit against Apotex in response to Apotex’s regulatory submission to the Canadian Minister of Health seeking permission to market generic lansoprazole capsules before the expiration of various Canadian patents relating to this drug. In January 2019, the parties settled the lawsuit.
PANTOPRAZOLE
On January 15, 2016, Mylan Inc. ("Mylan") filed a suit at the Federal Court against Takeda claiming damages as a result of the dismissal of Takeda´s previous PM(NOC) proceeding against Mylan. Mylan claimed damages due to being held-off the market with its generic pantoprazole magnesium product during the time period of June 27, 2013 until June 15, 2015. The parties settled the lawsuit in May 2018.
AMITIZA
In March 2017, Sucampo Pharmaceuticals, Inc. ("Sucampo") (Takeda’s licensor) received a paragraph IV certification directed to AMITIZA from Amneal Pharmaceuticals, and in August 2017 received a paragraph IV certification directed to AMITIZA from Teva Pharmaceutical Industries Ltd. ("Teva"). These parties contend that the patents listed in FDA’s Orange Book for AMITIZA are invalid and/or not infringed by their ANDA product. In response, Sucampo and Takeda filed a patent infringement lawsuit against the parties. Patent litigation against other ANDA filers for AMITIZA were previously settled, and patent litigation against Amneal Pharmaceuticals and Teva was settled in June 2018.
TRINTELLIX
Takeda has received notices from sixteen generic pharmaceutical companies that they have submitted ANDAs with paragraph IV certifications seeking to sell generic versions of TRINTELLIX. To date, at least four generic companies are challenging the patents covering the compound, vortioxetine, which expire in 2026. Takeda filed patent infringement lawsuits against the ANDA filers in federal court in Delaware.
ENTYVIO
F. Hoffmann-La Roche, Ltd. ("Roche") has filed patent infringement lawsuits against Takeda in Germany and Italy alleging that ENTYVIO infringes a Roche patent issued in Germany and Italy. Takeda is vigorously defending these lawsuits. Additionally, Takeda has filed a lawsuit in the U.K. seeking nullification of Roche’s patent in the U.K.
MYDAYIS
On October 12, 2017, Shire was notified that Teva Pharmaceuticals USA, Inc. had submitted an ANDA to the FDA seeking permission to market a generic version of MYDAYIS. Within the requisite 45-day period, Shire filed a lawsuit in the U.S. District Court for the District of Delaware against Teva Pharmaceuticals USA, Inc., Actavis Laboratories, Inc. and Teva Pharmaceutical Industries Limited (collectively the “Teva entities”). A Markman hearing took place on January 23, 2019. A trial is scheduled to begin on December 9, 2019.
On March 8, 2018, Shire was notified that Impax Laboratories, Inc. (“Impax”) had submitted an ANDA to the FDA seeking permission to market a generic version of MYDAYIS. Within the requisite 45-day period, Shire filed a lawsuit in the U.S. District Court for the District of Delaware against Impax. A Markman hearing took place on January 23, 2019. A trial is scheduled to begin on December 9, 2019.
On April 19, 2018, Shire was notified that SpecGX LLC (“SpecGX”) had submitted an ANDA to the FDA seeking permission to market a generic version of MYDAYIS. Within the requisite 45-day period, Shire filed a lawsuit in the U.S. District Court for the District of Delaware against SpecGx. Shire and SpecGx settled the lawsuit on January 28, 2019.
Petitions to institute inter partes reviews (“IPRs”) against U.S. Patent numbers 8,846,100 and 9,173,857 were filed by KVK Tech in January 2018 and the petitions were granted in July 2018. Both of these patents are listed in the Orange Book as covering MYDAYIS and are among the patents-in-suit in the infringement action brought against the Teva entities and Impax as noted above. A decision on the merits is expected on or before July 10, 2019.
ADYNOVATE
On December 5, 2016, Bayer Healthcare LLC (“Bayer”) filed a lawsuit in the US District Court for the District of Delaware against Baxalta Incorporated and Baxalta US Inc. (collectively "Baxalta"), which are direct or indirect wholly owned subsidiaries of Shire, and Nektar Therapeutics (“Nektar”) filed alleging infringement of U.S. Patent No. 9,364,520 in connection with the sales of ADYNOVATE [antihemophilic factor (recombinant), PEGylated]. The case was tried before a jury beginning on January 28, 2019. The jury found in favor of Bayer determining that the patent is infringed. The jury further awarded damages in the amount of 155.2 million USD. Takeda is considering its further options. Takeda established a provision against this case in purchase accounting (Note 31).
On September 15, 2017, Baxalta and Nektar filed a lawsuit in the US District Court for the District of Delaware against Bayer alleging infringement of US Patent Nos. 7,199,223; 7,863,421; 8,143,378; 8,247,536; 8,519,102; 8,618,259; 8,889,831: This case was consolidated on December 7, 2018 with Baxalta’s and Nektar’s lawsuit filed on August 31, 2018 alleging infringement of 7,026,440; 7,872,072; 8,273,833; 8,809,453; and 9,187,569 in connection with the BAY-94 (subsequently approved and marketed as Jivi® (antihemophilic factor (recombinant PEGylated-aucl)). On July 2, 2018, an amended complaint was filed adding US Patent No. 9,999,657. Markman hearings are scheduled to take place on June 21, 2019 and August 20, 2019. A trial is scheduled to begin on April 27, 2020.
Other
In addition to the individual patent litigation cases described above, Takeda is party to a number of cases where Takeda has received notices that companies have submitted ANDAs with paragraph IV certifications to sell generic versions of other Takeda products. These include other Takeda products including Alogliptin. Takeda has filed patent infringement lawsuits against parties involved in these situations.
Sales, Marketing, and Regulation
Takeda has other litigations related to its products and its activities, the most significant of which are describe below.
ACTOS
There have been purported class action lawsuits filed in federal court in New York by several end payors and wholesalers against Takeda alleging anticompetitive conduct to delay generic competition for ACTOS. In September 2015, the court granted defendants’ motions to dismiss the antitrust claims asserted by the end payors. The end payors appealed this decision to the Federal 2nd Circuit Court of Appeals. The wholesalers’ lawsuit had been stayed pending the appellate court’s decision in the end payors’ lawsuit. In February 2017, the appellate court reversed in part the dismissal of the end payors’ case and allowed one of plaintiffs’ antitrust theories to proceed in the trial court. Specifically, the court ruled that plaintiffs sufficiently alleged that Takeda’s characterizations of two patents in the FDA Orange Book were false, and that this resulted in delaying Teva’s launch of generic ACTOS. Takeda disagrees with these allegations and believes the Orange Book listings were correct. The court, however, affirmed the trial court’s dismissal of other antitrust theories. The end payors’ case, along with the wholesalers’ case, is proceeding in the trial court, where Takeda has filed a motion to dismiss the remaining legal theory.
VANCOCIN
On April 6, 2012, ViroPharma Incorporated (“ViroPharma”) received a notification that the United States Federal Trade Commission (“FTC”) was conducting an investigation into whether ViroPharma had engaged in unfair methods of competition with respect to VANCOCIN, which Shire acquired in January 2014. Following its divestiture of VANCOCIN in August 2014, Shire retained certain liabilities including any potential liabilities related to the VANCOCIN citizen petition.
On August 3, 2012, and September 8, 2014, ViroPharma and Shire respectively received Civil Investigative Demands from the FTC requesting additional information related to this matter. Shire has fully cooperated with the FTC’s investigation.
On February 7, 2017, the FTC filed a complaint against Shire alleging that ViroPharma engaged in conduct in violation of U.S. antitrust laws arising from a citizen petition ViroPharma filed in 2006 related to FDA’s policy for evaluating bioequivalence for generic versions of VANCOCIN. The complaint seeks equitable relief, including an injunction and disgorgement. Shire filed a motion to dismiss on April 10, 2017. On March 20, 2018, the court granted Shire’s motion. On April 11, 2018, the FTC filed a Notice of Appeal. On February 25, 2019, the Court of Appeals for the Third Circuit affirmed the dismissal of the FTC’s complaint.
At this time, Takeda is unable to predict the outcome or duration of this case.
Investigation of Patient Assistance Programs
In November 2016, the U.S. Department of Justice (through the U.S. Attorneys’ Office in Boston) issued a subpoena to ARIAD, which was acquired by Takeda during the year ended March 31, 2017, seeking information from January 2010 to the present relating to ARIAD’s donations to 501(c) (3) co-payment foundations, financial assistance programs, and free drug programs available to Medicare beneficiaries and the relationship between these co-payment foundations and specialty pharmacies, hubs or case management programs. ARIAD is cooperating in the investigation.
In June 2019, the U.S. Department of Justice (through the U.S. Attorney’s Office in Boston, Massachusetts) issued a subpoena to Shire Pharmaceuticals LLC, which was acquired by Takeda during the year ended March 31, 2019 (through Takeda’s acquisition of Shire plc). The subpoena generally seeks information about Shire’s interactions with 501(c)(3) organizations that provide financial assistance to Medicare patients taking Shire drugs, including the hereditary angioedema medications Firazyr and Cinryze. Shire is cooperating with the investigation.

33.    Subsequent Events
On May 9, 2019, Takeda announced the sale of Xiidra® (lifitegrast ophthalmic solution), which was obtained as part of the Shire acquisition, to buyer Novartis. Xiidra® is currently marketed in the United States and Canada. Under the terms of the agreement, Takeda will receive total consideration of up to 5.3 billion USD (approximately 590.0 billion JPY), including 3.4 billion USD in cash at closing and up to 1.9 billion USD in contingent payments. The contingent payments become payable to Takeda at specified milestones based on sales of Xiidra® or a comparable generic product. Xiidra® was recorded as held for sale at the date of the Shire acquisition, as Takeda intended to dispose of Xiidra®. The disposal group including Xiidra® was recorded at the acquisition date based on the estimated consideration to be received in the transaction. The deal is expected to be closed in the second quarter ended September 30, 2019.
On May 9, 2019, Takeda announced the sale of TachoSiltm (Fibrin Sealant Patch) to buyer Ethicon for 400 million EUR (approximately 50 billion JPY). In addition, Takeda entered in a long-term manufacturing services agreement with the buyer. The transaction includes the sale of product rights and transfer of related workforce. The deal is expected to be closed in the second quarter ended September 30, 2019.
On May 14, 2019, Takeda announced the issuance of 11,350 thousand shares at an issuance price of 4,318 JPY per share through third- party allotment to The Master Trust Bank of Japan, Ltd., which is the trust account for Takeda’s ESOP subsidiary. This issuance was approved by the resolution of the Board of Directors. These shares are issued with the intention to be reacquired by Takeda from the ESOP trust for distribution of share-based compensation awards.
On June 6, 2019, Takeda issued hybrid bonds (subordinated bonds) (“Hybrid Bonds”) with an aggregate principal amount of 500 billion JPY. The proceeds from this Hybrid Bonds offering were used to repay the existing syndicated loans comprised of the senior short-term loan facility that was utilized to finance the acquisition of Shire. The Hybrid Bonds will mature on June 6, 2079. Under the terms and conditions of the Hybrid Bonds, Takeda may make an early repayment of all of the principal of the Hybrid Bonds on each interest payment date beginning October 6, 2024. Interest is payable semi-annually at a rate per annum subject to revision. The Hybrid Bonds are unsecured, and Takeda is not subject to any financial covenants related to these bonds.

SHIRE PLC
Consolidated Financial Statements
Years Ended December 31, 2018 and 2017

INDEPENDENT AUDITORS' REPORT
To the Board of Directors of Shire plc
St Helier, Jersey
We have audited the accompanying consolidated financial statements of Shire plc and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shire plc and its subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP
February 8, 2019

SHIRE PLC
CONSOLIDATED BALANCE SHEETS
(In millions, except par value of shares)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$924.6	$472.4
Restricted cash	42.0	39.4
Accounts receivable, net	3,071.6	3,009.8
Inventories	3,497.5	3,291.5
Other current assets	990.0	795.3
Total current assets	8,525.7	7,608.4
Investments	465.6	241.1
Property, plant and equipment (PP&E), net	6,506.9	6,635.4
Goodwill	19,006.2	19,831.7
Intangible assets, net	29,082.8	33,046.1
Deferred tax asset	135.0	188.8
Other non-current assets	157.1	205.4
Total assets	$63,879.3	$67,756.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,800.7	$4,184.5
Short term borrowings and capital leases	3,336.7	2,788.7
Other current liabilities	349.7	908.8
Total current liabilities	8,487.1	7,882.0
Long term borrowings and capital leases	11,104.7	16,752.4
Deferred tax liability	4,296.3	4,748.2
Other non-current liabilities	2,235.2	2,197.9
Total liabilities	26,123.3	31,580.5
Commitments and contingencies
Equity:
Common stock of 5p par value; 1,500 shares authorized; and 925.5 shares issued and outstanding (2017: 1,500 shares authorized; and 917.1 shares issued and outstanding)	82.2	81.6
Additional paid-in capital	25,567.4	25,082.2
Treasury stock: 7.4 shares (2017: 8.4 shares)	(257.7)	(283)
Accumulated other comprehensive income	341.5	1,375.0
Retained earnings	12,022.6	9,920.6
Total equity	37,756.0	36,176.4
Total liabilities and equity	$63,879.3	$67,756.9
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Years ended December 31,
	2018	2017	2016
Revenues:
Product sales	$15,017.2	$14,448.9	$10,885.8
Royalties and other revenues	472.8	711.7	510.8
Total revenues	15,490.0	15,160.6	11,396.6
Costs and expenses:
Cost of sales	4,739.2	4,700.8	3,816.5
Research and development	1,695.3	1,763.3	1,439.8
Selling, general and administrative	3,399.8	3,530.9	3,015.2
Amortization of acquired intangible assets	1,806.2	1,768.4	1,173.4
Integration and acquisition costs	585.1	894.5	883.9
Reorganization costs	286.2	47.9	121.4
Gain on sale of Oncology and product rights	(266.6)	(0.4)	(16.5)
Total operating expenses, net	12,245.2	12,705.4	10,433.7

Operating income from continuing operations	3,244.8	2,455.2	962.9

Interest income	6.4	9.7	18.4
Interest expense	(482.6)	(578.9)	(469.6)
Other (expense)/income, net	(23.2)	7.4	(25.6)
Total other expense, net	(499.4)	(561.8)	(476.8)

Income from continuing operations before income taxes and equity in earnings of equity method investees	2,745.4	1,893.4	486.1
Income tax (expense) / benefit	(430.9)	2,357.6	126.1
Equity in earnings/(losses) of equity method investees, net of taxes	12.9	2.5	(8.7)
Income from continuing operations, net of taxes	2,327.4	4,253.5	603.5
Gain/(loss) from discontinued operations, net of taxes	—	18.0	(276.1)
Net income	$2,327.4	$4,271.5	$327.4

Earnings per Ordinary Share – basic
Earnings from continuing operations	$2.55	$4.69	$0.78
Earnings/(loss) from discontinued operations	—	0.02	(0.35)
Earnings per Ordinary Share – basic	$2.55	$4.71	$0.43

Earnings per Ordinary Share – diluted
Earnings from continuing operations	$2.53	$4.66	$0.77
Earnings/(loss) from discontinued operations	—	0.02	(0.35)
Earnings per Ordinary Share – diluted	$2.53	$4.68	$0.42

Weighted average number of shares:
Basic	913.0	906.5	770.1
Diluted	918.5	912.0	776.2
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions)

	Years ended December 31,
	2018	2017	2016
Net income	$2,327.4	$4,271.5	$327.4
Other comprehensive (loss)/income:
Foreign currency translation adjustments	(952.8)	2,785.0	(1,323.3)
Pension and other employee benefits (net of tax expense of $11.9, $11.2, and $8.8 for the years ended December 31, 2018, 2017 and 2016, respectively)	(12.8)	32.7	(5.2)
Unrealized (loss)/gain on available-for-sale securities (net of tax benefit of $nil, $0.1, and $0.1 for the years ended December 31, 2018, 2017 and 2016, respectively)	(67.9)	61.3	8.3
Hedging activities (net of tax benefit of $nil, $3.1, and net of tax expense of $3.3 for the years ended December 31, 2018, 2017 and 2016, respectively)	—	(6.4)	6.4
Comprehensive income/(loss)	$1,293.9	$7,144.1	$(986.4)
The components of Accumulated other comprehensive income as of December 31, 2018 and December 31, 2017 are as follows:

	Years ended December 31,
	2018	2017
Foreign currency translation adjustments	$326.8	$1,279.6
Pension and other employee benefits, net of taxes	14.7	27.5
Unrealized holding gain on available-for-sale securities, net of taxes	—	67.9
Accumulated other comprehensive income	$341.5	$1,375.0
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In millions)

	Common stock number of shares	Common stock	Additional paid-in capital	Treasury stock	Accumulated other comprehensive income/(loss)	Retained earnings	Total equity
As of January 1, 2018	917.1	$81.6	$25,082.2	$(283)	$1,375.0	$9,920.6	$36,176.4
Net income	—	—	—	—	—	2,327.4	2,327.4
Other comprehensive loss, net of tax	—	—	—	—	(1,033.5)	—	(1,033.5)
Shares issued under employee benefit plans and other	8.4	0.6	295.7	—	—	—	296.3
Cumulative-effect adjustment from adoption of ASU 2014-09, Revenue from Contracts with Customers	—	—	—	—	—	52.0	52.0
Cumulative-effect adjustment from adoption of ASU 2016-01, Financial Instruments - Overall	—	—	—	—	—	67.9	67.9
Cumulative-effect adjustment from adoption of ASU 2016-16, Income Taxes	—	—	—	—	—	7.5	7.5
Share-based compensation	—	—	189.5	—	—	—	189.5
Shares released by employee benefit trust to satisfy exercise of stock options	—	—	—	25.3	—	(25.3)	—
Dividends	—	—	—	—	—	(327.5)	(327.5)
As of December 31, 2018	925.5	$82.2	$25,567.4	$(257.7)	$341.5	$12,022.6	$37,756.0
Dividends per share
During the year ended December 31, 2018, Shire plc declared and paid dividends of $0.3539 U.S. per ordinary share (equivalent of $1.0617 U.S. per ADS) totaling $327.5 million.
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In millions)

	Common stock number of shares	Common stock	Additional paid-in capital	Treasury stock	Accumulated other comprehensive income/(loss)	Retained earnings	Total equity
As of January 1, 2017	912.2	$81.3	$24,740.9	$(301.9)	$(1,497.6)	$5,925.3	$28,948.0
Net income	—	—	—	—	—	4,271.5	4,271.5
Other comprehensive income, net of tax	—	—	—	—	2,872.6	—	2,872.6
Shares issued under employee benefit plans and other	4.9	0.3	155.7	—	—	—	156.0
Cumulative-effect adjustment from adoption of ASU 2016-09	—	—	10.7	—	—	24.0	34.7
Share-based compensation	—	—	174.9	—	—	—	174.9
Shares released by employee benefit trust to satisfy exercise of stock options	—	—	—	18.9	—	(18.9)	—
Dividends	—	—	—	—	—	(281.3)	(281.3)
As of December 31, 2017	917.1	$81.6	$25,082.2	$(283.0)	$1,375.0	$9,920.6	$36,176.4
Dividends per share
During the year ended December 31, 2017, Shire plc declared and paid dividends of $0.3079 U.S. per ordinary share (equivalent to $0.9237 U.S. per ADS) totaling $281.3 million.
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In millions)

	Common stock number of shares	Common stock	Additional paid-in capital	Treasury stock	Accumulated other comprehensive income/(loss)	Retained earnings	Total equity
As of January 1, 2016	601.1	$58.9	$4,486.3	$(320.6)	$(183.8)	$5,788.3	$9,829.1
Net income	—	—	—	—	—	327.4	327.4
Other comprehensive loss, net of tax	—	—	—	—	(1,313.8)	—	(1,313.8)
Shares issued under employee benefit plans	5.9	0.4	138.4	—	—	—	138.8
Shares issued for the acquisition of Baxalta	305.2	22.0	19,788.9	—	—	—	19,810.9
Share-based compensation	—	—	318.5	—	—	—	318.5
Tax benefit associated with exercise of stock options	—	—	8.8	—	—	—	8.8
Shares released by employee benefit trust to satisfy exercise of stock options	—	—	—	18.7	—	(19.1)	(0.4)
Dividends	—	—	—	—	—	(171.3)	(171.3)
As of December 31, 2016	912.2	$81.3	$24,740.9	$(301.9)	$(1,497.6)	$5,925.3	$28,948.0
Dividends per share
During the year ended December 31, 2016, Shire plc declared and paid dividends of $0.2679 per ordinary share (equivalent to $0.8037 per ADS) totaling $171.3 million.
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Years ended December 31,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,327.4	$4,271.5	$327.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,396.3	2,264.2	1,466.3
Share based compensation	189.5	174.9	318.5
Expense related to the unwind of inventory fair value adjustments	42.8	747.8	1,118.0
Change in deferred taxes	(246)	(2,916.4)	(594.6)
Change in fair value of contingent consideration	41.5	120.7	11.1
Impairment of PP&E and intangible assets	205.5	289.9	101.3
Gain on sale of Oncology franchise	(266.6)	—	—
Other, net	(37.8)	68.4	156.9
Changes in operating assets and liabilities:
Increase in accounts receivable	(281.5)	(487.6)	(701.7)
Increase in sales deduction accrual	383.6	314.1	288.3
Increase in inventory	(355.9)	(145.1)	(255.8)
(Increase)/decrease in prepayments and other assets	(36.4)	81.1	(198.4)
Increase/(decrease) in accounts payable and other liabilities	247.7	(526.8)	621.6
Net cash provided by operating activities	4,610.1	4,256.7	2,658.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of Oncology franchise	2,412.2	—	—
Purchases of PP&E	(787)	(798.8)	(648.7)
Acquisition of business, net of cash acquired	(104.7)	—	(17,476.2)
Proceeds from sale of investments	31.8	88.6	0.9
Other, net	(98.1)	23.1	(28.6)
Net cash provided by/(used in) investing activities	1,454.2	(687.1)	(18,152.6)

SHIRE PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In millions)

	Years ended December 31,
	2018	2017	2016
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit, long term and short term borrowings	4,398.9	4,236.7	32,443.4
Repayment of revolving line of credit, long term and short term borrowings	(9,551.7)	(7,681.4)	(16,404.3)
Payment of contingent consideration	(396)	—	—
Payment of dividend	(327.5)	(281.3)	(171.3)
Proceeds from issuance of stock for share-based compensation arrangements	306.8	134.1	169.2
Other, net	(26.7)	(27.4)	(211.2)
Net cash (used in)/provided by financing activities	(5,596.2)	(3,619.3)	15,825.8

Effect of foreign exchange rate changes on cash and cash equivalents	(13.3)	7.1	0.8

Net increase/(decrease) in cash, cash equivalents, and restricted cash	454.8	(42.6)	332.9
Cash, cash equivalents, and restricted cash at beginning of period	511.8	554.4	221.5
Cash, cash equivalents, and restricted cash at end of period	$966.6	$511.8	$554.4

Supplemental information:
Interest paid	$471.2	$554.2	$284.0
Income taxes paid, net	$814.7	$524.7	$431.0

Cash, cash equivalents, and restricted cash information:
Cash and cash equivalents	$924.6	$472.4	$528.8
Restricted cash	42.0	39.4	25.6
Cash, cash equivalents, and restricted cash at end of period	$966.6	$511.8	$554.4
The accompanying notes are an integral part of these Consolidated Financial Statements.

SHIRE PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1.    Description of Operations
Shire plc and its subsidiaries (collectively referred to as either “Shire” or the “Company”) is a global biotechnology company focused on serving people with rare diseases.
Some of the Company's marketed products include GAMMAGARD, HYQVIA, and TAKHZYRO for Immunology, ADVATE/ADYNOVATE, VONVENDI, and FEIBA for Hematology, ELAPRASE and REPLAGAL for Genetic Diseases, VYVANSE, ADDERALL XR, and MYDAYIS for Neuroscience, GATTEX/REVESTIVE and NATPARA/NATPAR for Internal Medicine, and XIIDRA for Ophthalmics.
The Company has grown both organically and through acquisition, completing a series of major transactions that have brought therapeutic, geographic, and pipeline growth and diversification.
On August 31, 2018, Shire completed the sale of its Oncology franchise to Servier S.A.S. (Servier) for $2.4 billion.
On January 8, 2019, Takeda Pharmaceutical Company Limited (Takeda) completed the acquisition of Shire. Shire shareholders received $30.33 in cash for each Shire ordinary share and either 0.839 of a new share in Takeda (issued in connection with the Acquisition) (each a "New Takeda Share") or 1.678 ADSs in Takeda (each a "New Takeda ADS") (one New Takeda ADS equals 0.5 New Takeda Share).
2.    Summary of Significant Accounting Policies
Basis of Presentation
The accompanying Consolidated Financial Statements include the accounts of Shire plc and all of its subsidiaries, after elimination of inter-company accounts and transactions. They have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).
Use of Estimates
The preparation of Financial Statements, in conformity with U.S. GAAP, requires management to make estimates, judgments, and assumptions that affect the reported and disclosed amounts of assets, liabilities, and equity at the date of the Consolidated Financial Statements and reported amounts of revenues and expenses during the period. On an on-going basis, the Company evaluates its estimates, judgments, and methodologies. Estimates are based on historical experience, current conditions, and on various other assumptions that are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity and the amounts of revenues and expenses. Actual results may differ from these estimates under different assumptions or conditions.
Consolidation
The Consolidated Financial Statements reflect the financial statements of the Company and those of the Company's wholly-owned subsidiaries. For consolidated entities where the Company owns or is exposed to less than 100% of the economics, the Company records net income (loss) attributable to non-controlling interests in its Consolidated Statements of Operations equal to the percentage of the economic or ownership interest retained in such entities by the respective non-controlling parties. Intercompany balances and transactions are eliminated in consolidation.
The Company determines whether to consolidate subsidiaries based on either the variable interest entity (VIE) model or the voting interest model. The Company consolidates a VIE if it is determined that the Company is the primary beneficiary of the VIE. In determining whether the Company is the primary beneficiary of an entity, management applies a qualitative approach that determines whether the Company has both (1) the power to direct the economically significant activities of the entity and (2) the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to that entity. The Company consolidates entities that are not VIEs if it is determined that the Company holds a majority voting interest in the entity.
Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Intercompany balances and transactions are eliminated in consolidation.

Business combinations
Business combinations are accounted for using the acquisition method of accounting. Under the acquisition method, assets acquired, including in-process research and development (IPR&D) projects, and liabilities assumed are recorded at their respective fair values as of the acquisition date in the Consolidated Financial Statements. The excess of the fair value of consideration transferred over the fair value of the net assets acquired is recorded as goodwill. Contingent consideration obligations incurred in connection with a business combination (including the assumption of an acquiree’s liability arising from a business combination it completed prior to the acquisition) are recorded at their fair values on the acquisition date and remeasured at their fair values each subsequent reporting period until the related contingencies are resolved. The resulting changes in fair values are recorded in earnings.
Goodwill
Goodwill represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets acquired in a business combination. Goodwill is not amortized, but instead is reviewed for impairment. Goodwill is reviewed annually, as of October 1st, and whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. Events or changes in circumstances which could trigger an impairment review include but are not limited to: unexpected adverse business conditions, economic factors, unanticipated technological changes or competitive activities and acts by governments and courts.
For the purpose of assessing the carrying value of goodwill for impairment, goodwill is allocated at the Company’s reporting unit level. As described in Note 28, Segment Reporting, the Company operates in one operating segment which it considers to be its only reporting unit.
The Company reviews goodwill for impairment by firstly assessing qualitative factors, including comparing the market capitalization of the Company to the carrying value of its assets, to determine whether events or circumstances exist which indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing these qualitative factors, it is deemed more likely than not that the fair value of a reporting unit is less than its carrying value, a “two step” quantitative assessment is performed by comparing the carrying value of the reporting unit's net assets (including allocated goodwill) to the fair value of the reporting unit.
If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of its reporting unit, then it determines the implied fair value of its reporting unit’s goodwill. If the carrying value of the reporting unit’s goodwill exceeds its implied fair value, then an impairment loss equal to the difference is recorded.
Intangible Assets
Intangible assets primarily relate to commercially marketed products and IPR&D projects. Intangible assets are recorded at fair value at the time of their acquisition and are stated in the Consolidated Balance Sheets, net of accumulated amortization and impairments, if applicable.
Intangible assets related to commercially marketed products are amortized over their estimated useful lives. Remaining useful lives range from 1 year to 22 years (weighted average 18 years) and the Company amortizes its intangibles on an economic consumption method, or a straight-line basis when straight-line method approximates economic consumption method.
Milestone payments made to third parties on and subsequent to regulatory approval are capitalized as intangible assets, and amortized over the remaining useful life of the related product.
The following factors, where applicable, are considered in estimating the useful lives of intangible assets:

•	expected use of the asset;

•	regulatory, legal or contractual provisions, including the regulatory approval and review process, patent issues and actions by government agencies;

•
the effects of obsolescence, changes in demand, competing products and other economic factors, including the stability of the market, known technological advances, development of competing drugs that are more effective clinically or economically;

•	actions of competitors, suppliers, regulatory agencies or others that may eliminate current competitive advantages; and

•	historical experience of renewing or extending similar arrangements.
Acquired IPR&D represents the fair value assigned to research and development assets that have not reached technological feasibility. The value assigned to acquired IPR&D is determined by estimating the costs to develop the acquired technology into commercially viable products, estimating the resulting revenue from the projects, and discounting the net cash flows to present value. The revenue and costs projections used to value acquired IPR&D are, as applicable, reduced based on the probability of success of developing a new drug. Additionally, the projections consider the relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by the Company and its competitors. The rates utilized to discount the net cash flows to their present value are commensurate with the stage of development of the projects and uncertainties in the economic estimates used in the projections.
Upon the acquisition of IPR&D, the Company completes an assessment of whether the acquisition constitutes the purchase of a single asset or a group of assets. The Company considers multiple factors in this assessment, including the nature of the technology acquired, the presence or absence of separate cash flows, the development process and stage of completion, quantitative significance and its rationale for entering into the transaction.
When the Company acquires a business as defined under applicable accounting standards, then the acquired IPR&D would be recorded as an intangible asset. When the Company acquires an asset or group of assets that do not meet the definition of a business, then the acquired IPR&D would be expensed on its acquisition date. Future costs to develop these assets would be recorded to research and development expense as they are incurred.
IPR&D projects are considered to be indefinite-lived until completion of the associated R&D efforts. If and when development is complete, which generally occurs when regulatory approval to market a product is obtained, the associated assets would be deemed finite-lived and would then be amortized based on their respective estimated useful lives at that point in time. Intangible assets related to IPR&D projects are reviewed for impairment at least annually, as of October 1st, until commercialization, after which time the IPR&D is amortized over its estimated useful life.
Impairment of Long-lived Assets
The Company evaluates the carrying value of long-lived assets, except for goodwill and indefinite lived intangible assets, whenever events or changes in circumstances, indicate that the carrying amounts of the relevant assets may not be recoverable. Events or changes in circumstances may include the impact of new product launches or action by competitors. When such a determination is made, management’s estimate of undiscounted cash flows to be generated by the use and ultimate disposition of these assets is compared to the carrying value of the assets to determine whether the carrying value is recoverable. Some of the Company’s more significant estimates included in the undiscounted cash flows include changes in the number of continuing patients on medication, changes in the estimated patient usage of the product, and the decay rate in the terminal period. An adverse change in a key assumption could negatively impact the Company’s ability to recover all or part of the carrying value.
If the carrying value is deemed not to be recoverable, the amount of the impairment recognized in the Consolidated Financial Statements is determined by estimating the fair value of the relevant assets and recording an impairment loss for the amount by which the carrying value exceeds the estimated fair value.
The Company calculates the fair value using significant estimates and assumptions including but not limited to: revenues and operating profits related to the products, existing competitive activities and acts by governments and courts. Changes in these estimates and assumptions could materially affect the determination of fair value. Should the fair value of long-lived assets decline, charges for impairment may be necessary.
Fair Value Measurements
The Company has certain financial assets and liabilities recorded at fair value which have been classified as Level 1, 2 or 3 within the fair value hierarchy as described in the accounting standards for fair value measurements:

•	Level 1 - Fair values are determined utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access;

•
Level 2 - Fair values are determined by utilizing quoted prices for similar assets and liabilities in active markets or other market observable inputs such as interest rates, yield curves and foreign currency spot rates; and

•	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
The majority of the Company's financial assets have been classified as Level 1 and 2. The Company's financial assets, which include cash equivalents, derivative contracts, marketable equity and debt securities, and plan assets for deferred compensation, have been initially valued at the transaction price and subsequently valued, at the end of each reporting period, utilizing third-party pricing services or other market observable data. The Company utilizes industry standard valuation models, including both income and market-based approaches and observable market inputs to determine value. These observable market inputs include reportable trades, benchmark yields, credit spreads, broker/dealer quotes, bids, offers, current spot rates and other industry and economic events.

Accounts receivable
The Company's accounts receivable arises from Product sales and represent amounts due from its customers. The Company monitors the financial performance and credit worthiness of its large customers so that it can assess and respond to changes in their credit profile. The Company provides reserves against accounts receivable for estimated losses, if any, that may result from a customer's inability to pay. Amounts determined to be uncollectible are written-off against the reserve.
Investments
The Company has certain investments in pharmaceutical and biotechnology companies whose securities are not publicly traded and where fair value is not readily available. These investments are recorded using either the cost method or the equity method of accounting, depending on its ownership percentage and other factors that suggest the Company has significant influence. Under the equity method of accounting, the Company records its investments in equity-method investees in the consolidated balance sheet under Investments and its share of the investees’ earnings or losses together with other-than- temporary impairments in value under Equity in earnings/(losses) of equity method investees, net of taxes in the Consolidated Statements of Operations. The Company monitors these investments to evaluate whether any decline in their value has occurred that would be other-than-temporary, based on the implied value of recent company financings, public market prices of comparable companies, and general market conditions.
All other equity investments, which consist of investments for which the Company does not have the ability to exercise significant influence, are accounted for under the cost method or at fair value. Investments in private companies are carried at cost, less provisions for other-than-temporary impairment in value. For investments in equity investments that have readily determinable fair values, the Company classifies its equity investments as available-for-sale and, accordingly, records these investments at their fair values with unrealized holding gains and losses included in the Consolidated Statements of Comprehensive Income, net of any related tax effect. Realized gains and losses, and declines in value of available-for-sale securities judged to be other-than-temporary, are included in Other income/(expense), net in the Consolidated Statements of Operations. The cost of securities sold is based on the specific identification method. Interest on securities classified as available-for-sale is included as Interest income in the Consolidated Statements of Operations.
Inventories
Inventories are stated at the lower of cost, computed using the first-in, first-out method, and net realizable value. The inventory costs are classified as long term when the Company expects to utilize the inventory beyond the normal operating cycle and includes these costs in Other non-current assets in the Consolidated Balance Sheets.
Capitalization of Inventory Costs
The Company capitalizes inventory costs associated with its products prior to regulatory approval, when, based on management’s judgment, future commercialization is considered highly probable and the future economic benefit is expected to be realized.
Obsolescence and Unmarketable Inventory
Inventories are written down for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and estimated net realizable value based upon assumptions about future demand and market conditions. Amounts written down due to obsolescence and unmarketable inventory are charged to Cost of sales.
Property, plant and equipment
Property, plant and equipment are carried at cost, net of accumulated depreciation and impairment losses. Property, plant and equipment are subject to review for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The cost of normal, recurring, or periodic repairs and maintenance activities related to property, plant and equipment are expensed as incurred. The cost for planned major maintenance activities, including the related acquisition or construction of assets, is capitalized if the repair will result in future economic benefits.
Interest costs incurred during the construction of major capital projects are capitalized until the underlying asset is ready for its intended use, at which point the interest costs are amortized as depreciation expense over the useful life of the underlying asset. The Company also capitalizes certain direct and incremental costs associated with the validation effort required for licensing by regulatory agencies of new manufacturing equipment for the production of a commercially approved drug. These costs primarily include direct labor and material and are incurred in preparing the equipment for its intended use. The validation costs are amortized over the useful life of the related equipment.
Depreciation of property, plant and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Asset category	Estimated useful lives
Land	Not depreciated
Buildings and leasehold improvements	15 to 50 years
Office furniture, fittings and equipment	3 to 10 years
Machinery, equipment and other	3 to 15 years
At the time property, plant and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the asset and accumulated depreciation accounts. The profit or loss on such disposition is reflected in operating income.
Assets Held for Sale
The Company classifies long-lived assets or disposal groups to be sold as held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset or disposal group;

•	the asset or disposal group is available for immediate sale in its present condition;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset or disposal group have been initiated;

•
the sale of the asset or disposal group is probable, and transfer of the asset or disposal group is expected to qualify for recognition as a completed sale within one year, except if events or circumstances beyond our control extend the period of time required to sell the asset or disposal group beyond one year;

•	the asset or disposal group is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.
The Company initially measures a long-lived asset or disposal group that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in the period in which the held-for-sale criteria are met.
The Company assesses the fair value of a long-lived asset or disposal group less any costs to sell each reporting period it remains classified as held for sale and reports any subsequent changes as an adjustment to the carrying value of the asset or disposal group, as long as the new carrying value does not exceed the carrying value of the asset at the time it was initially classified as held for sale.
Upon determining that a long-lived asset or disposal group meets the criteria to be classified as held for sale, the Company ceases depreciation.
Discontinued operations
Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period, and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes.
Contingent consideration payable
Contingent consideration payable represents future milestones and royalties the Company may be required to pay in conjunction with business combinations. The amounts ultimately payable by the Company are dependent upon the successful achievement of the underlying scientific or commercial event and future net sales of the relevant products over applicable term. The Company records an obligation for such contingent payments at fair value on the acquisition date. The Company assesses the probability, and estimated timing, of these milestones being achieved and the present value of forecast future net sales of the relevant products and re-measures the related contingent consideration to fair value each balance sheet date. The amount of contingent consideration that ultimately may be payable by Shire in relation to future royalties is dependent upon future net sales of the relevant products over the life of the royalty term.

The fair value of the Company’s contingent consideration payable, which is considered as Level 3 within the fair value hierarchy, could significantly increase or decrease due to changes in certain assumptions which underpin the fair value measurements. Each set of assumptions and milestones is specific to the individual contingent consideration payable. The assumptions include, among other things, the probability of, and period in which, the relevant milestone event is expected to be achieved; the amount of royalties that will be payable based on forecast net sales of the relevant products; and the discount rates to be applied in calculating the present values of the relevant milestone or royalty. The Company regularly reviews these assumptions, and makes adjustments to the fair value measurements as required by facts and circumstances.
Derivative financial instruments
The Company uses derivative financial instruments to manage its exposure to foreign exchange risk to earnings relating to forecasted transactions and recognized assets and liabilities. For each derivative instrument that is designated and effective as a cash flow hedge, the gain or loss on the derivative is recorded in Accumulated Other Comprehensive Income (AOCI) and then recognized in earnings consistent with the underlying hedged item. Cash flow hedges are classified in revenues and cost of sales and primarily relate to forecasted third-party sales denominated in foreign currencies and forecasted intercompany sales denominated in foreign currencies, respectively.
In its application of hedge accounting, the Company assesses, both at inception and on a prospective basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in cash flows or fair values of the hedged items. The Company also assesses hedge effectiveness on a retrospective basis every quarter with any hedge ineffectiveness recorded to the Consolidated Statements of Operations.
The Company uses forward contracts to mitigate the effects of changes in foreign exchange relating to certain of the Company’s intercompany and third-party receivables and payables. These derivative instruments generally are not formally designated as hedges and the terms of these instruments generally do not exceed three months. The fair values of these instruments are included in the Consolidated Balance Sheets in Current assets or Current liabilities, with changes in the fair value recognized in the Consolidated Statements of Operations. The cash flows relating to these instruments are presented within Net cash provided by operating activities in the Consolidated Statements of Cash Flows, unless the derivative instruments are economically hedging specific investing or financing activities.
Translation of foreign currency
The functional currency for most of the foreign subsidiaries is their local currency. For the non-U.S. subsidiaries that transact in a functional currency other than the U.S. dollar, assets and liabilities are translated at current rates of exchange at the balance sheet date. Income and expense items are translated at the average foreign exchange rates for the period. Adjustments resulting from the translation of the financial statements of the foreign operations into U.S. dollars are excluded from the determination of Net income and are recorded in AOCI, a separate component of equity. For subsidiaries where the functional currency of the assets and liabilities differ from the local currency, non-monetary assets and liabilities are translated at the rate of exchange in effect on the date assets were acquired while monetary assets and liabilities are translated at current rates of exchange as of the balance sheet date. Income and expense items are translated at the average foreign currency rates for the period. Translation adjustments of these subsidiaries are included in Other income/(expense), net.
Foreign currency exchange transaction (losses)/gains included in Consolidated Statements of Operations in the years ended December 31, 2018, 2017, and 2016 amounted to $(37.5) million, $(97.3) million, $17.7 million respectively.
Cost of sales
Cost of sales includes the cost of purchasing finished product for sale, the cost of raw materials and costs of manufacturing those products including shipping and handling costs, depreciation and amortization of intangible assets in respect of favorable manufacturing contracts. Royalties payable to third party intellectual property owners related to the sold products are also included in Cost of sales.
Research and development (R&D) expense
Research and development expenses consist of compensation and benefits, facilities and overhead expenses, clinical trial expenses and fees paid to contract research organizations (CROs), clinical supply and manufacturing expenses and upfront fees and milestones paid to collaborators. R&D expense also includes the impairment charges related to the IPR&D intangible assets.
Research and development expenses are expensed as incurred. Payments that were made for research and development services prior to the services being rendered are recorded as Other current assets on the Consolidated Balance Sheets and are expensed as the services are provided. Management also accrues the costs of ongoing clinical trials associated with programs that have been terminated or discontinued for which there is no future economic benefit at the time the decision is made to terminate or discontinue the program.
Selling, general and administrative expenses
Selling, general and administrative expenses are primarily comprised of compensation and benefits associated with sales and marketing, finance, human resources, legal, information technology and other administrative personnel, outside marketing, advertising and legal expenses and other general and administrative costs.
Advertising costs are expensed as incurred. Advertising costs amounted to $207.2 million, $210.3 million, and $216.0 million for the years ended December 31, 2018, 2017, and 2016 respectively.
Collaborative arrangements
The Company enters into collaborative arrangements to develop and commercialize drug candidates. These collaborative arrangements often require up-front, milestone, royalty or profit share payments, or a combination of these, with payments often contingent upon the success of the related development and commercialization efforts. Collaboration agreements entered into by the Company may also include expense reimbursements or other such payments to the collaborating partner. The Company records payments received from the collaborative partners for their share of the development costs as a reduction of research and development expense.
For collaborations with commercialized products, if the Company is the principal, it records revenue and the corresponding operating costs in their respective line items in the Consolidated Statements of Operations. If the Company is not the principal, it records operating costs as a reduction of revenue.
Leased assets
The costs of operating leases are charged to operations on a straight-line basis over the lease term, even if rental payments are not made on such a basis.
Assets acquired under capital leases are included in the Consolidated Balance Sheets as property, plant and equipment and are depreciated over the shorter of the period of the lease or their useful lives. The capital element of future lease payments is recorded as a liability, while the interest element is charged to operations over the period of the lease to produce a level yield on the balance of the capital lease obligation.
Finance costs of debt
Financing costs relating to debt issued are recorded against the corresponding debt and amortized to the Consolidated Statements of Operations over the period to the earliest redemption date of the debt, using the effective interest rate method. On extinguishment of the related debt, any unamortized deferred financing costs are written off and charged to Interest expense in the Consolidated Statements of Operations.
Income taxes
The provision for income taxes includes Irish corporation tax, US federal, state, local and other foreign taxes. Income taxes are accounted for under the liability method.
Uncertain tax positions are recognized in the Consolidated Financial Statements for positions which are considered more likely than not of being sustained, based on the technical merits of the position on audit by the tax authorities. The measurement of the tax benefit recognized in the Consolidated Financial Statements is based upon the largest amount of tax benefit that, in management’s judgment, is greater than 50% likely of being realized based on a cumulative probability assessment of the possible outcomes.
The Company recognizes interest and penalties relating to income taxes within Income taxes. Interest income on cash required to be deposited with the tax authorities is recognized within Interest income.
Deferred tax assets and liabilities are recognized for differences between the carrying amounts of assets and liabilities in the Consolidated Financial Statements and the tax bases of assets and liabilities that will result in future taxable or deductible amounts. The deferred tax assets and liabilities are measured using the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Earnings per share
Basic earnings per share is based upon net income attributable to the Company divided by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is based upon net income attributable to the Company divided by the weighted average number of ordinary share equivalents outstanding during the period, adjusted for the dilutive effect of all potential ordinary shares equivalents that were outstanding during the year. Such potentially dilutive shares are excluded when the effect would be to increase diluted earnings per share or reduce the diluted loss per share.
Share-based compensation
The share-based compensation programs grant awards that include stock-settled share appreciation rights (SARs), stock options, performance share awards (PSAs), restricted stock units (RSUs) and performance share units (PSUs). The Company also operates a Global Employee Stock Purchase Plan, and Sharesave Plans in the UK and Ireland.
Share-based compensation represents the cost of share-based awards granted to employees. The Company measures share-based compensation cost for awards classified as equity at the grant date, based on the estimated fair value of the award. Predominantly all of the Company’s awards have service and/or performance conditions and the fair values of these awards are estimated using a Black-Scholes valuation model.
For share-based compensation awards which cliff vest, the Company recognizes the cost of the relevant share-based payment award as an expense on a straight-line basis (net of estimated forfeitures) over the employee’s requisite service period. For those share-based compensation awards with a graded vesting schedule, the Company recognizes the cost of the relevant share-based payment award as an expense on a straight-line basis (net of estimated forfeitures) over the requisite service period for the entire award (that is, over the requisite service period for the last separately vesting portion of the award). The share-based compensation expense is recorded in Cost of product sales, R&D, SG&A, Reorganization costs and Integration and Acquisition costs in the Consolidated Statements of Operations based on the employees’ respective functions.
The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns, based on the amount of compensation cost recognized and the Company’s statutory tax rate in the jurisdiction in which it will receive a deduction. Following the adoption of new accounting guidance effective January 1, 2017, for the year ended December 31, 2017, differences between the deferred tax assets and the actual tax deduction reported on the Company’s income tax returns were recorded in the Consolidated Statements of Operations, including if the tax deduction exceeds the deferred tax asset. The Company’s share-based compensation plans are described in more detail in Note 25, Share-based Compensation Plans.
New Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) that the Company adopts as of the specified effective date. Unless otherwise discussed below, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.
Adopted during the current period
Revenue from Contracts with Customers
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The FASB subsequently issued several additional ASUs amending the guidance and deferred effective date to January 1, 2018. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements, and financial instruments. Under this accounting standard, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. The Company adopted this new standard on January 1, 2018, using the modified retrospective transition method. Under this method, the Company recognized the cumulative-effect of initially applying the standard as an adjustment to the opening balance of retained earnings. As a result, the Company recorded a cumulative-effect adjustment to increase Retained earnings by $52.0 million, net of tax of $15.6 million. The modified retrospective transition method was applied only to the contracts that were not completed as of the adoption date.
For a complete discussion of accounting for revenue with customers, refer to Note 3, Revenue Recognition, to these Consolidated Financial Statements.

Impact of adoption
As a result of adopting the new accounting for revenue with customers on January 1, 2018, the following financial statement line items as of and for the year ended December 31, 2018 were affected. The following tables provide the amounts as reported in these Consolidated Financial Statements and as if the previous accounting guidance was in effect.
Consolidated Balance Sheets

	As of December 31, 2018
(In millions)	As reported	Before Adoption of Topic 606
Other current assets	$990.0	$941.6
Other current liabilities	349.7	350.7
Other non-current liabilities	2,235.2	2,236.9
Retained earnings	12,022.6	11,993.5
Consolidated Statements of Operations

	Years ended December 31, 2018
(In millions, except per share)	As reported	Before Adoption of Topic 606
Product sales	$15,017.2	$14,983.2
Royalties and other revenues	472.8	536.4
Net income	2,327.4	2,350.3
Net income per share applicable to common shareholders - basic	2.55	2.57
Net income per share applicable to common shareholders - diluted	2.53	2.56
Consolidated Statements of Cash Flows

	Years ended December 31, 2018
(In millions)	As reported	Before Adoption of Topic 606
Net income	$2,327.4	$2,350.3
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase)/decrease in prepayments and other assets	(36.4)	12.0
Increase in accounts payable and other liabilities	247.7	250.4
Financial Instrument Accounting
In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new standard amends certain aspects of accounting and disclosure requirements of financial instruments, including the requirement that equity investments with readily determinable fair values be measured at fair value with changes in fair value recognized in the results of operations. The new standard was effective January 1, 2018. The Company adopted ASU No. 2016-01 in the first quarter of 2018. As a result of the adoption, the Company recorded a cumulative-effect adjustment to Retained earnings of $67.9 million to reclassify unrealized gains from available-for-sale equity securities previously recognized in Other comprehensive income.
Statement of Cash Flows
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new standard clarifies certain aspects of the statement of cash flows, and aims to reduce diversity in practice regarding how certain transactions are classified in the statement of cash flows. This standard was effective January 1, 2018. The Company adopted ASU No. 2016-15 in the first quarter of 2018. The adoption of this guidance did not have a material impact on the Company's financial position and results of operations.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The new guidance is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement of cash flows. The guidance requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. This standard was effective January 1, 2018. The Company adopted ASU No. 2016-18 in the first quarter of 2018 and amended the presentation of its statements of cash flows for the years ended December 31, 2018, 2017, and 2016 accordingly. The adoption of this guidance did not have a material impact on the Company's financial position and results of operations.
Income Taxes
In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers Other than Inventory. This standard removes the current exception in U.S. GAAP prohibiting entities from recognizing current and deferred income tax expenses or benefits related to transfer of assets, other than inventory, within the consolidated entity. The current exception to defer the recognition of any tax impact on the transfer of inventory within the consolidated entity until it is sold to a third party remains unaffected. The standard was effective January 1, 2018. The Company adopted the new standard in the first quarter of 2018 using a modified retrospective approach with a cumulative-effect adjustment to opening retained earnings. The adoption of this guidance did not have a material impact on the Company's financial position and results of operations.
Retirement Benefits Income Statement Presentation
In March 2017, the FASB issued ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The standard amends the income statement presentation of the components of net periodic benefit cost for defined benefit pension and other postretirement plans. The standard requires entities to (1) disaggregate the current-service-cost component from the other components of net benefit cost (the “other components”) and present it with other current compensation costs for related employees in the income statement and (2) present the other components elsewhere in the income statement and outside of income from operations if such a subtotal is presented. It also requires entities to disclose the income statement lines that contain the other components if they are not presented on appropriately described separate lines. The standard was effective January 1, 2018. The Company adopted ASU No. 2017-07 in the first quarter of 2018. Adoption of this standard did not have a material impact on the Company’s financial position and results of operations.
Share-Based Payment Accounting
In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope Modification Accounting. The new standard clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. This standard was effective January 1, 2018. The Company adopted ASU No. 2017-09 in the first quarter of 2018. Adoption of this standard did not have a material impact on the Company’s financial position and results of operations.
Simplifying the Test for Goodwill Impairment
In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test of Goodwill Impairment. This new standard simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The Company adopted ASU No. 2017-04 in the first quarter of 2018. Adoption of this standard did not have a material impact on the Company’s financial position and results of operations.
To be adopted in future periods
Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new accounting guidance will require the recognition of all long-term lease assets and lease liabilities by lessees and sets forth new disclosure requirements for those lease assets and liabilities. The standard requires lessees to recognize right-of-use assets and lease liabilities on the balance sheet using a modified retrospective approach at the beginning of the earliest comparative period in the financial statements. This standard will be effective for the Company on January 1, 2019. Early adoption is permitted. Based on the lease portfolio as of December 31, 2018, the Company anticipates recording a material lease liability and right-of-use asset on its Consolidated Balance Sheets, with no material impact to its Consolidated Statements of Operations or Consolidated Statements of Cash Flows.

Derivatives and Hedging
In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The standard amends its hedge accounting model to enable entities to better portray the economics of their risk management activities in the financial statements. The new guidance also expands an entity's ability to hedge non-financial and financial risk components and reduces complexity in fair value hedges of interest rate risk. Additionally, it eliminates the requirement to separately measure and report hedge ineffectiveness, eases certain assessment requirements and modifies the accounting for components excluded from the assessment of hedge effectiveness. This standard will be effective for the Company on January 1, 2019. Early adoption is permitted. The adoption of this guidance is not expected to have a significant impact on the Company's Consolidated Financial Statements.
Fair Value Measurement
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The new standard eliminates, adds and modifies certain disclosure requirements for fair value measurement as part of its disclosure framework project. The amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy will no longer be required to be disclosed, but public companies will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. This standard will be effective for the Company on January 1, 2020. Early adoption is permitted. The adoption of this guidance is not expected to have a significant impact on the Company's Consolidated Financial Statements.
Retirement Benefits - Defined Benefit Plans
In August 2018, the FASB issued ASU No. 2018-14, Compensation - Retirement Benefits - Defined Benefit Plans - General (Subtopic 715-20): Disclosure Framework - Changes to the Disclosure Requirements for Defined Benefit Plans. The new standard changes the disclosure requirements for employers that sponsor defined benefit pension and/or other postretirement benefits plans. The guidance eliminates requirements for certain disclosures that are no longer considered cost beneficial and requires new ones that the FASB considers pertinent. This standard will be effective for the Company on January 1, 2020. Early adoption is permitted. The adoption of this guidance is not expected to have a significant impact on the Company's Consolidated Financial Statements.
Intangibles - Goodwill and Other Internal - Use Software
In August 2018, the FASB issued ASU No. 2018-15, Intangibles - Goodwill and Other Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The new standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This standard will be effective for the Company on January 1, 2020. Early adoption is permitted. The adoption of this guidance is not expected to have a significant impact on the Company's Consolidated Financial Statements.
Collaborative Arrangements
In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and 606. The new standard clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. The guidance precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction and amends ASC 808 to refer to the unit of account guidance in ASC 606 and requires it to be used only when assessing whether the transaction is in the scope of ASC 606. This standard will be effective for the Company on January 1, 2020. Early adoption is permitted. The adoption of this guidance is not expected to have a significant impact on the Company's Consolidated Financial Statements.
3.    Revenue Recognition
Product Revenue, Net
The Company sells its products to major pharmaceutical wholesalers, distributors, and retail pharmacy chains (collectively, its "Customers"). These Customers subsequently resell the Company’s products to healthcare providers and patients. In addition to distribution agreements with Customers, the Company enters into arrangements with healthcare providers and payors that provide for government-mandated and/or privately-negotiated rebates, chargebacks, and discounts with respect to the purchase of the Company’s products.

Revenues from Product sales are recognized when the Customer obtains control, typically upon delivery. When the terms of the contract include customer acceptance provisions, the Company defers revenue recognition until the customer has accepted the goods, unless the acceptance provision relates only to objective specifications which the Company can determine will be met upon shipment. Customer acceptance provisions include temperature checks, government inspections, and other quality control tests. Shipping and handling and fulfillment costs are accrued for when the related revenue is recognized. Taxes collected from Customers relating to product sales and remitted to governmental authorities are excluded from revenues.
Estimates of Variable Consideration
Revenues from Product sales are recorded at the net sales price (transaction price), which includes estimates of variable consideration for reserves related to statutory rebates to State Medicaid and other government agencies; Medicare Part D rebates; commercial rebates and fees to Managed Care Organizations (MCOs), Group Purchasing Organizations (GPOs), distributors, and specialty pharmacies; product returns; sales discounts (including trade discounts); distribution service fees; wholesaler chargebacks; and allowances for coupon and patient assistance programs relating to the Company’s sales of its products.
These reserves are based on estimates of the amounts earned or to be claimed on the related sales. Management's estimates take into consideration historical experience, current contractual and statutory requirements, specific known market events and trends, industry data, and forecasted customer buying and payment patterns. Overall, these reserves reflect the Company’s best estimates of the amount of consideration to which it is entitled based on the terms of the contract. The amount of variable consideration included in the net sales price is limited to the amount that is probable not to result in a significant reversal in the amount of the cumulative revenue recognized in a future period. If actual results vary, the Company may adjust these estimates, which could have an effect on earnings in the period of adjustment.

•
Trade discounts are generally credits granted to wholesalers, specialty pharmacies, and other customers for remitting payment on their purchases within established incentive periods and are classified as a reduction of accounts receivable, offset by revenue in the same period that the related revenue is recognized.

•
Chargebacks are credits or payments issued to wholesalers and other distributors who provide products to qualified healthcare providers at prices lower than the list prices charged to the wholesalers or other distributors. Reserves are estimated based on expected purchases by those qualified healthcare providers. Chargeback reserves are classified as a reduction of accounts receivable in the same period that the related revenue is recognized.

•
Distribution service fees are credits or payments issued to wholesalers, distributors, and specialty pharmacies for compliance with various contractually-defined inventory management practices or services provided to support patient access to a product. These fees are generally based on a percentage of gross purchases but can also be based on additional services these entities provide. Most of these costs are reflected as a reduction of gross sales; however, to the extent benefit from services can be separately identified and the fair value determined, costs are classified as Selling, general and administrative expenses. Distribution service fees reserves are estimated based on the terms of each individual contract and are classified within accrued expenses.

•
Medicaid rebates are payments to States under statutory and voluntary reimbursement arrangements. Reserves for these rebates are generally based on an estimate of expected product usage by Medicaid patients and expected rebate rates. Statutory rates are generally based on a percentage of selling price adjusted upwards for price increases in excess of published inflation indices. As a result, rebates generally increase as a percentage of the selling price over the life of the product (as prices increase). Medicaid rebate reserves are estimated based on individual product purchase volumes and are classified within accrued expenses.

•
Managed care rebates are payments to third parties, primarily pharmacy benefit managers, and other health insurance providers. The reserve for these rebates is based on an estimate of customer buying patterns and applicable contractual rebate rates to be earned over each period. Managed care rebates reserves are estimated based on the terms of each individual contract and purchase volumes and are classified within accrued expenses.

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Incentive rebates are generally credits or payments issued to specialty pharmacies, distributors, or Group Purchasing Organizations for qualified purchases of certain products. Incentive rebate reserves are estimated based on the terms of each individual contract and purchase volumes and are classified within accrued expenses.

•
Other discounts and allowances include Medicare rebates, coupon, and patient co-pay assistance. Medicare rebates are payments to health insurance providers of Medicare Part D coverage to qualified patients. Reserve estimates are based on customer buying patterns and applicable contractual rebate rates to be earned over each period. Coupon and co-pay assistance programs provide discounts to qualified patients. Reserve estimates are based on expected claim volumes under these programs and estimated cost per claim that the Company expects to pay. Reserves for Medicare and coupon and patient co-pay programs are classified within accrued expenses.
Product Returns: The Company typically accepts customer product returns in the following circumstances: (a) expiration of shelf life on certain products; (b) product damaged while in the Company’s possession; (c) under sales terms that allow for unconditional return (guaranteed sales); or (d) following product recalls or product withdrawals. Generally, returns for expired product are accepted three months before and up to one year after the expiration date of the related product and the related product is destroyed after it is returned. Depending on the product and the Company’s return policy with respect to that product, the Company may either refund the sales price paid by the customer by issuance of a credit, or exchange the returned product with replacement inventory. The Company typically does not provide cash refunds. The Company estimates the proportion of recorded revenue that will result in a return by considering relevant factors, including but not limited to:

•	historical returns experience;

•	the duration of time taken for products to be returned;

•	the estimated level of inventory in the distribution channel;

•	product recalls and discontinuances;

•	the shelf life of products;

•	the launch of new drugs or new formulations; and

•	the loss of patent protection, exclusivity or new competition.
The estimation process for product returns involves, in each case, a number of interrelating assumptions, which vary for each combination of product and customer. The Company estimates the amount of its product sales that may be returned by its Customers and records this estimate as a reduction of revenue from Product sales in the period the related revenue is recognized.
Royalties and other revenues
The Company enters into agreements, where it licenses certain rights to its products to customers. The terms of these arrangements typically include payment to the Company of one or more of the following: non-refundable, up-front license fees; development, regulatory and commercial milestone payments; payments for manufacturing supply services the Company provides; and royalties on net sales of licensed products. Each of these payments is recognized as Royalties and other revenues.
As part of the accounting for these arrangements, the Company must develop estimates that require judgment to determine the stand-alone selling price for each performance obligation, identified in the contract. Performance obligations are promises in a contract to transfer a distinct good or service to the customer. The Company uses key assumptions to determine the stand-alone selling price, which may include forecasted revenues, development timelines, reimbursement rates for personnel costs, discount rates and probabilities of technical, regulatory and commercial success.
Licenses of intellectual property: If the license to the Company’s intellectual property is distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues from non-refundable, up-front fees when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. If the performance obligation is satisfied over time, the Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition. Measures of progress for revenue recognition vary depending on the nature of the performance obligation.
Milestone Payments: At the inception of each arrangement that includes milestone payments, the Company evaluates the recognition of milestone payments. Typically, milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are included in the transaction price upon achievement of the milestone. Milestone payments included in transaction price are recognized when or as the performance obligations are satisfied. At the end of each subsequent reporting period, the Company re-evaluates the probability of achievement of such milestones and any related constraint, and if necessary, adjusts its estimate of the overall transaction price.
Royalties: For arrangements that include sales-based royalties, including milestone payments based on the level of sales, the Company recognizes revenue at the later of (i) when the related sales occur or (ii) when the license is transferred.
The Company receives payments from its customers based on billing schedules established in each contract, which vary across Shire's locations, but generally range between 30 to 90 days. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional. The Company does not assess whether a contract has a significant financing component if the expectation is that customer will pay for the product or services in one year or less of receiving those products or services.
The following table presents changes in the Company’s contract assets and liabilities during the year ended December 31, 2018:

(In millions)	As of January 1, 2018	Increase, net	As of December 31, 2018
Contract assets:
Unbilled receivables	$42.7	$5.7	$48.4
Contract liabilities:
Deferred revenue	—	0.4	0.4
Contract assets consist of unbilled receivables typically resulting from sales under contracts when revenue recognized exceeds the amount billed to the customer. The contract assets are included in Other current assets in these Consolidated Balance Sheets. Contract liabilities consist of advance payments from customers for future performance obligations. Contract liabilities are included in Other current liabilities in these Consolidated Balance Sheets.
4.    Acquisition
In September 2018, Shire acquired 100 percent of the voting equity interests in a source plasma collection company. The acquisition is expected to increase Shire’s access to plasma in the longer term and add to its European plasma collection network, complementing existing core capabilities in plasma supply, and manufacturing.
The total cash consideration for the acquisition was $107.8 million (CHF 105.0 million). Shire recorded the purchase price as goodwill, intangible assets, and other assets. The $96.3 million goodwill is not deductible for tax purposes.
5.    Dispositions and Assets Held for Sale
On August 31, 2018, the Company completed the sale of its Oncology franchise to Servier. Under the terms of the agreement, Servier acquired Shire’s Oncology franchise for a net consideration of $2.4 billion, in cash. The Company recognized $267.2 million as a gain, which is recorded within Gain on sale of Oncology and product rights in the Company's Consolidated Statements of Operations.
The assets and liabilities of the Oncology franchise were as follows:

(In millions)	As of August 31, 2018
Intangible Assets	$1,628.3
Goodwill	565.1
Other	25.6
Current Assets	$2,219.0

Current Liabilities	$116.4
As part of its integration efforts, the Company determined it would divest certain facilities.
As of December 31, 2018, the Company classified $130.5 million of assets as held for sale and included within Other current assets in these Consolidated Financial Statements. The $130.5 million of held for sale assets consisted primarily of property, plant and equipment and was net of $146.2 million of impairment charges recorded during the year ended December 31, 2018. The impairment charges were reported within Integration and acquisition costs in these Consolidated Financial Statements.
As of December 31, 2017, the Company classified $19.2 million of assets as held for sale and included within Other current assets. The $19.2 million of held for sale assets consisted primarily of property, plant and equipment and was net of $27.7 million of impairment charges recorded during the year ended December 31, 2017. The impairment charges were reported in Integration and acquisition costs.

The Company also completed the sales of certain assets during 2017 that were previously classified as held for sale for total cash proceeds of $34.6 million. Prior to the sales, the Company recorded held for sale impairment charges of $44.1 million on those assets in 2017, which were also reported in Integration and acquisition costs.
6.    Collaborative and Other Licensing Arrangements
The Company is party to certain collaborative and licensing arrangements. In some of these arrangements, Shire and the licensee are both actively involved in the development and commercialization of the licensed product and have exposure to risks and rewards dependent on its commercial success.
Out-licensing arrangements
The Company has entered into various licensing arrangements where it has licensed certain product or intellectual property rights for consideration such as up-front payments, development milestones, sales milestones and/or royalty payments. Under the terms of these licensing arrangements, the Company may receive development milestone payments up to an aggregate amount of $10.3 million and sales milestones up to an aggregate amount of $91.0 million. The receipt of these substantive milestones is uncertain and contingent on the achievement of certain development milestones or the achievement of a specified level of annual net sales by the licensee. During the years ended 2018 and 2017, the Company received cash related to up-front and milestone payments of $11.8 million and $9.1 million, respectively. During the years ended 2018, 2017, and 2016, the Company recognized milestone income of $21.0 million, $82.5 million, and $17.4 million, respectively, in other revenues, and $67.6 million, $34.6 million, and $63.0 million, respectively, in product sales for shipment of product to the relevant licensee.
Collaboration and in-licensing arrangements
The Company is party to various collaborative and in-licensing arrangements. These agreements generally provide for commercialization rights to a product or products being developed by the counterparty, and in exchange often resulted in an upfront payment upon execution of the agreement and an obligation that the Company make future development, regulatory approval or commercial milestone payments as well as royalty payments. Under the terms of these licensing arrangements, the Company made an initial $164.8 million, $47.5 million, and $90.0 million upfront license payment and milestone payments during the years ended 2018, 2017, and 2016, respectively. As of December 31, 2018, the Company had the potential to make future payments related to option fees and development, regulatory and commercialization milestones totaling up to $1.9 billion, excluding potential future royalty payments.
The following is a description of the Company's significant collaboration agreements, including those that were acquired by the Company. The acquisition-date fair value of the collaboration agreements acquired from Baxalta was included in the IPR&D.
AB Biosciences Inc.
On January 25, 2018, Shire entered into a licensing agreement with AB Biosciences Inc. (AB Biosciences). The license grants Shire exclusive worldwide rights to develop and commercialize a recombinant immunoglobulin product candidate. Under the terms of the agreement, AB Biosciences granted Shire an exclusive, worldwide license to its intellectual property relating to its pan receptor interacting molecule program. The Company paid an upfront license fee and AB Biosciences is eligible to receive contingent research, development, and commercialization milestone payments as well as tiered royalty payments.
Rani Therapeutics LLC
In December 2017, Shire entered into a collaboration agreement with Rani Therapeutics, LLC (Rani) to conduct research on the use of the RANI PILL technology for oral delivery of Factor VIII (FVIII) therapy for patients with hemophilia A. The collaboration agreement grants Shire an exclusive option to negotiate a license to develop and commercialize the technology for delivery of FVIII therapy following completion of feasibility studies. Shire also made an equity investment in Rani.
Novimmune S.A.
In July 2017, Shire entered into a licensing agreement with Novimmune S.A. (Novimmune). The license grants Shire exclusive worldwide rights to develop and commercialize a bi-specific antibody in pre-clinical development for the treatment of hemophilia A and hemophilia A patients with inhibitors. Under the terms of the agreement, Shire will develop, and if approved, commercialize the product. Shire made an initial upfront license payment. Novimmune will be entitled to receive additional potential milestone payments based on clinical, regulatory and commercial milestones and single-digit royalties.

Parion Sciences Inc.
In May 2017, Shire entered into an agreement to license the exclusive worldwide rights to SHP659 (formerly known as P-321) from Parion Sciences Inc. (Parion). SHP659 is a Phase 2 investigational epithelial sodium channel inhibitor for the potential treatment of dry eye disease in adults. Under the terms of the agreement, Shire will develop, and if approved, commercialize this compound. Shire made an initial upfront license payment. Parion will be entitled to receive additional potential milestone payments based on clinical, regulatory and commercial milestones and Parion has the option to co-fund through additional stages of development in exchange for enhanced tiered low double-digit royalties. In addition, Parion has the option to co-fund commercialization activities and participate in the financial outcome from those activities.
Pfizer Inc. (Pfizer)
In July 2016, the Company licensed the global rights to all indications for SHP647 from Pfizer. SHP647 is an investigational biologic being evaluated for the treatment of moderate-to-severe inflammatory bowel disease. Under the terms of the agreement, Pfizer received an upfront payment and eligible to receive milestone payments based on clinical, regulatory and commercialization milestones and low double-digit royalties on any potential sales if the product is approved.
7.    Integration and Acquisition Costs
For the year ended December 31, 2018, Shire recorded Integration and acquisition costs of $585.1 million. These costs relate to the continued integration of Baxalta Inc. (Baxalta), which was acquired in June 2016, Takeda’s acquisition of Shire, and the change in fair value of contingent consideration.
The Company continued its activities to integrate Baxalta. The costs associated with the integration are primarily related to facility consolidation and professional consulting fees. For the year ended December 31, 2018, these costs include $151.4 million of asset impairments, $66.3 million of third-party professional fees, $21.0 million of expenses associated with facility consolidations, and $23.1 million of employee severance and acceleration of stock compensation. The Company expects the majority of these expenses, except for certain costs related to facility consolidations, to be paid within 12 months from the date the related expenses were incurred.
The following table summarizes the reserve for the Baxalta integration costs for certain types of activities during the years ended December 31, 2018, 2017, and 2016:

(In millions)	Severance and employee benefits	Lease terminations	Total
As of January 1, 2016	$—	$—	$—
Amount charged to integration costs	267.3		267.3
Paid/utilized	(193.3)		(193.3)
As of December 31, 2016	$74.0	$—	$74.0
Amount charged to integration costs	175.2	72.7	247.9
Paid/utilized	(176.3)	(16.1)	(192.4)
As of December 31, 2017	$72.9	$56.6	$129.5
Amount charged to integration costs	20.9	0.9	21.8
Paid/utilized	(73)	(24.7)	(97.7)
As of December 31, 2018	$20.8	$32.8	$53.6
Takeda completed the acquisition of Shire on January 8, 2019. For the year ended December 31, 2018, costs associated with the acquisition primarily include $122.2 million of third-party professional fees, mainly bankers and legal fees, and $96.9 million of employee incentives. The Company expects the majority of these expenses to be paid within 12 months from the date the related expenses were incurred. For the year ended December 31, 2018, cash payments associated with employee incentives were not significant.
For the year ended December 31, 2018, Integration and acquisition costs include $41.5 million relating to the change in fair value of contingent consideration payable, primarily related to TAKHZYRO (lanadelumab-flyo), which was acquired from Dyax in 2016.

For the year ended December 31, 2017, Shire recorded Integration and acquisition costs of $894.5 million, primarily due to the acquisition and integration of Baxalta. A charge of $120.7 million relating to the change in fair value of contingent consideration payable is included in these costs. For the year ended December 31, 2017, the Baxalta Integration and acquisition costs include $211.6 million of employee severance and acceleration of stock compensation, $140.3 million of third-party professional fees, $89.9 million of expenses associated with facility consolidations and $231.7 million of asset impairments.
For the year ended December 31, 2016, Shire recorded Integration and acquisition costs of $883.9 million primarily related to the acquisition and integration of Dyax and Baxalta. These costs primarily consist of $463.4 million of employee severance and acceleration of stock compensation, $378.7 million of third-party professional fees, $58.1 million of contract terminations and a credit of $11.1 million relating to the change in fair value of contingent consideration.
8.     Reorganization Costs
For the year ended December 31, 2018, Shire recorded Reorganization costs of $286.2 million. These costs include $272.7 million of expenses primarily related to the closure of certain of its Cambridge office facilities and $13.5 million of asset impairment, employee severance, and professional fees. For the year ended December 31, 2018, cash payments associated with these costs were not significant.
For the year ended December 31, 2017, Shire recorded Reorganization costs of $47.9 million. The costs primarily related to the planned closure of certain facilities and associated costs of $28.1 million and employee termination and other costs of $10.6 million. As of December 31, 2017, cash payments associated with these costs were not significant. Other restructuring charges recorded, which were not significant, during the year ended December 31, 2017 relate to professional and consulting fees.
For the year ended December 31, 2016, Shire recorded Reorganization costs of $121.4 million. The costs primarily related to the planned closure of certain manufacturing facilities and associated asset impairments of $77.4 million and employee termination and other costs of $16.2 million. As of December 31, 2016, cash payments associated with these costs were not significant. Other restructuring charges recorded, which were not significant for the year ended December 31, 2016, relate to the closure of other offices and the related employee relocation.
9.    Results of Discontinued Operations
Following the divestment of the Company’s DERMAGRAFT business in January 2014, the operating results associated with the DERMAGRAFT business have been classified as discontinued operations in the Company’s Consolidated Statements of Operations for all periods presented.
In January 2017, Shire entered into a final settlement agreement with the Department of Justice (DOJ) in the amount of $350.0 million, plus interest which was accrued in 2016 and paid during 2017.
After the civil settlement with the DOJ was finalized, Shire and Advanced BioHealing Inc.'s (ABH) equity holders entered into a settlement agreement and ABH’s equity holders released the $37.5 million escrow to Shire. Shire released its claims against ABH equity holders upon receiving the entire amount held in escrow.
For the year ended December 31, 2017, the Company recorded a gain of $18.0 million (net of tax expense of $8.9 million) primarily related to legal contingencies related to the divested DERMAGRAFT business and the release of escrow to Shire.
During the year ended December 31, 2016, the Company recorded a loss of $276.1 million (net of tax benefit of $98.8 million), primarily related to legal contingencies related to the divested DERMAGRAFT business.
10.    Accounts Receivable, Net
Accounts receivable as of December 31, 2018 of $3,071.6 million (December 31, 2017: $3,009.8 million), are stated at the invoiced amount and net of reserve for discounts and doubtful accounts of $386.4 million (December 31, 2017: $271.5 million).
Reserve for discounts and doubtful accounts consists of the following:

(In millions)	2018	2017	2016
As of January 1,	$271.5	$169.6	$55.8
Provision charged to operations	2,579.6	1,408.1	838.1
Payments/credits	(2,464.7)	(1,306.2)	(724.3)
As of December 31,	$386.4	$271.5	$169.6

As of December 31, 2018, Accounts receivable included $50.3 million (December 31, 2017: $106.6 million) related to royalties receivable.
11.    Inventories
Inventories are stated at the lower of cost and net realizable value. The components of Inventories are as follows:

(In millions)	December 31, 2018	December 31, 2017
Finished goods	$999.8	$926.1
Work-in-progress	1,649.2	1,574.0
Raw materials	848.5	791.4
	$3,497.5	$3,291.5
12.     Other Current Assets
Components of Other current assets are summarized as follows:

(In millions)	December 31, 2018	December 31, 2017
Income tax receivable	$262.4	$179.9
Value added taxes receivable	206.8	59.8
Prepaid expenses	151.8	242.6
Other current assets	369.0	313.0
	$990.0	$795.3
13.    Property, Plant and Equipment, Net
Property, plant and equipment are recorded at historical cost, net of accumulated depreciation. Components of Property, plant and equipment, net are summarized as follows:

(In millions)	December 31, 2018	December 31, 2017
Land	$295.6	$332.3
Buildings and leasehold improvements	2,943.9	1,940.7
Machinery, equipment and other	3,384.6	3,106.3
Assets under construction	1,007.8	2,568.2
Total property, plant and equipment at cost	7,631.9	7,947.5
Less: Accumulated depreciation	(1,125.0)	(1,312.1)
Property, plant and equipment, net	$6,506.9	$6,635.4
Depreciation expense was $590.1 million, $495.8 million, and $292.9 million for the years ended December 31, 2018, 2017, and 2016, respectively.
In the second quarter of 2018, the FDA approved a new plasma manufacturing facility near Covington, Georgia. Following the approval, $1,840.5 million of assets were reclassified from Asset under construction to Buildings and leasehold improvements and Machinery, equipment and other asset classes.

14.    Intangible assets
The following table summarizes the Company's Intangible assets:

(In millions)	Currently marketed products	IPR&D	Other intangible assets	Total
December 31, 2018
Gross acquired intangible assets	$33,655.1	$1,012.2	$814.1	$35,481.4
Accumulated amortization	(5,948.0)	—	(450.6)	(6,398.6)
Intangible assets, net	$27,707.1	$1,012.2	$363.5	$29,082.8

December 31, 2017
Gross acquired intangible assets	$31,973.5	$5,113.9	$835.9	$37,923.3
Accumulated amortization	(4,549.2)	—	(328.0)	(4,877.2)
Intangible assets, net	$27,424.3	$5,113.9	$507.9	$33,046.1
During the third quarter of 2018, the U.S. Food and Drug Administration (FDA) approved TAKHZYRO injection, for prophylaxis to prevent attacks of HAE in patients 12 years of age and older. Following the approval, the Company reclassified the TAKHZRO intangible asset from IPR&D to Currently marketed products and started amortizing the asset.
Other intangible assets are comprised primarily of royalty rights and other contract rights associated with Baxalta, Dyax Corp. (Dyax), and NPS Pharmaceuticals Inc.
Activities in the net book value of intangible assets for the year ended December 31, 2018 and 2017 are as follows:

(In millions)	2018	2017
As of January 1,	$33,046.1	$34,697.5
Sale of Oncology franchise	(1,598.5)	—
Measurement period adjustments	—	(1,385.0)
Amortization charged	(1,806.2)	(1,768.4)
Foreign currency translation	(433.3)	1,522.0
Contribution to JV	(163.7)	—
Impairment	(30.0)	(20.0)
Other	63.3	—
Acquisition	5.1	—
As of December 31,	$29,082.8	$33,046.1
For further details regarding the sale of the Oncology franchise, refer to Note 5, Dispositions and Assets Held for Sale.
Measurement period adjustments included in the year ended December 31, 2017 related to the acquisition of Baxalta.
During the year ended December 31, 2018, the Company contributed distributions rights for certain products to a joint venture formed by the Company. Upon the contribution, $163.7 million of intangible assets, the net carrying value related to those products, was recorded within Investments in these Consolidated Balance Sheets.
The Company reviews its amortized intangible assets for impairment whenever events or circumstances suggest that their carrying value may not be recoverable. Unamortized intangible assets are reviewed for impairment annually or whenever events or circumstances suggest that their carrying value may not be recoverable.

Estimated amortization expense can be affected by various factors including future acquisitions, disposals of product rights, regulatory approval and subsequent amortization of acquired IPR&D projects, foreign exchange movements, and the technological advancement and regulatory approval of competitor products. The estimated future amortization of acquired intangible assets for the next five years is expected to be as follows:

(In millions)	Anticipated future amortization
2019	1,644.0
2020	1,567.0
2021	1,547.1
2022	1,517.3
2023	1,463.7
15.    Goodwill
The following table provides a roll-forward of the Goodwill balance for the years ended December 31, 2018 and 2017:

(In millions)	2018	2017
As of January 1,	$19,831.7	$17,888.2
Acquisitions	96.3	1,076.2
Sale of Oncology franchise	(565.1)	—
Foreign currency translation and other	(356.7)	867.3
December 31,	$19,006.2	$19,831.7
For further details regarding acquisitions during the year ended December 31, 2018, refer to Note 4, Acquisition. For further information regarding the Sale of Oncology franchise during the year ended December 31, 2018, refer to Note 5, Dispositions and Assets Held for Sale.
The increase in Goodwill during the year ended December 31, 2017 related to measurement period adjustments of the acquisition of Baxalta.
16.    Fair Value Measurement
Assets and liabilities that are measured at fair value on a recurring basis
The following financial assets and liabilities are measured at fair value on a recurring basis using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	Fair value
(In millions)	Total	Level 1	Level 2	Level 3
As of December 31, 2018
Financial assets:
Marketable equity securities	$162.2	$162.2	$—	$—
Marketable debt securities	17.1	3.6	13.5	—
Derivative instruments	22.3	—	22.3	—
Total assets	$201.6	$165.8	$35.8	$—

Financial liabilities:
Joint venture net written option	$51.0	$—	$—	$51.0
Derivative instruments	36.5	—	36.5	—
Contingent consideration payable	556.4	—	—	556.4
Total liabilities	$643.9	$—	$36.5	$607.4

	Fair value
(In millions)	Total	Level 1	Level 2	Level 3
As of December 31, 2017
Financial assets:
Marketable equity securities	$89.7	$89.7	$—	$—
Marketable debt securities	17.9	3.8	14.1	—
Derivative instruments	17.9	—	17.9	—
Total assets	$125.5	$93.5	$32.0	$—

Financial liabilities:
Joint venture net written option	$40.0	$—	$—	$40.0
Derivative instruments	14.2	—	14.2	—
Contingent consideration payable	1,168.2	—	—	1,168.2
Total liabilities	$1,222.4	$—	$14.2	$1,208.2
Marketable equity and debt securities are included within Investments in these Consolidated Balance Sheets. Contingent consideration payable is included within Other current liabilities and Other non-current liabilities in these Consolidated Balance Sheets. For information regarding the Company's derivative arrangements, refer to Note 17, Financial Instruments, to these Consolidated Financial Statements.
Certain estimates and judgments were required to develop the fair value amounts. The estimated fair value amounts shown above are not necessarily indicative of the amounts that the Company would realize upon disposition, nor do they indicate the Company’s intent or ability to dispose of the financial instrument.
The following methods and assumptions were used to estimate the fair value of each material class of financial instrument:

•	Marketable equity securities: the fair values of marketable equity securities are estimated based on quoted market prices for those investments.

•
Marketable debt securities: the fair values of debt securities are obtained from pricing services or broker/dealers who either use quoted prices in an active market or proprietary pricing applications, which include observable market information for like or same securities.

•	Derivative instruments: the fair values of the swap and forward foreign exchange contracts have been determined using the month-end interest rate and foreign exchange rates, respectively.

•	Joint venture net written option and contingent consideration payable: the fair values have been estimated using the income approach (using a probability weighted discounted cash flow method).
There were no changes in valuation techniques or inputs utilized or transfers between fair value measurement levels during the years ended December 31, 2018 and 2017.
Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)

Contingent consideration payable
(In millions)	2018	2017
Balance as of January 1,	$1,168.2	$1,058.0
Acquisitions	—	(4.0)
Payments	(647.1)	—
Change in fair value included in earnings	41.5	120.7
Other	(6.2)	(6.5)
Balance as of December 31,	$556.4	$1,168.2
Of the $556.4 million of contingent consideration payable as of December 31, 2018, $92.9 million is recorded within Other current liabilities and $463.5 million is recorded within Other non-current liabilities in these Consolidated Balance Sheets.

The decrease in contingent consideration payable during the year ended December 31, 2018 is related to payments of contingent consideration following the approval of TAKHZYRO acquired from Dyax in 2016. In 2017, the increase in contingent consideration payable was primarily related to the Company's change in fair value of contingent consideration resulting from positive topline data for TAKHZYRO.
Joint venture net written option
In March 2017, Shire executed option agreements related to a joint venture that provides Shire with a call option on the partner’s investment in joint venture equity and the partner with a put option on its investment in joint venture equity. The Company had a liability of $51.0 million for the net written option based on the estimated fair value of these options as of December 31, 2018 and the Company re-measures the instrument to fair value through the Consolidated Statements of Operations.
Quantitative Information about Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)

Financial liabilities:	Fair value as of the measurement date
As of December 31, 2018
(In millions, except %)	Fair value	Valuation technique	Significant unobservable inputs	Range
Contingent consideration payable	$556.4	Income approach (probability weighted discounted cash flow)	• Cumulative probability of milestones being achieved	• 10.5 to 90%
			• Assumed market participant discount rate	• 3.6 to 9.0%
			• Periods in which milestones are expected to be achieved	• 2019 to 2040
			• Forecast quarterly royalties payable on net sales of relevant products	• $0.1 to $11.4 million
Contingent consideration payable represents future milestones and royalties the Company may be required to pay in conjunction with various business combinations and license agreements. The fair value of the Company’s contingent consideration payable could significantly increase or decrease due to changes in certain assumptions which underpin the fair value measurements. Each set of assumptions is specific to the individual contingent consideration payable.

Financial liabilities:	Fair value as of the measurement date
As of December 31, 2018
(In millions, except %)	Fair value	Valuation technique	Significant unobservable inputs	Range
Joint venture net written option	$51.0	Income approach (probability weighted discounted cash flow)	• Cash flow scenario probability weighting	• 100%
			• Assumed market participant discount rate	• 14%
Financial assets and liabilities that are disclosed at fair value
The carrying amounts and estimated fair values of the Company’s financial assets and liabilities that are not measured at fair value on a recurring basis are as follows:

	December 31, 2018		December 31, 2017
(In millions)	Carrying amount	Fair value	Carrying amount	Fair value
Financial liabilities:
SAIIDAC notes	$12,061.5	$11,547.9	$12,050.2	$11,913.7
Baxalta notes	1,946.5	1,910.6	5,057.7	5,229.9
Capital lease obligation	364.4	364.4	349.2	349.2
The change in Baxalta notes was due to the Debt Tender Offer. Refer to Note 19, Borrowing and Capital Leases, for more information. The estimated fair values of long-term debt were based upon recent observable market prices and are considered Level 2 in the fair value hierarchy. The estimated fair value of capital lease obligations is based on Level 2 inputs.
The carrying amounts of other financial assets and liabilities approximate their estimated fair value due to their short-term nature, such as liquidity and maturity of these amounts, or because there have been no significant changes since the asset or liability was last re-measured to fair value on a non-recurring basis. For more details on the carrying amount and fair value of Baxalta notes, refer to Note 19, Borrowings and Capital Leases.
17.    Financial Instruments
Foreign Currency Contracts
Due to the global nature of its operations, portions of the Company's revenues and operating expenses are recorded in currencies other than the U.S. dollar. The value of revenues and operating expenses measured in U.S. dollars is therefore subject to changes in foreign currency exchange rates. The main trading currencies of the Company are the U.S. dollar, Euro, British pound sterling, Swiss franc, Canadian dollar, and Japanese yen.
Transactional exposure arises where transactions occur in currencies different to the functional currency of the relevant subsidiary. It is the Company’s policy that these exposures are minimized to the extent practicable by denominating transactions in the subsidiary’s functional currency. Where significant exposures remain, the Company uses foreign exchange contracts (spot, forward, and option contracts) to manage the exposure for balance sheet assets and liabilities that are denominated in currencies different to the functional currency of the relevant subsidiary.
The Company has master netting agreements with a number of counterparties to these foreign exchange contracts and on the occurrence of specified events, the Company has the ability to terminate contracts and settle them with a net payment by one party to the other. The Company has elected to present derivative assets and derivative liabilities on a gross basis in the Consolidated Balance Sheets. The Company does not have credit risk related contingent features or collateral linked to the derivatives.
Undesignated Foreign Currency Derivatives
The Company uses forward and option contracts to mitigate the foreign currency risk related to certain balance sheet positions, including intercompany and third-party receivables and payables. The Company has not elected hedge accounting for these derivative instruments. The changes in fair value of these derivatives are reported in earnings.
The table below presents the notional amount, maximum duration, and fair value for the undesignated foreign currency derivatives:

(In millions, except duration)	December 31, 2018	December 31, 2017
Notional amount	$4,019.8	$1,672.3
Maximum duration	8 months	3 months
Fair value - net (liability)/asset	$(6.0)	$11.4
The Company considers the impact of its and its counterparties’ credit risk on the fair value of the contracts as well as the ability of each party to execute its contractual obligations. As of December 31, 2018, credit risk did not materially change the fair value of the Company’s foreign currency contracts.
Interest Rate - Contracts
The Company is exposed to the risk that its earnings and cash flows could be adversely impacted by fluctuations in benchmark interest rates relating to its debt obligations where interest is set at floating rates. The Company’s policy is to manage this risk to an acceptable level. The Company is principally exposed to interest rate risk on any borrowings under the Company’s various debt facilities. Interest on these facilities is set at floating rates, to the extent utilized. Shire’s exposure under these facilities is to changes in U.S. dollar interest rates. For further details related to interest rates on the Company’s various debt facilities, refer to Note 19, Borrowings and Capital Leases, to these Consolidated Financial Statements.
Designated Interest Rate Derivatives
The Company has elected hedge accounting for interest rate swap contracts designated as fair value hedges. The effective portion of the changes in the fair value of interest rate swap contracts are recorded as a component of the underlying Baxalta Notes with the ineffective portion recorded in Interest expense. Any net interest payments made or received on the interest rate swap contracts are recognized as a component of Interest expense in the Consolidated Statements of Operations.
The table below presents the notional amount, maturity, and fair value for the designated interest rate derivatives:

(In millions, except maturity)	December 31, 2018	December 31, 2017
Notional amount	$431.0	$1,000.0
Maturity	June 2020 and June 2025	June 2020 and June 2025
Fair value - net liability	$(8.2)	$(7.7)
In conjunction with the debt tender offer and extinguishment of debt as more fully described in Note 19, Shire terminated $569.0 million of its interest swaps for a loss of $9.3 million, which is reported in Other (expense)/income, net in the Consolidated Statements of Operations. In January 2019, Shire terminated the remaining interest rate swaps, which resulted in a cash outflow of $8.0 million.
Summary of Derivatives
The following tables summarize the effect of the derivative instruments in the Company's Consolidated Statements of Operations for the years ended December 31, 2018 and 2017.

Designated Foreign exchange contracts

(In millions)	Loss recognized in OCI		Location	Gain reclassified from AOCI into income
Cash flow hedges	2018	2017		2018	2017
Year ended December 31,
Foreign exchange contracts	$—	$(0.9)	Cost of sales	$—	$8.8
Undesignated foreign exchange contracts

(In millions)	Location	Gain/(loss) recognized in income
		2018	2017
Year ended December 31,
Foreign exchange contracts	Other (expense)/income, net	$(75.7)	$84.8
Designated Interest Rate Derivatives

(In millions)	Location	Loss recognized in income
Fair value hedges		2018	2017
Year ended December 31,
Interest rate contracts, net	Interest expense	$(4.8)	$(4.3)
Summary of Derivatives
The following table presents the classification and estimated fair value of derivative instruments on the Company's Consolidated Balance Sheets:

	Asset position			Liability position
		Fair value			Fair value
(In millions)	Location	December 31, 2018	December 31, 2017	Location	December 31, 2018	December 31, 2017
Undesignated derivative instruments
Foreign exchange contracts	Other current assets	$22.3	$17.9	Other current liabilities	$28.3	$6.5
		$22.3	$17.9		$28.3	$6.5

Designated derivative Instruments
Interest rate contracts	Long term borrowings	$—	$—	Long term borrowings	$8.2	$7.7
		$—	$—		$8.2	$7.7
Total derivative fair value		$22.3	$17.9		$36.5	$14.2
Potential effect of rights to offset		(10.5)	(2.7)		(10.5)	(2.7)
Net derivative		$11.8	$15.2		$26.0	$11.5

Table of Contents

18.    Accounts Payable and Accrued Expenses
Components of Accounts payable and accrued expenses are summarized as follows:

	December 31, 2018	December 31, 2017
(In millions)
Accrued rebates	$1,854.1	$1,612.7
Accounts payable and accrued purchases	1,205.9	914.6
Accrued employee compensation and benefits payable	682.6	571.4
Accrued sales returns	143.7	175.7
Other accrued expenses	914.4	910.1
	$4,800.7	$4,184.5
19.    Borrowings and Capital Leases

(In millions)	December 31, 2018	December 31, 2017
Short term borrowings and capital leases:
SAIIDAC Notes	$3,296.4	$—
Baxalta Notes	—	748.8
Borrowings under the Revolving Credit Facilities Agreement	—	810.0
Borrowings under the November 2015 Facilities Agreement	—	1,196.3
Capital leases	9.6	7.5
Other borrowings	30.7	26.1
	$3,336.7	$2,788.7

Long term borrowings and capital leases:
SAIIDAC Notes	$8,765.1	$12,050.2
Baxalta Notes	1,946.5	4,308.9
Capital leases	354.8	341.7
Other borrowings	38.3	51.6
	$11,104.7	$16,752.4

Total borrowings and capital leases	$14,441.4	$19,541.1
The future payments related to short and long term borrowings and capital lease obligations, on maturities, as of December 31, 2018 are as follows:

(In millions)
2019	$3,352.1
2020	425.0
2021	3,320.9
2022	240.6
2023	2,521.6
Thereafter	4,691.4
Total obligations	14,551.6
Less: Debt issuance cost and discount	(110.2)
Total debt obligations	$14,441.4

Debt Tender Offer
On September 11, 2018, Shire purchased an aggregate of $2.3 billion in principal amount of Baxalta Notes from existing holders consisting of its 2.875% Notes due June 2020, 3.600% Notes due June 2022, 4.000% Notes due June 2025 and 5.250% Notes due June 2045 pursuant to a debt tender offer. Shire paid approximately $2.4 billion, including accrued and unpaid interest and tender premium, to purchase such notes. As a result of the debt tender offer, the Company recognized a loss on extinguishment of debt in the third quarter of 2018 of $40.6 million, which is included in Other (expense)/income, net within the Consolidated Statements of Operations.
SAIIDAC Notes
On September 23, 2016, Shire Acquisitions Investments Ireland Designated Activity Company (SAIIDAC), a wholly owned subsidiary of Shire plc, issued unsecured senior notes with a total aggregate principal value of $12.1 billion (SAIIDAC Notes), guaranteed by Shire plc and, as of December 1, 2016, by Baxalta. Below is a summary of the SAIIDAC Notes as of December 31, 2018:

(In millions, except %)	Aggregate amount	Coupon rate	Effective interest rate in 2018	Carrying amount as of December 31, 2018
Fixed-rate notes due 2019	$3,300.0	1.900%	2.05%	$3,296.4
Fixed-rate notes due 2021	3,300.0	2.400%	2.53%	3,289.8
Fixed-rate notes due 2023	2,500.0	2.875%	2.97%	2,491.1
Fixed-rate notes due 2026	3,000.0	3.200%	3.30%	2,984.2
	$12,100.0			$12,061.5
As of December 31, 2018, there were $38.5 million of debt issuance costs and discounts recorded as a reduction of the carrying amount of debt. These costs will be amortized as additional interest expense using the effective interest rate method over the period from issuance through maturity.
Baxalta Notes
Shire plc guaranteed senior notes issued by Baxalta in connection with the acquisition of Baxalta (Baxalta Notes). Following repayment of the $375.0 million floating-rate notes and the $375.0 million fixed-rate notes due in June 2018 and the subsequent $2.3 billion bond tender offer on September 11, 2018, the remaining Baxalta Notes as of December 31, 2018 are shown below:

(In millions, except %)	Aggregate principal	Coupon rate	Effective interest rate in 2018	Carrying amount as of December 31, 2018
Fixed-rate notes due 2020	$404.5	2.875%	2.80%	$404.0
Fixed-rate notes due 2022	219.4	3.600%	3.30%	221.7
Fixed-rate notes due 2025	800.5	4.000%	3.90%	805.6
Fixed-rate notes due 2045	500.4	5.250%	5.10%	515.2
Total assumed Senior Notes	$1,924.8			$1,946.5
The effective interest rates above exclude the effect of any related interest rate swaps. The book values above include any premiums, discounts, and adjustments related to hedging instruments. For further details related to the interest rate derivative contracts, please see Note 17, Financial Instruments, to these Consolidated Financial Statements.
Revolving Credit Facilities Agreement
On December 12, 2014, Shire entered into a $2.1 billion revolving credit facilities agreement (RCF) with a number of financial institutions. As of December 31, 2018, the Company utilized $0.0 million of the RCF. The RCF, which terminates on December 12, 2021, may be used for financing the general corporate purposes of Shire. The RCF incorporates a $250.0 million U.S. dollar and

Euro swingline facility operating as a sub-limit thereof. In January 2019, the financial support for the RCF was revised to $1.6 billion, which is available through June 30, 2019. The revised RCF incorporates a $201.0 million U.S. dollar and Euro swingline facility operating as a sub-limit thereof.
Term Loan Facilities Agreements
November 2015 Facilities Agreement
On November 2, 2015, Shire entered into a $5.6 billion facilities agreement (November 2015 Facilities Agreement), which comprised of three amortizing credit facilities with ultimate maturity on November 2, 2018. As of December 31, 2018, there were no amounts outstanding under the November 2015 Facilities Agreement as it was fully repaid and canceled on September 28, 2018.
Short-term uncommitted lines of credit (Credit lines)
Shire has access to various Credit lines from a number of banks, which are available to be utilized from time to time to provide short-term cash management flexibility. These Credit lines can be withdrawn by the banks at any time. The Credit lines are not relied upon for core liquidity. As of December 31, 2018, these lines of credit were not utilized.
Capital Lease Obligations
The capital leases are primarily related to office and manufacturing facilities. As of December 31, 2018, the total capital lease obligations, including current portions, were $364.4 million.
20.    Other Current Liabilities
Components of Other current liabilities are summarized as follows:

(In millions)	December 31, 2018	December 31, 2017
Income taxes payable	$92.8	$65.1
Value added taxes	79.9	30.4
Contingent consideration payable	92.9	626.8
Other current liabilities	84.1	186.5
	$349.7	$908.8
21.    Retirement and Other Benefit Programs
The Company sponsors various pension and other post-employment benefit (OPEB) plans in the U.S. and other countries.

Reconciliation of Pension and OPEB Plan Obligations and Funded Status
The following provides information about projected benefit obligations, plan assets, the funded status and weighted-average assumptions of the OPEB and pension plans:

	December 31, 2018			December 31, 2017
(In millions)	U.S. pensions	International pensions	OPEB (U.S.)	U.S. pensions	International pensions	OPEB (U.S.)
Benefit obligations
Beginning of period	$443.6	$617.9	$17.1	$384.1	$581.4	$25.0
Service cost	—	38.3	—	14.6	39.4	1.5
Interest cost	15.6	5.1	0.6	15.6	4.9	1.0
Participant contributions	—	10.8	—	—	8.9	—
Actuarial (gain)/loss	(51.3)	10.9	(1)	34.4	(22.9)	(1.2)
Benefit payments	(7.7)	(13.3)	(0.4)	(5.1)	(19.8)	(0.2)
Plan amendments	—	(11.1)	—	—	—	(9)
Settlements	—	(12.3)	—	—	(10.4)	—
Curtailments	—	(1.1)	—	—	(4.0)	—
Foreign exchange	—	(13.3)	—	—	45.4	—
Other	—	(1.4)	—	—	(5.0)	—
End of Period	$400.2	$630.5	$16.3	$443.6	$617.9	$17.1

Fair value of plan assets
Beginning of period	$259.7	$237.2	$—	$228.4	$197.9	$—
Actual return on plan assets	(20.8)	(4.8)	—	35.4	12.3	—
Employer contributions	7.8	37.6	0.4	0.9	32.2	0.2
Participant contributions	—	10.8	—	—	8.9	—
Benefit payments	(7.7)	(13.3)	(0.4)	(5.0)	(19.8)	(0.2)
Settlements	—	(12.3)	—	—	(10.4)	—
Foreign exchange	—	(3)	—	—	11.9	—
Other	—	(0.2)	—	—	4.2	—
End of Period	239.0	252.0	—	259.7	237.2	—
Funded status	$(161.2)	$(378.5)	$(16.3)	$(183.9)	$(380.7)	$(17.1)
Amounts recognized in the Consolidated Balance Sheets

	December 31, 2018			December 31, 2017
(In millions)	U.S. pensions	International pensions	OPEB (U.S.)	U.S. pensions	International pensions	OPEB (U.S.)
Other current liabilities	$(1.0)	$(7.8)	$(0.7)	$(0.8)	$(15.7)	$(0.4)
Other non-current liabilities	(160.2)	(370.7)	(15.6)	(183.1)	(365)	(16.7)
Net liability recognized	$(161.2)	$(378.5)	$(16.3)	$(183.9)	$(380.7)	$(17.1)
The Company amended the OPEB and adopted a plan freeze effective December 31, 2017. According to the amendment, employees who have not met certain criteria, may not qualify as an eligible retiree regardless of such employee's age or service at the employee's date of termination. As a result, a prior service credit was recorded during the year ended December 31, 2017.
Accumulated Benefit Obligation Information

The pension obligation represents the projected benefit obligation (PBO) as of December 31, 2018 and 2017. The PBO incorporates assumptions relating to future compensation levels. The accumulated benefit obligation (ABO) is the same as the PBO except that it does not include assumptions relating to future compensation levels. The ABO as of December 31, 2018 for the U.S. pension plans was $400.2 million (December 31, 2017: $443.6 million). The ABO as of December 31, 2018 for the International pension plans was $514.8 million (December 31, 2017: $494.2 million).
The funded status figures and ABO disclosed above reflect all of the Company's pension plans. The following ABO and plan asset information includes only those individual plans that have an ABO in excess of plan assets.

(In millions)	December 31, 2018	December 31, 2017
US
ABO	$400.2	$443.6
Fair value of plan assets	239.0	259.7
International
ABO	514.8	469.0
Fair value of plan assets	252.0	209.6
Expected Net Pension and OPEB Plan Payments for the Next 10 Years

(In millions)	U.S. pensions	International pensions	OPEB (U.S.)

2019	$8.1	$21.4	$0.7
2020	9.8	21.2	0.8
2021	11.1	22.7	0.9
2022	12.4	25.4	1.1
2023	13.9	27.9	1.1
2024 through 2028	89.3	143.1	7.1
The expected net benefit payments reflect the Company’s share of the total net benefits expected to be paid from the plans’ assets (for funded plans) or from the Company’s assets (for unfunded plans) as of December 31, 2018. The federal subsidies relating to the Medicare Prescription Drug, Improvement and Modernization Act are not expected to be significant.
Amounts Recognized in AOCI
The pension and OPEB plans' gains or losses not yet recognized in net periodic benefit cost are recognized in AOCI and amortized from AOCI to net periodic benefit cost in the future. The following is a summary of the pre-tax net gain/(losses) recorded in AOCI:

	December 31, 2018			December 31, 2017
(In millions)	U.S. pensions	International pensions	OPEB (U.S.)	U.S. pensions	International pensions	OPEB (U.S.)
Gain/(loss) arising during the year	$13.2	$(12)	$1.0	$(14.9)	$41.2	$10.1
Reclassification of gain to income statement	—	(2.3)	(0.9	—	(1.3)	—
Pension and other employee benefit gain/(loss), pre-tax	$13.2	$(14.3)	$1.0	$(14.9)	$39.9	$10.1
Refer to Note 22, Accumulated Other Comprehensive Income/(Loss), for the net of tax balances included in AOCI as of December 31, 2018 and 2017. The Company does not expect to amortize a significant amount of AOCI to net periodic benefit cost in 2019.

Net periodic benefit cost for the year ended December 31, 2018 is as follows:

	Year ended December 31, 2018

(In millions)	U.S. pensions	International pensions	OPEB (U.S.)
Net periodic benefit cost
Service cost	$—	$38.3	$—
Interest cost	15.5	5.1	0.6
Expected return on plan assets	(17.3)	(8.1)	—
Curtailment and other	—	(2.3)	(0.9)
Net periodic benefit cost	$(1.8)	$33.0	$(0.3)
Net periodic benefit cost for the year ended December 31, 2017 is as follows:

	Year ended December 31, 2017
(In millions)	U.S. pensions	International pensions	OPEB (U.S.)
Net periodic benefit cost
Service cost	$14.6	$39.4	$1.5
Interest cost	15.6	4.9	1.0
Expected return on plan assets	(15.9)	(7.4)	—
Curtailment and other	—	1.9	—
Net periodic benefit cost	$14.3	$38.8	$2.5
Net periodic benefit cost for the year ended December 31, 2016 is as follows:

	Year ended December 31, 2016
(In millions)	U.S. pensions	International pensions	OPEB (U.S.)
Net periodic benefit cost
Service cost	$13.0	$18.6	$0.8
Interest cost	11.1	3.2	0.6
Expected return on plan assets	(8.9)	(3.9)	—
Curtailment and other	(69.4)	20.0	—
Net periodic benefit cost	$(54.2)	$37.9	$1.4
In 2016, the net periodic benefit cost is from June 3, 2016, the date the Company assumed the obligations from Baxalta, through December 31, 2016.
In 2016 Curtailments and other relates to the recognition of a curtailment gain of $69.4 million associated with amendment of the U.S. pension plans and a loss of $20.0 million for the recognition of a defined benefit plan in Switzerland.

Weighted-Average Assumptions Used in Determining Benefit Obligations at the Measurement Date
The following weighted-average assumptions were used in calculating measurement of benefit obligations:

	December 31, 2018			December 31, 2017
	U.S. pensions	International pensions	OPEB (U.S.)	U.S. pensions	International pensions	OPEB (U.S.)

Discount rate	4.4%	1.2%	4.2%	3.7%	1.0%	3.5%
Rate of compensation increase	n/a	3.0%	n/a	n/a	3.0%	n/a
Health care cost trend rate	n/a	n/a	5.8%	n/a	n/a	6.0%
Rate decreased to	n/a	n/a	5.0%	n/a	n/a	5.0%
by the year ended	n/a	n/a	2022	n/a	n/a	2022
Weighted-Average Assumptions Used in Determining Net Periodic Benefit Cost
The following weighted-average assumptions were used in determining net periodic benefit cost:

	December 31, 2018
	U.S. pensions	International pensions	OPEB (U.S.)

Discount rate	3.7%	1.1%	3.5%
Expected return on plan assets	7.0%	3.4%	n/a
Rate of compensation increase	n/a	3.0%	n/a
Health care cost trend rate	n/a	n/a	5.8%
Rate decreased to	n/a	n/a	5.0%
by the year end	n/a	n/a	2022

	December 31, 2017
	U.S. pensions	International pensions	OPEB (U.S.)

Discount rate	4.2%	1.0%	4.2%
Expected return on plan assets	7.0%	3.4%	n/a
Rate of compensation increase	3.8%	3.0%	n/a
Health care cost trend rate	n/a	n/a	6.0%
Rate decreased to	n/a	n/a	5.0%
by the year end	n/a	n/a	2022

	December 31, 2016
	U.S. pensions	International pensions	OPEB (U.S.)

Discount rate	4.1%	1.0%	4.2%
Expected return on plan assets	7.0%	4.5%	n/a
Rate of compensation increase	3.8%	3.2%	n/a
Health care cost trend rate	n/a	n/a	6.5%
Rate decreased to	n/a	n/a	5.0%
by the year end	n/a	n/a	2022

The Company establishes the expected return on plan assets assumption based primarily on a review of historical compound average asset returns, both Company-specific and the broad market (and considering the Company’s asset allocations), an analysis of current market and economic information and future expectations.
The effect of a one-percent change in the assumed healthcare cost trend rate would not have a significant impact on the OPEB plan benefit obligation as of December 31, 2018 or the plan’s service and interest cost during 2018.
Pension Plan Assets
A committee of members of senior management is responsible for supervising, monitoring and evaluating the invested assets of the Company’s funded pension plans. The committee abides by policies and procedures relating to investment goals, targeted asset allocations, risk management practices, allowable and prohibited investment holdings, diversification, use of derivatives, the relationship between plan assets and benefit obligations, and other relevant factors and considerations. In the United States, Goldman Sachs Asset Management acts as an outsourced chief investment officer (oCIO) to perform the day-to-day management of pension assets.
The policies and procedures include the following:
Ability to pay all benefits when due;

•	Targeted long-term performance expectations relative to applicable market indices, such as Standard & Poor’s, Russell, MSCI EAFE, and other indices;

•	Targeted asset allocation percentage ranges (summarized below), and periodic reviews of these allocations;

•
Specified investment holding and transaction prohibitions (for example, private placements or other restricted securities, securities that are not traded in a sufficiently active market, short sales, certain derivatives, commodities and margin transactions);

•	Specified portfolio percentage limits on foreign holdings; and

•	Periodic monitoring of oCIO performance and adherence to policies.
Plan assets are invested using a total return investment approach whereby a mix of equity securities, debt securities and other investments are used to preserve asset values, diversify risk and exceed the planned benchmark investment return. Investment strategies and asset allocations are based on consideration of plan liabilities, the plans’ funded status and other factors, such as the plans’ demographics and liability durations. Investment performance is reviewed on a quarterly basis and asset allocations are reviewed at least annually.
Plan assets are managed in a balanced equity and fixed income portfolio. The target allocations for plan assets are 75% in an equity portfolio and 25% in a fixed income portfolio. The policy includes an allocation range based on each individual investment type within the major portfolios that allows for a variance from the target allocations of approximately 5%. The equity portfolio may include common stock of U.S. and international companies, common/collective trust funds, mutual funds, hedge funds and real asset investments. The fixed income portfolio may include cash, money market funds with an original maturity of three months or less, U.S. and foreign government and governmental agency issues, common/collective trust funds, corporate bonds, municipal securities, derivative contracts and asset-backed securities.
While the committee provides oversight over plan assets for U.S. and international plans, the summary above is specific to the plans in the U.S. The plan assets for international plans are managed and allocated by the entities in each country, with input and oversight provided by the committee.
The following pension assets are recorded at fair value on a recurring basis using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3). Investments that are measured at fair value using the net asset value per share or its equivalent as a practical expedient are not classified in the fair value hierarchy. The fair value amounts presented in this table is intended to permit reconciliation of the fair value hierarchy and the fair value of plan assets.

U.S. pension plan assets		Fair value
(In millions)	Level 1	Level 2	Level 3	Total
As of December 31, 2018
Assets
Equity
Mutual fund	$15.0	$—	$—	$15.0
Total investments at fair value	$15.0	$—	$—	$15.0
Fixed income
Cash equivalents				12.0
Collective trust funds				46.6
Mutual fund				11.7
Equity
Collective trust funds				103.1
Mutual funds				38.6
Hedge fund				12.0
Fair value of pension plan assets				$239.0

U.S. pension plan assets		Fair value
(In millions)	Level 1	Level 2	Level 3	Total
As of December 31, 2017
Assets
Equity
Mutual fund	$17.9	$—	$—	$17.9
Total investments at fair value	$17.9	$—	$—	$17.9
Fixed Income
Cash equivalent				6.2
Collective trust funds				52.4
Mutual fund				12.7
Equity
Collective trust funds				116.6
Mutual funds				42.0
Hedge fund				11.9
Fair value of pension plan assets				$259.7

International pension plan assets		Fair value
(In millions)	Level 1	Level 2	Level 3	Total
As of December 31, 2018
Assets
Fixed income
Cash and cash equivalents	$89.1	$—	$—	$89.1
Government agency issues	3.0	—	—	3.0
Corporate bonds	11.7	—	—	11.7
Mutual funds	32.1	—	—	32.1
Equity
Common stock - large cap	22.4	—	—	22.4
Mutual funds	50.4	—	—	50.4
Real estate funds	17.8	2.3	—	20.1
Other holdings	—	23.2	—	23.2
Fair value of pension plan assets	$226.5	$25.5	$—	$252.0

International pension plan assets		Fair value
(In millions)	Level 1	Level 2	Level 3	Total
As of December 31, 2017
Assets
Fixed income
Cash and cash equivalents	$3.8	$—	$—	$3.8
Government agency issues	1.7	—	—	1.7
Corporate bonds	14.4	—	—	14.4
Mutual funds	32.4	—	—	32.4
Equity
Common stock - large cap	24.3	—	—	24.3
Mutual funds	50.3	—	—	50.3
Real estate funds	14.3	6.4	—	20.7
Other holdings	—	89.6	—	89.6
Fair value of pension plan assets	$141.2	$96.0	$—	$237.2

The assets and liabilities of the Company's pension plans are valued using the following valuation methods:

Investment category	Valuation methodology
Cash and cash equivalents	These largely consist of a short-term investment fund, U.S. dollars and foreign currency. The fair value of the short-term investment fund is based on the net asset value
Government agency issues	Values are based on quoted prices in an active market
Corporate bonds	Values are based on the valuation date in an active market
Common stock	Values are based on the closing prices on the valuation date in an active market
Mutual funds	Values are based on the net asset value of the units held in the respective fund which are obtained from active markets or as reported by the fund managers
Collective trust funds and hedge funds	Values are based on the net asset value of the units held at year end
Real estate funds
The value of these assets are either determined by the net asset value of the units held in the respective fund which are obtained from active markets or based on the net asset value of the underlying assets of the fund provided by the fund manager

Other holdings
These primarily consist of insurance contracts whose value is based on the underlying assets and other holdings valued primarily based on reputable pricing vendors that typically use pricing matrices or models

Expected Pension and OPEB Plan Funding
The Company’s funding policy for its pension plans is to contribute amounts sufficient to meet legal funding requirements, plus any additional amounts that the Company may determine to be appropriate considering the funded status of the plans, tax deductibility, the cash flows generated by the Company, and other factors. Volatility in the global financial markets could have an unfavorable impact on future funding requirements.
During 2018 and 2017, the Company contributed to its U.S. plans $6.8 million and $nil, respectively and expects to make cash contributions of at least $5.7 million during 2019. During 2018 and 2017, the Company contributed to its international plans $22.9 million and $20.6 million, respectively and expects to make cash contributions of at least $21.4 million during 2019. Cash outflows related to OPEB plan were less than $1.0 million during the year ended December 31, 2018 and the Company expects to have less than $1.0 million cash outflows during 2019.
The Company continually reassesses the amount and timing of any discretionary contributions, which could be significant in any period.
The table below details the funded status percentage of the Company’s pension plans as of December 31, 2018 and 2017 including certain plans that are unfunded in accordance with the guidelines of the Company’s funding policy outlined above.

	As of December 31, 2018
	United States		International
(In millions, except %)	Qualified plan	Nonqualified plan	Funded plans	Unfunded plans	Total
Fair value of plan assets	$239.0	n/a	$252.0	n/a	$491.0
PBO	371.3	28.9	454.5	176.0	1,030.7
Funded status percentage	64%	n/a	55%	n/a	48%

	As of December 31, 2017
	United States		International
(In millions, except %)	Qualified plan	Nonqualified plan	Funded plans	Unfunded plans	Total
Fair value of plan assets	$259.7	n/a	$237.2	n/a	$496.9
PBO	412.1	31.5	430.8	187.1	1,061.5
Funded status percentage	63%	n/a	55%	n/a	47%

U.S. Defined Contribution Plans
In addition to benefits provided under the pension and OPEB plans described above, the Company provides benefits under defined contribution plans. The Company's most significant defined contribution plans are in the United States. The Company recognized expenses related to U.S. defined contribution plans of $44.8 million, $60.0 million and $68.1 million during 2018, 2017 and 2016 respectively.
22.    Accumulated Other Comprehensive Income/(Loss)
The changes in Accumulated other comprehensive income/(loss) (AOCI), net of their related tax effects, for the years ended December 31, 2018 and 2017 are as follows:

(In millions)	Foreign currency translation adjustment	Pension and other employee benefits	Unrealized holding gain/(loss) on available-for-sale debt securities	Hedging activities	Accumulated other comprehensive income/(loss)
As of January 1, 2017	$(1,505.4)	$(5.2)	$6.6	$6.4	$(1,497.6)
Current period change:
Other comprehensive income/(loss) before reclassifications	$2,785.0	$33.4	$75.2	$(0.6)	$2,893.0
Amounts reclassified from AOCI	$—	$(0.7)	$(13.9)	$(5.8)	$(20.4)
Net current period other comprehensive income/(loss)	$2,785.0	$32.7	$61.3	$(6.4)	$2,872.6
As of December 31, 2017	$1,279.6	$27.5	$67.9	$—	$1,375.0
Current period change:
Other comprehensive (loss)/income before reclassifications	(952.8)	1.8	—	—	(951.0)
Amounts reclassified from AOCI	—	(14.6)	(67.9)	—	(82.5)
Net current period other comprehensive loss	(952.8)	(12.8)	(67.9)	—	(1,033.5)
As of December 31, 2018	$326.8	$14.7	$—	$—	$341.5
On January 1, 2018, the Company adopted a new standard related to accounting for investments in equity securities. Upon adoption, the Company reclassified unrealized holding gain on available-for-sale equity securities totaling $67.9 million to Retained earnings. For further information, refer to Note 2, Summary of Significant Accounting Policies, to these Consolidated Financial Statements.

Table of Contents

The following is a summary of the amounts reclassified from AOCI to net income during the year ended December 31, 2018 and 2017:

	Amounts reclassified from AOCI
(In millions)	2018	2017	Location of impact in Statements of Operations
Pension and other employee benefits
Amortization of actuarial gain/(loss)	$2.5	(1.8)	Net periodic benefit income/(cost)
Curtailment gain	0.7	3.1	Cost of sales
	3.2	1.3	Total before tax
	11.4	(0.6)	Tax benefit/(expense)
	14.6	0.7	Net of tax

Available-for-sale securities
Gain on available-for-sale securities	67.9	13.9	Other (expense)/income, net
	67.9	13.9	Total before tax
	—	—	Tax expense
	67.9	13.9	Net of Tax

Hedging activities
Foreign exchange contracts	—	8.8	Cost of sales
	—	8.8	Total before tax
	—	(3.0)	Tax expense
	—	5.8	Net of tax

Total reclassifications for the period	$82.5	20.4	Total net of tax
23.    Taxation
The components of pre-tax income from continuing operations are as follows:

	Years ended December 31,
(In millions)	2018	2017	2016
Ireland	$11.0	$350.8	$214.3
United States	1,190.8	625.2	(75.3)
Rest of the world	1,543.6	917.4	347.1
	$2,745.4	$1,893.4	$486.1

The provision for income taxes on continuing operations by location of the taxing jurisdiction for the years ended December 31, 2018, 2017, and 2016 consisted of the following:

	Years ended December 31,
(In millions)	2018	2017	2016
Current income taxes:
Ireland	$15.5	$46.6	$5.2
U.S. federal tax	404.1	373.8	318.6
U.S. state and local taxes	84.3	55.8	30.2
Rest of the world	173.0	90.4	68.9
Total current taxes	676.9	566.6	422.9
Deferred taxes:
Ireland	31.3	22.3	18.2
U.S. federal tax	(103.2)	(3,050.3)	(433.8)
U.S. state and local taxes	0.2	260.1	(74.1)
Rest of the world	(174.3)	(156.3)	(59.3)
Total deferred taxes	(246.0)	(2,924.2)	(549.0)
Total income taxes	$430.9	$(2,357.6)	$(126.1)
On December 22, 2017, President Trump signed the Tax Cuts and Jobs Act (Tax Act) into legislation.  During the year ended December 31, 2017, the Company recorded an estimate of certain tax effects of the Act, including the impact on deferred tax assets and liabilities from the reduction of the U.S. federal tax rate from 35% to 21%, state income tax considerations, and an estimated transition tax liability on accumulated post-1986 foreign earnings of certain foreign subsidiaries of U.S. shareholders for which the Company elected to pay over eight years through 2025 (with the first installment paid in April 2018). The Company has finalized the impact of the Act during the year ended December 31, 2018, including the calculation of the transition tax under Internal Revenue Code section 965 of $666 million (an increase of $45 million over the estimate at December 31, 2017) and finalization of the impact on its deferred tax assets and liabilities related to the reduction in the tax rate to 21%, which was not materially different from the Company’s estimate at December 31, 2017.
The Act subjects the U.S. shareholder to current tax on global intangible low-taxed income earned by certain foreign subsidiaries. The Company is permitted to make an accounting policy election to either recognize deferred taxes for temporary differences expected to be reversed as global intangible low-taxed income in future years or provide for the tax expense related to such income in the year the tax is incurred. The Company elected to provide for the tax expense related to the global intangible low-taxed income in the year that the tax is incurred.
The Company determines the amount of income tax expense or benefit allocable to continuing operations using the incremental approach. The amount of income tax attributed to discontinued operations is disclosed in Note 9, Results of Discontinued Operations, in these Consolidated Financial Statements.

The reconciliation of income from continuing operations before income taxes and equity in earnings/(losses) of equity method investees at the statutory tax rate to the provision for income taxes is shown in the table below:

	Years ended December 31,
	2018	2017	2016
Income from continuing operations before income taxes and equity in (losses)/ earnings of equity method investees (in millions)	$2,745.4	$1,893.4	$486.1
Statutory tax rate (1)	25.0%	25.0%	25.0%
U.S. R&D credit	(2.5)%	(6.6)%	(25.9)%
Intra-group items (2)	(9.6)%	(13.5)%	(44.4)%
Other permanent items	0.2%	2.5%	4.5%
Global Intangible Low-Tax Income ("GILTI") Items	4.4%	—%	—%
U.S. Domestic Manufacturing Deduction	—%	(1.4)%	(4.0)%
Acquisition Related Costs	—%	—%	8.5%
Irish Treasury Operations	—%	(4.1)%	(8.6)%
Change in valuation allowance	0.5%	(0.5)%	7.9%
Difference in taxation rates (3)	(1.1)%	3.6%	13.0%
Change in provisions for uncertain tax positions	(1.1)%	(2.7)%	(1.5)%
Prior year adjustment	(0.6)%	(0.1)%	1.0%
Change in fair value of contingent consideration	—%	—%	3.7%
Change in tax rates	(1.5)%	(1.2)%	(5.1)%
US Tax Reform	—%	(130.3)%	—%
US Transition Tax	1.8%	4.8%	—%
Provision for income taxes on continuing operations	15.5%	(124.5)%	(25.9)%
(1) In addition to being subject to the Irish corporation tax rate of 25.0% in 2018, the Company is also subject to income tax in other territories in which the Company operates, including: Canada (15.0%); France (33.3%); Germany (15.0%); Italy (24.0%); Japan (23.4%); Luxembourg (18.0%); the Netherlands (25.0%); Belgium (29.0%); Singapore (17.0%); Spain (25.0%); Sweden (22.0%); Switzerland (8.5%); United Kingdom (19.0%) and the U.S. (21.0%). The rates quoted represent the statutory federal income tax rates in each territory, and do not include any state taxes or equivalents or surtaxes or other taxes charged in individual territories, and do not purport to represent the effective tax rate for the Company in each territory.
(2) Intra-group items principally relate to the effect of intra-territory eliminations, the pre-tax effect of which has been eliminated in arriving at the Company’s consolidated income from continuing operations before income taxes, noncontrolling interests, and equity in earnings/(losses) of equity method investees. The Company's intra-group items primarily arise from its acquisition of third parties that result in income and expense being received and taxed in different jurisdictions at various tax rates.
(3) The expense from the difference in taxation rates reflects the impact of the higher income tax rates in the United States offset by the impact of lower foreign jurisdiction income tax rates.
As detailed in the income tax rate reconciliation above, the Company's effective tax rate differs from the Irish statutory rate each year due to foreign taxes that are different than the Irish statutory rate and certain operations that are subject to tax incentives. In addition, the effective tax rate can be impacted each period by certain discrete factors and events, which, in 2017, included items related to U.S. tax reform.
Provisions for uncertain tax positions
The Company files income tax returns in the Republic of Ireland, the U.S. (both federal and state) and various other jurisdictions (see footnote 1 to the table above for major jurisdictions). With few exceptions, the Company is no longer subject to income tax examinations by tax authorities for years before 2014. Tax authorities in various jurisdictions are in the process of auditing the Company’s tax returns for fiscal periods primarily after 2012, with the earliest being 2007; these tax audits cover primarily transfer pricing, but may include other areas.
While tax audits remain open, the Company also considers it reasonably possible that issues may be raised by tax authorities resulting in increases to the balance of unrecognized tax benefits, however, an estimate of such an increase cannot be made.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(In millions)	2018	2017	2016
Balance as of January 1	$190.5	$236.3	$216.3
Increases based on tax positions related to the current year	20.0	132.6	34.3
Decreases based on tax positions taken in the current year	(0.1)	(128.5)	—
Increases for tax positions taken in prior years	—	3.1	0.5
Decreases for tax positions taken in prior years	(45.0)	(43.7)	(17.8)
Acquisition related items	—	(1.8)	29.5
Decreases resulting from settlements with the taxing authorities	—	—	(24.4)
Decreases as a result of expiration of the statute of limitations	(0.6)	(8.2)	(2.4)
Foreign currency translation adjustments (1)	(1.1)	0.7	0.3
Balance as of December 31(2)	$163.7	$190.5	$236.3
(1) Foreign currency translation adjustments are recognized within Other Comprehensive Income.
(2) As of December 31, 2018, approximately $158.0 million (2017: $185.0 million, 2016: $227.0 million) of which would affect the effective rate if recognized.
The Company has not recorded any reserves or other contingencies related to the receipt of the break fee from AbbVie in 2014. The relevant tax return was submitted on September 23, 2015. During the year ended December 31, 2018, the Irish Revenue raised an assessment with respect to the AbbVie break fee. The Company has appealed this assessment and continues to assert that no reserve is warranted.
The Company does not anticipate any material changes in the next 12 months to the total amount of unrecognized tax benefits recorded as of December 31, 2018. As of the balance sheet date, the Company believes that its reserves for uncertain tax positions are adequate to cover the resolution of these audits. However, the resolution of these audits could have a significant impact on the financial statements if the settlement differs from the amount reserved.
The Company recognizes interest and penalties accrued related to unrecognized tax positions within income taxes. During the years ended December 31, 2018, 2017 and 2016 the Company recognized a charge/(credit) to income taxes of $(3.1) million, $(14.2) million and $4.2 million in interest and penalties and the Company had a liability of $13.4 million, $16.5 million and $30.8 million for the payment of interest and penalties accrued as of December 31, 2018, 2017 and 2016, respectively.

Deferred taxes
The significant components of deferred tax assets and liabilities and their balance sheet classifications, as of December 31, are as follows:

	December 31, 2018	December 31, 2017
(In millions)
Deferred tax assets:
Deferred revenue	$0.1	$3.5
Inventory & warranty provisions	49.2	64.2
Losses carried forward (including tax credits)	1,195.2	1,687.1
Provisions for sales deductions and doubtful accounts	165.8	119.4
Intangible assets	36.3	50.3
Capitalized R&D	160.0	—
Share-based compensation	62.9	93.3
Excess of tax value over book value of assets	7.5	11.5
Accruals and provisions	423.2	249.4
Other	100.7	26.2
Gross deferred tax assets	2,200.9	2,304.9
Less: valuation allowance	(868.3)	(635.7)
	1,332.6	1,669.2
Deferred tax liabilities:
Intangible assets	(4,942.2)	(5,501.2)
Excess of book value over tax value in inventory	71.5	(9.6)
Excess of book value over tax value of assets and investments	(571.9)	(650.0)
Other	(51.3)	(67.8)
Net deferred tax liabilities	(4,161.3)	(4,559.4)

Balance sheet classifications:
Deferred tax assets - non-current	135.0	188.8
Deferred tax liabilities - non-current	(4,296.3)	(4,748.2)
	(4,161.3)	(4,559.4)
As of December 31, 2018, the Company had a valuation allowance of $868.3 million (2017: $635.7 million; 2016: $569.4 million) to reduce its deferred tax assets to estimated realizable value. These valuation allowances related primarily to operating losses, capital losses, and tax-credit carry-forwards in Switzerland (2018: $489.0 million; 2017: $200.0 million; 2016: $176.8 million); U.S. (2018: $158.8 million; 2017: $148.9 million; 2016: $155.1 million); Ireland (2018: $22.8 million; 2017: $22.3 million; 2016: $22.4 million); and other foreign tax jurisdictions (2018: $197.8 million; 2017: $264.5 million; 2016: $215.1 million).
Management is required to exercise judgment in determining whether deferred tax assets will more likely than not be realized. A valuation allowance is established where there is an expectation that on the balance of probabilities management considers it is more likely than not that the relevant deferred tax assets will not be realized. In assessing the need for a valuation allowance, management weighs all available positive and negative evidence including cumulative losses in recent years, projections of future taxable income, carry forward and carry back potential under relevant tax law, expiration period of tax attributes, taxable temporary differences, and prudent and feasible tax-planning strategies.
The net increase in valuation allowances of $232.6 million includes (i) increases of $353.5 million relating to operating losses in various jurisdictions for which management considers that there is insufficient positive evidence related to the factors described above to overcome negative evidence, such as cumulative losses and expiration periods and therefore it is more likely than not that the relevant deferred tax assets will not be realized in full, and (ii) decreases of $120.9 million primarily related to U.S. state tax losses, which based on the assessment of factors described above now provides sufficient positive evidence to support the losses are more likely than not to be realized, and the partial utilization of losses in Switzerland as a result of the gain on the sale of Oncology products to a third party.

As of December 31, 2018, based upon a consideration of the factors described above management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowances. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if these factors are revised in future periods.
The approximate tax effect of NOLs, capital losses and tax credit carry-forwards as of December 31, are as follows:

(In millions)	2018	2017
U.S. federal tax	$140.4	$489.6
U.S. state tax	152.5	140.3
Republic of Ireland	23.0	29.4
Foreign tax jurisdictions	521.3	723.8
R&D and other tax credits	358.0	303.9
	$1,195.2	$1,687.0
The approximate gross value of net operating losses (NOLs) and capital losses at December 31, 2018 is $8,034.0 million (2017: $11,137.5 million). The tax effected NOLs, capital losses and tax credit carry-forwards shown above have the following expiration dates:

(In millions)	December 31, 2018
Within 1 year	$0.4
Within 1 to 2 years	0.4
Within 2 to 3 years	49.6
Within 3 to 4 years	42.7
Within 4 to 5 years	29.6
Within 5 to 6 years	41.8
After 6 years	609.0
Indefinitely	421.7
The Company does not provide for deferred taxes on the excess of the financial reporting over the tax basis of investments in foreign subsidiaries that are essentially permanent in duration. As of December 31, 2018, that excess totaled $16.1 billion (2017: $14.4 billion). As of December 31, 2018, the Company has been taxed on its pre-1986 accumulated earnings and profits of certain foreign subsidiaries of its U.S. shareholders as part of the Act and accrued $666 million of total transition tax with the first installment paid in April 2018.

24.    Earnings Per Share
The following table reconciles net income and the weighted average ordinary shares outstanding for basic and diluted earnings per share (EPS) for the periods presented:

	Years ended December 31,
(In millions)	2018	2017	2016
Income from continuing operations, net of taxes	$2,327.4	$4,253.5	$603.5
(Loss)/Gain from discontinued operations, net of taxes	—	18.0	(276.1)
Numerator for basic and diluted earnings per share	$2,327.4	$4,271.5	$327.4

Weighted average number of shares:
Basic	913.0	906.5	770.1
Effect of dilutive shares:
Share-based awards to employees	5.5	5.5	6.1
Diluted	918.5	912.0	776.2

Earnings per Ordinary Share – basic
Earnings from continuing operations	2.55	4.69	0.78
Earnings/(loss) from discontinued operations	—	0.02	(0.35)
Earnings per Ordinary Share – basic	2.55	4.71	0.43

Earnings per Ordinary Share – diluted
Earnings from continuing operations	2.53	4.66	0.77
Earnings/(loss) from discontinued operations	—	0.02	(0.35)
Earnings per Ordinary Share – diluted	2.53	4.68	0.42
Weighted average number of basic shares excludes shares purchased by the Employee Benefit Trust and those under the shares buy-back program, which are both presented by Shire as treasury stock. Share-based awards to employees are calculated using the treasury method.
The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	Years ended December 31,
(Number of shares in millions)	2018	2017	2016
Share-based awards to employees	12.4	15.2	4.1
Certain stock options have been excluded from the calculation of diluted EPS for years ended December 31, 2018, 2017, and 2016 because either their exercise prices exceeded Shire’s average share price during the calculation period, the required performance conditions were not satisfied as of the balance sheet date or their inclusion would have been antidilutive.

25.    Share-based Compensation Plans
Total share-based compensation recorded by the Company during the years ended December 31, 2018, 2017, and 2016 by line item is as follows:

	Years ended December 31,
(In millions)	2018	2017	2016
Cost of sales	$27.9	$35.6	$23.3
Research and development	47.7	27.3	46.9
Selling, general and administrative	110.1	97.2	67.1
Integration and acquisition costs	3.8	14.8	181.2
Total	189.5	174.9	318.5
Less tax	(31.1)	(43.4)	(85.3)
	$158.4	$131.5	$233.2
During the year ended December 31, 2018, the Company incurred total expense of $15.1 million (2017: $61.6 million, 2016: $223.1 million) related to replacement awards held by Baxalta employees as further described below. This includes integration related expenses of $0.8 million during the year ended December 31, 2018 (2017: $14.8 million, 2016: $171.0 million), primarily due to the acceleration of unrecognized expense associated with certain employees impacted by the integration.
There were no capitalized share-based compensation costs as of December 31, 2018, 2017, and 2016.
As of December 31, 2018, $232.8 million (2017: $218.3 million; 2016: $244.2 million) of total unrecognized compensation cost relating to non-vested awards is expected to be recognized over a period of three years.
On January 8, 2019, Takeda completed the acquisition of Shire. The acquisition triggered the change in control provision under plan rules, which resulted in the accelerated vesting of certain unvested share-based compensation awards accelerated, the impact of which will be accounted for in the subsequent period. In addition, the Company's Remuneration Committee approved conversion of all remaining outstanding unvested awards, after acceleration, to cash-based awards. Cash converted awards will follow the initial vesting terms.
Share-based compensation plans
Prior to February 28, 2015, the Company granted stock-settled share appreciation rights (SARs) and performance share awards (PSAs) over ordinary shares and ADSs to Executive Directors and employees under the Shire Portfolio Share Plan (PSP) (Parts A and B). The SARs and PSAs granted under the PSP (Parts A and B) to Executive Directors are exercisable subject to performance and service criteria. Substantially all SARs and PSAs granted to employees are exercisable subject only to service criteria.
The principal terms and conditions of SARs and PSAs under the PSP (Parts A and B) are as follows: (i) the contractual life of SARs is seven years, (ii) the vesting period of SARs and PSAs granted to employees below the level of Executive Vice President allows for graded vesting over three years, and (iii) awards granted to the level of Executive Director and Executive Vice President cliff vest after three years, of which awards to the level of Executive Director contain performance conditions based on growth in Non-GAAP adjusted return on invested capital (Adjusted ROIC) and Non-GAAP earnings before interest, taxation, depreciation and amortization (Non-GAAP EBITDA). In 2014, the Company granted PSAs under the PSP to employees at Executive Vice President level and to a select group of senior employees, which are exercisable subject to performance and service criteria. These PSAs cliff vested after three years and contain performance conditions as explained above.
Since February 28, 2015, the Company has granted awards under the Shire Long Term Incentive Plan 2015 (LTIP). Under the LTIP, the Company grants stock-settled share appreciation rights (SARs), restricted stock units (RSUs) and performance share units (PSUs) over ordinary shares and ADSs to Executive Directors and employees. The PSUs granted under the LTIP and SARs granted to Executive Directors are exercisable subject to performance and service criteria. RSUs granted under the LTIP and SARs granted to all other employees are exercisable subject only to service criteria.
The principal terms and conditions of SARs, RSUs and PSUs granted under the LTIP are as follows: (i) the contractual life of SARs is seven years, (ii) the vesting period of SARs and RSUs granted to employees below the level of Executive Vice President allows for graded vesting, and (iii) all SARs granted to Executive Directors and employees at Executive Vice President level and all PSUs granted cliff vest after three years and, with the exception of SARs granted to employees at Executive Vice President level, contain performance conditions based on Product sales and Non-GAAP EBITDA targets; a Non-GAAP Adjusted ROIC underpin is also used at the end of the three year performance period to assess the underlying performance of the Company before determining the final vesting levels for awards with performance conditions. In addition, a further two year holding period will apply to all awards granted to Executive Directors post vesting.
The Company also operates a Global Employee Stock Purchase Plan and UK/Irish Sharesave Plans.
Replacement Awards Issued to Baxalta Employees
In connection with the acquisition of Baxalta and pursuant to the merger agreement associated with the acquisition, outstanding Baxalta equity awards held by Baxalta employees or employees of Baxter were cancelled and exchanged for Shire equity awards. The outstanding Baxalta equity awards consisted primarily of stock options and RSUs and hence were replaced with Shire’s stock options and RSUs. The replacement Shire awards generally have the same terms and conditions (including vesting) as the former Baxalta awards for which they were exchanged.
The value of the replacement share-based awards granted was designed to generally preserve both the intrinsic value and the fair value of the award immediately prior to the acquisition. Following the acquisition, the Company records share-based compensation expense associated with the acquisition-date fair value of acquired Baxalta employees’ replacement options and RSUs that is attributable to post-acquisition service requirements, as well as share-based compensation expense for post-acquisition service requirements associated with certain remaining unvested Baxter share-based awards held by the acquired Baxalta employees. The portions of the acquisition-date fair values of the awards that are attributable to post-combination service are recognized over the remaining service period of the awards.
The following awards were outstanding as of December 31, 2018:

	Compensation type	Number of awards	Expiration period from date of issue	Vesting period
Stock-settled SARs	SARs	21,576,997	7 years	3 years graded vesting and/or 3 years cliff vesting subject to performance criteria for Executive Directors only
UK/Irish Sharesave Plans	Stock options	84,249	6 months after vesting	3 or 5 years
Global Employee Stock Purchase Plan	Stock options	—	On vesting date	1 to 5 years
Baxalta Replacement Options	Stock options	6,085,263	10 years	3 years graded vesting
Stock-settled SARs and stock options		27,746,509
RSUs, PSUs, and PSAs	RSUs, PSUs, and PSAs	5,145,358	3 years	3 years graded vesting, 3 years cliff vesting subject to performance criteria for Executive Directors and certain senior employees only
Baxalta Replacement RSUs	RSU	189,972	3 years	3 years graded vesting
RSUs/PSUs and PSAs	RSUs, PSUs and PSAs	5,335,330
Stock-settled SARs and stock options
SARs under LTIP and PSP (Part A)
Stock-settled share appreciation rights (SARs) granted to Executive Directors are exercisable subject to service and performance criteria.

In respect of any award made to Executive Directors under the LTIP, performance criteria are based on Product sales and Non-GAAP EBITDA targets, with a Non-GAAP Adjusted ROIC underpin. In respect of any award made to Executive Directors under the PSP (Part A), performance criteria are based on growth in Non-GAAP Adjusted ROIC and Non-GAAP EBITDA. These performance measures are an important measure of the Company’s ability to meet the strategic objective to grow value for all of its stakeholders.
Awards granted to employees below Executive Director level are not subject to performance conditions and are only subject to service conditions.
Once awards have vested, participants will have until the seventh anniversary of the date of grant to exercise their awards.
UK/Irish Sharesave Plans (Sharesave Plans)
Options granted under the Sharesave Plans are granted with an exercise price equal to 80% and 75% of the mid-market price on the day before invitations are issued to UK and Ireland employees, respectively. Employees may enter into three or five year savings contracts. No performance conditions apply.
Shire Global Employee Stock Purchase Plan (Stock Purchase Plan)
Under the Stock Purchase Plan, options are granted with an exercise price equal to 85% of the fair market value of a share on the day before the enrollment date (the first day of the offering period) or the day before the exercise date (the last day of the offering period), whichever is the lower. Employees agree to save for a period up to one year. No performance conditions apply. The Company did not have an active Stock Purchase Plan as of December 31, 2018.
Baxalta Replacement Options
The replacement stock options were issued consistent with the vesting conditions of the replaced award (as explained above). Replacement stock options had contractual terms of 10 years from the initial grant date. The majority of stock options outstanding vested in one-third increments over a three year period, although certain awards cliff vest or have longer or shorter service periods. The fair value on the acquisition date attributable to post-combination service, adjusted for estimated forfeitures, is recognized as expense on a straight-line basis over the remaining vesting period.
A summary of the status of the Company’s SARs and stock options including replacement awards as of December 31, 2018 and of the related activity during the period then ended is presented below:

Year ended December 31, 2018	Weighted average exercise price	Number of shares	Intrinsic value (In millions)
	£		£
Outstanding as of beginning of period	39.75	25,618,821
Granted	32.28	10,751,686
Exercised	33.50	(5,148,964)
Forfeited	48.36	(3,475,034)
Outstanding as of end of period	41.02	27,746,509	110.2
Exercisable as of end of period	41.52	11,966,166	98.4
Excluded from the table above are replacement stock options issued to Baxter employees as part of the acquisition of Baxalta. The Company issued 8.8 million stock options to Baxter employees on June 3, 2016, out of which 6.0 million and 6.0 million were outstanding and exercisable, respectively, as of December 31, 2018.
The weighted average grant date fair value of SARs and stock options granted in the year ended December 31, 2018 was £7.50 (2017: £9.72, 2016: £8.25).
SARs and stock options including Baxalta Replacement Options, outstanding as of December 31, 2018 have the following characteristics:

Number of awards outstanding	Exercise prices	Weighted Average remaining contractual term	Weighted average exercise price of awards outstanding	Number of awards exercisable	Weighted average exercise price of awards exercisable
	£	Years	£		£
1,332,680	18.80 - 28.00	1.6	25.86	1,332,680	25.86
15,700,476	28.01 - 40.00	5.9	33.32	5,779,385	34.76
10,713,353	40 .01 - 68.94	4.6	47.91	4,854,101	50.18
27,746,509				11,966,166
RSUs, PSUs and PSAs
RSUs and PSUs under LTIP and PSAs under PSP (Part B)
PSUs and PSAs granted to Executive Directors and employees at Executive Vice President level are exercisable subject to certain performance and service criteria.
RSUs and PSAs granted to all other employees are not subject to performance criteria and are only subject to service conditions.
The performance criteria for PSUs granted under the LTIP is based on Product sales and Non-GAAP EBITDA targets, typically with a Non-GAAP Adjusted ROIC underpin until January 1, 2018. After January 1, 2018 performance criteria is based on Net Product Sales, NON-GAAP diluted EPS, NON-GAAP Adjusted ROIC and relative total shareholder's return. The performance criteria for PSAs under the PSP (Part B) is based on growth in Non-GAAP Adjusted ROIC and Non-GAAP EBITDA.
Baxalta Replacement RSUs
The replacement RSUs were issued consistent with the vesting conditions of the replaced award (as explained above) and generally continue to vest in one-third increments over a three-year period. The fair value on the acquisition date attributable to post-combination service, adjusted for estimated forfeitures, is recognized as expense on a straight-line basis over the remaining vesting period.
A summary of the status of the Company’s RSUs, PSUs and PSAs as of December 31, 2018 and of the related activity during the period then ended is presented below:

RSUs, PSUs and PSAs	Number of shares	Weighted average grant date fair value	Weighted average remaining life
		£	Years
Outstanding as of beginning of period	3,959,720	42.33
Granted	3,830,284	31.69
Exercised	1,693,732	38.99
Forfeited	760,942	45.14
Outstanding as of end of period	5,335,330	35.35	1.7
Exercisable as of end of period	—	—	N/A
Exercises of share-based awards
The total intrinsic values of share-based awards exercised, including those held by Baxter employees, for the years ended December 31, 2018, 2017 and 2016 were $180.1 million, $147.1 million and $214.6 million, respectively. The total cash received as a result of share option exercises for the period ended December 31, 2018, 2017 and 2016 was approximately $306.8 million, $134.1 million and $169.2 million, respectively. In connection with these exercises, the tax benefit credited to additional paid-in capital for the years ended December 31, 2018, 2017 and 2016 was $nil , $nil and $8.8 million, respectively. With the adoption of a new accounting standard on accounting for stock-based compensation, effective January 1, 2017, excess tax benefits were recognized as a component of income tax expense rather than Additional paid-in capital.

The Company will settle future awards with either newly listed ordinary shares or with shares held in the EBT. The number of shares that the EBT will purchase in 2020 is dependent on the number of awards granted and exercised during the year and Shire plc’s share price. No ordinary shares and ADSs were held in the EBT as of December 31, 2018.
Valuation methodologies
The Company estimates the fair value of its share-based awards using a Black-Scholes and Monte-Carlo valuation model. Key input assumptions used to estimate the fair value of share-based awards include the grant price of the award, the expected stock-based award term, volatility of the Company’s share price, the risk-free rate and the Company’s dividend yield. The Company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in estimating the fair values of Shire’s stock-based awards. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.
The fair value of share awards granted was estimated using the following assumptions:

Years ended December 31,
	2018	2017	2016
Risk-free interest rate	0.8-2.5%	0.4-1.9%	0.29-1.6%
Expected dividend yield	0.5-0.9%	0.3-0.6%	0.3-0.5%
Expected life	3.7-4.05 years	1-3.88 years	1-4 years
Volatility	27-29%	25-29%	26-29%
Forfeiture rate	—%	—%	5-7%
The following assumptions were used to value share-based awards:

•
risk-free interest rate - for awards granted over ADSs, the U.S. Federal Reserve treasury constant maturities rate with a term consistent with the expected life of the award is used. For awards granted over ordinary shares, the yield on UK government bonds with a term consistent with the expected life of the award is used;

•	expected dividend yield - measured as the average annualized dividend estimated to be paid by the Company over the expected life of the award as a percentage of the share price at the grant date;

•	expected life - estimated based on the contractual term of the awards and the effects of employees’ expected exercise and post-vesting employment termination behavior;

•	expected volatility - measured using historical daily price changes of the Company’s share price over the respective expected life of the share-based awards at the date of the award; and

•
forfeiture rate - estimated using historical trends of the number of awards forfeited prior to vesting. Upon the 2017 adoption of a new rule on accounting for stock-based compensation, the Company elected to account for forfeitures in relation to service conditions as they occur. As such, the estimated forfeiture rate was 0% starting in 2017.

26.    Commitments and Contingencies
Leases
Future minimum lease payments under operating leases as of December 31, 2018 are presented below:

(In millions)	Operating leases
2019	$196.9
2020	164.4
2021	153.3
2022	129.9
2023	119.2
Thereafter	676.3
$1,440.0
The Company leases land, facilities, motor vehicles, and certain equipment under operating leases expiring through 2045. Lease and rental expense amounted to $179.4 million and $167.6 million, and $100.8 million for the year ended December 31, 2018, 2017, and 2016, respectively, which is predominately included within Cost of sales and SG&A expenses in the Consolidated Statements of Operations.

Letters of credit and guarantees
As of December 31, 2018 and 2017, the Company had irrevocable standby letters of credit and guarantees with various banks and insurance companies totaling $266.1 million and $224.8 million (being the contractual amounts), respectively, providing security for the Company’s performance of various obligations. These obligations are primarily in respect of the recoverability of insurance claims, lease obligations, and supply commitments.
Commitments
Clinical testing
As of December 31, 2018, the Company had committed to pay approximately $1,529.4 million (December 31, 2017: $1,409.9 million) to contract vendors for administering and executing clinical trials. The timing of these payments is dependent upon actual services performed by the organizations as determined by patient enrollment levels and related activities.
Contract manufacturing
As of December 31, 2018, the Company had committed to pay approximately $929.0 million (December 31, 2017: $467.2 million) in respect of contract manufacturing. The Company expects to pay $83.2 million of these commitments in 2019.
Other purchasing commitments
As of December 31, 2018, the Company had committed to pay approximately $1,668.1 million (December 31, 2017: $1,692.5 million) for future purchases of goods and services, predominantly relating to active pharmaceutical ingredients sourcing. The Company expects to pay $977.6 million of these commitments in 2019.
Investment commitments
As of December 31, 2018, the Company had outstanding commitments to purchase common stock and interests in companies and partnerships, respectively, for amounts totaling $23.9 million (December 31, 2017: $48.9 million), which may all be payable during 2019, depending on the timing of capital calls. The investment commitments include additional funding to certain variable interest entities (VIEs) for which Shire is not the primary beneficiary.
Capital commitments
As of December 31, 2018, the Company had committed to spend $280.0 million (December 31, 2017: $328.2 million) on capital projects.
Baxter related tax indemnification
Baxter International Inc. (Baxter) and Baxalta entered into a tax matters agreement, effective on the date of Baxalta’s separation from Baxter, which employs a direct tracing approach, or where direct tracing approach is not feasible, an allocation methodology, to determine which company is liable for pre-separation income tax items for U.S. federal, state, and foreign jurisdictions. With respect to tax liabilities that are directly traceable or allocated to Baxalta but for which Baxalta was not the primary obligor, Baxalta recorded a tax indemnification amount that would be due to Baxter upon Baxter discharging the associated tax liability to the taxing authority.
27.    Legal and Other Proceedings
The Company expenses legal costs when incurred.
The Company recognizes loss contingency provisions for probable losses when management is able to reasonably estimate the loss. When the estimated loss lies within a range, the Company records a loss contingency provision based on its best estimate of the probable loss. If no particular amount within that range is a better estimate than any other amount, the minimum amount is recorded. Estimates of losses may be developed before the ultimate loss is known, and are therefore refined each accounting period as additional information becomes known. An outcome that deviates from the Company’s estimate may result in an additional expense or release in a future accounting period. As of December 31, 2018, provision for litigation losses, insurance claims, and other disputes totaled $227.4 million (December 31, 2017: $76.2 million).
The Company’s principal pending legal and other proceedings are disclosed below. The outcomes of these proceedings are not always predictable and can be affected by various factors. For those legal and other proceedings for which it is considered at least reasonably possible that a loss has been incurred, the Company discloses the possible loss or range of possible loss in excess of the recorded loss contingency provision, if any, where such excess is both material and estimable.
MYDAYIS
On October 12, 2017, Shire was notified that Teva Pharmaceuticals USA, Inc. had submitted an abbreviated new drug application (ANDA) to the FDA seeking permission to market a generic version of MYDAYIS. Within the requisite 45-day period, Shire filed a lawsuit in the U.S. District Court for the District of Delaware against Teva Pharmaceuticals USA, Inc., Actavis Laboratories, Inc. and Teva Pharmaceutical Industries Limited (collectively the “Teva entities”). A Markman hearing took place on January 23, 2019.  A trial is scheduled to begin on December 9, 2019.
On March 8, 2018, Shire was notified that Impax Laboratories, Inc. (Impax) had submitted an ANDA to the FDA seeking permission to market a generic version of MYDAYIS. Within the requisite 45-day period, Shire filed a lawsuit in the U.S. District Court for the District of Delaware against Impax. A Markman hearing took place on January 23, 2019.  A trial is scheduled to begin on December 9, 2019.
On April 19, 2018, Shire was notified that SpecGX LLC (SpecGX) had submitted an ANDA to the FDA seeking permission to market a generic version of MYDAYIS. Within the requisite 45-day period, Shire filed a lawsuit in the U.S. District Court for the District of Delaware against SpecGx. Shire and SpecGx settled the lawsuit on January 28, 2019.
Petitions to institute inter partes reviews (IPRs) against U.S. Patent numbers 8,846,100 and 9,173,857 were filed by KVK Tech in January 2018 and the petitions were granted in July 2018. Both of these patents are listed in the Orange Book as covering MYDAYIS and are among the patents-in-suit in the infringement action brought against the Teva entities and Impax as noted above. A decision on the merits is expected on or before July 10, 2019.
VANCOCIN
On April 6, 2012, ViroPharma Incorporated (ViroPharma) received a notification that the United States Federal Trade Commission (FTC) was conducting an investigation into whether ViroPharma had engaged in unfair methods of competition with respect to VANCOCIN, which Shire acquired in January 2014. Following the divestiture of VANCOCIN in August 2014, Shire retained certain liabilities including any potential liabilities related to the VANCOCIN citizen petition.
On August 3, 2012, and September 8, 2014, ViroPharma and Shire respectively received Civil Investigative Demands from the FTC requesting additional information related to this matter. Shire has fully cooperated with the FTC’s investigation.
On February 7, 2017, the FTC filed a Complaint against Shire alleging that ViroPharma engaged in conduct in violation of U.S. antitrust laws arising from a citizen petition ViroPharma filed in 2006 related to Food & Drug Administration’s policy for evaluating bioequivalence for generic versions of VANCOCIN. The complaint seeks equitable relief, including an injunction and disgorgement. The Company filed a motion to dismiss on April 10, 2017. On March 20, 2018, the court granted the Company’s motion. On April 11, 2018, the FTC filed a Notice of Appeal. The FTC’s appeal is still pending.
At this time, Shire is unable to predict the outcome or duration of this case.
ELAPRASE
In 2014, Shire’s Brazilian affiliate, Shire Farmaceutica Brasil Ltda, was served with a lawsuit brought by the State of Sao Paulo where the Brazilian Public Attorney’s office has intervened alleging that Shire is obligated to provide certain medical care including ELAPRASE for an indefinite period at no cost to patients who participated in ELAPRASE clinical trials in Brazil, and seeking recoupment to the Brazilian government for amounts paid on behalf of these patients to date, and moral damages associated with these claims.
On May 6, 2016, the trial court judge ruled on the case and dismissed all the claims under the class action, which was appealed. On February 20, 2017, the Court of Appeals in Sao Paulo issued the final decision on merit in favor of Shire and dismissed all the claims under the class action. On July 12, 2017, the Public Prosecutor filed an appeal addressed to the Supreme Court. During the last quarter of 2017, the State of Sao Paulo filed appeals addressed to the Superior Court of Justice and to the Supreme Court.
ADYNOVATE
On December 5, 2016, Bayer Healthcare LLC (Bayer) filed a lawsuit in the US District Court for the District of Delaware against Baxalta Incorporated, Baxalta US Inc. (collectively "Baxalta"), wholly owned subsidiary of Shire, and Nektar Therapeutics (Nektar) filed alleging infringement of US Patent No. 9,364,520 in connection with the sales of ADYNOVATE [antihemophilic factor

(recombinant), PEGylated].  The case was tried before a jury beginning on January 28, 2019.  The jury found in favor of Bayer determining that the patent is infringed. The jury further awarded damages in the amount of $155.2 million.  The Company is considering its further options. Shire established a reserve for the damages during the year ended December 31, 2018.
On September 15, 2017, Baxalta and Nektar filed a lawsuit in the US District Court for the District of Delaware against Bayer alleging infringement of US Patent Nos. 7,199,223; 7,863,421; 8,143,378; 8,247,536; 8,519,102; 8,618,259; 8,889,831; 7,026,440; 7,872,072; 8,273,833; 8,809,453; and 9,187,569 in connection with the BAY-94 (subsequently approved and marketed as Jivi® [antihemophilic factor (recombinant PEGylated-aucl].  On July 2, 2018, an amended complaint was filed adding US Patent No. 9,999,657.  A Markman hearing is scheduled to take place on February 25, 2019.  A trial is scheduled to begin on April 27, 2020.
28.    Segment Reporting
In the first quarter of 2018, the Company announced a change to its internal structure to create two distinct business segments within Shire: a Rare Disease division and a Neuroscience division. The change was based on the Board's conclusion that the Neuroscience business warranted additional focus and investment and that there was a strong business rationale for creating the two divisions.
In the second quarter of 2018, the Company returned to a single segment approach to managing its business. This decision was precipitated by the Shire Board's acceptance of Takeda's offer to acquire the Company and reflected the Company’s focus on the performance of the entire business as it operated in its environment. This step was taken to more closely align with how the financial information were viewed by the Executive Committee (Shire’s chief operating decision maker) for the purposes of making resource allocation decisions and assessing the performance of the business. Additionally, in the second quarter of 2018, the Company introduced a new product franchise called Established Brands to capture revenue for its non-promoted products that are facing or could face generic competition, such as LIALDA and PENTASA. Comparative financial information for 2017 was retrospectively restated herein.

In the periods set out below, U.S. and International Product sales by franchise were as follows:

	Years ended December 31,
	2018			2017
(In millions)	U.S. Sales	International Sales	Total Sales	U.S. Sales	International Sales	Total Sales
Product sales by franchise
IMMUNOGLOBULIN THERAPIES	$1,920.2	$559.5	$2,479.7	$1,788.9	$447.7	$2,236.6
HEREDITARY ANGIOEDEMA	1,195.8	156.6	1,352.4	1,305.2	124.4	1,429.6
BIO THERAPEUTICS	335.4	452.9	788.3	315.9	388.2	704.1
Immunology	3,451.4	1,169.0	4,620.4	3,410.0	960.3	4,370.3
HEMOPHILIA	1,523.2	1,464.4	2,987.6	1,477.9	1,479.4	2,957.3
INHIBITOR THERAPIES	209.2	541.5	750.7	279.4	548.9	828.3
Hematology	1,732.4	2,005.9	3,738.3	1,757.3	2,028.3	3,785.6
VYVANSE	2,119.4	286.8	2,406.2	1,917.3	243.8	2,161.1
ADDERALL XR	311.1	18.8	329.9	327.7	20.3	348.0
MYDAYIS	62.9	—	62.9	21.6	—	21.6
Other Neuroscience(1)	7.0	153.1	160.1	17.3	116.1	133.4
Neuroscience	2,500.4	458.7	2,959.1	2,283.9	380.2	2,664.1
ELAPRASE	170.6	463.4	634.0	162.5	453.2	615.7
REPLAGAL	—	490.3	490.3	—	472.1	472.1
VPRIV	153.1	208.7	361.8	150.3	199.6	349.9
Genetic Diseases	323.7	1,162.4	1,486.1	312.8	1,124.9	1,437.7
LIALDA/MEZAVANT	258.8	124.2	383.0	473.1	96.3	569.4
PENTASA	298.6	—	298.6	313.2	—	313.2
Other Established Brands(2)	55.5	86.4	141.9	80.9	81.3	162.2
Established Brands	612.9	210.6	823.5	867.2	177.6	1,044.8
GATTEX/REVESTIVE	386.6	63.1	449.7	287.5	48.0	335.5
NATPARA/NATPAR	218.2	11.9	230.1	146.1	1.3	147.4
Other Internal Medicine(3)	1.0	132.7	133.7	1.5	141.1	142.6
Internal Medicine	605.8	207.7	813.5	435.1	190.4	625.5
Ophthalmics	383.0	4.9	387.9	259.2	—	259.2
Oncology (4)	124.8	63.6	188.4	185.2	76.5	261.7
Total product sales	$9,734.4	$5,282.8	$15,017.2	$9,510.7	$4,938.2	$14,448.9
(1) Other Neuroscience includes INTUNIV, EQUASYM, and BUCCOLAM.
(2) Other Established Brands includes FOSRENOL and CARBATROL.
(3) Other Internal Medicine includes AGRYLIN, PLENADREN, and RESOLOR.
(4) Results include the Oncology franchise until the date of its sale on August 31, 2018.
In the periods set out below, Royalties and other revenues were as follows:

	Years ended December 31,
(In millions)	2018	2017
Royalties	$227.3	$448.4
Other revenues	245.5	263.3
Royalties and other revenues	$472.8	$711.7

Geographic information
Revenues (based on the geographic location from which the sale originated):

	Years ended December 31,
(In millions)	2018	2017	2016
Ireland	$49.2	$55.5	$41.6
United States	9,793.9	9,642.1	7,666.9
Rest of the world	5,646.9	5,463.0	3,688.1
Total revenues	$15,490.0	$15,160.6	$11,396.6
29.    Agreements and Transactions with Baxter
In connection with Baxalta’s separation from Baxter on July 1, 2015, Baxalta and Baxter entered into several separation-related agreements that provided a framework for Baxalta’s relationship with Baxter after the separation. These agreements, among others, included a manufacturing and supply agreement, a transition services agreement and a tax matters agreement.
Under the terms of the manufacturing and supply agreement, the Company manufactures certain products and materials and sells them to Baxter at an agreed-upon price reflecting the Company’s cost plus a mark-up for certain products and materials. The Company reported revenues associated with the manufacturing and supply agreement with Baxter during the year ended December 31, 2018, 2017, and 2016 of approximately $175.7 million, $137.3 million, and $81.0 million, respectively.
Under the terms of the transition services agreement, the Company and Baxter provided various services to each other on an interim, transitional basis. The services provided by Baxter to the Company include certain finance, information technology, human resources, quality, supply chain and other administrative services and functions, and are generally provided on a cost-plus basis. Certain of these services ended as of June 30, 2018. The Company reported Selling, general and administrative expenses associated with the transition services agreement with Baxter during the year ended December 31, 2018 and 2017 of approximately $9.9 million and $52.3 million, respectively.
The tax matters agreement governs Baxter and Baxalta’s and now the Company’s respective rights, responsibilities and obligations after the distribution with respect to taxes for any tax period ending on or before the distribution date, as well as tax periods beginning before and ending after the distribution date. In addition, the tax matters agreement addresses the allocation of liability for taxes that were incurred as a result of restructuring activities undertaken to effectuate the distribution and provides for Baxalta to indemnify Baxter against any tax liabilities resulting from Baxalta’s action or inaction that causes the merger-related transactions to be taxable. Net tax-related indemnification liabilities as of December 31, 2018 associated with the tax matters agreement with Baxter are discussed in Note 26, Commitments and Contingencies, of these Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
On January 8, 2019, Takeda completed the acquisition of 100% of the outstanding shares of Shire plc in a cash and equity transaction valued at approximately ¥6.21 trillion, of which ¥3,029.4 billion was paid in cash the remainder in Takeda shares. Takeda incurred ¥3,295.9 billion in indebtedness in order to finance the cash portion of the consideration and assumed ¥1,603.2 billion of Shire debt in the acquisition.
The unaudited pro forma condensed combined statement of income give effect to these transactions as if they occurred as of April 1, 2018 and has been derived from the audited historical financial statements of Takeda and Shire. The unaudited pro forma condensed combined statement of income has been prepared by management in accordance with the regulations of the Securities and Exchange Commission (“SEC”) and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Shire Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined statement of income does not purport to project the future results of operations of the combined entity. There were no material transactions between Shire and Takeda during the period presented in the unaudited pro forma condensed combined statement of income that would need to be eliminated.
The unaudited pro forma condensed combined statement of income does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Shire Acquisition, the costs to integrate the operations of Shire or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.
The unaudited pro forma condensed combined statement of income gives pro forma effect to events that are (i) directly attributable to the Shire Acquisition, (ii) are factually supportable, and (iii) expected to have a continuing impact on Takeda’s combined results. The pro forma condensed combined statement of income excludes ¥55,591 million of non-recurring transaction costs expected to be incurred in connection with the acquisition and the impact of incremental cost of sales included in Takeda’s consolidated results for the year ended March 31, 2019 of ¥81,700 million related to a fair value adjustment to record Shire’s inventory at fair value of ¥472,754 million. This expense is not expected to have a continuing impact on Takeda’s results of operations.
The unaudited proforma statement of financial position is not included, because the impact of Shire acquisition has been fully reflected in the consolidated statement of financial position as of March 31, 2019 and for all periods post acquisition as included in this registration statement.
All financial data included in the unaudited condensed combined statement of income is presented in millions of Japanese Yen and has been prepared on the basis of IFRS and Takeda’s accounting policies. For the purpose of the pro forma condensed combined statement of income, Shire’s historical financial information from April 1, 2018 to the acquisition date has been conformed from accounting principles generally accepted in the United States (US GAAP) to IFRS and Takeda’s accounting policies for material accounting policy differences.
The unaudited pro forma condensed combined financial information set forth below should be read in conjunction with the audited consolidated financial statements and the related notes of Takeda and Shire included in this registration statement. Amounts shown in the tables below have been rounded to the nearest indicated digit unless otherwise specified. As a result, the sum of the components may not equal the total amount reported due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED MARCH 31, 2019
(millions of JPY except per share data)

	Takeda	Shire (A)	Pro forma Adjustments	Note	Pro forma
Revenue	2,097,224	1,315,244	—		3,412,468
Cost of sales	(659,690)	(388,217)	81,700	(B)	(965,091)
			1,116	(C)
Selling, general and administrative expense	(717,599)	(296,576)	23,800	(E)	(989,565)
			810	(C)
Research and development expense	(368,298)	(123,347)	147	(C)	(491,498)
Amortization and impairment losses on intangible assets associated with products	(203,372)	(147,288)	(195,173)	(D)	(545,833)
Other operating income (expense), net	56,704	(95,591)	31,791	(E)	(7,096)
Operating profit	204,969	264,225	(55,809)		413,385
Finance income (expense), net	(66,446)	(43,191)	(50,976)	(F)	(154,706)
			(12,501)	(G)
			16,408	(H)
			2,000	(I)
Share of profit (loss) of investments accounted for using the equity method	(43,627)	(164)	—		(43,791)
Profit before tax	94,896	220,870	(100,878)		214,888
Income tax (expense) / benefit	14,118	(55,215)	28,065	(J)	(13,032)
Net profit for the year, before discontinued operations	109,014	165,655	(72,813)		201,856
Gain/(loss) from discontinued operations, net of taxes	—	—	—		—
Net profit for the year	109,014	165,655	(72,813)		201,856

Attributable to:
Owners of the Company	109,126				201,968
Non-controlling interests	(112)				(112)
Net profit for the year	109,104				201,856

Earnings per share (JPY):
Basic	113.50				116.62
Diluted	112.86				116.96

See accompanying notes to the unaudited pro forma condensed combined statement of income

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Basis of Preparation
The unaudited pro forma condensed combined statement of income for the year ended March 31, 2019 reflect adjustments that are: (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) expected to have a continuing impact on Takeda’s combined results.
The unaudited pro forma condensed combined statement of income has been prepared by combining Takeda’s statement of income data for the year ended March 31, 2019 and Shire for the period from April 1, 2018 to the acquisition date and applying the pro forma adjustments described below. The Takeda results for the year ended March 31, 2019 already reflect the consolidation of Shire for the period after acquisition. In addition, the historical financial information of Shire has been prepared based on US GAAP, which has been converted to IFRS and Takeda’s accounting policies. The pro forma condensed combined statement of income assuming the Closing occurred on April 1, 2018.
The unaudited pro forma condensed combined statement of income has been prepared based upon currently available information and assumptions deemed appropriate by Takeda management and for informational purposes only and should be read in conjunction with Takeda’s and Shire’s financial statements. The preparation of the unaudited pro forma condensed combined statement of income requires management to make estimates and assumptions deemed appropriate. The unaudited pro forma condensed combined statement of income is not intended to represent, or be indicative of, the actual results of operations that would have occurred if the Transactions described below had been affected on the dates indicated, nor are they indicative of Takeda’s future results.
Pro forma adjustments

(A)
The historical statement of income of Shire was prepared in accordance with US GAAP and prepared in US dollars. The historical Shire financial information presented in the pro forma condensed combined statement of income has been conformed from Shire’ s historical financial information to IFRS and Takeda’s accounting policies for material accounting policy differences and translated to Japanese Yen. A reconciliation of the historical Shire financial information to the Shire financial information based on IFRS and the foreign currency rates used to convert the historical financial statements to Japanese Yen are presented in Note (K).

Takeda is not aware of any additional accounting policy differences that would have a material impact on the unaudited pro forma condensed combined statement of income and that have not been reflected in the conversion shown in Note (K).

(B)
Reflects the elimination of incremental cost of sales included in Takeda’s consolidated results for the year ended March 31, 2019 of ¥81,700 million related to fair value adjustment to record Shire’s inventory fair value of ¥472,754 million. This expense is not expected to have a continuing impact on Takeda's results of operations.

(C)
Represents the incremental depreciation income (expense) based on the fair value of property, plant and equipment and an estimated remaining useful life of assets calculated as follows (in millions of JPY):

Asset category	Fair value adjustment	Estimated remaining useful life	Pro forma Year 1 Depreciation
Land and improvements	13,551	Indefinite to 15 years	84
Buildings and structures	19,052	1 to 50 years	6,198
Machinery and vehicles	(357)	1 to 20 years	(1,611)
Construction in progress	438	n/a	n/a
Tools, furniture, and fixtures	3,194	1 to 13 years	(1,987)
Total	35,878		2,684
Less: amount included in Takeda’s historical results			611
Pro forma adjustment			2,073

(D)
Reflects the incremental amortization expense resulting from the recognition of other identifiable intangible assets. The proforma adjustment is based on recognition of amortizable intangible assets and estimated useful life of assets calculated as follows (in million JPY):

Intangible asset category	Acquisitions though business combinations	Estimated remaining useful life	Pro forma Year 1 Amortization
Product Related *	3,799,708	1 to 20 years	433,077
Other	47,868	6 to 20 years	5,315
Software*	51,722	3 to 5 years	3,661
Total	3,899,298		442,053
Less: amount included in Takeda’s historical results			99,240
Less: amount included in Shire’s historical results			147,640
Pro forma adjustment			195,173
* Includes certain in-process research and development and software in progress that are under development and whose amortization has not been started.

(E)
Reflects the elimination of non-recurring transactions costs incurred during the year ended March 31, 2019 that are directly related to the Shire Acquisition. Approximately ¥23,800 million of transaction costs are reported within selling, general and administrative expenses in the historical Takeda statement of income. The remaining ¥31,791 million is reported within other operating expenses in Shire’s pre-combination statement of income.

(F)	Reflects the incremental interest expense related to the financing of the Shire Acquisition calculated as follows (in millions of JPY):

	Amount	Term	Interest Rate	Pro forma Year 1 interest expense
Term Loan Credit Agreement (i)	829,646	5 years	2.51%	20,817
SSTL (ii)	500,000	0.5 years	0.23%	566
JBIC Loan (iii)	409,292	7 years	3.47%	7,101
Euro Notes (iv)	931,677	2-12 years	1.45%	13,495
USD Notes (v)	608,406	2-10 years	4.39%	26,715
Total (vi)	3,279,021			68,694
Less: Estimated debt issuance costs (vii)	(28,145)			20,906
Less: Discount on Euro and USD notes (viii)	(3,161)			527
Total	3,247,715			90,127
Less: amount included in Takeda’s historical results				39,151
Pro forma adjustment				50,976

(i)
Term Loan Credit Agreement with a total aggregate principal amount of $7.5 billion denominated in U.S. dollar and Euro was entered into on June 8, 2018 and fully drawn in early January 2019. The interest is based on 53.3% of the financing is in USD and 46.7% is denominated in Euro. The interest under the agreement is based on LIBOR or EURIBOR plus a margin. We have assumed a weighted average interest rate of 2.51%.

(ii)
Senior Short-Term Loan ("SSTL"). A ¥500,000 million SSTL and Subordinated Loan Agreement both entered into in October 2018. The SSTL was fully drawn in early January 2019. The SSTL has a maturity of up to six months from the date of draw down and was repaid in June 2019. Interest under the agreement is based on TIBOR plus a margin.

(iii)
JBIC Loan. In December 2018, Takeda entered into a loan agreement with the Japan Bank for International Cooperation (the “JBIC Loan”) for an aggregate principal amount of up to $3.7 billion. The JBIC Loan was fully drawn in early January 2019. Interest under the agreement is based on LIBOR plus a margin.

(iv)
Euro Notes. In November 2018 Takeda completed an offering of euro denominated senior notes in a number of series for a total aggregate principal amount of €7.5 billion. The Euro Notes are comprised of 23% variable rate borrowings and 77% fixed rate borrowings, which resulted in a weighted average interest rate of 1.45%.

(v)
USD Notes. In November 2018 Takeda completed an offering of U.S. dollar denominated senior notes in a number of series for an aggregate principal amount of $5.5 billion. The USD Notes are comprised of fixed rate borrowings, which resulted in a weighted average interest rate of 4.39%.

(vi)	The total proceeds have been based on the foreign currency composition of USD, JPY and Euro and a foreign currency exchange rate of USD to JPY of 110.619 per US$1.00 and EUR to JPY of 124.224.

(vii)
The debt issuance costs are amortized over the life of the associated borrowings and are included in interest expense. This adjustment is based on an assumed weighted average term for the borrowings of 4.0 years. The debt issuance costs for bridge financing of ¥16,408 million was all recognized in FY18.

(viii)	The discounts on Euro Notes and USD Notes are amortized over the life of the associated borrowings and the amortization expense is included in interest expense.

(G)	Reflects the incremental interest expense related to the Debt assumed from the Shire Acquisition calculated as follows (in millions of JPY):

	Fair Value Discount (iii)	Term	Interest Rate	Year 1 interest expense
Shire Unsecured Senior Notes (i)	64,150	Sep 2019 – Sep 2026	1.900% - 3.200%	16,235
Shire Unsecured Senior Notes (ii)	1,093	Jun 2020 – Jun 2045	2.875% - 5.250%	553
Total	65,243			16,788
Less: amount included in Takeda’s historical results				4,287
Pro forma adjustment				12,501

(i)
Shire Unsecured Senior Notes that are comprised of 3,300 million USD at 1.900% interest maturing in 2019, 3,300 million USD at 2.400% interest maturing in 2021, 2,500 million USD at 2.875% interest maturing in 2023, 3,000 million USD at 3.200% interest maturing in 2026.

(ii)
Shire Unsecured Senior Notes comprised of 405 million USD at 2.875% interest maturing in 2020, 220 million USD at 3.600% interest maturing in 2022, 800 million USD at 4.00% interest maturing in 2025, and 500 million USD at 5.250% interest maturing in 2045.

(iii)	The discount is based on a foreign currency exchange rate of USD to JPY of 110.619 per US$1.00.

(H)
Represents the elimination of non-continuing financing fees incurred during the year and directly related to the Shire Acquisition reflected in Takeda's combined historical statement of income. These financing fees primarily relate to the Bridge Credit Agreement for the Shire Acquisition which was cancelled.

(I)	Reflects the elimination of non-continuing derivative losses incurred during the year and directly related to foreign currency options related to the financing of a portion of the Shire Acquisition.

(J)	Reflects the tax impact of the pro forma adjustments based on 25%, which represents Takeda’s 2019 estimated global blended statutory tax rate.

(K)	The following is a reconciliation of Shire’s historical statement of income from US GAAP to IFRS and Takeda’s accounting policies (amounts in millions of JPY unless otherwise noted):

	UNAUDITED SHIRE CONDENSED STATEMENT OF INCOME IFRS CONVERSION FOR THE NINE MONTHS ENDED DECEMBER 31, 2018
	Historical Shire (USD)(i)	Historical Shire (JPY)(ii)	Stub period adjustments (JPY) (iii)	IFRS conversion adjustments(iv)	Note	Classification adjustments(iv)	Note	Historical Shire IFRS Conversion (JPY)
Revenue	11,724	1,304,548	10,696	—		—		1,315,244
Cost of sales	(3,607)	(401,250)	(4,099)	—		17,132	d	(388,217)
Selling, general and administrative expense	(2,595)	(288,661)	(6,726)	—		(1,189)	e	(296,576)
Research and development expense	(1,290)	(143,522)	(3,542)	17,083	a.	6,634	f	(123,347)
Amortization and impairment losses on intangible assets associated with products	(1,322)	(147,288)	—	—		—		(147,288)
Other operating income (expense), net (v)	(360)	(40,391)	(31,791)	(353)	b.	(23,056)	g	(95,591)

Operating profit	2,550	283,436	(35,462)	16,730		(479)		264,225
Finance income (expense), net (vi)	(398)	(44,231)	(938)	—		1,978	h	(43,191)
Share of profit (loss) of investments accounted for using the equity method	12	1,338	—	—		(1,502)	i	(164)
Profit before tax	2,164	240,543	(36,400)	16,730		(3)		220,870
Income tax (expense) / benefit	(388)	(42,897)	—	(12,321)	c.	3		(55,215)
Net profit for the year, before discontinued operations	1,776	197,646	(36,400)	4,409		—		165,655
Gain/(loss) from discontinued operations	—	—	—	—		—		—
Net profit for the year	1,776	197,646	(36,400)	4,409		—		165,655

(i)
Represents the historical income statement of Shire for the nine months ended December 31, 2018. This was derived from Shire’s historical income statement for the twelve months ended December 31, 2018, less Shire’s historical income statement for the 3 months ended March 31, 2018.

(ii)
The historical USD income statement of Shire for the twelve months ended December 31, 2018 was converted to JPY based on a USD to JPY exchange rate of ¥110.356 per US$1.00. The historical USD income statement of Shire for the three months ended March 31, 2018 was converted to JPY based on a USD to JPY exchange rate of ¥107.515 per US$1.00.

(iii)
Reflects the operations of Shire from January 1, 2019 to the acquisition date. This activity has been excluded from Shire’s historical statement of income for the nine months ended and the post-combination financial results.

(iv)	A summary of the differences between US GAAP and Takeda’s accounting policies is as follows:

a.
Reflect adjustment to eliminate expense recorded by Shire for collaboration payments related to products that are not yet commercialized and to recognize in-process research and development based on Takeda’s accounting policy.

b.
Reflects adjustments to net periodic benefit costs and net defined benefit obligation due to the measurement differences between US GAAP and Takeda policies. These measurement differences relate to the removal of expected return on plan assets and inclusion of interest income on plan assets.

c.	Reflects the tax impact of the IFRS conversion adjustments based on assumed rate of 25%, which represents Takeda’s 2018 estimated global blended statutory tax rate.

d.
Primarily represents reclassifications of quality assurance costs, distribution costs and other operational costs to selling, general and administrative expense, research and development expense and other operating expense, respectively, to conform with Takeda’s policies. The reclassifications from Cost of Sale, were partially offset by reclassification of certain manufacturing site costs from research and development expense to Cost of Sale to conform with Takeda’s accounting policies.

e.	Primarily represents reclassification from cost of sales for distribution costs and other administrative costs to conform with Takeda’s policy under IFRS.

f.
Primarily represents reclassification of manufacturing site costs and certain medical and clinical expenses to cost of sales and other operating expenses, respectively, to conform with Takeda’s policy under IFRS.

g.	Primarily represents reclassification from research and development expense for certain medical and clinical expenses to conform with Takeda’s policy under IFRS.

h.	Primarily represents reclassification of gain and loss on certain investments from other operating expense to conform with Takeda’s policy under IFRS.

i.	Primarily represents reclassification of earnings from equity method investees to other operating income to conform with Takeda’s policy under IFRS.

(v)	Other operating expenses includes integration and acquisition costs, reorganization costs, and gain on sale of product rights.

(vi)	Finance income (expense), net includes interest income, interest expense, and other income/ (expense), net.

English Translation of Unaudited Interim Condensed Consolidated Financial Statements
for the Six-Month Period and Three-Month Period Ended September 30, 2019
Basis of Preparation of the Condensed Interim Consolidated Financial Statements
Takeda has prepared the condensed interim consolidated financial statements in accordance with IAS 34 “Interim Financial Reporting” based on the provision of Article 93 of Ordinance on Terminology, Forms and Preparation Methods of Quarterly Consolidated Financial Statements (Ordinance of the Ministry of Finance No. 64, 2007 in Japan).

1. Condensed Interim Consolidated Financial Statements
(1) Condensed Interim Consolidated Statements of Income

		JPY (millions, except per share data)
		Six-month period ended September 30,		Three-month period ended September 30,
	Note	2018	2019	2018	2019
Revenue	4	880,611	1,660,169	430,777	811,048
Cost of sales		(231,341)	(572,302)	(110,751)	(271,710)
Selling, general and administrative expenses		(293,783)	(462,469)	(148,755)	(223,256)
Research and development expenses		(151,432)	(230,363)	(79,466)	(113,497)
Amortization and impairment losses on intangible assets associated with products		(48,288)	(273,652)	(24,267)	(125,394)
Other operating income	5	32,331	11,316	23,047	4,650
Other operating expenses	6	(16,142)	(82,389)	(17,499)	(41,397)
Operating profit		171,956	50,310	73,086	40,444
Finance income		4,411	17,370	2,469	8,702
Finance expenses		(19,618)	(99,268)	(9,109)	(53,204)
Share of profit of investments accounted for using the equity method		4,031	4,031	471	1,687
Profit (loss) before tax		160,780	(27,557)	66,917	(2,371)
Income tax (expenses) benefit	7	(34,291)	60,837	(18,508)	56,287
Net profit for the period		126,489	33,280	48,409	53,916
Attributable to:
Owners of the Company		126,668	33,184	48,426	53,844
Non-controlling interests		(179)	96	(17)	72
Net profit for the period		126,489	33,280	48,409	53,916
Earnings per share (JPY)
Basic earnings per share	8	161.76	21.32	61.73	34.56
Diluted earnings per share	8	160.93	21.25	61.48	34.47
See accompanying notes to condensed interim consolidated financial statements.

(2) Condensed Interim Consolidated Statements of Other Comprehensive Income

	JPY (millions)
	Six-month period ended September 30,		Three-month period ended September 30,
	2018	2019	2018	2019
Net profit for the period	126,489	33,280	48,409	53,916
Other comprehensive income (loss)
Items that will not be reclassified to profit or loss:
Changes in fair value of financial assets measured at fair value through other comprehensive income (loss)	13,008	(9,916)	9,279	(5,639)
Re-measurement loss on defined benefit plans	(163)	(4,612)	802	(2,209)
	12,845	(14,528)	10,081	(7,848)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	66,680	(180,311)	60,718	(56,867)
Cash flow hedges	1,704	(1,256)	(884)	(136)
Hedging cost	(152)	(67)	(199)	316
Share of other comprehensive income (loss) of investments accounted for using the equity method	(171)	3	(81)	3
	68,061	(181,631)	59,554	(56,684)
Other comprehensive income (loss) for the period, net of tax	80,906	(196,159)	69,635	(64,532)
Total comprehensive income (loss) for the period	207,395	(162,879)	118,044	(10,616)
Attributable to:
Owners of the Company	207,742	(162,996)	118,148	(10,500)
Non-controlling interests	(347)	117	(104)	(116)
Total comprehensive income (loss) for the period	207,395	(162,879)	118,044	(10,616)
See accompanying notes to condensed interim consolidated financial statements.

(3) Condensed Interim Consolidated Statements of Financial Position

		JPY (millions)
	Note	As of March 31, 2019	As of September 30, 2019
ASSETS
NON-CURRENT ASSETS:
Property, plant and equipment		1,331,932	1,457,060
Goodwill		4,187,006	4,029,507
Intangible assets		4,846,981	4,425,199
Investments accounted for using the equity method		114,658	124,708
Other financial assets		192,241	225,870
Other non-current assets		87,472	92,449
Deferred tax assets		88,991	150,908
Total non-current assets		10,849,281	10,505,701
CURRENT ASSETS:
Inventories		953,474	840,840
Trade and other receivables		741,907	779,431
Other financial assets		23,276	13,916
Income tax receivables		7,212	26,306
Other current assets		109,666	104,697
Cash and cash equivalents		702,093	543,517
Assets held for sale	9	497,198	65,733
Total current assets		3,034,826	2,374,440
Total assets		13,884,107	12,880,141

LIABILITIES AND EQUITY
LIABILITIES
NON-CURRENT LIABILITIES:
Bonds and loans	10	4,766,005	4,853,219
Other financial liabilities		235,786	409,237
Net defined benefit liabilities		156,513	158,564
Accrued income taxes		61,900	60,159
Provisions		33,760	28,497
Other non-current liabilities		73,881	61,725
Deferred tax liabilities		869,313	804,422
Total non-current liabilities		6,197,158	6,375,823
CURRENT LIABILITIES:
Bonds and loans	10	984,946	171,391
Trade and other payables		327,394	280,409
Other financial liabilities		47,340	68,658
Accrued income taxes		118,910	175,698
Provisions		388,920	428,634
Other current liabilities		439,076	421,517
Liabilities held for sale	9	216,775	88,327
Total current liabilities		2,523,361	1,634,634
Total liabilities		8,720,519	8,010,457

		JPY (millions)
	Note	As of March 31, 2019	As of September 30, 2019
EQUITY
Share capital	11	1,643,585	1,668,092
Share premium	11	1,650,232	1,666,141
Treasury shares		(57,142)	(87,082)
Retained earnings		1,569,365	1,477,589
Other components of equity		353,542	140,974
Equity attributable to owners of the Company		5,159,582	4,865,714
Non-controlling interests		4,006	3,970
Total equity		5,163,588	4,869,684
Total liabilities and equity		13,884,107	12,880,141

(Note) Takeda revised the provisional fair value for the assets acquired and the liabilities assumed related to business combinations during the six-month period ended September 30, 2019. For this reason, the corresponding balances in Condensed Interim Consolidated Statements of Financial Position as of March 31, 2019 were retrospectively revised. For details, please refer to "Notes to Condensed Interim Consolidated Financial Statements 13 Business Combinations".

See accompanying notes to condensed interim consolidated financial statements.

(4) Condensed Interim Consolidated Statements of Changes in Equity
Six-month period ended September 30, 2018 (From April 1 to September 30, 2018)

		JPY (millions)
	Note	Equity attributable to owners of the Company													Non-controlling interests	Total equity
		Share capital	Share premium	Treasury shares	Retained earnings	Other components of equity							Other comprehensive income related to assets held for sale	Total
						Exchange differences on translation of foreign operations	Changes in fair value of financial assets measured at fair value through other comprehensive income	Net changes on revaluation of available-for-sale financial assets	Cash flow hedges	Hedging cost	Re-measurement gain or loss on defined benefit plans	Total
As of April 1, 2018		77,914	90,740	(74,373)	1,557,307	272,597	—	73,037	3,391	1,606	—	350,631	(4,795)	1,997,424	19,985	2,017,409
Cumulative effects of changes in accounting policies					15,401		84,672	(73,037)	(1,378)			10,257		25,658	(10)	25,648
Adjusted opening balance		77,914	90,740	(74,373)	1,572,708	272,597	84,672	—	2,013	1,606	—	360,888	(4,795)	2,023,082	19,975	2,043,057
Net profit for the period					126,668							—		126,668	(179)	126,489
Other comprehensive income (loss)						61,937	12,954		1,704	(152)	(164)	76,279	4,795	81,074	(168)	80,906
Comprehensive income (loss) for the period		—	—	—	126,668	61,937	12,954	—	1,704	(152)	(164)	76,279	4,795	207,742	(347)	207,395
Transaction with owners:
Issuance of new shares		28	28									—		56		56
Acquisition of treasury shares				(1,158)								—		(1,158)		(1,158)
Disposal of treasury shares			(0)	3								—		3		3
Dividends	11				(71,188)							—		(71,188)	(168)	(71,356)
Changes in ownership					(2,126)	230						230		(1,896)	(15,657)	(17,553)
Transfers from other components of equity					22,032		(22,196)				164	(22,032)		—		—
Share-based compensation			9,384									—		9,384		9,384
Exercise of share-based awards			(18,375)	18,361								—		(14)		(14)
Basis adjustment related to acquisitions									2,347			2,347		2,347		2,347
Total transactions with owners		28	(8,963)	17,206	(51,282)	230	(22,196)	—	2,347	—	164	(19,455)	—	(62,466)	(15,825)	(78,291)
As of September 30, 2018		77,942	81,777	(57,167)	1,648,094	334,764	75,430	—	6,064	1,454	—	417,712	—	2,168,358	3,803	2,172,161
See accompanying notes to condensed interim consolidated financial statements.

Six-month period ended September 30, 2019 (From April 1 to September 30, 2019)

		JPY (millions)
	Note	Equity attributable to owners of the Company											Non-controlling interests	Total equity
		Share capital	Share premium	Treasury shares	Retained earnings	Other components of equity						Total
						Exchange differences on translation of foreign operations	Changes in fair value of financial assets measured at fair value through other comprehensive income	Cash flow hedges	Hedging cost	Re-measurement gain or loss on defined benefit plans	Total
As of April 1, 2019		1,643,585	1,650,232	(57,142)	1,569,365	302,791	46,380	2,959	1,412	—	353,542	5,159,582	4,006	5,163,588
Cumulative effects of changes in accounting policies	3				(512)						—	(512)		(512)
Adjusted opening balance		1,643,585	1,650,232	(57,142)	1,568,853	302,791	46,380	2,959	1,412	—	353,542	5,159,070	4,006	5,163,076
Net profit for the period					33,184						—	33,184	96	33,280
Other comprehensive income (loss)						(180,331)	(9,914)	(1,256)	(67)	(4,612)	(196,180)	(196,180)	21	(196,159)
Comprehensive income (loss) for the period		—	—	—	33,184	(180,331)	(9,914)	(1,256)	(67)	(4,612)	(196,180)	(162,996)	117	(162,879)
Transaction with owners:
Issuance of new shares	11	24,507	24,507								—	49,014		49,014
Acquisition of treasury shares				(52,737)							—	(52,737)		(52,737)
Disposal of treasury shares			(0)	0							—	0		0
Dividends	11				(140,836)						—	(140,836)	(153)	(140,989)
Transfers from other components of equity					16,388		(21,000)			4,612	(16,388)	—		—
Share-based compensation			13,524								—	13,524		13,524
Exercise of share-based awards			(22,122)	22,797							—	675		675
Total transactions with owners		24,507	15,909	(29,940)	(124,448)	—	(21,000)	—	—	4,612	(16,388)	(130,360)	(153)	(130,513)
As of September 30, 2019		1,668,092	1,666,141	(87,082)	1,477,589	122,460	15,466	1,703	1,345	—	140,974	4,865,714	3,970	4,869,684
See accompanying notes to condensed interim consolidated financial statements.

(5) Condensed Interim Consolidated Statements of Cash Flows

	JPY (millions)
	Six-month period ended September 30,
	2018	2019
Cash flows from operating activities:
Net profit for the period	126,489	33,280
Depreciation and amortization	77,976	341,970
Impairment losses	690	18,557
Equity-settled share-based compensation	9,384	13,524
Loss (gain) on sales and disposal of property, plant and equipment	(5,623)	240
Gain on divestment of business and subsidiaries	(16,631)	(3,516)
Loss on liquidation of foreign operations	—	399
Change in fair value of contingent consideration liabilities	(1,230)	2,605
Finance income and expenses, net	15,207	81,898
Share of profit of investments accounted for using the equity method	(4,031)	(4,031)
Income tax expenses (benefit)	34,291	(60,837)
Changes in assets and liabilities:
Increase in trade and other receivables	(44,721)	(53,938)
Decrease (increase) in inventories	(21,485)	70,981
Decrease in trade and other payables	(230)	(41,477)
Increase in provisions	1,594	47,591
Other, net	(35,001)	(15,575)
Cash generated from operations	136,679	431,671
Income taxes paid	(20,407)	(97,656)
Tax refunds and interest on tax refunds received	1,562	7,072
Net cash from operating activities	117,834	341,087
Cash flows from investing activities:
Interest received	1,037	7,116
Dividends received	1,575	1,141
Acquisition of property, plant and equipment	(37,314)	(55,083)
Proceeds from sales of property, plant and equipment	6,046	69
Acquisition of intangible assets	(21,105)	(21,354)
Acquisition of investments	(10,340)	(3,946)
Proceeds from sales and redemption of investments	38,196	40,582
Acquisition of businesses, net of cash and cash equivalents acquired	(66,749)	(4,580)
Proceeds from sales of business, net of cash and cash equivalents divested	27,199	375,536
Proceeds from withdrawal of restricted deposits	71,774	—
Other, net	(12,461)	(9,067)
Net cash from (used in) investing activities	(2,142)	330,414
Cash flows from financing activities:
Net decrease in short-term loans	(362)	(461,371)
Proceeds from issuance of bonds and long-term loans	—	496,190
Repayment of bonds and long-term loans	—	(623,119)
Purchase of treasury shares	(1,158)	(3,724)
Interest paid	(4,467)	(61,039)
Dividends paid	(71,448)	(140,811)
Acquisition of non-controlling interests	(2,392)	(1,700)
Repayment of lease liabilities (2018: Repayment of obligations under finance lease)	(1,284)	(14,624)
Facility fees paid for loan agreements	(15,404)	—
Other, net	(659)	(1,472)
Net cash used in financing activities	(97,174)	(811,670)
Net increase (decrease) in cash and cash equivalents	18,518	(140,169)

Cash and cash equivalents at the beginning of the year	294,522	702,093
(Consolidated statements of financial position)
Cash and cash equivalents reclassified back from assets held for sale	451	629
Cash and cash equivalents at the beginning of the year	294,973	702,722

Effects of exchange rate changes on cash and cash equivalents	3,589	(19,036)
Cash and cash equivalents at the end of the period	317,080	543,517
See accompanying notes to condensed interim consolidated financial statements.

Notes to Condensed Interim Consolidated Financial Statements
1 Reporting Entity
Takeda Pharmaceutical Company Limited (the “Company”) is a public company incorporated in Japan. The Company and its subsidiaries (collectively, "Takeda") is a global, values-based, research and development ("R&D") driven biopharmaceutical company with an innovative portfolio, engaged primarily in the research, development, manufacturing and marketing of pharmaceutical products. Takeda's principal pharmaceutical products include medicines in the following core business areas: gastroenterology ("GI"), rare diseases, plasma-derived therapies, oncology, and neuroscience.
Takeda has grown both organically and through acquisitions, completing a series of major transactions that have brought therapeutic, geographic and pipeline growth, specifically the acquisition of Shire plc ("Shire") in January 2019 for 6,213,335 million JPY (Note 13). Shire was a leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions.

2 Basis of Preparation
(1) Compliance
Takeda has prepared the condensed interim consolidated financial statements in accordance with IAS 34 “Interim Financial Reporting” as issued by the International Accounting Standards Board ("IASB").
The condensed interim consolidated financial statements do not contain all the information required in consolidated financial statements as of the end of a fiscal year. Therefore, the condensed interim consolidated financial statements should be used with the consolidated financial statements as of and for the fiscal year ended March 31, 2019.
(2) Functional Currency and Presentation Currency
The condensed interim consolidated financial statements are presented in Japanese yen (“JPY”), which is the functional currency of the Company. All financial information presented in JPY has been rounded to the nearest million, except when otherwise indicated.
(3) Approval of Financial Statements
Takeda’s condensed interim consolidated financial statements as of and for the period ended September 30, 2019 were approved on November 12, 2019 by Representative Director, President & Chief Executive Officer (“CEO”) Christophe Weber and Director & Chief Financial Officer Costa Saroukos.
(4) Use of Judgments, Estimates and Assumptions
The preparation of the condensed interim consolidated financial statements requires management to make certain judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
These estimates and underlying assumptions are reviewed on a continuous basis. Changes in these accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.
The condensed interim consolidated financial statements are prepared based on the same judgments and estimations as well as the accounting estimates and assumptions applied and described in Takeda’s consolidated financial statements for the fiscal year ended March 31, 2019, except for new significant judgments and uncertainty of the estimations related to the application of IFRS 16 ‘Leases’ (“IFRS 16”), which is described in Note 3 Significant Accounting Policies.

3 Significant Accounting Policies
Significant accounting policies adopted for the condensed interim consolidated financial statements are the same as those adopted for the consolidated financial statements of the fiscal year ended March 31, 2019 except for the policies required by IFRS 16.
Takeda calculated income tax expenses for the six-month period ended September 30, 2019, based on the estimated average annual effective tax rate.

IFRS 16 'Leases'
Takeda adopted IFRS 16 on April 1, 2019. The standard replaces IAS 17 'Leases' (“IAS 17”) and IFRIC 4 'Determining whether an Arrangement contains a Lease' (“IFRIC 4”) and introduces a single lease accounting model requiring a lessee to recognize lease liabilities and right-of-use (ROU) assets for almost all leases. Of the costs from operating leases previously included within cost of sales, selling, general and administrative expenses, research and development expenses, and other operating expenses, the portion related to the financing element is reclassified and reported as finance expenses. In the statements of cash flows, the lease payments previously included within cash flows from operating activities are reported within cash flows from financing activities.
Takeda adopted IFRS 16 using the modified retrospective approach and the cumulative effect of adopting the standard was recognized on April 1, 2019. At transition, lease liabilities were measured at the present value of the remaining lease payments, discounted at the incremental borrowing rate as of April 1, 2019. ROU assets were measured at an amount equal to the lease liabilities, adjusted for any prepaid or accrued lease payments, onerous lease provisions and business combination related fair value adjustments.
The adoption of IFRS 16 resulted in the recognition of lease liabilities (included in "Other financial liabilities") of 217,325 million JPY and ROU assets (included in "Property, plant and equipment") of 199,256 million JPY, excluding the amount related to leases previously classified as finance leases under IAS 17 in the consolidated statements of financial position as of April 1, 2019. The weighted average incremental borrowing rate applied to the lease liabilities on April 1, 2019 was 2.8%. In the condensed interim consolidated statements of cash flows, cash outflow of 17,901 million JPY for the six-month ended September 30, 2019 was presented in "net cash from (used in) financing activities" instead of "net cash from (used in) operating activities". Other impact of applying IFRS 16 to the condensed interim consolidated financial statements was immaterial.
Takeda elected the following transition practical expedients, to leases previously classified as operating leases under IAS 17;

–	Applying the recognition exemption for lease contracts for which the term ends within 12 months at the date of initial application

–
Adjusting the ROU assets by the amount of onerous contract provision recognized under IAS 37 'Provisions, Contingent Liabilities and Contingent Assets' immediately before the date of initial application, as an alternative to an impairment review

Takeda has also elected not to reassess whether a contract is, or contains a lease at the date of initial application. Instead, for contracts entered into before April 1, 2019, Takeda relied on its assessment made applying IAS 17 and IFRIC 4.
As a result of the adoption of IFRS 16, Takeda has updated and revised the related accounting policy for leases, effective April 1, 2019, as follows:
As Lessee
Takeda assesses whether a contract is or contains a lease at inception of a contract. As a lessee, Takeda recognizes a ROU asset and a corresponding lease liability for all contracts in which it is a lessee in the consolidated statements of financial position at the lease commencement date.
The ROU asset is initially measured at cost, being the initial amount of the lease liability adjusted for any lease payments made at or before the lease commencement date and subsequently at cost less any accumulated depreciation and impairment losses. The ROU asset is subsequently depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the underlying asset. The ROU asset is subject to impairment assessment.
The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if not readily determinable, the Takeda's incremental borrowing rate.
Generally, Takeda uses its incremental borrowing rate as the discount rate. The lease term comprises a non-cancellable period of lease contracts and periods covered by an option to extend or terminate the lease if Takeda is reasonably certain to exercise that option. After initial recognition, the lease liability is measured at amortized cost using the effective interest method. If there is a change in future lease payments, such as from reassessment of whether an extension or termination option will be exercised, the lease liability is remeasured. A corresponding adjustment is made to the ROU asset or is recorded in the consolidated statements of income when the ROU asset has been fully depreciated.
Takeda has elected to apply recognition exemption for leases that have a lease term of 12 months or less and leases of low-value assets. The lease payments for such leases are recognized as an expense on a straight-line basis over the lease term.
As a practical expedient, Takeda has elected not to separate non-lease components from lease components, and instead accounts for each lease component and any associated non-lease components as a single lease component.

4 Operating Segment and Revenue Information
Takeda comprises a single operating segment and is engaged in the research, development, manufacturing and marketing of pharmaceutical products, over-the-counter ("OTC") medicines and quasi-drug consumer products, and other healthcare products. This is consistent with how the financial information is viewed in allocating resources, measuring performance, and forecasting future periods by the CEO who is Takeda's Chief Operating Decision Maker.
Takeda’s revenue from contracts with customers is comprised of the following:

	JPY (millions)
	Six-month period ended September 30,
	2018	2019
Sales of pharmaceutical products	855,722	1,613,024
Royalty and service income	24,889	47,145
Total	880,611	1,660,169

	JPY (millions)
	Three-month period ended September 30,
	2018	2019
Sales of pharmaceutical products	418,891	791,009
Royalty and service income	11,886	20,039
Total	430,777	811,048
The disaggregation of revenue from contracts with customers by geographic location is as follows. This disaggregation provides revenue attributable to countries or regions based on the customer location.

	JPY (millions)
	Six-month period ended September 30,
	Japan	U.S.	Europe and Canada	Russia/ CIS	Latin America	Asia	Other	Total
2018	274,243	321,079	158,603	27,484	34,685	51,905	12,612	880,611
2019	299,444	805,860	321,816	36,884	75,803	83,859	36,503	1,660,169

Other includes the Middle East, Oceania and Africa.

	JPY (millions)
	Three-month period ended September 30,
	Japan	U.S.	Europe and Canada	Russia/ CIS	Latin America	Asia	Other	Total
2018	129,983	159,979	79,481	13,359	16,180	25,024	6,771	430,777
2019	147,114	390,184	156,581	17,865	38,392	42,904	18,008	811,048

Other includes the Middle East, Oceania and Africa.

5 Other Operating Income
Other Operating Income for the six-month period ended September 30, 2018 was 32,331 million JPY, including the gain on the sale of shares of 18,381 million JPY which was due to the sale of 100% of the shares that Takeda held in Guangdong Techpool Bio-Pharma Co., Ltd. to Shanghai Pharmaceutical Holding Co. Ltd. and SFund International Investment Fund Management Limited.
Other Operating Income for the six-month period ended September 30, 2019 was 11,316 million JPY, including 2,156 million JPY of gain on sale of the shares of Axcelead Drug Discovery Partners, Inc.

6 Other Operating Expenses
Other operating expenses was 16,142 million JPY and 82,389 million JPY for the six-month period ended September 30, 2018 and 2019, respectively.
Restructuring expenses such as reductions in the workforce and consolidation of sites and functions included in other operating expenses were 14,097 million JPY and 63,703 million JPY for the six-month period ended September 30, 2018 and 2019, respectively. Restructuring expenses for the six-month period ended September 30, 2018 mainly consisted of global operating expense reduction initiative expenses and R&D transformation costs as well as costs related to the proposed Shire acquisition, while the expenses for the six-month period ended September 30, 2019 mainly included Shire integration costs. In addition, Takeda recorded the reversal of pre-launch inventory write-offs (net of inventory write-offs) of 7,710 million JPY due to regulatory approval for the six-month period ended September 30, 2018, and the pre-launch inventory write-offs of 8,486 million JPY for the six-month period ended September 30, 2019.

7 Income Tax (Expenses) Benefit
The effective tax rate for the six-month period ended September 30, 2019 was 220.8% compared to 21.3% for the six-month period ended September 30, 2018, mainly due to the enactment of a new taxing regime in Switzerland (Swiss Tax Reform) in September 2019. Swiss Tax Reform will change federal and cantonal tax rates effective January 1, 2020 and includes transitional provisions which allow certain companies to elect tax-only amortization deductions based on fair value estimates over the transitional period. As a result, Takeda recorded a non-cash deferred tax benefit of 56,340 million JPY for the six-month period ended September 30, 2019.

8 Earnings Per Share
The basis for calculating basic and diluted earnings per share (attributable to owners) is as follows:

	Six-month period ended September 30,
	2018	2019
Net profit for the period attributable to owners of the Company
Net profit for the period attributable to owners of the Company (million JPY)	126,668	33,184
Net profit used for calculation of earnings per share (million JPY)	126,668	33,184
Weighted average number of ordinary shares outstanding during the period (thousands of shares) [basic]	783,062	1,556,735
Dilutive effect (thousands of shares)	4,030	4,696
Weighted average number of ordinary shares outstanding during the period (thousands of shares) [diluted]	787,092	1,561,431
Earnings per share
Basic earnings per share (JPY)	161.76	21.32
Diluted earnings per share (JPY)	160.93	21.25

	Three-month period ended September 30,
	2018	2019
Net profit for the period attributable to owners of the Company
Net profit for the period attributable to owners of the Company (million JPY)	48,426	53,844
Net profit used for calculation of earnings per share (million JPY)	48,426	53,844
Weighted average number of ordinary shares outstanding during the period (thousands of shares) [basic]	784,436	1,558,200
Dilutive effect (thousands of shares)	3,248	3,955
Weighted average number of ordinary shares outstanding during the period (thousands of shares) [diluted]	787,684	1,562,155
Earnings per share
Basic earnings per share (JPY)	61.73	34.56
Diluted earnings per share (JPY)	61.48	34.47

9 Disposal Groups Held for Sale
The disposal groups held for sales as of March 31, 2019, consisted mainly of disposal groups related to Takeda's consolidated subsidiary, Axcelead Drug Discovery Partners, Inc., and the XIIDRA (lifitegrast ophthalmic solution) which Takeda has announced the sale after the acquisition of Shire. Axcelead Drug Discovery Partners, Inc. and the XIIDRA were sold in April 2019 and July 2019, respectively. The impact from divestiture of XIIDRA on the consolidated statement of income was not significant.
In May 2019, Takeda entered in the sales agreement of TACHOSIL (Fibrin Sealant Patch) and classified 44,881 million JPY of assets such as intangible assets and 5,131 million JPY of deferred tax liabilities related to the product to the disposal groups held for sale as of September 30, 2019.

10 Bonds
During the six-month period ended September 30, 2019, the Company issued unsecured bonds as outlined below.

Unsecured Interest Deferrable and Early Redeemable Subordinated Bonds

i) Issue Amount	500 billion JPY
ii) Issue Price	100 yen per 100 yen of the principal amount of each Bond
iii) Coupon	Until and including October 6, 2024: 1.72% per annum After October 6, 2024: 6 months LIBOR + margin according to the remaining period (1.75%-2.75%)
iv) Maturity Date	June 6, 2079
v) Method of redemption	Redemption at maturity (Takeda has the options to buy back after issuance and early redemption at its discretion or in case where a Tax Event or an Equity Credit Change Event occurs.)
vi) Use of proceeds	Refinancing of the short term loan for the Shire acquisition
vii) Important special provision	Subordination clause

During the six-month period ended September 30, 2019, Takeda redeemed the following bonds in advance of the maturity dates.

Instrument	Issuance	Redemption date	Principal Amount in contractual currency	Carrying Amount as of June 30, 2019
Unsecured Senior Notes Assumed in Shire Acquisition	June, 2015	August 9, 2019	404 million USD	43,288 million JPY
2018 USD Unsecured Senior Notes	November, 2018	August 29, 2019	1,000 million USD	107,517 million JPY

11 Equity and Other Equity Items
(1) Issuance of shares
During the six-month period ended September 30, 2019, the Company issued 11,350 thousand shares through third-party allotment to the Master Trust Bank of Japan, Ltd., which is the trust account for Takeda’s ESOP subsidiary. The issuance of these shares resulted in an increase in share capital of 24,507 million JPY and share premium of 24,507 million JPY. The Master Trust Bank of Japan is a co-trustee of the ESOP. This issuance was approved by the resolution of our Board of Directors. These shares were reacquired by the Company from the ESOP trust for distribution of share based compensation awards. The reacquisition of the shares resulted in an increase in treasury shares of 49,009 million JPY.
(2) Dividends

Resolution	Total dividends declared and paid JPY (millions)	Dividends per share (JPY)	Basis date	Effective date
Six-month period ended September 30, 2018
(April 1, 2018 to September 30, 2018)
Annual Shareholders Meeting (June 28, 2018)	71,507	90.00	March 31, 2018	June 29, 2018
Six-month period ended September 30, 2019
(April 1, 2019 to September 30, 2019)
Annual Shareholders Meeting (June 27, 2019)	140,836	90.00	March 31, 2019	June 28, 2019

Resolution	Total dividends declared JPY (millions)	Dividends per share (JPY)	Basis date	Effective date
Board of Directors (October 31, 2019)	141,857	90.00	September 30, 2019	December 2, 2019

12 Financial Instruments
(1) Fair Value Measurements
Derivative and non-derivative financial instruments measured at fair value are categorized in the following three-tier fair value hierarchy that reflects the significance of the inputs in making the measurements. Level 1 is defined as observable inputs, such as quoted prices in active markets for an identical asset or liability. Level 2 is defined as inputs other than quoted prices in active markets within Level 1 that are directly or indirectly observable. Level 3 is defined as unobservable inputs. Fair value information is not provided for financial instruments, if the carrying amount is a reasonable estimate of fair value due to the relatively short period of maturity of these instruments.

	JPY (millions)
As of September 30, 2019	Level 1	Level 2	Level 3	Total
Assets:
Financial assets measured at fair value through profit or loss:
Derivatives	—	1,902	—	1,902
Investments in convertible notes	—	—	9,825	9,825
Investments in debt securities	—	—	1,029	1,029
Financial assets associated with contingent consideration arrangements	—	—	81,290	81,290
Other	—	—	1,388	1,388
Financial assets measured at fair value through other comprehensive income:
Equity instruments	74,894	—	47,215	122,109
Total	74,894	1,902	140,747	217,543

Liabilities:
Financial liabilities measured at fair value through profit or loss:
Derivatives	—	8,447	—	8,447
Financial liabilities associated with contingent consideration arrangements	—	—	65,174	65,174
Derivatives for which hedge accounting is applied	—	5,119	—	5,119
Total	—	13,566	65,174	78,740
(2) Valuation Techniques
The fair value of derivatives is measured at quoted prices or quotes obtained from financial institutions, whose significant inputs to the valuation model used are based on observable market data.
The fair value of the investment in convertible notes is measured using techniques such as the discounted cash flow and option pricing models.
Equity instruments and investments in debt securities are not held for trading. If equity instruments or investments in debt securities are quoted in an active market, the fair value is based on price quotations at the period-end-date. If equity instruments or investments in debt securities are not quoted in an active market, the fair value is calculated utilizing a net asset-book value method or multiples of EBITDA approach based on available information as of each period-end-date and company comparable. The principle input that is not observable and utilized for the calculation of the fair value of equity instruments and investments in debt securities classified as Level 3 is the EBITDA rate used for the EBITDA multiples approach, which ranges from 3.9 times to 12.1 times.

Financial assets and liabilities associated with contingent consideration arrangements are valued at fair value at timing of the divestiture or the acquisition date of business combination. When the contingent consideration meets the definition of a financial asset or liability, it is subsequently re-measured to fair value at each reporting date. The determination of the fair value is based on models such as scenario-based methods and discounted cash flows. The key assumptions take into consideration the probability of meeting each performance target, forecasted revenue projections, and the discount factor. The financial assets associated with contingent consideration arrangements are recognized in relation to the divestiture of XIIDRA. The financial liabilities associated with contingent consideration arrangements are discussed in Note (5) Financial liabilities associated with contingent consideration arrangements.
The joint venture net written option, included in other Level 3 assets above is valued at fair value, and subsequently re-measured to fair value at each reporting date. The determination of the fair value is based on the Monte Carlo Simulation model. The key assumptions include probability weighting, estimated earnings and assumed market participant discount rates that are taken into account for the fair value.
(3) Transfers between levels
Takeda recognizes transfers between levels of the fair value hierarchy, at the end of the reporting period during which the change has occurred. There were transfers from Level 3 to Level 1 recorded in the six-month period ended September 30, 2019. These transfers resulted from the investments in the companies whose shares were previously not listed on an equity or stock exchange and had no recent observable active trades in the shares. The companies listed its equity shares on an exchange and are currently actively traded in the market. As the equity shares have a published price quotation in an active market, the fair value measurements were transferred from Level 3 to Level 1 on the fair value hierarchy. There were no other transfers between levels of the fair value hierarchy in the six-month period ended September 30, 2019.
(4) Level 3 fair values
1) Changes in the Fair Value of financial assets
The following table shows a reconciliation from the opening balances to the closing balances for Level 3 financial asset fair values. The disclosure related to the Level 3 financial liabilities, which are related to contingent considerations arising from business combinations, are included in (5) Financial liabilities associated with contingent consideration arrangements.

	JPY (millions)
	Six-month period ended September 30, 2019
	Financial assets associated with contingent consideration arrangements	Equity instruments
As of the beginning of the period	—	48,825
Recognition of financial assets associated with contingent consideration arrangements	80,322	—
Changes recognized as finance income	1,169	—
Changes in fair value of financial assets measured at fair value through OCI and exchange differences on translation of foreign operations	(201)	11,395
Purchases	—	2,807
Sales	—	(2)
Transfers to Level 1	—	(14,404)
Transfers to investments accounted for using the equity method	—	(1,406)
As of the end of the period	81,290	47,215

2) Sensitivity Analysis
The following sensitivity analysis represents effect on the fair value of financial assets associated with contingent consideration arrangements from changes in major assumptions. For other Level 3 financial assets, there are no significant changes in fair value during the changes in certain assumptions which influence the fair value measurement.

		JPY (millions)
	Change in assumption	Impact
Probability of sales milestones being achieved for the financial assets associated with contingent consideration arrangements in relation to the divestiture of XIIDRA	Increase by 5%	864
	Decrease by 5%	(864)
Discount rate	Increase by 0.5%	(3,778)
	Decrease by 0.5%	3,778

(5) Financial liabilities associated with contingent consideration arrangements
Financial liabilities associated with contingent consideration arrangements represent consideration related to business combinations or financial liabilities acquired based on the license agreements that is payable only upon future events such as the achievement of development milestones and sales milestones, including pre-existing contingent consideration arrangements of the companies that are acquired by Takeda. At each reporting date, the fair value of contingent consideration is re-measured based on risk-adjusted future cash flows discounted using appropriate discount rate.
The pre-existing contingent consideration assumed from Shire through Shire’s historical acquisitions is due upon the achievement of certain milestones related to the development, regulatory, first commercial sale and other sales milestones of products at various stages of development and marketing. The fair value of the contingent consideration payable could increase or decrease due to changes in certain assumptions which underpin the fair value measurements. The assumptions include probability of milestones being achieved.
The fair value of financial liabilities associated with contingent consideration arrangements is classified as Level 3 in the fair value hierarchy.
1) Changes in the Fair Value of financial liabilities associated with contingent consideration arrangements

JPY (millions)
Six-month period ended September 30, 2019
As of the beginning of the period	71,062
Changes in the fair value during the period	3,831
Settled and paid during the period	(6,480)
Settled during the period and reclassified to other payables	(1,600)
Foreign currency translation differences	(1,639)
As of the end of the period	65,174
2) Sensitivity Analysis
The following sensitivity analysis represents effect on the fair value of financial liabilities associated with contingent consideration arrangements from changes in major assumptions:

		JPY (millions)
	Change in assumption	Impact
Probability of technical milestones being achieved for financial liabilities associated with Shire’s historical contingent consideration arrangements	Increase by 5%	3,273
	Decrease by 5%	(3,273)
Discount rate	Increase by 0.5%	(1,559)
	Decrease by 0.5%	1,559

(6) Financial instruments not recorded at fair value
The carrying amount and fair value of financial instruments that are not recorded at fair value in the condensed interim consolidated statements of financial position are as follows:

	JPY (millions)
	As of September 30, 2019
	Carrying amount	Fair value
Bonds	3,066,110	3,296,100
Long-term loans	1,947,110	1,946,493
Long-term debt is recognized at its amortized cost. The fair value of bonds is measured at quotes obtained from financial institutions whose significant inputs to the valuation model used are based on observable market data. The fair value of loans is measured at the present value of future cash flows discounted using the applicable market rate on the loans with consideration of the credit risk by each group classified in a specified period. The fair value of bonds and long-term loans are classified as Level 2 in the fair value hierarchy.
The fair value disclosure of lease liabilities is not required for the current fiscal year.

13 Business Combinations
There were no significant business combinations for the six-month period ended September 30, 2019.
On January 8, 2019, Takeda completed the acquisition of 100% of the outstanding shares of Shire plc ("Shire") in a cash and equity transaction valued at 6,213,335 million JPY. Shire was a leading global biotechnology company focused on serving people with rare diseases.
The fair values of the assets acquired, and the liabilities assumed, which Takeda assessed as of March 31, 2019, were provisional and subject to change. Takeda has made adjustments as it obtained more information about facts and circumstances that existed as of the acquisition date during the six-month period ended September 30, 2019. Accordingly, the provisional fair values for certain assets acquired and the liabilities assumed were adjusted as follows:

	JPY (millions)
	Fair value of assets acquired, liabilities assumed as of the acquisition date (January 8, 2019)
	Provisional fair value assessed as of March 31, 2019	Adjustments	Provisional fair value assessed as of September 30, 2019
Cash and cash equivalents	227,223	—	227,223
Trade and other receivables	326,154	—	326,154
Inventories	825,985	(32,716)	793,269
Property, plant and equipment	684,487	15,144	699,631
Intangible assets	3,899,298	(13,164)	3,886,134
Assets held for sale	463,526	17,147	480,673
Other assets	103,283	—	103,283
Trade and other payables	(61,382)	—	(61,382)
Provisions	(342,202)	5,327	(336,875)
Bonds and loans	(1,603,199)	—	(1,603,199)
Deferred tax liabilities	(809,667)	(2,214)	(811,881)
Liabilities held for sale	(196,294)	(15,369)	(211,663)
Other liabilities	(354,139)	669	(353,470)
Basis adjustments	(37,107)	—	(37,107)
Goodwill	3,087,369	25,176	3,112,545
Total	6,213,335	—	6,213,335
As a result of the adjustments, Takeda restated the corresponding balances as of March 31, 2019 in the condensed interim consolidated statements of financial position. Property, plant & equipment, goodwill, assets held for sale, deferred tax liabilities, other current liabilities, and liabilities held for sale increased by 15,401 million JPY, 25,603 million JPY, 17,438 million JPY, 2,252 million JPY, 1,188 million JPY, and 15,630 million JPY, respectively while intangible assets, inventories, provisions (non-current liabilities), other non-current liabilities, income tax payable (current liabilities) and provisions (current liabilities) decreased by 13,387 million JPY, 33,270 million JPY, 1,604 million JPY, 1,293 million JPY, 575 million JPY, and 3,813 million JPY, respectively.
Further assessment of the basis for the measurement of the assets acquired and the liabilities assumed are still on-going, and therefore the purchase price allocation has not been completed and the fair value amounts remain provisional. The provisional fair values are primarily consisted of intangible assets, deferred tax liabilities and goodwill.

14 Commitments and Contingent Liabilities
Litigation
Takeda is involved in various legal and administrative proceedings. There were no significant updates from the consolidated financial statements as of and for the year ended March 31, 2019 except for the matter below.
Intellectual property
MYDAYIS
Petitions to institute inter partes reviews (IPRs) against U.S. Patent numbers 8,846,100 and 9,173,857 were filed by KVK Tech in January 2018 and the petitions were granted in July 2018. Both of these patents are listed in the Orange Book as covering MYDAYIS. The validity of the claims was affirmed by the Patent Trial and Appeal Board on July 3, 2019.  Although KVK Tech filed an appeal against this ruling to the Court of Appeals for the Federal Circuit, KVK Tech subsequently withdrew that appeal in September 2019.

15 Subsequent Events

On October 15, 2019, Takeda announced that it has entered into an agreement to divest a portfolio of approximately 30 selected over-the-counter ("OTC") and prescription pharmaceutical assets sold in Near East, Middle East and Africa countries to Acino for a total value of over 200 million USD. In addition, on November 5, 2019, Takeda announced that it has entered into an agreement to divest a portfolio of approximately 20 selected OTC and prescription pharmaceutical assets sold in Russia, Georgia and countries within the Commonwealth of Independent States to STADA for a total value of 660 million USD.
In association with these contracts, Takeda will also enter into a manufacturing and supply agreement with Acino and STADA respectively, under which Takeda will continue to manufacture and supply these products. These transactions include the sale of product rights and transfer of related workforce and are expected to close in the fourth quarter ending March 31, 2020.
The impact from these transactions on the consolidated statements of income is expected to be not significant.

2. Others

Regarding Interim Dividend

In accordance with the provision of Article 29 of the Articles of Incorporation of the Company, Takeda made the following resolution on an interim dividend for the 143th fiscal year (from April 1, 2019 to March 31, 2020) at the meeting of the Board of Directors held on October 31, 2019.

(a)	Total amount of interim dividends 141,857,091,090 JPY

(b)	Interim dividend per share 90.00 JPY

(c)	Effective date/ Payment start date December 2, 2019

INFORMATION AND EXCHANGE AGENT
D.F. King

In London: 65 Gresham Street London EC2V 7NQ United Kingdom Telephone: +44 20 7920 9700	In Hong Kong: Suite 1601, 16/F, Central Tower 28 Queen’s Road Central Central Hong Kong Telephone: +852 3953 7231
In New York:
48 Wall Street 22nd Floor
New York, New York 10005
United States of America
Facsimile Transmissions (Eligible Institutions Only): +1 (212) 709-3328
Confirmation: (212) 269-5552 attention Andrew Beck
Banks and Brokers Call Collect: +1 (212) 269-5550
All Others, Please Call Toll-Free: +1 (866) 751-6315

Email: takeda@dfkingltd.com
Website: https://sites.dfkingltd.com/takeda

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by law, against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21. Exhibits and Financial Statement Schedules.
(a)    Exhibits

Exhibit Number	Description of Document

3.1
Articles of Incorporation of Takeda Pharmaceutical Company Limited (English Translation). (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018)

3.2
Regulations of the Board of Directors of Takeda Pharmaceutical Company Limited (English Translation) (incorporated by reference to Exhibit 1.2 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

3.3
Share Handling Regulations of Takeda Pharmaceutical Company Limited (English Translation) (incorporated by reference to Exhibit 1.3 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

4.1
Indenture, dated as of September 23, 2016, among Shire Acquisitions Investments Ireland DAC, Shire plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Shire plc’s Current Report on Form 8-K filed on September 23, 2016).

4.2
First Supplemental Indenture, dated as of September 23, 2016, to the Indenture, dated as of September 23, 2016, among Shire Acquisitions Investments Ireland DAC, Shire plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Shire plc’s Current Report on Form 8-K filed on September 23, 2016).

4.3
Second Supplemental Indenture, dated as of December 1, 2016, to the Indenture dated as of September 23, 2016, among Shire Acquisitions Investments Ireland DAC, Shire plc, as guarantor, Baxalta Incorporated, as subsidiary guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Shire plc’s Current Report on Form 8-K filed on December 2, 2016).

4.4
Third Supplemental Indenture, dated as of February 4, 2019, to the Indenture dated as of September 23, 2016, among Shire Acquisitions Investments Ireland DAC, Takeda Pharmaceutical Company, as guarantor, Shire plc, as guarantor, Baxalta Incorporated, as subsidiary guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 2.5 of the registrant’s Annual Report on Form 20-F filed on June 27, 2019).

4.5*
Fourth Supplemental Indenture, dated as of July 2, 2019, to the Indenture dated as of September 23, 2016, among Shire Acquisitions Investments Ireland DAC, Takeda Pharmaceutical Company, as guarantor, Shire plc, as guarantor, Baxalta Incorporated, as subsidiary guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.6	Form of 1.900% Senior Notes due 2019 of Shire Acquisitions Investments Ireland DAC (incorporated by reference to Exhibit 4.1 of Shire plc’s Current Report on Form 8-K filed on September 21, 2016).

4.7	Form of 2.400% Senior Notes due 2021 of Shire Acquisitions Investments Ireland DAC (incorporated by reference to Exhibit 4.2 of Shire plc’s Current Report on Form 8-K filed on September 21, 2016).

4.8	Form of 2.875% Senior Notes due 2023 of Shire Acquisitions Investments Ireland DAC (incorporated by reference to Exhibit 4.3 of Shire plc’s Current Report on Form 8-K filed on September 21, 2016).

Exhibit Number	Description of Document

4.9	Form of 3.200% Senior Notes due 2026 of Shire Acquisitions Investments Ireland DAC (incorporated by reference to Exhibit 4.4 of Shire plc’s Current Report on Form 8-K filed on September 21, 2016).

4.10
Indenture between Baxalta Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 23, 2015 (incorporated by reference to Exhibit 4.1 of Baxalta Incorporated’s Current Report on Form 8-K filed on June 23, 2015).

4.11
First Supplemental Indenture, to the Indenture dated as of June 23, 2015, between Baxalta Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 23, 2015 (incorporated by reference to Exhibit 4.2 of Baxalta Incorporated’s Current Report on Form 8-K filed on June 23, 2015).

4.12
Second Supplemental Indenture, to the Indenture dated as of June 23, 2015, between Baxalta Incorporated, Shire plc and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 3, 2016 (incorporated by reference to Exhibit 4.3 of Shire plc’s Current Report on Form 8-K filed on June 3, 2016).

4.13
Third Supplemental Indenture, to the Indenture dated as of June 23, 2015, between Baxalta Incorporated, Shire plc, Takeda Pharmaceutical Company Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of February 4, 2019 (incorporated by reference to Exhibit 2.13 of the registrant’s Annual Report on Form 20-F filed on June 27, 2019).

4.14*
Fourth Supplemental Indenture, to the Indenture dated as of June 23, 2015, between Baxalta Incorporated, Shire plc, Takeda Pharmaceutical Company Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of July 2, 2019.

4.15
Term Loan Credit Agreement among Takeda Pharmaceutical Company Limited, as Borrower, Various Financial Institutions, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 8, 2018 (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

4.16
Amendment No. 1, dated as of December 20, 2018, to the Term Loan Credit Agreement among Takeda Pharmaceutical Company Limited, as Borrower, Various Financial Institutions, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 8, 2018 (incorporated by reference to Exhibit 2.15 of the registrant’s Annual Report on Form 20-F filed on June 27, 2019).

4.17
Fiscal Agency Agreement, dated as of November 21, 2018, between Takeda Pharmaceutical Company Limited and MUFG Bank, Ltd., as Fiscal Agent (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

4.18
Indenture, dated as of November 26, 2018, between Takeda Pharmaceutical Company Limited and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

4.19
Registration Rights Agreement, dated as of November 26, 2018, among Takeda Pharmaceutical Company Limited, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Morgan Stanley MUFG Securities Co., Ltd., Mizuho Securities USA LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

4.20
Loan Agreement, dated December 3, 2018, between Takeda Pharmaceutical Company Limited and Japan Bank for International Cooperation (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

4.21
Amendment No. 1, dated as of December 20, 2018, to the Loan Agreement, dated December 3, 2018, between Takeda Pharmaceutical Company Limited and Japan Bank for International Cooperation (incorporated by reference to Exhibit 2.20 of the registrant’s Annual Report on Form 20-F filed on June 27, 2019).

4.22
(English Translation) Terms and Conditions of Hybrid Bonds issued by Takeda Pharmaceutical Company Limited on June 6, 2019 (incorporated by reference to Annex 1 to Exhibit 1 to the current report on Form 6-K of the Registrant furnished to the Commission on May 31, 2019).

Exhibit Number	Description of Document

5.1*	Opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered

5.2*	Opinion of Nishimura & Asahi regarding the validity of the securities being registered

10.1
Collaboration Agreement dated December 14, 2009 by and between Seattle Genetics, Inc. and Millennium Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form 20-F of the registrant, filed on December 17, 2018).

10.2
Letter Agreement among Shire plc, Baxalta Incorporated and Baxter International Inc. dated January 11, 2016 (incorporated by reference to Exhibit 10.1 to Shire plc's Current Report on Form 8-K filed on January 11, 2016).

21.1	List of subsidiaries of the Registrant (included in Note 29 to Audited Consolidated Financial Statements of Takeda Pharmaceutical Company Limited in the prospectus which forms a part hereof).

23.1**	Consent of KPMG AZSA LLC — Independent Registered Public Accounting Firm

23.2**	Consent of Deloitte LLP

23.3*	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)

23.4*	Consent of Nishimura & Asahi (included as part of Exhibit 5.2)

24.1*	Powers of Attorney (included on the signature pages in Part II of this Registration Statement as originally filed on August 9, 2019)

25.1*	Statement of eligibility of MUFG Union Bank, Ltd. to act as trustee under the indenture

99.1**	Form of Letter of Transmittal

101.INS	XBRL Instance Document (incorporated by reference to the registrant’s Annual Report on Form 20-F filed on June 27, 2019)

101.SCH	XBRL Taxonomy Extension Schema (incorporated by reference to the registrant’s Annual Report on Form 20-F filed on June 27, 2019)

101.CAL	XBRL Taxonomy Extension Schema Calculation Linkbase (incorporated by reference to the registrant’s Annual Report on Form 20-F filed on June 27, 2019)

101.DEF	XBRL Taxonomy Extension Schema Definition Linkbase (incorporated by reference to the registrant’s Annual Report on Form 20-F filed on June 27, 2019)

101.LAB	XBRL Taxonomy Extension Schema Label Linkbase (incorporated by reference to the registrant’s Annual Report on Form 20-F filed on June 27, 2019)

101.PRE	XBRL Taxonomy Extension Schema Presentation Linkbase (incorporated by reference to the registrant’s Annual Report on Form 20-F filed on June 27, 2019)

_______________

*	Previously filed
** Filed herewith

We have not included as exhibits certain instruments with respect to our long-term debt where the amount of debt authorized under each such debt instrument does not exceed 10% or our total assets. We will furnish a copy of any such instrument to the SEC upon request.
(b)    Financial Statement Schedules
All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.
Item 22. Undertakings
(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned (b)    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(c)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, on November 12, 2019.

Takeda Pharmaceutical Company Limited

By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Director and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 2019.

Signature	Capacity
Representative Director, President and Chief Executive Officer (principal executive officer)
*
Christophe Weber

Director and Chief Financial Officer (principal financial officer)
/s/ Costa Saroukos
Costa Saroukos

Chief Accounting Officer and Corporate Controller (principal accounting officer)
*
Gisele Dion

Director and President, Japan Pharma Business Unit
*
Masato Iwasaki

Director and President, Research and Development
*
Andrew S. Plump

External Director
*
Olivier Bohoun

External Director
*
Masahiro Sakane

External Director
*
Toshiyuki Shiga

External Director
*
Jean-Luc Butel

External Director
*
Shiro Kuniya

Director
*
Yasuhiro Yamanaka

External Director
*
Koji Hatsukawa

External Director
*
Emiko Higashi

*By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity indicated on November 12, 2019.

Signature	Capacity
Assistant Secretary
*
Paul Sundberg

*By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Attorney-in-fact